Exhibit 10.1

EXECUTION VERSION

RESIDENTIAL SERVICING

ASSET PURCHASE AGREEMENT

BY AND AMONG

AURORA BANK FSB,

AURORA LOAN SERVICES LLC,

AND

NATIONSTAR MORTGAGE LLC

DATED AS OF MARCH 6, 2012

i

EXHIBITS AND SCHEDULES

Exhibit A	Assignment and Assumption Agreement
Exhibit B	Assignment of Intellectual Property Agreement
Exhibit C	Bill of Sale
Exhibit D	Special Warranty Deed
Exhibit E	Assignment and Assumption of Lease
Exhibit F	Interim Servicing Agreement
Exhibit G	LBB Guaranty

Schedule 1.01(a)	Acquired Accounts Receivables
Schedule 1.01(b)	Assumed Contracts
Schedule 1.01 (c)	[Reserved]
Schedule 1.01(d)	[Reserved]
Schedule 1.01(e)	Seller Required Governmental Approvals
Schedule 1.01(f)	Purchaser Required Governmental Approvals
Schedule 1.01(g)	Hardware and IT Assets
Schedule 1.01(h)	Master Servicing Agreements
Schedule 1.01(i)	Master Servicing Data Tape Categories
Schedule 1.01(j)	Personal Property
Schedule 1.01(k)	Personal Property Leases
Schedule 1.01(l)	RALI Securitizations
Schedule 1.01(m)	Seller Licensed Intellectual Property
Schedule 1.01(n)	Seller Owned Intellectual Property
Schedule 1.01(o)	Serviced Mortgage Loan Data Tape Categories
Schedule 1.01(p)	Servicer Advance Data Tape Categories
Schedule 1.01(q)	Servicing Agreements
Schedule 1.01(r)	Servicing Rights Agreements
Schedule 1.01(s)	Servicing Rights Data Tape Categories
Schedule 1.01(t)	Subservicing Agreements
Schedule 1.01(u)	Third Party Consents
Schedule 2.01(a)(ix)	Credits and Prepaid Items
Schedule 2.01(a)(xx)	Excluded Rights and Claims
Schedule 2.02(a)(viii)	Assumed Liabilities
Schedule 2.03(a)	Aggregate Purchase Price
Schedule 7.16	Sublease Premises

RESIDENTIAL SERVICING

ASSET PURCHASE AGREEMENT

This RESIDENTIAL SERVICING ASSET PURCHASE AGREEMENT (this “Agreement”) is dated as of March 6, 2012, by and among Aurora Bank FSB, a federal savings bank organized under the laws of the United States (the “Bank”), Aurora Loan Services LLC, a Delaware limited liability company (“ALS” and together with the Bank, the “Sellers”), and Nationstar Mortgage LLC, a Delaware limited liability company (“Purchaser”). The Bank, ALS and Purchaser shall be referred to herein from time to time collectively as the “Parties” and individually as a “Party.”

WHEREAS, the Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from the Sellers, the Purchased Assets, and in connection therewith, Purchaser is willing to assume certain liabilities and obligations of the Sellers relating thereto, all upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE in consideration of the mutual covenants, representations, warranties and agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS

Section 1.01	Certain Definitions.

As used in this Agreement the following terms have the following meanings:

“Accounting Records” means the general ledger, supporting subsidiary ledgers and schedules, and loan accounting and servicing system records of the Sellers to the extent maintained in accordance with GAAP.

“Acquired Accounts Receivables” means all accounts receivable of the Sellers (other than any Servicer Advance Receivable), including any accrued interest thereon, to the extent relating to the Business, the Purchased Assets or the Assumed Liabilities, including accrued and uncollected Servicing Compensation, Ancillary Income and Late Fees, whether or not recorded. As of the date hereof, Acquired Accounts Receivables include those accounts receivable set forth on Schedule 1.01(a).

“Action” means any civil, criminal, investigative or administrative claim, demand, action, suit, charge, citation, complaint, notice of violation, proceeding (public or private), litigation, prosecution, audit, hearing, arbitration or inquiry by or before or otherwise involving any Governmental Entity whether at law, in equity or otherwise.

“Affiliate” means, with respect to any Person, any other Person who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director, and the term “controls” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Agency” means FHA, VA, GNMA, FNMA, FHLMC, HUD, RHS or a State Agency, as applicable.

“Ancillary Agreements” means the Bill of Sale, the Interim Servicing Agreement, the Assignment and Assumption Agreement, the Assignment of Intellectual Property Agreement, the Special Warranty Deeds and the Assignment and Assumption of Lease (including, in each case, any and all exhibits, schedules and attachments to any such documents and any other documents executed or delivered in connection therewith), in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Ancillary Income” means any and all income, revenue, fees, expenses, charges or other monies that a Seller is entitled to receive, collect or retain as Servicer pursuant to the Servicing Agreements or the Subservicing Agreements (other than Servicing Compensation and Late Fees), including interest on funds deposited in any Escrow Account or Custodial Account maintained pursuant to the Servicing Agreements or the Subservicing Agreements, fees payable to a Seller under HAMP, loss mitigation incentive fees, including those payable from an Agency in such instances for non-HAMP workouts, fees and charges for dishonored checks or ACH payments (insufficient funds fees), pay-off fees, modification fees, assumption fees, default interest, commissions and administrative fees on insurance and similar fees and charges collected from or assessed against Serviced Mortgagors to the extent payable to a Seller, as Servicer, under the terms of the Servicing Agreements or the Subservicing Agreements.

“Applicable Servicing Requirements” means, as of the time of reference: (i) with respect to the Serviced Mortgage Loans, (a) all contractual obligations of a Seller under the Serviced Mortgage Loan Documents or the applicable Servicing Agreements or Subservicing Agreements to which such Seller is a party or by which such Seller is bound or for which such Seller is responsible as Servicer, (b) those servicing practices of prudent lending institutions which service loans of the same type as each Serviced Mortgage Loan serviced under the related Servicing Agreement or Subservicing Agreement in the jurisdiction where the related Serviced Mortgaged Property is located, (c) all guidelines of Insurers and Investors applicable to the Sellers as Servicers or to the Servicing Business and (d) all Laws and Orders binding upon the Sellers as Servicers; and (ii) with respect to the Master Serviced Mortgage Loans, (a) all contractual obligations of a Seller under the applicable Master Servicing Agreements and related documents to which such Seller is a party or by which such Seller is bound or for which such Seller is responsible as Master Servicer, (b) those master servicing practices of prudent lending institutions which master service loans of the same type as each Master Serviced Mortgage Loan serviced under the related Master Servicing Agreement, (c) all guidelines of Insurers and Investors applicable to the Sellers as Master Servicers or the Master Servicing Business and (d) all Laws and Orders binding upon the Sellers as Master Servicers.

“Assignment and Assumption Agreement” means the assignment and assumption agreement in the form attached as Exhibit A.

“Assignment of Intellectual Property Agreement” means the assignment of intellectual property agreement in the form attached as Exhibit B.

“Assumed Contracts” means each Contract set forth on Schedule 1.01(b) and all other Contracts (other than employee benefit, employment, retention, severance, change in control or similar Contracts, plans, policies or programs) used or held for use in connection with the Master Servicing Business entered into after the date hereof and prior to the Closing Date. For the avoidance of doubt, the Assumed Contracts shall not include the Servicing Agreements, the Subservicing Agreements, the Servicing Rights Agreements, the Master Servicing Agreements, the Real Property Leases, the Contracts for the Seller Licensed Intellectual Property or any Contract that would have been included as such had it been entered into on or prior to the date hereof.

“Bank Regulator” means any federal or state governmental agency or authority charged with the supervision or regulation of banks and their holding companies or mortgage banking (including, without limitation, the Board of Governors of the Federal Reserve System, OCC, FDIC and CFPB), which regulates the Bank or any of its holding companies or subsidiaries (including ALS).

“Base Rate” means the London Interbank Offered Rate (LIBOR) for a six month deposit in U.S. dollars as reported on the Closing Date in The Wall Street Journal, plus 3%.

“Bill of Sale” means a bill of sale in the form attached hereto as Exhibit C.

“Book Value” means, with respect to the Purchased Assets and Assumed Liabilities, the dollar amount thereof stated on the Accounting Records of the Sellers, as of the applicable date, determined in accordance with GAAP and after adjustments made by the Sellers in accordance with GAAP for differences in accounts, suspense items, unposted debits and credits, and other similar adjustments or corrections and for setoffs, whether voluntary or involuntary. Without limiting the generality of the foregoing, the Book Value of an Assumed Liability shall include all accrued and unpaid interest thereon. The Book Value of a Purchased Asset shall not include any adjustment for loan premiums, discounts or any related deferred income or fees, or general or specific reserves on the Accounting Records of the Sellers.

“Business” means the Master Servicing Business together with the Servicing Business.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in New York, New York.

“CFPB” means the Consumer Financial Protection Bureau or any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Consent Order” means the Consent Order No. NE-11-16, dated April 13, 2011, issued by the Office of Thrift Supervision in In the Matter of Aurora Bank FSB.

“Contract” means any written agreement, contract, commitment, instrument, undertaking, lease, sublease, note, mortgage, indenture, sales or purchase order, license, sublicense,

arrangement or other legally binding obligation (including each amendment, extension, exhibit, attachment, addendum, appendix, statement of work, change order and any other similar instrument or document relating thereto).

“Covered Loss” means any and all actual losses, Liabilities, claims, fines, deficiencies, damages (excluding contingent liabilities and loss in value, but including any reduction in Servicing Compensation, Master Servicing Compensation and Ancillary Income), demands, assessments, penalties, judgments, awards, payments, costs and expenses (including interest and penalties due and payable with respect thereto and reasonable attorneys’ and accountants’ fees and any other reasonable out-of-pocket expenses incurred in investigating, defending or settling any Action or enforcing any right to indemnification under this Agreement), in each case that are due and payable (whether payable in cash, property or otherwise) (“Losses”), excluding (i) any consequential, incidental, special, indirect, punitive or speculative damages or lost profits, except to the extent such damages are recovered by third parties in connection with claims made by such third parties that are indemnified under this Agreement, (ii) any Loss arising from any operational, record keeping, procedural or other requirement (other than payment of money damages, fines or civil monetary penalties) imposed as a result of any Action, agreed to as part of the settlement of any Action or pursuant to any applicable Laws, and (iii) any Loss attributable to the continuation by Purchaser or any of its Affiliates after the Closing of pre-Closing practices of the Sellers or attributable to Purchaser’s ownership or operation of the Purchased Assets.

“Custodial Account” means (i) each trust account or bank account maintained by a Seller, as Servicer, pursuant to a Servicing Agreement or Subservicing Agreement, as the case may be, for the benefit of an Investor and (ii) any amounts deposited or maintained therein.

“Custodial Account Funded Advances” means, at any time, the aggregate amount of Servicer Advances of delinquent principal and interest payments on Serviced Mortgage Loans advanced in accordance with the Servicing Agreements or Subservicing Agreements (whether defined as “P&I Advances,” “Monthly Advances,” “Delinquency Advances” or otherwise in the related Servicing Agreements, or Subservicing Agreements), which a Seller has either funded or reimbursed using funds on deposit in a Custodial Account held for distribution on a future distribution date.

“Cut-off Date” means the last calendar day of the month preceding the Closing Date or such other date as Purchaser and the Sellers may agree.

“Deferred Servicing Fees” means Servicing Compensation which is earned, whether or not accrued, but not yet collected or recognized under any Servicing Agreements or Subservicing Agreements because the applicable Serviced Mortgage Loans are delinquent.

“Eligible Servicing Agreement” has the meaning set forth in each of the Financing Commitments.

“Employee Benefit Plan” means each “employee benefit plan” (as defined in Section 3(3) of ERISA), and each other material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, restricted stock, stock unit, phantom stock, retirement, cash balance, employment, retention, change in control, severance, disability, death benefit, hospitalization, medical, flexible spending, vacation, paid time off, perquisite, fringe benefit, non-statutory workers’ compensation or other plan, program, policy, agreement or arrangement maintained by, contributed to by or established pursuant to an agreement or policy (in each case, whether written or unwritten) entered into or adopted by, a Seller or, with respect to each plan subject to Title IV of ERISA, a Seller or an ERISA Affiliate, or with respect to which any Seller or, with respect to each plan subject to Title IV of ERISA, any Seller or any ERISA Affiliate has any Liability (including contingent Liability).

“Environmental Laws” means any applicable federal, state or local Law relating to (i) the protection, preservation or restoration of the environment, and/or (ii) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Pollutants. The term Environmental Law includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. §9601, et seq; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. §6901, et seq; the Clean Air Act, as amended, 42 U.S.C. §7401, et seq; the Clean Water Act, as amended, 33 U.S.C. §1251, et seq; the Toxic Substances Control Act, as amended, 15 U.S.C. §2601, et seq; the Emergency Planning and Community Right to Know Act, 42 U.S.C. §11001, et seq; and the Safe Drinking Water Act, 42 U.S.C. §300f, et seq.

“Environmental Permit” means any Permit issued under any Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is, or at any time during the prior six (6) calendar years has been, (i) a corporation in a controlled group of corporations (within the meaning of Section 414(b) of the Code) that includes either of the Sellers, (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with either of the Sellers or (iii) together with either of the Sellers treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

“Escrow Accounts” means (i) all trust accounts or bank accounts maintained by the Sellers in accordance with the Serviced Mortgage Loan Documents (other than the Custodial Accounts), including accounts holding buy-down funds, tax and insurance funds, Suspense Funds and other escrow and impound amounts and similar charges (including interest accrued thereon held for the benefit of the Serviced Mortgagors) and (ii) any amounts deposited or maintained therein.

“Excluded Contracts” means all Contracts other than the Real Property Leases, the Assumed Contracts, the Contracts for Seller Licensed Intellectual Property, the Servicing Agreements, the Servicing Rights Agreements, the Subservicing Agreements, the Master Servicing Agreements and the Underlying Documents.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“FHA” means the Federal Housing Administration or any successor thereto.

“FHLMC” means the Federal Home Loan Mortgage Corporation or any successor thereto.

“Financing Commitments” means the (i) Commitment Letter, dated as of March 4, 2012, executed by Credit Suisse AG, Cayman Islands Branch, (ii) Commitment Letter, dated as of March 4, 2012, executed by Wells Fargo Bank, National Association, and (iii) Commitment Letter, dated as of March 5, 2012, executed by The Royal Bank of Scotland plc.

“FNMA” means the Federal National Mortgage Association or any successor thereto.

“Foreclosure” means the process culminating in the acquisition of title to a Serviced Mortgaged Property in a foreclosure sale or by a deed in lieu of foreclosure or pursuant to any other comparable procedure consistent with Applicable Servicing Requirements.

“GAAP” means accounting principles generally accepted in the United States of America, as consistently applied.

“GLBA” means the Gramm-Leach-Bliley Act of 1999, as amended.

“GNMA” means the Government National Mortgage Association or any successor thereto.

“Governmental Approvals” means all authorizations, consents, orders, permits and approvals of, or registrations or filings with, or notices to, or waivers from, any Governmental Entities required to be obtained, made or delivered in connection with the execution, delivery or performance of this Agreement or the consummation of the Transactions (i) by the Sellers or any of their Affiliates as set forth on Schedule 1.01(e) (the “Seller Required Governmental Approvals”) or (ii) by Purchaser or any of its Affiliates as set forth on Schedule 1.01(f) (the “Purchaser Required Governmental Approvals”).

“Governmental Entity” means any federal, state or local governmental authority, agency, commission or court or self-regulatory authority or commission, including, without limitation, any Bank Regulator or Agency.

“HAMP” means the Home Affordable Modification Program created under the Emergency Economic Stabilization Act of 2008.

“HSR Act” means the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“HUD” means the United States Department of Housing and Urban Development or any successor thereto.

“Indebtedness” means, with respect to any Person: (i) all indebtedness of such Person, whether or not contingent, for borrowed money, including all obligations for principal, interest premiums, penalties, expenses, bank overdrafts and commitment, breakage or other fees thereunder; (ii) all obligations of such Person for the deferred and unpaid purchase price of property or services; (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the sellers or lender under such agreement in the event of default are limited to repossession or sale of such property); (v) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases; (vi) all obligations of such Person in respect of any off-balance sheet financing, including synthetic leases; (vii) all obligations, contingent or otherwise, of such Person under any acceptance, letter of credit or similar facilities; (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (ix) all obligations with respect to interest rate swaps, collars, caps and similar hedging obligations (including any applicable breakage costs); and (x) all indebtedness of others referred to in clauses (i) through (ix) above guaranteed directly or indirectly in any manner by such Person or in effect guaranteed directly or indirectly by such Person.

“Insurer” means (i) a Person who insures or guarantees all or any portion of the risk of loss on any Master Serviced Mortgage Loan, Serviced Mortgage Loan or Serviced Mortgage Pool, any Agency and any provider of private mortgage insurance, hazard insurance, flood insurance, earthquake insurance or title insurance with respect to any Master Serviced Mortgage Loans, Serviced Mortgage Loan or Serviced Mortgaged Property, as the case may be, including any Governmental Entity, (ii) a Person who provides, with respect to any Master Servicing Agreement, Servicing Agreement, Servicing Rights Agreement, Subservicing Agreement or any Applicable Servicing Requirement, any fidelity bond, direct surety bond, letter of credit, other credit enhancement instrument or errors and omissions policy, or (iii) a Person who is a certificate insurer.

“Intellectual Property” means all (i) registered and unregistered trademarks, trade dress, service marks, logos, trade names, slogans and other indicia of origin, in each case including applications and registrations and renewals of the same, and the goodwill associated therewith and symbolized thereby; (ii) inventions and patents and patent applications thereon, including divisionals, continuations and continuations-in-part, and any renewals, extensions and reissues thereof; (iii) trade secrets, confidential or proprietary information, inventions (to the extent not disclosed in published patent applications), methods, processes, formulae, technology, algorithms, models, vendor lists, customer lists and know-how and other information meeting the definition of a trade secret under the Uniform Trade Secrets Act; (iv) works of authorship, and registered and unregistered copyrights, the registrations and applications therefor, and any renewals, extensions, restorations and reversions thereof; (v) Internet domain names and registrations thereof; (vi) Software; and (vii) any other similar type of intellectual property right or intangible asset.

“Interim Servicing Agreement” means the Interim Servicing Agreement, by and among the Sellers and Purchaser, dated as of the date hereof, attached as Exhibit F.

“Investor” means any Agency, private investor, trust or other Person who owns or holds or is committed to purchase Serviced Mortgage Loans, Master Serviced Mortgage Loans or any interest therein (including any trustee on behalf of any holders of any related mortgage backed securities) serviced or subserviced by any Seller pursuant to any Servicing Agreement or Subservicing Agreement or Master Servicing Agreement, as applicable.

“IRS” means the United States Internal Revenue Service.

“IT Platform” means collectively the Seller Owned Intellectual Property, the Seller Licensed Intellectual Property, and the hardware and information technology assets specified on Schedule 1.01(g) attached hereto and used in connection with the Master Servicing Business, provided, that with respect to any versions, updates, corrections, enhancements and modifications to any Software constituting part of the IT Platform, only the versions, updates, corrections, enhancements and modifications held by or in the possession of the Sellers as of the Closing Date shall be deemed to be included in the “IT Platform.” Other than the information technology assets specifically listed on Schedule 1.01(g), no other information technology assets, hardware, systems, networks or other infrastructure is being transferred pursuant to this Agreement and the Sellers shall retain all right title and interest to such assets, including, without limitation, the network data center, facilities and equipment located at the Littleton Leased Real Property.

“Knowledge” as used with respect to a Person (including references to such Person being aware of a particular matter) means those facts that are actually known by any officer with the title ranking not less than senior vice president or a member of the board of directors (or similar governing body) of such Person, and includes any facts, matters or circumstances set forth in any written notice from any Bank Regulator or any other material written notice received by an officer with the title ranking not less than senior vice president or a member of the board of directors (or similar governing body) of that Person.

“Late Fees” means all late fees assessed with respect to any Serviced Mortgage Loan.

“Law” means any law, statute, ordinance, rule, regulation, code, Permit, Order or decree of any Governmental Entity.

“LBB” means Lehman Brothers Bancorp Inc.

“LBB Guaranty” means the Guaranty, dated as of the date hereof, by and between LBB and Purchaser, attached as Exhibit G.

“LBHI” means Lehman Brothers Holdings Inc.

“Liability” means any liability, debt, obligation, commitment, guaranty, claim, loss, damage, deficiency, fine, settlement payment, award, judgment, cost or expense of any kind, whether relating to payment, performance or otherwise, known or unknown, asserted or unasserted, accrued or unaccrued, liquidated or unliquidated, fixed, absolute or contingent.

“Lien” means any lien, pledge, security interest, mortgage, deed of trust, claim, encumbrance, easement, servitude, encroachment, covenant, charge or similar right of any other Person of any kind or nature whatsoever.

“Loss Sharing Claim” means any (a) Liability incurred by a Purchaser Indemnified Party as a result of an actual violation of any Law, Permit, Applicable Servicing Requirement, Order or Contract by either Seller prior to Closing in connection with the performance by either Seller of its obligations under the Servicing Agreements, Servicing Rights Agreements, Subservicing Agreements, Master Servicing Agreements or Underlying Documents or (b) Third Party Claim (whenever made) against any Seller Indemnified Party or any Purchaser Indemnified Party, in each case resulting from, in connection with or arising out of any act or omission in actual or alleged breach or violation of any Law, Permit, Applicable Servicing Requirement, Order or Contract (other than this Agreement or any Ancillary Agreement) by either Seller prior to the Closing, in each case in connection with the performance by either Seller of its obligations under the Servicing Agreements, Servicing Rights Agreements, Subservicing Agreements, Master Servicing Agreements or Underlying Documents (including any relevant matters set forth in Section 4.11 (Legal Proceedings) (to the extent not specifically included in the definition of “Retained Liability”) and the Exception Report; provided, however, that notwithstanding anything contained herein to the contrary, Loss Sharing Claims shall not include any Retained Liability.

“Master Serviced Mortgage Loan” means any mortgage loan or other extension of credit for which a Seller is acting as Master Servicer under a Master Servicing Agreement.

“Master Servicer” means the Person responsible for performing the Master Servicing functions in connection with a Master Serviced Mortgage Loan pursuant to the applicable Master Servicing Agreement.

“Master Servicing” means all master servicing rights and obligations under the Master Servicing Agreements, including verifying the accuracy of servicer cash flow reporting and remittance, ensuring servicer compliance with the applicable servicing agreements, loan accounting services and, with respect to the RALI Securitizations, including all bond administration rights and obligations set forth in the RALI Pooling and Servicing Agreements.

“Master Servicing Agreement” means each Contract set forth on Schedule 1.01(h), pursuant to which a Seller performs Master Servicing.

“Master Servicing Business” means Sellers’ business of Master Servicing residential mortgage loans.

“Master Servicing Compensation” means all compensation payable to a Seller as Master Servicer under the Master Servicing Agreements, excluding servicing fees payable under the RALI Pooling and Servicing Agreements.

“Master Servicing Custodial Account” means (i) each trust or bank account maintained by a Seller, as Master Servicer, pursuant to the Master Servicing Agreements, for the benefit of the applicable Investor and (ii) any amounts deposited or maintained therein.

“Master Servicing Custodial Account Funded Advances” means, at any time, the aggregate amount of Servicer Advances of delinquent principal and interest payments on Master Serviced Mortgage Loans advanced in accordance with the Master Servicing Agreements (whether defined as “P&I Advances,” “Monthly Advances,” “Delinquency Advances” or

otherwise in the related Master Servicing Agreements), which a Seller has either funded or reimbursed using funds on deposit in a Master Servicing Custodial Account held for distribution on a future distribution date.

“Master Servicing Data Tape” means the data tape, dated as of January 31, 2012, provided by the Sellers to Purchaser in computer tape form, setting forth the categories of information with respect to each Master Serviced Mortgage Loan as specified on Schedule 1.01(i) attached hereto.

“Master Servicing Rights” means all right, title and interest of a Seller: (i) as Master Servicer under the Master Servicing Agreements, including the right to receive the Master Servicing Compensation under the Master Servicing Agreements and any other compensation arising from, or payable to the Master Servicer under, the Master Servicing Agreements, and any earnings and other benefits of the related Master Servicing Custodial Accounts and any other related accounts maintained by such Seller pursuant to the Master Servicing Agreements, but excluding any servicing fees payable under the RALI Pooling and Servicing Agreements; (ii) to the related Master Servicing obligations as specified in each applicable Master Servicing Agreement; (iii) to any and all accounts established for the Master Servicing of the Master Serviced Mortgage Loans or pursuant to the applicable Master Servicing Agreements, including, to the extent provided therein, any right or power to direct the disposition, disbursement, distribution or investment of amounts deposited therein; (iv) to the Master Servicing Custodial Accounts maintained pursuant to the Master Servicing Agreements; (v) with respect to the right of ownership, possession, control and use of any and all relevant documents and accounts pertaining to the Master Servicing of the Master Serviced Mortgage Loans; (vi) with respect to any Servicer Advances required to be reimbursed pursuant to any Master Servicing Agreement; (vii) to the “clean-up call” right, if any, to purchase the Master Serviced Mortgage Loans upon the aggregate principal balance thereof being reduced below a specified amount to the extent provided to such Seller in any Master Servicing Agreement (such right, a “Call Right”); and (viii) with respect to all other rights, powers and privileges of such Seller as the Master Servicer under the Master Servicing Agreements as expressly set forth therein or as deemed at Law.

“Material Adverse Effect” means any effect, event, circumstance, development or change that, individually or in the aggregate, has or is reasonably likely to have a material adverse effect on (i) the Sellers, the Business, including its financial position and results of operations or the Purchased Assets taken as a whole, or (ii) the ability of the Sellers to consummate the Transactions or perform their material obligations hereunder; provided that any such effect, event, circumstance, development or change arising from or related to the following matters shall not be taken into account in determining whether a “Material Adverse Effect” has occurred: (a) conditions affecting the United States economy generally, the housing or mortgage market or the mortgage servicing industry, (b) any national or international political or social conditions, including acts of war (whether or not declared), armed hostilities and terrorism, or developments or changes therein, (c) conditions resulting from natural disasters, (d) domestic or international financial, banking or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (e) changes in GAAP or regulatory accounting principles occurring after the date hereof, (f) changes in any generally applicable Law or other binding directives issued by any Governmental Entity after the date hereof (except for regulatory action directed exclusively against the Sellers (the substance of which is not also directed at other substantially similar businesses, whether or not supervised by the same Governmental Entities as the Sellers), (g) the announcement of the execution of this Agreement, or the pendency of the Transactions or the identity of Purchaser (including employee departures), (h) the compliance by the Sellers with their covenants and agreements contained in this Agreement (other than the Sellers’ covenants and agreements set forth in Section 6.01), (i) any action taken or omitted to be taken by the Sellers at the written request or with the written consent of Purchaser, (i) any failure by the Sellers to meet any internal or published projections, forecasts or revenue or earnings predictions for any period ending on or after the date of this Agreement; provided that any effect, event, circumstance, development or change that caused or contributed to such failure to meet projections, forecasts or predictions shall not be excluded pursuant to this clause (k), (l) any items disclosed as of the date hereof on any Seller Disclosure Schedule to this Agreement, the Litigation Report, the Licensing Report, the Exception Report, the Environmental Report, the Action Report, the Benefits Report or the Foreclosure Report, (m) settlements or agreements entered into between one or more mortgage servicers, on the one hand, and a Governmental Entity or Governmental Entities, on the other, (n) any increases or decreases in the outstanding principal balance of servicing advances owed to the Sellers; provided, that any effect, event, circumstance, occurrence, state of facts, condition, development or change that caused or contributed to such increases or decreases in the outstanding principal balance of servicing advances owed to the Sellers shall not be excluded pursuant to this clause (n), (o) the taking of any action contemplated by this Agreement and the Ancillary Agreements, including the completion of the Transactions (other than any such action contemplated by the Sellers’ covenants and agreements set forth in Section 6.01) or (p) any adverse change in or effect on the Business that is cured prior to the Closing.

“MERS” means Mortgage Electronic Registration Systems, Incorporated or any successor thereto.

“Mortgage Loan Payment” means, with respect to any Serviced Mortgage Loan, the amount of each scheduled or unscheduled installment on such Serviced Mortgage Loan, whether for principal, interest, escrow or other purpose, required or permitted to be paid by the Serviced Mortgagor in accordance with the terms of the Serviced Mortgage Loan Documents.

“OCC” means, in the context of any date prior to July 21, 2011, the Office of Thrift Supervision, and in the context of any date on or after July 21, 2011, the Office of the Comptroller of the Currency or any successor thereto.

“Order” means any applicable order, judgment, ruling, injunction, assessment, award, decree, writ, temporary restraining order, or any other order of any nature enacted, issued, promulgated, enforced or entered by a Governmental Entity.

“Owned Real Property” means the parcels of land described in Section 4.17(b) of the Seller Disclosure Schedules and all buildings, structures (surface and sub-surface) and other improvements located on such land and owned by any Seller together with all right, title and interest of any Seller, if any, in and to (i) all rights, ways, easements, privileges and appurtenances thereto, (ii) all strips and gores appurtenant thereto, and (iii) any land lying in the bed of any streets, roads and alleys appurtenant thereto.

“Permit” means any license, permit, authorization, approval or consent issued by a Governmental Entity.

“Permitted Liens” means all (i) Liens that are disclosed in Section 4.04 of the Seller Disclosure Schedules, (ii) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business and Liens for Taxes that are not yet due and payable or that may thereafter be paid without penalty, (iii) applicable Laws, including, without limitation, zoning ordinances, subdivision regulations and applicable securities Laws, (iv) Liens created by or through Purchaser, and (v) with respect to the Owned Real Property and/or the Leased Real Property, (A) exceptions to coverage set forth in the Seller Title Policies, (B) the rights of tenants of the Owned Real Property and (C) any other Liens, reservations or restrictions of any kind (whether recorded, perfected, choate or inchoate, actual or contingent) that would not have a material adverse impact on the use of the Owned Real Property or Leased Real Property, respectively.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, limited liability partnership, joint venture, estate, trust, unincorporated organization, association, or other entity or form of business enterprise or Governmental Entity.

“Personal Property” means each item or distinct group of equipment, supplies, furniture, fixtures, personalty and other tangible personal property, owned or leased by a Seller, and located at the Owned Real Property and the Leased Real Property, but specifically excluding all information technology assets and infrastructure of Sellers, except as set forth on Schedule 1.01(g). As of the date hereof, Personal Property included the personal property listed on Schedule 1.01(j).

“Personal Property Leases” means each lease for Personal Property listed on Schedule 1.01(k).

“Pollutants” means pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, and any other materials regulated under Environmental Laws, including, but not limited to, radon, radioactive material, dioxins, asbestos, asbestos-containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyls.

“Pre-Closing Tax Period” means any taxable period (or the allocable portion of a Straddle Period) ending on or before the close of business on the Closing Date.

“PSA Amendment” means (a) an amendment to the provisions of any Servicing Agreement, Subservicing Agreement, Servicing Rights Agreement or Master Servicing Agreement that relates to the replacement of the Servicer or the assignment or transfer of Servicing or Master Servicing responsibility, which amendment is determined by the Sellers and Purchaser to be reasonably necessary or appropriate to be entered into in connection with obtaining the Servicing Agreement Consents and (b) any amendment to the terms of any Servicing Agreement or Subservicing Agreement, to cause such Servicing Agreement or Subservicing Agreement to be deemed an Eligible Servicing Agreement.

“Purchase Price Bank Account” means a bank account in the United States to be designated by the Sellers in a written notice to Purchaser at least three Business Days before the Closing.

“Purchaser Fundamental Representations” means the representations and warranties set forth in Section 5.01 (Organization), Section 5.02 (Authority; No Violation) and Section 5.06 (Brokers, Finders and Financial Advisors).

“RALI Pooling and Servicing Agreements” means the applicable Standard Terms of Pooling and Servicing Agreement and the related Series Supplement for each of the RALI Securitizations.

“RALI Securitizations” means each securitization transaction set forth on Schedule 1.01(l).

“Rating Agency Affirmation Letter” means, as to each Servicing Agreement or Master Servicing Agreement that requires rating agency confirmation pursuant to the terms of such Servicing Agreement or Master Servicing Agreement in order to assign such Servicing Agreement or Master Servicing Agreement to Purchaser pursuant to this Agreement, a letter from each rating agency referenced in such Servicing Agreement or Master Servicing Agreement as the relevant rating agency to the effect that, as applicable, the assignment by the applicable Seller and the assumption by Purchaser with respect to such Servicing Agreement or Master Servicing Agreement will not, in and of itself, result in a downgrading or withdrawal of the rating of any securities issued pursuant to the related securitization or structured finance transaction that have been rated by such rating agency.

“Real Property Leaseholds” means the leasehold estate and interest of the Sellers in, to and under the Real Property Leases.

“Retained Liability” means any Covered Loss that:

(a) constitutes a fine, civil monetary penalty, restitution, damages or any other amounts that may be paid with respect to a Seller’s pre-Closing foreclosure or servicing practices (including any out of pocket payments made by either Seller or any Purchaser Indemnified Party in respect of any Serviced Mortgage Loan modification providing for a reduction of any portion or all of the outstanding unpaid principal balance required pursuant to matters described in clauses (i) and (ii) below) to be paid to any Governmental Entity or to any other Person as directed or instructed by any Governmental Entity under, in connection with or arising out of (i) any settlement that is entered into by the Bank or ALS with one or more Attorneys General of the 50 states or any similar individual or office in any district or territory thereof, (ii) the Consent Order or (iii) any other Action by a Governmental Entity, whether such Action is brought prior to, on or after the Closing Date;

(b) results from or arises out of any Action set forth in the Sellers’ Action Report, dated as of the date hereof (the “Action Report”), a copy of which has heretofore been delivered to Purchaser;

(c) results from or arises out of any Action by a third party arising out of or in connection with Foreclosures completed prior to the Closing Date, whether such Action is brought prior to, on or after the Closing Date;

(d) results from or arises out of any Action by a third party arising out of or in connection with Foreclosures in process as of the Closing Date, including the Foreclosures in process set forth in the Sellers’ Foreclosure Report, dated as of the date hereof (the “Foreclosure Report”), a copy of which has heretofore been delivered to Purchaser, where the Covered Loss results from action by the Sellers prior to the Closing Date, to the extent Purchaser is not in breach of its obligations under Section 7.10(w) and Section 10.10(b) with respect to any mortgage loan for which Purchaser is seeking indemnity, or arises out of action by either Seller prior to the Closing Date, whether such Action is brought prior to, on or after the Closing Date; or

(e) results from or arises out of any Action that is a class action, or that is a putative or proposed class action, whether or not such Action is certified, resulting from or arising out of any act or omission in actual or alleged breach or violation of any Law, Permit, Applicable Servicing Requirement, Order or Contract (other than this Agreement or any Ancillary Agreement) by either Seller prior to the Closing, in each case in connection with the performance by either Seller of its obligations under the Applicable Servicing Requirements, Servicing Agreements, Servicing Rights Agreements, Subservicing Agreements, Master Servicing Agreements or Underlying Documents whether, such Action is brought prior to, on or after the Closing Date.

“Returned Payment” means a payment made by a Serviced Mortgagor with respect to a Serviced Mortgage Loan prior to the Closing, which payment (i) was turned over to Purchaser or remitted by a Seller to an Investor or other third party, and (ii) was rejected or which a Seller was required to return and, in fact, returned (whether by credit or otherwise) in the period commencing on the Closing Date and ending on the 60th day following the Closing Date; provided, that any amount so rejected or required to be returned within such period that was subsequently collected by a Seller within such period shall not constitute a Returned Payment.

“RHS” means the Rural Housing Service, an agency of the United States Department of Agriculture and any successor thereto and including the Farmers Home Administration, as the predecessor in interest to the Rural Housing Service.

“Seller Fundamental Representations” means the representations and warranties set forth in Section 4.01 (Organization), Section 4.02 (Authority; No Violation), Section 4.04(a) (Title to Purchased Assets), and Section 4.14 (Brokers, Finders and Financial Advisors).

“Seller Group” means any combined, unitary, consolidated or other affiliated group within the meaning of Section 1504 of the Code or otherwise, of which any Seller is or has been a member for Tax purposes.

“Seller Intellectual Property” means the Seller Licensed Intellectual Property and the Seller Owned Intellectual Property.

“Seller Licensed Intellectual Property” means the Intellectual Property set forth on Schedule 1.01(m) (as such Schedule may be amended by mutual agreement of the Sellers and Purchaser between the date hereof and the Closing Date) that is licensed, exclusively or non-exclusively, to the Sellers and used in connection with the Master Servicing Business.

“Seller Owned Intellectual Property” means the Intellectual Property set forth on Schedule 1.01(n) (as such Schedule may be amended by mutual agreement of the Sellers and Purchaser between the date hereof and the Closing Date) that is owned or purported to be owned by the Sellers and used in connection with the Master Servicing Business.

“Serviced Mortgage” means, with respect to any Serviced Mortgage Loan, a mortgage, deed of trust or other security instrument (including a security agreement) creating a Lien upon real property and any other property described therein which secures a Serviced Mortgage Note, together with any assignment, reinstatement, extension, endorsement or modification thereof.

“Serviced Mortgage Loan” means any mortgage loan or other extension of credit, including mortgage loans related to Serviced REO Property, for which a Seller is acting as Servicer under a Servicing Agreement or a Subservicing Agreement.

“Serviced Mortgage Loan Data Tape” means the data tape, dated as of January 31, 2012, provided by the Sellers to Purchaser in computer tape form, setting forth the categories of information with respect to each Serviced Mortgage Loan as specified on Schedule 1.01(o) attached hereto.

“Serviced Mortgage Loan Documents” means the Servicing Custodial Files and the Servicing Loan Files for all of the Serviced Mortgage Loans.

“Serviced Mortgage Note” means, with respect to any Serviced Mortgage Loan, a promissory note or notes, or other evidence of Indebtedness, with respect to such Serviced Mortgage Loan that is secured by a Serviced Mortgage or Mortgages, together with any assignment, reinstatement, extension, endorsement or modification thereof.

“Serviced Mortgage Pool” means a group of Serviced Mortgage Loans that have been pledged, granted or sold to secure or support payments on specific mortgage-backed or other securities or specific participation certificates.

“Serviced Mortgaged Property” means (i) the real property and improvements thereon, (ii) the stock in a residential housing corporation and the lease to the related dwelling unit, (iii) a manufactured home and, as applicable, the real property upon which the home is situated, or (iv) the personal property or other collateral, in each case that secures a Serviced Mortgage Note and that is subject to a Serviced Mortgage.

“Serviced Mortgagor” means the obligor(s) (including any lessee(s), borrower(s) or guarantor(s)) on a Serviced Mortgage Note or under a Serviced Mortgage Loan.

“Serviced REO Property” means any Serviced Mortgaged Property with respect to which the Investor under the related Servicing Agreement or Subservicing Agreement or the Servicer for the benefit of such Investor has taken ownership or possession as a result of Foreclosure, acceptance of a deed in lieu of Foreclosure or other exercise of remedies under the Serviced Mortgage Loan Documents.

“Servicer” means the Person responsible for performing the Servicing functions in connection with a Serviced Mortgage Loan pursuant to the applicable Servicing Agreement or Subservicing Agreement.

“Servicer Advance” means (i) any advance in respect of real estate taxes, ground rents, assessments or similar charges, or of hazard, flood or primary mortgage insurance premiums, required to be paid by or on behalf of the related Serviced Mortgagor under the terms of the related Serviced Mortgage Loan or Master Serviced Mortgage Loan made by a Seller in accordance with the applicable Servicing Agreement, Subservicing Agreement or Master Servicing Agreement, (ii) any “Servicing Advance” (as defined in the applicable Servicing Agreement, Subservicing Agreement or Master Servicing Agreement or any other similar term therein) or, to the extent not so defined therein, reasonable out-of-pocket expenses incurred by a Seller as Servicer or Master Servicer in connection with a default, delinquency, modification, foreclosure or other event relating to a Serviced Mortgage Loan or Master Serviced Mortgage Loan and, in each case, made in accordance with Applicable Servicing Requirements, and (iii) all “P&I Advances,” “Monthly Advances” (each as defined in the applicable Servicing Agreement, Subservicing Agreement or Master Servicing Agreement, as applicable, or any other similar term therein) or other advances in respect of principal or interest payable on a Serviced Mortgage Loan or Master Serviced Mortgage Loan made by a Seller, in each case in accordance with the applicable Servicing Agreement, Subservicing Agreement or Master Servicing Agreement, or made by a Seller in accordance with a Servicing Rights Agreement with respect to any mortgage loan being serviced or subserviced by a third party under such Servicing Rights Agreement.

“Servicer Advance Data Tape” means the data tape, dated as of January 31, 2012, provided by the Sellers to Purchaser in computer tape form, setting forth the categories of information with respect to each Servicer Advance as specified on Schedule 1.01(p) attached hereto.

“Servicer Advance Receivable” means, with respect to any Servicer Advances, the contractual right to reimbursement pursuant to the terms of the applicable Servicing Agreement, Subservicing Agreement or Master Servicing Agreement for such Servicer Advances made by a Seller in its capacity as Servicer or Master Servicer pursuant to such Servicing Agreement, Subservicing Agreement or Master Servicing Agreement, which Servicer Advances have not previously been reimbursed, and including all rights of the Servicer or Master Servicer to enforce payment of such obligation under the related Servicing Agreement, Subservicing Agreement or Master Servicing Agreement. A “Servicer Advance Receivable” shall remain a “Servicer Advance Receivable” unless and until the Servicer has actually received cash in reimbursement of that Servicer Advance Receivable.

“Servicing” means loan servicing, subservicing and special servicing rights and obligations, including one or more of the following functions (or a portion thereof): (i) the administration and collection of payments for the reduction of principal and/or the application of interest on a Serviced Mortgage Loan; (ii) the collection of payments on account of taxes and insurance; (iii) the remittance of appropriate portions of collected payments; (iv) the provision of escrow administration; (v) the pursuit of Foreclosure and alternative remedies against a related Serviced Mortgaged Property; and (vi) the administration and liquidation of Serviced REO Properties, charged-off debts and unsecured notes, and, in each case, all rights, powers and privileges incidental to any of the foregoing, and expressly includes the right to enter into arrangements with third parties that generate Ancillary Income and benefits with respect to the Serviced Mortgage Loans; provided, that, with respect to RALI Securitizations, the term Servicing shall not include any master servicing or bond administration rights or obligations under the RALI Pooling and Servicing Agreements, Master Servicing Agreements, or Subservicing Agreements.

“Servicing Agreement” means each Contract set forth on Schedule 1.01(q), pursuant to which a Seller performs Servicing and any such Contract entered into by a Seller between the date hereof and the Closing Date pursuant to which a Seller shall be appointed by ALS, in its capacity as Master Servicer, to act as Servicer with respect to any Master Serviced Mortgage Loans. For the avoidance of doubt, the Servicing Agreements shall not include the Subservicing Agreements.

“Servicing Agreement Consent” means (a) any consent, approval, authorization that is required from an Investor or any other third party, including any Agency, as applicable, that is required pursuant to the terms of any Servicing Agreement, Subservicing Agreement or Master Servicing Agreement in order to assign or otherwise transfer such Servicing Agreement, Subservicing Agreement or Master Servicing Agreement to Purchaser pursuant to the terms of this Agreement, which consent shall (i) satisfy the applicable requirements under such Servicing Agreement, Subservicing Agreement or Master Servicing Agreement, if any, with respect to the assignment or transfer of the Servicing Agreement, Subservicing Agreement or Master Servicing Agreement to, and assumption of the Servicing Agreement, Subservicing Agreement or Master Servicing Agreement by, Purchaser pursuant to the terms of this Agreement, (ii) include a PSA Amendment to such Servicing Agreement, Subservicing Agreement or Master Servicing Agreement, if reasonably necessary and (iii) include a Rating Agency Affirmation Letter, but only to the extent expressly required by such Servicing Agreement, Subservicing Agreement or Master Servicing Agreement and (b) to the extent not covered by the foregoing clause (a), any consent or approval that is required from an Agency pursuant to the terms of such Agency’s servicing guide in order to permit Purchaser to service any Serviced Mortgage Loans for such Agency.

“Servicing Business” means Sellers’ business of Servicing residential mortgage loans and certain non-real estate secured and unsecured loans.

“Servicing Compensation” means all compensation, including excess servicing spread, payable to a Seller as Servicer under the Servicing Agreements, Subservicing Agreements or Underlying Documents, including each servicing fee payable based on a percentage of the outstanding principal balance of the Serviced Mortgage Loans and any other amounts payable to a Seller as Servicer under the Servicing Agreements, or Subservicing Agreements, but excluding all Ancillary Income and Late Fees.

“Servicing Custodial File” means, with respect to any Serviced Mortgage Loan, all of the documents that must be maintained on file with a document custodian, owner or trustee under Applicable Servicing Requirements with respect to such Serviced Mortgage Loan.

“Servicing Loan File” means, with respect to each Serviced Mortgage Loan, (i) the Servicing Custodial File and all other documents, instruments, agreements and records in the possession of a Seller, including electronic copies, relating to such Serviced Mortgage Loan that are reasonably necessary for the Servicing of such Serviced Mortgage Loan in accordance with Applicable Servicing Requirements, including, for the avoidance of doubt, all documentation required to be maintained pursuant to HAMP and (ii) the right (if any) to request or demand copies of any document, instrument, agreement or record relating to such Serviced Mortgage Loan under the applicable Servicing Agreements or Subservicing Agreements or applicable Serviced Mortgage Loan Documents.

“Servicing Rights” means all right, title and interest of each Seller:

(i) as Servicer under the Servicing Agreements, including, without limitation, (a) the right to receive the Servicing Compensation and any Ancillary Income and Late Fees under the Servicing Agreements and any other compensation arising from, or payable to the Servicer under, the Servicing Agreements, and any earnings and other benefits of the related Custodial Accounts, Escrow Accounts and any other related accounts maintained by such Seller pursuant to the Servicing Agreements; (b) to the related Servicing obligations as specified in each applicable Servicing Agreement, including the obligations to administer and collect the payments of or relating to the Serviced Mortgage Loans, and to remit all amounts and provide information reporting to others in accordance with the Servicing Agreements; (c) to any and all accounts established for the Servicing of the Serviced Mortgage Loans or pursuant to the applicable Servicing Agreements, including, to the extent provided therein, any right or power to direct the disposition, disbursement, distribution or investment of amounts deposited therein; (d) to the Escrow Accounts and Custodial Accounts maintained pursuant to the Servicing Agreements; (e) with respect to the right of ownership, possession, control and use of any and all Servicing Loan Files and other relevant documents and accounts pertaining to the Servicing of the Serviced Mortgage Loans; (f) with respect to any Servicer Advances required to be reimbursed pursuant to any Servicing Agreement; (g) to the “clean-up call” right, if any, to purchase the Serviced Mortgage Loans upon the aggregate principal balance thereof being reduced below a specified amount to the extent provided to such Seller in any Servicing Agreement; (h) to enter into arrangements that generate Ancillary Income in respect of the Serviced Mortgage Loans to the extent provided to such Seller under any Servicing Agreement; and (i) with respect to all other rights, powers and privileges of such Seller as the Servicer under the Servicing Agreements as expressly set forth therein or as deemed at Law; and

(ii) under the Servicing Rights Agreements or any side or ancillary agreement or understanding entered into in connection with any Servicing Rights Agreement, including, without limitation, (a) the right to receive any servicing fees, general servicing fees, excess servicing fees, late fees or other income or compensation payable to the servicing rights owner, solely in its capacity as such, under such Servicing Rights Agreements, (b) the right to terminate and/or replace the servicer named in such Servicing Rights Agreement with or without cause and (c) all other rights of a servicing rights owner as provided for in any Servicing Rights Agreement.

“Servicing Rights Agreement” means each Contract set forth on Schedule 1.01(r), pursuant to which a Seller owns the Servicing Rights but the servicing functions are performed by a third party.

“Servicing Rights Data Tape” means the data tape, dated as of January 31, 2012, provided by the Sellers to Purchaser in computer tape form, setting forth the categories of information with respect to the Servicing Rights as specified on Schedule 1.01(s) attached hereto.

“Servicing Transfer Date” means the Closing Date or such other date under the Interim Servicing Agreement on which a transfer of Servicing Rights, Servicing Agreements, Subservicing Rights, Subservicing Agreements, Master Servicing Rights or Master Servicing Agreements occurs on the books and records of the applicable Investor.

“Shared Loss Cap” means an amount equal to fifty percent (50%) of the portion of the Aggregate Purchase Price allocated to the Servicing Rights

“Software” means (a) all computer and computer network software, firmware, programs, applications and databases in any form, including any content or other information associated or used therewith, along with all source code, object code, operating systems, specifications, data, database management code, utilities, libraries, scripts, graphical user interfaces, menus, images, icons, forms, methods of processing, software engines, platforms, data formats and all other code and documentation, whether in human readable form or otherwise, and all copies of the foregoing in any and all formats or media, and (b) with respect to the foregoing items, all versions, updates, corrections, enhancements and modifications thereto.

“Sublease Agreement” means each Sublease Agreement to be entered into by the Sellers and Purchaser with respect to the premises described on Schedule 7.16.

“Subservicing Agreement” means each Contract identified on Schedule 1.01(t) as a subservicing agreement, pursuant to which a Seller services Serviced Mortgage Loans as a subservicer for a third party.

“Subservicing Rights” means all right, title and interest of a Seller: (i) as Servicer under the Subservicing Agreements, including the right to receive Servicing Compensation and any Ancillary Income and Late Fees under the Subservicing Agreements and any other compensation arising from, or payable to the Servicer under, the Subservicing Agreements, including earnings on and other benefits of the related Custodial Accounts, Escrow Accounts and any other related accounts maintained by such Seller pursuant to the Subservicing Agreements; (ii) to the related Subservicing obligations as specified in each applicable Subservicing Agreement; (iii) to any and all accounts established for the Servicing of the Serviced Mortgage Loans pursuant to the applicable Subservicing Agreements, including, to the extent provided therein, any right or power to direct the disposition, disbursement, distribution or investment of amounts deposited therein; (iv) to the Escrow Accounts and Custodial Accounts maintained pursuant to the Subservicing Agreements; (v) with respect to the right of ownership, possession, control and use of any and all Servicing Loan Files and other relevant documents and accounts pertaining to the Servicing of the Serviced Mortgage Loans; (vi) with respect to any Servicer Advances required to be reimbursed pursuant to any Subservicing Agreement; and (vii) with respect to all other rights, powers and privileges of such Seller as the Servicer under the Subservicing Agreements as expressly set forth therein or as deemed at Law.

“State Agency” means any state agency or other entity with authority to regulate the mortgage-related activities of a Seller or to determine the investment or servicing requirements with regard to mortgage loan origination, purchasing, servicing or master servicing performed by a Seller.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Suspense Funds” means, with respect to any Serviced Mortgage Loan, the related funds received by the Servicer that are in the process of being finally applied.

“Tax” means any and all (i) federal, state, local or foreign tax, fee, escheat of unclaimed property or other like assessment or charge of any kind, including without limitation any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, payroll, employment, social security (or similar), unemployment, disability, registration, estimated, excise, severance, stamp, capital stock, occupation, property, water, sewer, environmental or windfall tax, premium, customs duty or other tax, together with any interest, penalty or additions thereto, whether disputed or not; (ii) liability for the payment of Tax as the result of membership in the Seller Group; and (iii) transferee, secondary tax sharing or indemnification liability in respect of any Tax (whether imposed by Law or contractual arrangement).

“Tax Return” means any return (including estimated returns), declaration, report, claim for refund, or information return or statement or any amendment thereto relating to Taxes, including any such document prepared on an affiliated, consolidated, combined or unitary group basis and any schedule or attachment thereto.

“Termination Date” means August 31, 2012.

“Third Party Consents” means the consents or approvals of, or waivers from, third parties other than Governmental Entities, other than the Servicing Agreement Consents, required to be obtained or delivered by any Seller in connection with the execution, delivery or performance by the Sellers of this Agreement or to consummate the Transactions and set forth on Schedule 1.01(u).

“Underlying Documents” means each operative document or agreement executed in connection with the Master Servicing Agreements, Servicing Agreements, Subservicing Agreements and Servicing Rights Agreements that is binding upon a Seller in connection with the Business, including indentures, custodial agreements, administrative agreements and agreements with any Insurer.

“VA” means the United States Department of Veterans Affairs and any successor thereto.

“WARN Act” means the Worker Adjustment and Retraining Notification Act of 1988, and any other similar Law of any state, locality, or other Governmental Entity.

Section 1.02	Index of Certain Other Definitions.

The following capitalized terms used in this Agreement have the meanings located in the corresponding Section referred to below:

Term	Section
Action Report	Definition of “Retained Liability”
Aggregate Purchase Price	Section 2.03(a)
Agreement	Preamble
Allocation Objections Notice	Section 2.03(c)(iii)
Allocation Schedule	Section 2.03(c)(ii)
ALS	Preamble
Alternative Proposal	Section 6.05(a)
Assignment and Assumption of Lease	Section 9.02(a)(iv)(E)
Assumed Liabilities	Section 2.02(a)
Assumed Litigation	Section 7.10(m)(i)
Audited Financial Statements	Section 4.05(a)
Bank	Preamble
Baseline Compensation	Section 7.08(b)
Basket Amount	Section 10.04(a)
Benefits Report	Section 4.13(b)
Business Employee	Section 4.13(a)
Call Right	Definition of “Master Servicing Rights”
Closing	Section 9.01
Closing Date	Section 9.01
Closing Date Payment	Section 2.03(b)
CMA	Section 6.05(a)
COBRA	Section 4.13(d)
Confidentiality Agreement	Section 12.01
Continuing Employee	Section 7.08(b)
Controlling Party	Section 10.07(e)
Conversion Plan	Section 7.10(i)(i)
Criminal Third Party Claim	Section 10.07(f)
Cut-off Date Master Servicing Data Tape	Section 7.10(z)
Cut-off Date Servicer Advance Data Tape	Section 7.10(e)
Cut-off Date Servicing Rights Data Tape	Section 7.10(d)
De Minimis Threshold	Section 10.04(b)
Environmental Report	Section 4.15
Excluded Assets	Section 2.01(b)
Exception Report	Section 4.12(a)
Excluded Liabilities	Section 2.02(b)
Financial Statements	Section 4.05(a)
Financing	Section 5.04
Foreclosure Report	Definition of “Retained Liability”

Term	Section
Indemnified Party	Section 10.07(a)
Indemnifying Party	Section 10.07(a)
Independent Accountant	Section 2.04(b)
Interim Balance Sheet	Section 4.05(a)
Indianapolis Leased Real Property	Section 4.17(a)
Leased Real Property	Section 4.17(a)
Lenders	Section 5.04
Licensing Report	Section 4.01(a)
Litigation Report	Section 2.02(a)(vii)
Littleton Leased Real Property	Section 4.17(a)
Losses	Definition of “Covered Loss”
Master Servicing Business Benefit Plan	Section 4.13(b)
Master Servicing Employee	Section 4.13(a)
Material Contracts	Section 4.08(a)
Monthly Master Servicing Data Tape	Section 7.10(c)
Monthly Serviced Mortgage Loan Data Tape	Section 7.10(c)
Non-Controlling Party	Section 10.07(e)
Notice of Disagreement	Section 2.04(b)
Objection	Section 2.04(b)
Parties	Preamble
Post-Closing Statement	Section 2.04(a)
Pre-Closing Statement	Section 2.03(b)
Purchase Price Adjustment	Section 2.04(d)
Purchased Assets	Section 2.01(a)
Purchaser	Preamble
Purchaser Disclosure Schedules	Section 3.01(a)
Purchaser Indemnified Parties	Section 10.02
Purchaser Required Governmental Approvals	Definition of “Governmental Approvals”
Real Property Leases	Section 4.17(a)
Representatives	Section 7.02(a)
Response Period	Section 2.03(c)(iii)
Sellers	Preamble
Seller 401(k) Plan	Section 7.08(g)
Seller Disclosure Schedules	Section 3.01(a)
Seller Indemnified Parties	Section 10.03
Seller Required Governmental Approvals	Definition of “Governmental Approvals”
Seller Title Policies	Section 4.17(b)
Servicing Termination	Section 7.10(b)(ii)
Special Warranty Deeds	Section 9.02(a)(iv)(A)
Third Party Claim	Section 10.07(a)
Transactions	Section 2.01(a)
Transfer Taxes	Section 7.09
True-up Payment	Section 2.03(f)

Term	Section
Unaudited Financial Statements	Section 4.05(a)
UPB	Section 7.10(b)(ii)(A)

ARTICLE II.

PURCHASE AND SALE

Section 2.01	Purchase and Sale of Purchased Assets.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Sellers shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser (or one or more of Purchaser’s designated Affiliates), and Purchaser (or one or more of Purchaser’s designated Affiliates) shall purchase from the Sellers, all of the Sellers’ right, title and interest in and to the Purchased Assets, free and clear of all Liens other than Permitted Liens. “Purchased Assets” means the following assets, whether owned, leased, licensed or otherwise contracted by, or otherwise available to, the Sellers as of the Closing Date, and no others:

(i) the Servicing Rights, the Servicing Rights Agreements and the Servicing Agreements;

(ii) the Subservicing Rights and the Subservicing Agreements;

(iii) the Underlying Documents;

(iv) all Servicing Compensation, Late Fees, Ancillary Income and any fees or other income or compensation payable to the servicing rights owner, solely in its capacity as such, under the Servicing Rights Agreements, in each case which is earned or assessed but not paid to the applicable Seller as of the close of business on the day prior to the Closing Date;

(v) the Servicer Advance Receivables that are outstanding as of the close of business on the day prior to the Closing Date;

(vi) the Deferred Servicing Fees that are outstanding as of the close of business on the day prior to the Closing Date;

(vii) the Master Servicing Rights and the Master Servicing Agreements;

(viii) all Master Servicing Compensation earned but not paid to the applicable Seller as of the close of business on the day prior to the Closing Date;

(ix) all credits, prepaid expenses, deferred charges, security deposits, prepaid items and duties as of the close of business on the day prior to the Closing Date to the extent related to a Purchased Asset or an Assumed Liability, as set forth on Schedule 2.01(a)(ix);

(x) all files, books of account, general, financial and personnel records in respect of the employees of the Master Servicing Business to the extent used in connection with the Master Servicing Business or the Purchased Assets (it being understood and agreed that any information contained in such copies that does not relate to the Master Servicing Business or the Purchased Assets may, in the Sellers’ sole discretion, be redacted by or on behalf of the Sellers);

(xi) all rights of and benefits accruing to the Sellers under the Assumed Contracts;

(xii) the Acquired Accounts Receivables that are outstanding as of the close of business on the day prior to the Closing Date;

(xiii) the Owned Real Property;

(xiv) the Real Property Leaseholds and all improvements to the Leased Real Property;

(xv) the Personal Property and all rights of and benefits accruing to the Sellers under the Personal Property Leases;

(xvi) the IT Platform;

(xvii) all telephone or facsimile numbers used by the Sellers in connection with the Master Servicing Business;

(xviii) the Seller Owned Intellectual Property;

(xix) all rights of and benefits accruing to the Sellers under the Contracts for the Seller Licensed Intellectual Property;

(xx) all causes of action, lawsuits, judgments, claims, refunds, choses in action, rights of recovery, rights of set-off, rights of recoupment, demands and any other rights or claims of any nature, whether arising by way of counterclaim or otherwise, available to or being pursued by the Sellers to the extent related to the Purchased Assets and/or Assumed Liabilities, except for those rights and claims set forth on Schedule 2.01(a)(xx);

(xxi) all guaranties, warranties, indemnities and similar rights in favor of the Sellers to the extent related to any Servicing Agreements, Subservicing Agreements, Servicing Rights Agreements, Master Servicing Agreements or any other Purchased Assets and to the extent that a Seller has the right to sell, assign, transfer, convey and deliver, or has the right to cause to be sold, assigned, transferred, conveyed and delivered, such assets; and

(xxii) to the extent permitted by Law, all Permits held by the Sellers to the extent exclusively related to the Master Servicing Business or the Purchased Assets.

To the extent that any Party discovers, within 120 days following the Closing Date, that there were assets of the Sellers used primarily in the Master Servicing Business that all the Parties intended to be transferred in connection with the purchase contemplated in this Agreement, but that were omitted from the schedules to this Agreement, the Sellers, using commercially reasonable efforts, shall or shall cause their Affiliates promptly to assign and transfer to Purchaser all right, title and interest in such assets. The sale of the Purchased Assets and the other transactions contemplated by this Agreement are collectively referred to herein as the “Transactions”.

(b) Notwithstanding anything in Section 2.01(a) to the contrary, the Purchased Assets shall exclude the Excluded Assets. “Excluded Assets” means all assets of the Sellers other than the Purchased Assets, including, without limitation, the assets set forth below in this Section 2.01(b):

(i) any assets of the Sellers used primarily in connection with any business other than the Master Servicing Business, including any computer systems, networks, hardware, Software, databases, Internet websites and related equipment;

(ii) the Excluded Contracts; and

(iii) all real property that is leased or subleased by any Seller as a tenant or subtenant and that is used in the Business, other than the Leased Real Property and all leasehold improvements, furniture, fixtures and equipment located at any facility of the Sellers other than at the Leased Real Property.

Section 2.02	Assumption and Exclusion of Liabilities.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser shall assume and shall agree to pay, perform and discharge all of the following Liabilities of the Sellers (collectively, the “Assumed Liabilities”):

(i) all accounts payable and other accrued or incurred expenses (other than any intracompany accounts payable) as of, and from and after, the close of business on the day prior to the Closing Date, in each case to the extent that they relate to the Purchased Assets;

(ii) all Liabilities related to the Servicing Rights, the Servicing Rights Agreements, the Servicing Agreements, the Underlying Documents, the Subservicing Rights, the Subservicing Agreements, the Master Servicing Rights and the Master Servicing Agreements;

(iii) all Liabilities arising under (A) the Assumed Contracts, (B) the Real Property Leases and (C) the Personal Property Leases and the Contracts for the Seller Licensed Intellectual Property; in each case except for any Liabilities arising from or in connection with any breaches thereof by the Sellers prior to the Closing;

(iv) all Liabilities arising from or related to the conduct of the Business or the use of the Purchased Assets, including all Liabilities arising from litigation relating to the conduct of the Business or the use of the Purchased Assets, from and after the Closing Date; provided, however, that the assumption of such Liabilities by Purchaser shall not affect Sellers’ indemnification obligations pursuant to, or the rights of any Purchaser Indemnified Party under, Section 10.02(a);

(v) all Liabilities to reimburse, restore or repay any Custodial Account Funded Advances to the related Custodial Accounts;

(vi) all Liabilities to reimburse, restore or repay any Master Servicing Custodial Account Funded Advances to the related Master Servicing Custodial Accounts;

(vii) all Liabilities with respect to (A) the lawsuits, judgments, claims or demands listed on the Sellers’ Litigation Report, dated as of the date hereof (the “Litigation Report”), a copy of which has heretofore been delivered to Purchaser, and (B) any additional lawsuits, judgments, claims or demands involving foreclosures, bankruptcies, fraud and misrepresentation, contract and mortgage disputes, liens, title disputes, regulatory agency/fair lending, property condition, forfeiture, partition, easement, condemnation and eminent domain, probate, contested foreclosures, tax sale, mechanic’s liens, elder abuse and stop notice claims with respect to any of the Purchased Assets, but only to the extent any such additional lawsuit, judgment, claim or demand is comparable in nature, scope and substance to those listed on the Litigation Report, as determined by the mutual agreement of Purchaser and the Sellers; provided, however, that the assumption of such liabilities by Purchaser shall not affect Sellers’ indemnification obligations pursuant to, or the rights of any Purchaser Indemnified Party under, Section 10.02(c) or Section 10.02(d); and

(viii) all Liabilities set forth on Schedule 2.02(a)(viii).

For the avoidance of doubt, except for any Liability under Section 2.02(a)(vii), Purchaser shall not assume, or have any obligation to pay, perform or discharge, any Retained Liability.

(b) Notwithstanding Section 2.02(a), the Sellers shall retain, and shall be responsible for paying, performing and discharging when due, and the Purchaser shall not assume or be liable for, Liabilities of the Sellers other than the Assumed Liabilities (collectively, the “Excluded Liabilities”), including the following:

(i) all Liabilities related to any business conducted, operated or engaged in by either Seller, other than the Business;

(ii) any Liabilities of the Sellers arising under this Agreement or any of the Ancillary Agreements;

(iii) except as specifically provided in Section 7.08, any Liabilities of either Seller arising under, in connection with or otherwise related to (A) any Employee Benefit Plan or other employee benefit or compensation plan, policy, program, agreement or arrangement, including any employment, retention, change in control, severance or similar agreement, (B) salaries, wages, bonuses, vacation or severance pay or other compensation, payments or benefits earned, accrued or arising prior to or in connection with the Closing Date or in connection with the Closing, (C) Title IV of ERISA, (D) any Continuing Employee with respect to any period or event occurring prior to the date on which he or she becomes an employee of Purchaser or one of its Affiliates, (E) any other former or current, active or inactive, employee, officer, agent, consultant, independent contractor or subcontractor of either Seller with respect to any period, or (F) any employment-related grievance or any claim with respect to any personal injuries sustained in connection with the employment or retention of a Person by any Seller, including workers’ compensation or disability, regardless of when such claim is made or asserted, or (G) any Action arising under the WARN Act for any “employment loss” within the meaning of the WARN Act, by an employee of a Seller that occurs on or prior to the Closing Date, other than with respect to any Master Servicing Employee who is employed by the Sellers immediately prior to the Closing Date and is either (i) not offered employment by Purchaser or an Affiliate thereof pursuant to Section 7.08(b) or (ii) does not commence employment with Purchaser or an Affiliate thereof despite such Master Servicing Employee accepting an offer of employment made pursuant to Section 7.08(b);

(iv) any legal and accounting fees and expenses incurred by the Sellers in connection with the consummation of the Transactions, except as provided in this Agreement or the Ancillary Agreements;

(v) any Tax Liabilities of the Sellers with respect to the Business for any Pre-Closing Tax Period;

(vi) any Indebtedness of the Sellers;

(vii) all Liabilities arising out of or with respect to the Excluded Assets; and

(viii) all Liabilities of the Sellers with respect to any Actions of any nature existing on or prior to the Closing Date that are not listed on the Litigation Report or otherwise described in Section 2.02(a)(vii).

Purchaser assumes no Excluded Liability or any other Liability of the Sellers or any other Person pursuant to this Agreement other than the Assumed Liabilities. In furtherance of the foregoing and for the avoidance of doubt, the Parties hereby acknowledge and agree that Purchaser assumes no Liability of the Sellers or any Affiliate thereof, including without limitation LBB or LBHI, by virtue of completing the transactions contemplated by this Agreement or otherwise, with respect to (i) the origination of any loans sold by or otherwise transferred by the Sellers directly or indirectly to any Investor or any other Person or (ii) such sale or transfer of such loans, including without limitation any Liability for any representations or warranties made with respect to such loans to any such Investor or Third Party.

Section 2.03	Payment of Purchase Price; Allocations; Adjustments.

(a) Aggregate Purchase Price. Upon the terms and subject to the conditions of this Agreement, as aggregate consideration for the Purchased Assets, Purchaser will assume the Assumed Liabilities and will pay an amount equal to the aggregate purchase price, which shall be calculated in accordance with Schedule 2.03(a) (the “Aggregate Purchase Price”).

(b) Closing Date Payment. Not later than the third Business Day prior to the Closing Date, the Sellers shall deliver to Purchaser the following:

(i) a statement in the format presented on Schedule 2.03(a) (the “Pre-Closing Statement”) setting forth the Sellers’ good faith estimate of the Aggregate Purchase Price calculated as of the Cut-off Date rather than the Closing Date (the “Closing Date Payment”) and, with respect to principal balance, Book Value and other amounts to be determined by reference to the Accounting Records, on a basis consistent with the Interim Balance Sheet; provided, that the Sellers and Purchaser shall work together in good faith during such three (3) Business Day-period to resolve any differences between them with respect to such Pre-Closing Statement; provided, further, that, after the expiration of such three (3) Business Day-period, upon the terms and subject to the conditions of this Agreement, the Closing shall occur even if the Pre-Closing Statement is not reasonably acceptable to Purchaser.

(ii) the Cut-off Date Servicing Rights Data Tape;

(iii) the Cut-off Date Servicer Advance Data Tape;

(iv) the Cut-off Date Master Servicing Data Tape;

(v) Schedule 2.01(a)(ix) (Credits and Prepaid Items) updated as of the Cut-off Date;

(vi) Schedule 1.01(a) (Acquired Accounts Receivables) updated as of the Cut-off Date; and

(vii) a schedule setting forth the Deferred Servicing Fees on a loan-level basis as of the Cut-off Date.

Purchaser shall pay the Closing Date Payment in cash to the Sellers at the Closing, by wire transfer of immediately available funds to the Purchase Price Bank Account.

(c) Allocation of Aggregate Purchase Price.

(i) The Sellers and Purchaser hereby agree to allocate the Aggregate Purchase Price and the Assumed Liabilities among the Purchased Assets in accordance with Section 1060 of the Code and file or cause to be filed in a timely fashion any information that may be required pursuant to regulations promulgated under the Code.

(ii) Within ninety (90) days after the Closing, the Sellers shall prepare and deliver to Purchaser a schedule (an “Allocation Schedule”) allocating the sum of the Aggregate Purchase Price (as may be adjusted under Section 2.04) and the Assumed Liabilities among the Purchased Assets, in such amounts reasonably determined by the Sellers to be consistent with Section 1060 of the Code and the regulations thereunder.

(iii) Purchaser shall have a period of forty-five (45) days after the delivery of the Allocation Schedule (the “Response Period”) to present in writing to the Sellers notice of any objections Purchaser may have to the allocations set forth therein (an “Allocation Objections Notice”). Unless Purchaser timely objects, such Allocation Schedule shall be binding on the Parties without further adjustment, absent manifest error.

(iv) If Purchaser shall raise any objections within the Response Period, the Sellers and Purchaser shall negotiate in good faith and use their reasonable best efforts to resolve such dispute. If the Parties fail to agree within fifteen (15) days after the delivery of the Allocation Objections Notice, then the disputed items shall be resolved in accordance with the mechanics applicable under Section 2.04.

(v) For all Tax purposes, Purchaser and the Sellers agree to report the Transactions in a manner consistent with the terms of this Agreement, and that none of them will take any position inconsistent therewith in any Tax Return.

(d) No Set Off. Neither the Sellers nor any of their Affiliates, on the one hand, nor Purchaser or any of its Affiliates, on the other hand, shall have any set off or any other similar rights with respect to any of the funds received by such Party pursuant to Section 2.03 or Section 2.04 of this Agreement.

(e) Tax Withholding. Purchaser shall be entitled to deduct and withhold from the consideration otherwise payable to the Sellers pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under applicable Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated as having been paid to the Sellers for all purposes of this Agreement.

(f) Prorations. Except to the extent otherwise specifically provided for herein and except to the extent the Book Value of such Liabilities are not deducted from the Aggregate Purchase Price in accordance with Section 2.03(a) and Schedule 2.03(a), (i) all payments under or pursuant to any Assumed Contract (including document custodial arrangements and applicable insurance policies) or Contract for the Seller Licensed Intellectual Property, (ii) all items of income and expense with respect to the Owned Real Property and the Leased Real Property, and (iii) all real and personal property Taxes related to the Purchased Assets, whether or not payable after the Closing Date, shall be prorated between the Sellers and Purchaser on the basis of a 365 day year, or for contracts payable on a monthly basis on the basis of a 30 day month, and the number of days elapsed and days remaining in the applicable period through the end of the Closing Date. With respect to the real and personal property Taxes, such proration shall be based on the most recent assessments of the real property and the personal property located thereon for the Taxing period(s) prior to the Closing Date and the then applicable Tax rates. With respect to any products sold (or services rendered) pursuant to any Assumed Contract or Contract for the Seller Licensed Intellectual Property, the Sellers and Purchaser shall use commercially reasonable efforts to arrange for vendors to bill the Sellers directly, through and including the Closing Date, and Purchaser directly after the Closing Date. To the extent that vendors bill the Sellers after the Closing Date for any such products or services provided after the Closing Date, the Sellers shall forward such bills to Purchaser, and Purchaser shall pay such bills when due. To the extent that vendors bill Purchaser after the Closing Date for any such products or services provided before the Closing Date, Purchaser shall forward such bills to the Sellers, and the Sellers shall pay such bills when due to the extent such bills are not otherwise included in the calculation of the Aggregate Purchase Price or otherwise included in the True-up Payment. A final determination of all amounts prorated pursuant to this Section 2.03(f) shall occur at the time Purchaser prepares and delivers to the Sellers the Post-Closing Statement in accordance with Section 2.04, and any payment required by the Sellers or Purchaser pursuant to such determination (“True-up Payment”) shall be reflected in the Purchase Price Adjustment.

(g) Payment With Respect to Returned Payments. At the time Purchaser prepares and delivers to the Sellers the Post-Closing Statement in accordance with Section 2.04, Purchaser shall deliver to the Sellers a schedule listing all Returned Payments for review by the Sellers. Not later than the fifteenth (15th) day after receipt of such schedule, the Sellers may submit to Purchaser their written objection to any item reflected therein by notice to Purchaser. Purchaser shall make available to the Sellers such books, records and other information as the Sellers may reasonably request to review such schedule. If the Sellers timely object to any item reflected in such schedule, the Sellers and Purchaser shall negotiate in good faith toward resolving such objection as promptly as practicable (and in any event not later than thirty (30) days following the Sellers’ timely objection). Promptly (and in any event not later than three (3) Business Days) following the aggregate amount of Returned Payments being finally determined, Purchaser shall pay the Sellers the amount of such Returned Payments.

Section 2.04	Post-Closing Purchase Price Calculation.

(a) As promptly as practicable, but in any event not later than ninety (90) days after the Closing Date, Purchaser shall cause to be prepared and delivered to the Sellers the following:

(i) a statement in the format presented on Schedule 2.03(a) (the “Post-Closing Statement”) setting forth the Aggregate Purchase Price as of the Closing Date and prepared on a basis consistent with the Interim Balance Sheet;

(ii) an updated data tape, as of the Closing Date, containing the information of the same categories and same format as in the Cut-off Date Servicing Rights Data Tape;

(iii) an updated data tape, as of the Closing Date, containing the information of the same categories and same format as in the Cut-off Date Servicer Advance Data Tape;

(iv) an updated data tape, as of the Closing Date, containing the information of the same categories and same format as in the Cut-off Date Master Servicing Data Tape;

(v) Schedule 2.01(a)(ix) (Credits and Prepaid Items) updated as of the Closing Date;

(vi) Schedule 1.01(a) (Acquired Accounts Receivables) updated as of the Closing Date; and

(vii) a schedule setting forth the Deferred Servicing Fees on a loan-level basis updated as of the Closing Date.

In the event that the Sellers agree with the Post-Closing Statement prepared by Purchaser, the Sellers shall promptly notify Purchaser in writing, and following such notice the Post-Closing Statement shall be final, conclusive and binding on the Parties and not subject to further review.

(b) If the Sellers in good faith disagree with all or any portion of the Post-Closing Statement, then the Sellers shall notify Purchaser in writing (the “Notice of Disagreement”) of such disagreement within forty-five (45) days after delivery of the Post-Closing Statement. Each Notice of Disagreement shall set forth in reasonable detail each disputed item or amount and the basis for the disagreement, together with supporting calculations. Any amount, determination or calculation contained in the Post-Closing Statement and not specifically disputed in a timely delivered Notice of Disagreement shall be final, conclusive and binding on the Parties and not subject to further review. If a Notice of Disagreement is timely delivered within such forty-five (45) day period, Purchaser and the Sellers shall negotiate in good faith to resolve each dispute raised therein (each, an “Objection”). Any such resolution shall be evidenced in a writing and executed by an authorized representative of Purchaser and each Seller. If Purchaser and the Sellers are unable to resolve any Objections within ten (10) days after delivery of such Notice of Disagreement, then Purchaser and the Sellers shall jointly engage KPMG (the “Independent Accountant”) to resolve such Objections (acting as an expert and not an arbitrator) in accordance with this Agreement (including Schedule 2.03(a)) as soon as practicable thereafter, but in any event within thirty (30) days after engagement of the Independent Accountant. If KPMG is unwilling or unable to serve in such capacity, then Purchaser and the Sellers shall select, within ten (10) days after notification that KPMG is unwilling or unable to serve in such capacity, a mutually acceptable, nationally recognized independent accounting firm to serve as the Independent Accountant. The Sellers and Purchaser shall cause the Independent Accountant to deliver a written report containing its calculation of the disputed Objections (which calculation shall be within the range of dispute between the Post-Closing Statement and the Notice of Disagreement) within thirty (30) days after engagement of the Independent Accountant. The scope of such firm’s engagement (which shall not be an audit) shall be limited to the resolution of the items contained in the Notice of Disagreement, and the recalculation, if any, of the Post-Closing Statement in light of such resolution. For the avoidance of doubt, the Independent Accountant shall not make any determination with respect to any matter other than those matters specifically set forth in the Notice of Disagreement that remain in dispute at the time of such determination. All Objections that are resolved between the Parties or are determined by the Independent Accountant shall be final, binding and conclusive upon the Parties and shall not be subject to further review absent manifest error. The fees, costs and expenses of Purchaser in connection with the preparation of the Post-Closing Statement shall be borne by Purchaser, and the fees, costs and expenses of the Sellers in connection with the preparation of the Notice of Disagreement shall be borne by the Sellers. The fees, costs and expenses of Purchaser in connection with the preparation of the Post-Closing Statement shall be borne by Purchaser, and the fees, costs and expenses of the Sellers in connection with the preparation of the Notice of Disagreement shall be borne by the Sellers. The fees, costs and expenses of the Independent Accountant, if any, selected in accordance with this Section 2.04(b) will be paid by the Sellers, on the one hand, and Purchaser, on the other hand, based on the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by or on behalf of such Party. Within fifteen (15) days of the first to occur of either (i) final resolution of the Post-Closing Statement as described above, and (ii) delivery of a notice of determination by the Independent Accountant as described above, any adjustment shall be paid as provided in Section 2.04(d). Any portion of the Purchase Price Adjustment not in dispute shall be paid when due.

(c) Purchaser shall make its financial records relating to the calculation of the Aggregate Purchase Price, accounting personnel and advisors available to the Sellers, their accountants and other representatives and the Independent Accountant at reasonable times during normal business hours during the review by the Sellers and the Independent Accountant of, and the resolution of any Objections with respect to, the Post-Closing Statement. Without limiting the generality of the foregoing, the Sellers and their representatives will be permitted to review Purchaser’s work papers and the work papers of Purchaser’s independent accountants relating to the preparation of the Post-Closing Statement, as well as all the books, records and other relevant information relating to the Purchased Assets, and Purchaser will make available at reasonable times during normal business hours the individuals then in its employ primarily responsible for and knowledgeable about the information used in, and the preparation of, the Post-Closing Statement in order to respond to the reasonable inquiries of the Sellers; provided, however, that the independent accountants of Purchaser will not be obligated to make any work papers available to the Sellers unless and until such Persons have signed a customary agreement relating to such access to work papers in form and substance reasonably acceptable to such independent accountants.

(d) Subject to Section 2.04(b), within fifteen (15) days after delivery to the Sellers of the Post-Closing Statement pursuant to Section 2.04(a), (i) the Sellers shall pay to Purchaser (w) the amount, if any, by which the Closing Date Payment exceeds the Aggregate Purchase Price as reflected in the Post-Closing Statement, plus (x) interest on the amount computed pursuant to clause (i)(w) above at the Base Rate for the period from the Closing Date to the date of payment in full of such amount, plus (y) the amount, if any, of any True-up Payment owed by the Sellers to Purchaser, minus (z) the amount, if any, of any True-up Payment owed by Purchaser to the Sellers; or (ii) Purchaser shall pay to the Sellers (w) the amount, if any, by which the Aggregate Purchase Price as reflected in the Post-Closing Statement exceeds the Closing Date Payment, plus (x) interest on the amount computed pursuant to clause (ii)(w) above at the Base Rate for the period from the Closing Date to the date of payment in full of such amount, plus (y) the amount, if any, of any True-up Payment owed by Purchaser to the Sellers, minus (z) the amount, if any, of any True-up Payment owed by the Sellers to Purchaser (in each case, the “Purchase Price Adjustment”). Payments by the Sellers or Purchaser, as the case may be, pursuant to the preceding sentence will be made by wire transfer of immediately available funds. The Aggregate Purchase Price shall be equal to the sum of the Closing Date Payment and the Purchase Price Adjustment.

ARTICLE III.

DISCLOSURE SCHEDULES

Section 3.01	Disclosure Schedules.

(a) On or prior to the date hereof, the Sellers have delivered to Purchaser, and Purchaser has delivered to the Sellers, schedules (in the case of the Sellers, the “Seller Disclosure Schedules”, and in the case of Purchaser, the “Purchaser Disclosure Schedules”) setting forth, among other things, facts, circumstances and events the disclosure of which are required or appropriate in relation to any or all of such Party’s covenants, representations and warranties (and making specific reference to the section of this Agreement to which such section of the Seller Disclosure Schedules or Purchaser Disclosure Schedules, as applicable, relates).

(b) Any matter set forth in any Section of the Seller Disclosure Schedules or Purchaser Disclosure Schedules shall be deemed set forth in all other Sections of the Seller Disclosure Schedules or Purchaser Disclosure Schedules, as the case may be, so long as the relevance of such matter to such other Section of the Seller Disclosure Schedules or Purchaser Disclosure Schedules, as applicable, is readily apparent on its face without further inquiry. The inclusion of any information (including dollar amounts) in any Section of the Seller Disclosure Schedules or Purchaser Disclosure Schedules shall not be deemed to be an admission or acknowledgment by any Party that such information is required to be listed in such Section of the Seller Disclosure Schedules or Purchaser Disclosure Schedules or is material to or outside the ordinary course of the business of the Sellers or Purchaser, as the case may be. Matters reflected in the Seller Disclosure Schedules or Purchaser Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Seller Disclosure Schedules or Purchaser Disclosure Schedules; such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature. In addition, the Sellers may include in the Seller Disclosure Schedules disclosure with respect to items that would not have a Material Adverse Effect within the meaning of such term, and any such inclusion shall not be deemed to be an acknowledgement by the Sellers that such items, or any of them, represent material exceptions, are reasonably likely to result in a Material Adverse Effect or further change, amend or define the meaning of the term “Material Adverse Effect” for purposes of this Agreement. The information contained in this Agreement, the Schedules and Exhibits hereto, the Seller Disclosure Schedules and the Purchaser Disclosure Schedules is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers jointly and severally represent and warrant to Purchaser that the statements contained in this Article IV are true and correct as of the date of this Agreement (or, if made as of a different specified date, as of such date) and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as otherwise set forth in the Seller Disclosure Schedules.

Section 4.01	Organization.

(a) The Bank is a federal savings bank duly organized and validly existing under the laws of the United States of America, and ALS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Seller has all requisite corporate power and authority to own the Purchased Assets and carry on the

Business as now conducted. Each Seller is duly licensed or qualified to do business in each jurisdiction where its ownership or leasing of the Purchased Assets or the conduct of the Business requires such licensure or qualification, except (i) as set forth in the Sellers’ Licensing Report, dated as of the date hereof (the “Licensing Report”), a copy of which has heretofore been delivered to Purchaser, or (ii) where the failure to obtain such license or qualification individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(b) Prior to the date of this Agreement, the Sellers have made available to Purchaser true and correct copies of the federal stock charter and bylaws of the Bank and the certificate of formation and limited liability company operating agreement of ALS.

Section 4.02	Authority; No Violation.

(a) Each Seller has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements and, subject to the receipt of the Seller Required Governmental Approvals, to consummate the Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by the Sellers and the consummation by the Sellers of the Transactions have been duly and validly authorized by all necessary corporate action of the Sellers. This Agreement has been duly and validly executed and delivered by the Sellers and, assuming the due authorization, execution and delivery by the Purchaser, constitutes the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. Each Ancillary Agreement, upon execution and delivery by the Sellers, and assuming the due authorization, execution and delivery by Purchaser, will constitute the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(b) Subject to receipt of the Seller Required Governmental Approvals and the Third Party Consents, and expiration of related waiting periods, neither the execution and delivery of this Agreement and any Ancillary Agreement nor the consummation of the Transactions and compliance by the Sellers with any of the terms or provisions hereof or thereof will: (i) conflict with or result in a breach or violation of or a default under any provision of the federal stock charter or bylaws of the Bank or the certificate of formation or limited liability company agreement of ALS; (ii) violate any Law or Order applicable to the Business, Sellers or any of their respective properties or assets, including the Purchased Assets, or enable any Person to enjoin the Transactions; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Lien upon any of the properties or assets of the Sellers, including the Purchased Assets, under any of the terms, conditions or provisions of any Contract included in the Purchased Assets, or any other material Contract to which either Seller is a party, or by which the Sellers or any of their respective properties or assets, including the Purchased Assets, may be bound or affected.

Section 4.03	Consents.

Except for the Seller Required Governmental Approvals, the Third Party Consents and the Servicing Agreement Consents, and compliance with any conditions contained therein, no consents, waivers or approvals of, or filings (other than the filing with the appropriate land records office of the special warranty deed conveying the Owned Real Property in accordance herewith) or registrations with, any Governmental Entity are necessary, and no consents, waivers or approvals of, or filings or registrations by the Sellers with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by the Sellers, and the completion by the Sellers of the Transactions or the compliance by the Sellers with any of the terms or provisions of this Agreement or any Ancillary Agreement.

Section 4.04	Title to Purchased Assets.

(a) Except as set forth in Section 4.04(a) of the Seller Disclosure Schedules, a Seller has good and, subject to receipt of the Third Party Consents and Servicing Agreement Consents in connection therewith, marketable title to the Purchased Assets (or, as to any leased property, a valid leasehold interest) free and clear of any Liens other than Permitted Liens. Other than Persons having an interest in Liens that have been disclosed in Section 4.04(a) of the Seller Disclosure Schedules, no Person other than the Sellers has any interest in any of the Purchased Assets and, upon delivery to Purchaser on the Closing Date of the instruments of transfer contemplated by Section 9.02, the Sellers will thereby transfer to Purchaser title to the Purchased Assets free and clear of any Liens other than Permitted Liens; provided, that this representation and warranty shall not apply to (i) the Seller Owned Intellectual Property and the Seller Licensed Intellectual Property, which are the subject of Section 4.09 and (ii) the Real Property Leaseholds, the Real Property Leases and Seller’s leasehold interest in the Personal Property Leases, which are the subject of Section 4.17.

(b) The Purchased Assets, together with any assets and services provided to Purchaser pursuant to the Interim Servicing Agreement, are sufficient for the continued conduct of the Master Servicing Business after the Closing Date in substantially the same manner as it is currently conducted or currently contemplated to be conducted.

Section 4.05	Financial Statements.

(a) The Sellers have heretofore delivered to Purchaser true, correct and complete copies of (i) the audited consolidated statements of financial condition of the Bank and its subsidiaries as of December 31, 2009 and December 31, 2010 (including the notes thereto, if any), and the related audited consolidated statements of operations, changes in stockholder’s equity and cash flows for the fiscal years then ended, together with the report thereon of Ernst & Young LLP and Grant Thornton LLP, respectively (the “Audited Financial Statements”); and (ii) a consolidated unaudited balance sheet of the Bank and its subsidiaries as of December 31, 2011 (the “Interim Balance Sheet”) and the related consolidated unaudited statements of financial condition, operations and changes in stockholder’s equity for the fiscal year then ended (the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (including the notes thereto, if any) have been prepared from the books and records of the Sellers in accordance with GAAP and fairly present in all material respects the consolidated financial condition, results of operations and changes in stockholder’s equity of the Bank and its subsidiaries as at the date thereof and for the period therein referred to, in accordance with GAAP as in effect on such date, subject in the case of unaudited interim financial statements to changes resulting from normal year-end adjustments, none of which, individually or in the aggregate, would be expected to be material, and the absence of footnotes.

(b) The Sellers do not have any liability of any kind arising out of or related to facts, events, transactions, occurrences or actions or inactions arising prior to the Closing Date that would have been required to be reflected on, reserved against or otherwise described in the Interim Balance Sheet in accordance with GAAP as in effect on the date of such Interim Balance Sheet and were not so reflected, reserved against or described thereon, other than: (i) liabilities and obligations which have arisen since the date of the Interim Balance Sheet in the ordinary course of business; (ii) liabilities that, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect; (iii) liabilities and obligations contemplated by this Agreement; and (iv) liabilities and obligations arising out of any Contract to which a Seller is a party, other than such liabilities and obligations arising as a result of a breach of such Contract by such Seller.

Section 4.06	Absence of Certain Changes or Events.

Except as disclosed in the Financial Statements, since the date of the Interim Balance Sheet the Sellers have operated the Business only in the ordinary course of business and there has not been any condition, event, change or occurrence that, individually or in the aggregate, has had, or is reasonably likely to have, a Material Adverse Effect.

Section 4.07	Taxes.

(a) (i) Each Seller and the Seller Group has filed or caused to be filed, and with respect to Tax Returns due between the date of this Agreement and the Closing Date, will timely file (including any applicable extensions) all material Tax Returns required to be filed with respect to the Purchased Assets; (ii) all such Tax Returns are, or in the case of such Tax Returns not yet filed, will be, true, complete and correct in all material respects; and (iii) all material Taxes of the Sellers and the Seller Group (whether or not reflected on any such Tax Returns) relating to the Purchased Assets and attributable to a Pre-Closing Tax Period have been, or in the case of Taxes the due date for payment of which is between the date of this Agreement and the Closing Date will be, timely paid in full, other than Taxes that have been reserved or accrued on the Interim Balance Sheet, which the Sellers are contesting in good faith.

(b) There are no Liens for Taxes, except for statutory Liens with respect to Taxes not yet due and payable with respect to any of the Purchased Assets.

(c) All amounts required to be withheld by each Seller and the Seller Group (including from employees of the Business for income Taxes and social security and other payroll Taxes) have been collected or withheld, and either paid to the respective taxing authorities, or set aside in accounts for such purpose, or accrued or reserved on the Interim Balance Sheet.

(d) There is no Action pending or proposed or threatened with respect to Taxes of the Business and the Purchased Assets, and to the Sellers’ Knowledge, no basis exists therefor.

(e) Neither Seller nor the Seller Group has waived, or been requested to waive, any statute of limitations, or agreed to any extension of time with respect to a Tax assessment or deficiency in respect of Taxes associated with the Business and the Purchased Assets.

Section 4.08	Material Contracts; Assumed Contracts; Defaults.

(a) Section 4.08(a) of the Seller Disclosure Schedules sets forth a list of each of the Material Contracts in effect as of the date hereof. The term “Material Contracts” means the following types of Assumed Contracts:

(i) to the extent related to the Master Servicing Business, any Assumed Contract where the performance remaining thereunder involves aggregate consideration to or by any Seller in excess of (x) $500,000 per annum or (y) $1,000,000 in the aggregate over the remaining term of such agreement; and

(ii) to the extent related to the Master Servicing Business, any Assumed Contract that limits, or purports to limit, the ability of the any Seller to compete in any line of business or with any Person or to operate in any geographic area or during any period of time or restricts in any material respect the conduct of the businesses of the Purchaser;

(b) Subject to obtaining the Third Party Consents and the Servicing Agreement Consents, the Sellers are not in default in any material respect under any Material Contract, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default in any material respect.

(c) True and correct copies of the Assumed Contracts have been made available to Purchaser on or before the date hereof, and each Material Contract is in full force and effect on the date hereof and enforceable against the counterparty to which it relates.

(d) Neither of the Sellers has received written notice of the intention of any counterparty to any Material Contract to terminate or materially alter such Material Contract, and none of the terms of any Material Contract are currently being renegotiated by either Seller.

Section 4.09	Intellectual Property.

(a) None of the Seller Owned Intellectual Property has been registered or filed with the U.S. Patent and Trademark Office or the U.S. Copyright Office.

(b) Schedules 1.01(m) and 1.01(n) set forth a complete and accurate list and description (showing in each case any owner, licensor or licensee) of all Software owned by, licensed to or used by either Seller in the conduct of the Master Servicing Business, except for such mass market Software that is commercially available and subject to “shrink-wrap” or “click-through” license agreements.

(c) Section 4.09(c) of the Seller Disclosure Schedules sets forth a complete and accurate list and description of all material Assumed Contracts that relate to any Seller Intellectual Property used in the conduct of the Master Servicing Business.

(d) The Sellers own the entire right, title and interest in and to each item of Seller Owned Intellectual Property that is material to the Master Servicing Business as presently conducted, free and clear of all Liens. The Sellers have a valid right to use the Seller Licensed Intellectual Property in the conduct of the Master Servicing Business. To the Sellers’ Knowledge, the ownership and use of the Seller Owned Intellectual Property by the Sellers and the operation of the Master Servicing Business, including their provision of products and services, does not infringe, dilute, misappropriate or otherwise violate the Intellectual Property rights of any other Person, nor has any Seller received any written communications alleging that it has infringed, diluted, misappropriated or violated the Intellectual Property rights of any other Person. Upon consummation of the Transactions, Purchaser will be entitled to continue to use all Seller Intellectual Property consistent with the Sellers’ current practice without the payment of any fees, licenses or other payments (other than ongoing payments required under any Contract for such Seller Intellectual Property and described on Section 4.09(d) of the Seller Disclosure Schedules).

(e) To Sellers’ Knowledge, no other Person is infringing, diluting, misappropriating or violating, nor has any Seller sent any communications alleging that any Person has infringed, diluted, misappropriated or violated, any Intellectual Property rights of the Sellers.

(f) The Sellers have taken all reasonable actions to protect and maintain (i) all Seller Owned Intellectual Property and (ii) the security and integrity of the IT Platform, in the case of each of clauses (i) and (ii) to protect the same against unauthorized use, modification, or access thereto, or the introduction of any viruses or other unauthorized or damaging or corrupting code or elements. The IT Platform operates and performs in all material respects in accordance with its applicable specifications and documentation and as required by the Sellers in connection with the Master Servicing Business as presently conducted. Each Seller has implemented reasonable backup and disaster recovery technology consistent with industry standard practices.

Section 4.10	Labor Matters.

(a) There are no collective bargaining or other labor union agreements that have been in existence or currently are in existence, or that have been negotiated or that are being negotiated by any Seller, to which any Seller is or may become a party or by which any of them has been bound, is bound, or may become bound. No Seller has been asked to negotiate any collective bargaining agreement or other agreement or understanding with any labor organization. No labor organization has been or is currently certified or recognized as the representative of any employees of any Seller. The Sellers are not and have not been party to, and are not and have not been subject to, affected by or threatened with, encountered any dispute or controversy with a labor organization or with respect to unionization or collective bargaining of Sellers’ employees, including any labor union organizing activity, actual or threatened, or had any employee strikes, material work stoppages, material slowdowns, or lockouts, interruptions of work, picketing, arbitrations, grievances, unfair labor practice charges or proceedings or other disputes involving any of the current or former employees of any Seller. There are no unfair labor practice charges or complaints pending or, to the Sellers’ Knowledge, threatened against any Seller with respect to employees of a Seller.

(b) Except as set forth on Section 4.10(b) of the Seller Disclosure Schedules, as of the date hereof, all bonuses and other compensation payable to Master Servicing Employees and former employees of the Sellers who were employed in connection with the Master Servicing Business for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings, or commitments of any Seller with respect to any bonuses or increases in compensation. Neither Seller is liable for any arrears of wages or any Taxes or penalties for failure to comply with any of the foregoing.

(c) Except as set forth on Section 4.10(c) of the Seller Disclosure Schedules, each Master Servicing Employee is employed at will and may terminate his or her employment or be terminated from such employment at any time for any or no reason with or without prior notice except as may be required by applicable law.

Section 4.11	Legal Proceedings.

Except as set forth in the Action Report, a copy of which has heretofore been delivered to Purchaser, and other than with respect to Foreclosures, bankruptcy or receivership proceedings and other Actions arising in the ordinary course of the Business, neither of the Sellers is a party to any, and there are no pending or, to Sellers’ Knowledge, threatened Actions (i) against any Seller relating to or involving the Business or any of the Purchased Assets or Assumed Liabilities in which the risk of Loss to the Sellers would reasonably be expected to exceed $500,000, (ii) challenging the validity or propriety of any of the Transactions, or (iii) which could materially and adversely affect the ability of the Sellers to perform under this Agreement.

Section 4.12	Compliance With Applicable Law.

(a) The Business is being conducted in compliance with all applicable Law, except (i) as set forth in the Sellers’ Exception Report, dated as of the date hereof (the “Exception Report”), a copy of which has heretofore been delivered to Purchaser, (ii) for the matters that are the subject of the Consent Order and for which indemnification is otherwise being provided under Section 10.02(c) or Section 10.02(d) of this Agreement, and (iii) where any failure to comply with applicable Law, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(b) Each Seller has all Permits of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order for it to own or lease the Purchased Assets and to conduct the Business as presently conducted, and each employee, officer or agent of each Seller has all Permits of, and has made all filings, applications and registrations with, all Governmental Entities that are required in order for such employee, officer or agent to conduct his or her activities for the applicable Seller in the conduct of the Business, except, in each case, (i) as set forth in the Licensing Report or (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All such Permits are in full force and effect; and to the Knowledge of the Sellers, no suspension or cancellation of any such Permit is threatened or will result from the consummation of the Transactions, subject to obtaining the Seller Required Governmental Approvals.

(c) Except as set forth in Section 4.12(c) of the Seller Disclosure Schedules, neither Seller is a party to or is subject to any outstanding settlement agreement, consent agreement, cease and desist order, agreement or memorandum of understanding or any other Order, agreement, or similar supervisory arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, any Governmental Entity except any such regulatory action that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect.

(d) Neither Seller nor, to the Knowledge of the Sellers, any agent, servicer or contractor thereof, has experienced any actual breach in data security involving personally identifiable information of Serviced Mortgagors.

Section 4.13	Employee Benefit Plans.

(a) The Sellers have provided to Purchaser a list as of the date hereof of (i) each and every officer or employee of the Sellers who is primarily employed in connection with the Business as of the date hereof (each, a “Business Employee”); (ii) each such Business Employee’s current title or position and location; (iii) each such Business Employee’s date of hire, years of service credited under Employee Benefit Plans, and status as active or on leave of absence (and, if on a leave of absence, the type of leave and expected return date from such leave); (iv) each such Business Employee’s current base salary or wages and incentive compensation or commission opportunity; and (v) whether each such Business Employee is an officer or employee of the Master Servicing Business (each Business Employee of the Master Servicing Business, a “Master Servicing Employee”).

(b) The Sellers’ Benefits Report, dated as of the date hereof (the “Benefits Report”), a copy of which has heretofore been delivered to Purchaser, contains a list of each Employee Benefit Plan maintained, contributed to, established, entered into or adopted for the benefit of any Master Servicing Employee (each, a “Master Servicing Benefit Plan”). The Sellers have made available to Purchaser true, complete and correct copies of each Master Servicing Benefit Plan and each related summary plan description (or, in the absence of such documents, a detailed description thereof), and, to the extent applicable, the Forms 5500 for the three most recently completed plan years for each Master Servicing Benefit Plan.

(c) Neither any Seller nor any ERISA Affiliate contributes to, or has ever contributed to or been required to contribute to, a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. Other than as disclosed in Section 4.13(c) of the Seller Disclosure Schedules, neither any Seller nor any ERISA Affiliate maintains or contributes to, or has in the past six (6) years maintained or contributed to, an employee benefit plan that is or has been subject to Title IV of ERISA or Section 412 of the Code. Except as would not reasonably be expected to result in material Liability to Purchaser (for these purposes, not taking into account Section 2.02(b) of the Agreement), neither any Seller nor, with respect to any plan subject to Title IV of ERISA, any Seller or ERISA Affiliate has any liability for contributions or premiums that have not been paid when due with respect to any Employee Benefit Plan (including any insurance policy thereunder).

(d) Except as would not reasonably be expected to result in material Liability to Purchaser (for these purposes, not taking into account Section 2.02(b)): (i) each Employee Benefit Plan has been administered in material compliance with its terms (which have been maintained in compliance with applicable Laws) and with applicable Laws; (ii) no “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary duties has occurred with respect to any Employee Benefit Plan; (iii) there has been no act or omission with respect to any Employee Benefit Plan that has given rise to or, to the Knowledge of the Sellers, could give rise to fines, penalties, taxes, or Liability under ERISA or the Code; (iv) neither any Seller nor any Employee Benefit Plan provides, or has obligation to provide, medical or welfare benefits (through insurance or otherwise), or the continuation of such benefits or coverage, in any case, after retirement or other termination of employment of a Master Servicing Employee or a former employee who provided services related to the Master Servicing Business, except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code or similar state law (“COBRA”); and (v) no Seller has any liability on account of any violation of the health care requirements of COBRA. Except as would not reasonably be expected to result in material Liability to Purchaser or any Master Servicing Employee, each Master Servicing Benefit Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) has, with respect to each Master Servicing Employee, at all times been operated and maintained in all respects in accordance with the requirements of Section 409A of the Code.

(e) Except as would not reasonably be expected to result in material Liability to Purchaser (for these purposes, not taking into account Section 2.02(b)): (i) there are no Actions (other than routine claims for benefits) pending or, to the Knowledge of the Sellers, threatened with respect to any Employee Benefit Plan or its assets; (ii) there are no negotiations, demands or proposals that are pending or have been made that concern matters now covered, or that would be covered, by any Employee Benefit Plan; (iii) each Employee Benefit Plan can be amended, terminated or otherwise discontinued by its sponsor at any time without the imposition of any liability; and (iv) no Employee Benefit Plan is under audit or is the subject of any inquiry, investigation or other proceeding by the IRS, the Department of Labor, the Pension Benefit Guaranty Corporation or any other Governmental Entity, nor, to the Knowledge of the Sellers, is any such audit, inquiry, investigation or other proceeding threatened. There are no Actions (other than routine claims for benefits) pending or, to the Knowledge of the Sellers, threatened with respect to any Employee Benefit Plan that in any way involve any Master Servicing Employee, nor do any circumstances exist pursuant to which a Master Servicing Employee is reasonably likely to assert such an action, suit or claim.

(f) Except as set forth in Section 4.13(f) of the Seller Disclosure Schedules or as would not reasonably be expected to result in material Liability to Purchaser, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has obtained a currently effective favorable determination letter from the IRS regarding its qualification (or still has time in which to apply for or receive such a determination letter and make any amendments necessary to obtain such a favorable determination covering the plan from its initial adoption) or a favorable advisory or opinion letter from the IRS regarding the master or prototype form on which it is established, and the Sellers have provided a copy of each such letter to Purchaser. Except as would not reasonably be expected to result in material liability to Purchaser, nothing has occurred that would cause any such Employee Benefit Plan to fail to qualify under Section 401(a) of the Code.

(g) Except as set forth in Section 4.13(g) of the Seller Disclosure Schedules or as would not reasonably be expected to result in material Liability to Purchaser (for these purposes, not taking into account Section 2.02(b)), no Seller or ERISA Affiliate has incurred or has a reasonable expectation that it will incur any liability to the Pension Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any “employee pension benefit plan” (as defined in Section 3(2) of ERISA) that any Seller or ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

(h) Neither the execution of this Agreement nor the consummation of the Transactions will (either alone or in connection with any other event) (i) entitle any Master Servicing Employee to any payment or compensation, or (ii) accelerate the time of payment, funding or vesting of, or increase the amount of, compensation due to any Master Servicing Employee.

Section 4.14	Brokers, Finders and Financial Advisors.

The Sellers and their respective officers, directors, employees and agents have not employed any broker, finder or financial advisor in connection with the Transactions, or incurred any Liability or commitment for any fees or commissions to any such person in connection with the Transactions, except for the retention of Keefe, Bruyette & Woods, Inc. and Deutsche Bank Securities Inc. by the Bank and the fees payable pursuant thereto, which the Sellers have separately disclosed to Purchaser and which fees and commissions will be paid by the Sellers.

Section 4.15	Environmental Matters.

Notwithstanding any other representation and warranty in this Article IV, the representations and warranties contained in this Section 4.15 are the sole and exclusive representations and warranties of the Sellers pertaining or relating to any environmental, health or safety matters, including any arising under any Environmental Laws. Except as set forth in the Sellers’ Environmental Report, dated as of the date hereof (the “Environmental Report”), a copy of which has heretofore been delivered to Purchaser:

(i) Each of the Sellers is in compliance in all material respects with any Environmental Laws with respect to the Purchased Assets;

(ii) Each of the Sellers possesses, and is in compliance in all material respects with, all Environmental Permits necessary for the operation of the Business;

(iii) In the past three (3) years, the Sellers have not received any written notice concerning, and do not otherwise have Knowledge that there is, any Action pending or threatened before any Governmental Entity against them (A) for alleged noncompliance with, or Liability under, any Environmental Law or (B) relating to the presence of or release into the environment of any Pollutants, in each case with respect to the Purchased Assets;

(iv) To the Sellers’ Knowledge, the Owned Real Property and the Leased Real Property are not contaminated with and do not otherwise contain any Pollutants that could reasonably be expected to result in material Liability under Environmental Laws, other than Pollutants (A) used in the ordinary course of maintaining and cleaning the Owned Real Property or the Leased Real Property in commercially reasonable amounts, (B) used as fuels, lubricants or otherwise in connection with vehicles, machinery and equipment located at the Owned Real Property or the Leased Real Property in commercially reasonable amounts, or (C) used in the ordinary course of the business conducted at the Owned Real Property or the Leased Real Property in commercially reasonable amounts; and

(v) To the Sellers’ Knowledge, there are no underground storage tanks on, in or under the Owned Real Property or the Leased Real Property; and to the Sellers’ Knowledge, no underground storage tanks have been closed or removed from the Owned Real Property or the Leased Real Property.

Section 4.16	Related Party Transactions.

Except as set forth in Section 4.16 of the Seller Disclosure Schedules, neither Seller is a party to any transaction (including any loan or other credit accommodation) or Contract with any Affiliate of any Seller that is included in the Purchased Assets or Assumed Liabilities or with respect to the Master Servicing Business. Except as set forth in Section 4.16 of the Seller Disclosure Schedules, all transactions and Contracts set forth in Section 4.16 of the Seller Disclosure Schedules (i) were made in the ordinary course of business, (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions and Contracts with other Persons, and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.

Section 4.17	Real Estate Matters

(a) With respect to the applicable Seller’s leased real property located at 5920 Castleway West Drive in Indianapolis, Indiana (the “Indianapolis Leased Real Property”) and the applicable Seller’s leased real property located at ParkRidge Six of ParkRidge Corporate Center, Littleton, Colorado (the “Littleton Leased Real Property” and together with the Indianapolis Leased Real Property, the “Leased Real Property”), the Sellers have made available to Purchaser true and correct copies of the lease agreement and any amendments thereto (collectively, the “Real Property Leases”) on or before the date hereof. Each of the Real Property Leases is in full force and effect and is a valid and binding agreement of the applicable Seller and, to the Knowledge of the Sellers, the other party thereto. The applicable Seller has a good and valid leasehold interest in each Leased Real Property, free and clear of all Liens except for Permitted Liens. The applicable Seller is not in material default under the applicable Real Property Lease and no event has occurred and is continuing which, with or without notice or lapse of time, would constitute a material default or event of default by such Seller under the applicable Real

Property Lease or, to the Sellers’ Knowledge, by any other party thereto. Neither Seller has received any written notice from any Governmental Entity or any landlord under the Real Property Leases (a) alleging a violation of any Law with respect to the Leased Real Property that has not been corrected or (b) of any pending or threatened condemnation proceedings with respect to the Leased Real Property. There are no material pending or, to the Knowledge of the Sellers, threatened Actions against either Seller relating to the Leased Real Property. The Sellers have made available to Purchaser any surveys, site plans, certificates of occupancy, plans and specifications, engineering or environmental reports, zoning approvals, title commitments and policies and subordination, non-disturbance, and attornment agreements relating to the Leased Real Property that the Sellers have in their possession.

(b) Section 4.17(b) of the Seller Disclosure Schedules lists the common street address and the legal description of the Owned Real Property. The Owned Real Property constitutes all of the real property owned by any Seller in connection with the Business as of the date hereof, other than real property to which the Bank holds title solely as nominee for the benefit of an Investor. A true and complete copy of each owner’s title policy of insurance of ALS with respect to the Owned Real Property (“Seller Title Policies”) has been made available to Purchaser on or before the date hereof. ALS has good, valid and marketable fee simple title to the Owned Real Property, free and clear of all Liens other than Permitted Liens, Liens disclosed in Section 4.17(b) of the Seller Disclosure Schedules, and Liens that do not materially affect the marketability of title to the Owned Real Property. There are no outstanding options, rights of first offer or rights of first refusal to purchase the Owned Real Property. Neither Seller has received any written notice from any Governmental Entity (i) alleging a violation of any Law with respect to the Owned Real Property that has not been corrected or (ii) of any pending or threatened condemnation proceedings with respect to the Owned Real Property. To the Sellers’ Knowledge, there are no material pending or threatened litigation or administrative actions against any Seller relating to the Owned Real Property.

Section 4.18	Servicing.

(a) Servicing Rights and Subservicing Rights.

(i) Except for certain FHMLC mortgage servicing rights which may be transferred by LBHI to the Bank as contemplated by Section 7.15, the Bank or ALS owns all right, title and interest in and to the Servicing Rights free and clear of all Liens except as set forth in Section 4.04(a) of the Seller Disclosure Schedules, and has the sole right to act as Servicer with respect to the Serviced Mortgage Loans pursuant to and subject to the terms and conditions of the Servicing Agreements and Subservicing Agreements;

(ii) The Bank or ALS is entitled to receive Servicing Compensation, Ancillary Income and Late Fees as Servicer under, and subject to the terms of, each Servicing Agreement and Subservicing Agreement;

(iii) Except as set forth in Section 4.18(a)(iii) of the Seller Disclosure Schedules, none of the other parties to any of the Servicing Agreements, Subservicing Agreements or Servicing Rights Agreements have provided written notice to the Sellers that such party will terminate, modify or amend any of the Servicing Agreements,

Subservicing Agreements or Servicing Rights Agreements or the Sellers’ benefits or the Servicing Rights under any of the Servicing Agreements, Subservicing Agreements or Servicing Rights Agreements;

(iv) Except as set forth in Section 4.18(a)(iv) of the Seller Disclosure Schedules, neither Seller has engaged any subservicers, subcontractors or other agents to perform any of its duties under any of the Servicing Agreements, Subservicing Agreements or Servicing Rights Agreements, other than engagements that are permitted by, and are in compliance in all material respects with the requirements of, the applicable Servicing Agreements, Subservicing Agreements and Servicing Rights Agreements, and all fees and expenses due and payable to any such subservicer, subcontractor or agent as of the Closing Date in connection therewith have been paid; and

(v) A copy of the Servicing Rights Data Tape has been delivered to Purchaser. All the information included in the Servicing Rights Data Tape is, and in the Monthly Servicing Rights Data Tapes will be, true and correct in all material respects as of January 31, 2012 or, with respect to any Monthly Servicing Rights Data Tape, as of the applicable month-end date to which such Monthly Servicing Rights Data Tape relates.

(b) Seller/Servicer Standing. Each Seller is (i) an approved seller/servicer or issuer, as applicable, of mortgage loans for HUD, FNMA, FHLMC, GNMA, FHA, RHS and VA, (ii) properly licensed and qualified to do business and in good standing in each jurisdiction in which such licensing and qualification is necessary to act as the Servicer under any of the Servicing Agreements, Servicing Rights Agreements or Subservicing Agreements, and (iii) qualified to act as the servicer under each Servicing Agreement, Servicing Rights Agreement and Subservicing Agreement, and no event has occurred which would make any Seller unable to comply with all such eligibility requirements or which would require notification to HUD, FNMA, FHLMC, GNMA, FHA, RHS or VA. Neither Seller has received any written notice from any Governmental Entity that it intends to terminate or restrict such Seller’s status as an approved participant in its programs for which such Seller is as of the date hereof registered, approved or authorized.

(c) MERS Membership. Each Seller is a member in good standing of the MERS system.

(d) Servicing Agreements.

(i) Schedules 1.01(q), 1.01(r) and 1.01(t) contain a list of all Servicing Agreements, Subservicing Agreements and Servicing Rights Agreements in effect as of the date hereof. Except as set forth in Section 4.18(d)(i) of the Seller Disclosure Schedules, the Sellers have made available to Purchaser true and complete copies of each such Servicing Agreement, Subservicing Agreement and Servicing Rights Agreement.

(ii) Except as would not reasonably be expected to materially impair the ability of Purchaser to realize the economic benefits associated with the Transactions, each Servicing Agreement, Subservicing Agreement and Servicing Rights Agreement is a valid and binding obligation of the Seller party thereto, is in full force and effect, and is enforceable by such Seller in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(iii) The Sellers have previously made available to Purchaser a correct and complete description of the Sellers’ written policies and procedures used by the Sellers in connection with servicing the Serviced Mortgage Loans as of the date hereof.

(e) Servicing Portfolio Information; Related Matters.

(i) A copy of the Serviced Mortgage Loan Data Tape has been delivered to Purchaser. All the information included in the Serviced Mortgage Loan Data Tape is, and in the Monthly Serviced Mortgage Loan Data Tapes will be, true and correct in all material respects as of January 31, 2012 or, with respect to any Monthly Serviced Mortgage Loan Data Tape, as of the applicable month-end date to which such Monthly Serviced Mortgage Loan Data Tape relates.

(ii) To the Knowledge of Sellers, no Serviced Mortgage Loan is a “high cost loan” or “covered loan” under any of the Home Ownership Equity Protection Act, the Truth in Lending Act (Regulation Z) or a similar state or local anti-predatory lending Law.

(f) Advances.

(i) A copy of the Servicer Advance Data Tape has been delivered to Purchaser. All the information included in the Servicer Advance Data Tape is true and correct in all material respects as of January 31, 2012, except for the P&I Advances (as defined in the applicable Servicing Agreement, Subservicing Agreement, Master Servicing Agreement or Servicing Rights Agreement or any other similar term therein) data presented in the Servicer Advance Data Tape, which will be current for each Servicing Agreement, Subservicing Agreement, Master Servicing Agreement and Servicing Rights Agreement as of the most recent investor reporting monthly cut-off date for each such Servicing Agreement, Subservicing Agreement, Master Servicing Agreement and Servicing Rights Agreement.

(ii) Each Servicer Advance is a valid and subsisting amount owing to a Seller and was made in accordance with Applicable Servicing Requirements in all material respects, and is not subject to any set-off or claim arising from acts or omissions of the Sellers that could be asserted against Purchaser. Except as set forth in Section 4.18(f)(ii) of the Seller Disclosure Schedules, the Sellers have not received any notice from any Investor, Insurer or other appropriate party in which the Investor, Insurer or other party disputes or denies a material claim by the Sellers for reimbursement in connection with a Servicer Advance. All Servicer Advances required to be made by a Seller in accordance with the Applicable Servicing Requirements prior to the Closing Date will have been made by such Seller. For the avoidance of doubt, and notwithstanding the foregoing or any other provision of this Agreement, no representation or warranty is being made as to whether such Servicer Advances are ultimately collectible.

(iii) No Servicer Advance Receivable has been sold, transferred, assigned or pledged by the related Seller to any Person other than the Purchaser. The Sellers have not taken any action that, or failed to take any action the omission of which, would materially impair the rights of Purchaser with respect to any such Servicer Advance Receivable.

(g) Escrow Accounts. All Custodial Accounts and Escrow Accounts are maintained in all material respects in accordance with Applicable Servicing Requirements.

(h) Servicing Rights Agreements. Under each Servicing Rights Agreement, neither Seller has any obligation, in its capacity as the owner of the Servicing Rights with respect to the loans being serviced thereunder, to make advances if the Servicer thereunder fails to make any such advances pursuant to the terms of such Servicing Rights Agreement.

Section 4.19	Master Servicing Agreements.

(a) Each Seller is in compliance in all material respects with all Master Servicing Agreements to which such Seller is a party or will have cured any material non-compliance in all material respects with respect to such Master Servicing Agreements prior to the Closing Date.

(b) Schedule 1.01(h) contains a list of all Master Servicing Agreements in effect as of the date hereof. The Sellers have made available to Purchaser true and complete copies of each such Master Servicing Agreement.

(c) Except as set forth on Section 4.19(c) of the Seller Disclosure Schedules, none of the other parties to any of the Master Servicing Agreements have provided written notice to either Seller that such party will terminate, modify or amend any of the Master Servicing Agreements or any Seller’s rights under any of such Master Servicing Agreements.

(d) Except as set forth in Section 4.19(d) of the Seller Disclosure Schedules, neither Seller has engaged any subservicers, subcontractors or other agents to perform any of its duties under any of the Master Servicing Agreements.

(e) Except as set forth in the Licensing Report, ALS is properly licensed and qualified to do business and in good standing in each jurisdiction in which such licensing and qualification is necessary to act as the Master Servicer under any of the Master Servicing Agreements, and is qualified to act as the Master Servicer under each Master Servicing Agreement, and no event has occurred which would make ALS unable to comply with all such eligibility requirements.

(f) A copy of the Master Servicing Data Tape has been delivered to Purchaser. All the information included in the Master Servicing Data Tape is, and in the Monthly Master Servicing Data Tape will be, true and correct in all material respects as of January 31, 2012 or, with respect to any Monthly Master Servicing Data Tape, as of the applicable month-end date to which such Monthly Master Servicing Data Tape relates.

(g) ALS has the sole right to act as Master Servicer with respect to the Master Serviced Mortgage Loans pursuant to and subject to the terms and conditions of the Master Servicing Agreements.

(h) ALS is entitled to receive the Master Servicing Compensation as Master Servicer under, and subject to the terms of, each Master Servicing Agreement.

(i) All Master Servicing Custodial Accounts are maintained in all material respects in accordance with Applicable Servicing Requirements.

Section 4.20	Servicing Loan Files.

All Servicing Loan Files provided to Purchaser by or on behalf of the Sellers contain all documents, instruments and information (which may include true, correct and complete copies thereof) necessary to service the Serviced Mortgage Loans in accordance with the Applicable Servicing Requirements.

Section 4.21	Securitization Liability.

The Bank is not currently, and since 2008 has not been, the subject of any pending or prior Action alleging or asserting that the Bank is subject to any material Liability arising from (i) the origination of any loans sold by or otherwise transferred by the Sellers directly or indirectly to any Investor or any other Person or (ii) such sale or transfer of such loans, including without limitation any Liability for any representations or warranties made with respect to such loans to any such Investor or Third Party.

Section 4.22	No Other Representations or Warranties.

The Sellers acknowledge that except for the representations and warranties expressly set forth in Article V, neither Purchaser nor any other Person has made any representation or warranty, express or implied, as to Purchaser or the accuracy or completeness of any information that Purchaser or any other Person furnished or made available to the Sellers and its Representatives.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Sellers that the statements contained in this Article V are true and correct as of the date of this Agreement (or, if made as of a different specified date, as of such date) and will be true and correct as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as otherwise set forth in the Purchaser Disclosure Schedules.

Section 5.01	Organization.

(a) Purchaser is a limited liability company duly organized and validly existing and in good standing under the laws of Delaware. Purchaser has all requisite corporate power and authority to own, lease and operate its assets and carry on its business as now conducted. Purchaser is duly licensed or qualified to do business in each jurisdiction where its ownership or leasing of assets or the conduct of its business requires such licensure or qualification, except where the failure to obtain such license or qualification would not reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the Transactions or perform its obligations hereunder.

(b) Prior to the date of this Agreement, Purchaser has made available to the Sellers, true and correct copies of the certificate of formation and limited liability company operating agreement of Purchaser.

Section 5.02	Authority; No Violation.

(a) Purchaser has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Purchaser Required Governmental Approvals, to consummate the Transactions. The execution and delivery of this Agreement and the Ancillary Agreements by Purchaser and the consummation by Purchaser of the Transactions have been duly and validly authorized by all necessary corporate action of Purchaser. This Agreement has been duly and validly executed and delivered by Purchaser, and assuming the due authorization, execution and delivery by each of the Sellers, constitutes the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity. Each Ancillary Agreement, upon execution and delivery by Purchaser, and assuming the due authorization, execution and delivery by each of the Sellers, will constitute the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency and similar Laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity, whether applied in a court of law or a court of equity.

(b) Subject to receipt of the Purchaser Required Governmental Approvals and the Third Party Consents, and expiration of related waiting periods, neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the Transactions and compliance by Purchaser with any of the terms or provisions hereof or thereof will: (i) conflict with or result in a breach or violation of or a default under any provision of the organizational documents of Purchaser; (ii) violate any Law or Order applicable to Purchaser or any of its properties or assets or enable any Person to enjoin the Transactions; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of any material Contract to which Purchaser is a party, or by which it or any of its properties or assets may be bound or affected.

Section 5.03	Consents.

Except for the Purchaser Required Governmental Approvals and the Third Party Consents and compliance with any conditions contained therein, no consents, waivers or approvals of, or filings or registrations with, any Governmental Entity are necessary, and no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with the execution and delivery of this Agreement by Purchaser and the completion by Purchaser of the Transactions.

Section 5.04	Access to Funds; Financing.

Purchaser has heretofore delivered to the Sellers true, complete and correct copies of the Financing Commitments, pursuant to which the lenders party thereto (the “Lenders”) have committed, subject to the terms and conditions set forth therein, to lend the amounts set forth therein for the purposes of financing the Transactions and related fees and expenses (the “Financing”). As of the date hereof, the Financing Commitments has not been amended or modified, no such amendment or modification is contemplated by Purchaser, and the commitment contained in the Financing Commitments has not been withdrawn or rescinded in any respect. As of the date hereof, there are no side letters or other Contracts or arrangements related to the funding of the Financing other than as expressly set forth in the Financing Commitments delivered to the Sellers prior to the date hereof. Purchaser has fully paid any and all commitment fees or other fees in connection with the Financing Commitments that are payable on or prior to the date hereof, and the Financing Commitments are in full force and effect and is the legal, valid, binding and enforceable obligation of Purchaser and, to the Knowledge of Purchaser, each of the other parties thereto. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in or expressly contemplated by the Financing Commitments. No event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of Purchaser or, to the Knowledge of Purchaser, any other party thereto under the Financing Commitments other than any such default or breach that has been irrevocably waived by the Lenders or otherwise cured in a timely manner by Purchaser to the satisfaction of the Lenders. To the Knowledge of Purchaser, there are no facts or circumstances relating to Purchaser as of the date hereof that would cause any of the conditions to the Financing contemplated by the Financing Commitments not to be satisfied. Purchaser will have at and after the Closing funds sufficient to (i) pay the Aggregate Purchase Price, (ii) pay any and all fees and expenses required to be paid by Purchaser in connection with the Financing and the Transactions, and (iii) satisfy all of the other payment obligations of Purchaser contemplated hereunder.

Section 5.05	Legal Proceedings.

Purchaser is not party to any, and there are no pending or, to Purchaser’s Knowledge, threatened Actions (i) challenging the validity or propriety of any of the Transactions, or (ii) which could materially and adversely affect the ability of Purchaser to perform under this Agreement.

Section 5.06	Brokers, Finders and Financial Advisors.

Neither Purchaser nor any of its officers, directors, employees or agents has employed any broker, finder or financial advisor in connection with the Transactions, or incurred any Liability or commitment for any fees or commissions to any such person in connection with the Transactions.

Section 5.07	Representations and Warranties as to the Servicing Rights.

(a) Seller/Servicer Standing. Purchaser is, or as of the Closing Date will be, (i) an approved seller/servicer or issuer, as applicable, of mortgage loans for HUD, FNMA, FHLMC, GNMA, FHA, RHS and VA and is in good standing with the requisite financial criteria and adequate resources to complete the Transactions on the conditions stated herein, (ii) properly licensed and qualified to do business and in good standing in each jurisdiction in which such licensing and qualification is necessary to act as the Servicer under all of the Servicing Agreements, Subservicing Agreements and Servicing Rights Agreements and the Master Servicer under all of the Master Servicing Agreements, and (iii) qualified to act as, and satisfies all the criteria for acting as, the Servicer under each Servicing Agreement, Subservicing Agreement and Servicing Rights Agreement and Master Servicer under each Master Servicing Agreement, and no event has occurred which would make Purchaser unable to comply with all such eligibility requirements or which would require notification to HUD, FNMA, FHLMC, GNMA, FHA, RHS or VA.

(b) MERS Membership. Purchaser is a member in good standing of the MERS system.

(c) No Other Representations or Warranties. Purchaser (i) acknowledges and agrees that (A) it has made its own independent determination of the value (including recoverability) of the Servicer Advances and the Servicing Rights and Master Servicing Rights held by the Sellers and has not relied on the Sellers or any other Person with respect to such value; (B) neither the Sellers nor any other Person has made any direct or indirect representation or warranty (whether in this Agreement or otherwise) with respect to such value; and (C) it will not assert that any matters related to such value resulted in the failure of any of the conditions set forth in Article VIII to be satisfied and (ii) waives, on behalf of itself and each other Purchaser Indemnified Party, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Sellers or any of their respective Affiliates or representatives related to such value and arising under or based upon this Agreement or any certificate delivered in connection herewith, whether under this contract or arising under common law or any other Law; provided, that nothing in this Section 5.07(c) shall be deemed to limit any remedies available pursuant to Article X with respect to any breach of representations and warranties included in Article IV.

Section 5.08	No Other Representations or Warranties.

(a) Purchaser acknowledges that (i) it and its Representatives have been permitted access to the books and records, facilities, equipment, Contracts and other properties and assets of the Sellers related to the Business, and that it and its Representatives have had an opportunity to meet with officers and employees of the Sellers and (ii) except for the representations and warranties expressly set forth in Article IV, (A) Purchaser has not relied on any representation or warranty from the Sellers or any other Person in determining to enter into this Agreement and (B) neither the Sellers nor any other Person has made any representation or warranty, express or implied, as to the Business or the Purchased Assets or the accuracy or completeness of any information regarding any of the foregoing that the Sellers or any other Person furnished or made available to Purchaser and its Representatives (including any projections, estimates, budgets, offering memoranda, management presentations or due diligence materials). Without limiting the generality of the foregoing, except as expressly set forth in the representations and warranties in Article IV, THERE ARE NO EXPRESS OR IMPLIED WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

(b) THE SELLERS AND PURCHASER AGREE THAT, EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS AGREEMENT AND THE OTHER DOCUMENTS EXECUTED BY THE SELLERS AT CLOSING WITH RESPECT TO THE OWNED REAL PROPERTY AND THE REAL PROPERTY LEASEHOLDS, THE OWNED REAL PROPERTY AND THE REAL PROPERTY LEASEHOLDS SHALL BE SOLD AND PURCHASER SHALL ACCEPT POSSESSION OF THE OWNED REAL PROPERTY AND THE LEASED REAL PROPERTY ON THE CLOSING DATE “AS IS,” “WHERE IS,” AND “WITH ALL FAULTS.”

ARTICLE VI.

CONDUCT PENDING ACQUISITION

Section 6.01	Conduct of Business Prior to the Closing.

From the date hereof until the Closing Date, except (i) as contemplated by this Agreement, (ii) as set forth in Section 6.01 of the Seller Disclosure Schedules, (iii) as required by Law, or (iv) to the extent Purchaser provides prior written consent to do otherwise, which consent shall not be unreasonably withheld, each of the Sellers shall use commercially reasonable efforts to conduct the Business and operate the Purchased Assets in the ordinary course of business. Without limiting the foregoing sentence, each of the Sellers shall:

(a) preserve intact its current business organization and ongoing operations, including with respect to the relationships between such Seller and its Affiliates;

(b) maintain in good standing its existence as a federal savings bank or limited liability company, as the case may be;

(c) maintain the general character of the Business and conduct the Business in accordance with Applicable Servicing Requirements;

(d) maintain proper business and accounting records relative to the Business; and

(e) maintain commercially reasonable procedures for protection of the Seller Owned Intellectual Property.

Section 6.02	Forbearances of Seller.

Without limiting the covenants set forth in Section 6.01 hereof, from the date hereof until the Closing Date, except (i) as contemplated by this Agreement, (ii) as set forth in Section 6.02 of the Seller Disclosure Schedules, (iii) as required by Law, or (iv) to the extent Purchaser provides prior written consent to do otherwise, which consent shall not be unreasonably withheld or delayed, each of the Sellers will not:

(a) enter into any Contract that will be an Assumed Contract that is not terminable within sixty (60) days and involving payments or obligations by Sellers in excess of $250,000 individually;

(b) (i) amend in any material respect or terminate any Assumed Contract identified as a Tier 1 or Tier 2 Contract on Schedule 1.01(b), or waive or release any material rights or claims thereunder, provided, however, that the expiration of any such Contract by its terms prior to Closing shall be deemed not to be a termination of such Contract under this clause, or (ii) enter into any Assumed Contract that would have been identified as a Tier 1 or Tier 2 Contract had it been entered into prior to the date hereof;

(c) grant or award any change in any item of recurring or periodic cash compensation of any Master Servicing Employee except for increases in the ordinary course of business consistent with past practice, except as required by applicable Law; to the extent that Purchaser refuses to consent to such an act, a Seller’s failure to take such action shall not result in a failure to satisfy a condition to the obligations of the Purchaser under this agreement, whether pursuant to Section 8.02 or otherwise, and no Seller shall have any obligation to indemnify any Purchaser Indemnified Party, whether pursuant to Section 10.02 or otherwise, for such failure or any consequence thereof;

(d) enter into, materially modify or cause the termination of any employment agreement, pension, retirement, stock option, stock purchase, stock appreciation right, stock grant, savings, profit sharing, deferred compensation, supplemental retirement, consulting, bonus, group insurance or other employee benefit, incentive, welfare, employment, severance, retention, change in control or similar Contract, plan, policy, program or arrangement, or any trust agreement related thereto, in respect of any Master Servicing Employee; or make any discretionary contributions to any defined contribution or defined benefit plan for the benefit of any Master Servicing Employee other than discretionary contributions in the ordinary course of business consistent with past practice, except as required by applicable Law; to the extent that Purchaser refuses to consent to such an act, a Seller’s failure to take such action shall not result in a failure to satisfy a condition to the obligations of the Purchaser under this agreement, whether pursuant to Section 8.02 or otherwise, and no Seller shall have any obligation to indemnify any Purchaser Indemnified Party, whether pursuant to Section 10.02 or otherwise, for such failure or any consequence thereof;

(e) take any action that would give rise to a right of payment to any Master Servicing Employee under any employment agreement (other than in connection with the hiring or promotion of an individual to replace a Master Servicing Employee, on terms substantially consistent with the terms of the employment agreement with the Master Servicing Employee being replaced), or that would accelerate a right to payment to any Master Servicing Employee under any employee compensation or benefit plan, except as required by applicable Law; to the extent that Purchaser refuses to consent to such an act, a Seller’s failure to take such action shall not result in a failure to satisfy a condition to the obligations of the Purchaser under this agreement, whether pursuant to Section 8.02 or otherwise, and no Seller shall have any obligation to indemnify any Purchaser Indemnified Party, whether pursuant to Section 10.02 or otherwise, for such failure or any consequence thereof;

(f) sell, transfer, assign, lease, license, cancel, abandon, mortgage, surrender, subject to any Lien (other than a Permitted Lien) or otherwise dispose of or encumber any of the Purchased Assets in one transaction or a series of related transactions having a value, individually or in the aggregate, in excess of $250,000; provided, however, that Sellers shall not be entitled to sell, transfer, assign, lease, license, cancel, abandon, mortgage, surrender, subject to any Lien (other than a Permitted Lien) or otherwise dispose of or encumber (i) the Servicing Rights, Servicing Rights Agreements, Servicing Agreements, Subservicing Rights, Subservicing Rights Agreements, Servicing Compensation, Late Fees, Ancillary Income, Servicer Advance Receivables and Deferred Servicing Fees, (ii) any Purchased Assets related to the Master Servicing Business or (iii) any personal property located at the Indianapolis Leased Real Property;

(g) create, incur, assume or guarantee any Indebtedness that will constitute an Assumed Liability as of the Closing Date or subject any Purchased Asset to any Lien that will not be released as of the Closing Date;

(h) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Bank Regulator responsible for regulating any Seller; provided, that if any such changes are required, the Sellers shall promptly provide written notice to Purchaser with respect thereto;

(i) waive or forgive any claim or right of a Seller relating to the Purchased Assets in one transaction or a series of related transactions having a value in excess of $500,000;

(j) with respect to the Purchased Assets, make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes or otherwise, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, except as required by Law or GAAP;

(k) purchase new mortgage servicing rights or sell mortgage servicing rights relating to Serviced Mortgage Loans, except pursuant to contractual commitments (including co-issue commitments/agreements) that are set forth in Section 6.02(k) of the Seller Disclosure Schedules;

(l) acquire assets that are Purchased Assets having a value individually or in the aggregate in excess of $500,000;

(m) amend in any material respect or terminate any Servicing Agreement, Servicing Rights Agreement, Subservicing Agreement or Master Servicing Agreement; except as necessary to comply with the Applicable Servicing Requirements, provided, however, that the expiration of any such Contract by its terms prior to Closing shall be deemed not to be a termination of such Contract under this clause;

(n) change its servicing practices in any material respect, except as required by Applicable Servicing Requirements; provided, that, prior to making any such changes pursuant to clause (b) of the definition of Applicable Servicing Requirements, the Sellers shall in good faith consult with Purchaser with respect thereto;

(o) make any capital expenditure other than expenditures necessary to maintain existing Purchased Assets in good repair;

(p) settle any Action with any Person (other than a Governmental Entity) pursuant to terms which, individually, could reasonably be expected to result in a Loss Sharing Claim in excess of $500,000; or

(q) agree to do any of the foregoing.

Section 6.03	Other Sales.

Notwithstanding Section 6.01 and Section 6.02, from the date hereof until the Closing Date, the Sellers may sell or transfer, or enter into one or more agreements to sell or transfer, any asset of the Sellers, except for the Purchased Assets.

Section 6.04	No Control of the Business.

Notwithstanding Section 6.01 and Section 6.02, nothing contained in this Agreement shall give Purchaser, directly or indirectly, the right to control or direct the Sellers’ operations prior to the Closing.

Section 6.05	Exclusivity.

(a) Until the earlier of the Closing and the valid termination of this Agreement pursuant to Section 11.01, the Sellers shall not, nor shall any Seller authorize any of its Affiliates to, nor shall any Seller authorize and shall use reasonable efforts not to permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative of, such Seller to, (i) solicit, initiate or knowingly encourage the submission of any alternative proposal for the acquisition of all or any portion of the Purchased Assets (an “Alternative Proposal”), (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may be reasonably expected to lead to, any Alternative Proposal or (iii) enter into any agreement with respect to any Alternative Proposal; provided, however, that nothing set forth herein shall prohibit the Sellers from engaging in any discussions or negotiations with or provide any information to any of its Affiliates regarding the transfer of the Purchased Assets to LBHI on or after May 31, 2012 in accordance with the provisions of the Capital Maintenance Agreement (the “CMA”) dated November 30, 2010 by and among the Bank, LBB, LBHI and the OTS, or otherwise comply with the provisions of the CMA.

(b) The Sellers shall immediately cease and terminate all existing discussions and negotiations with any other Persons that could reasonably be expected to result in an Alternative Proposal or an agreement with respect to an Alternative Proposal.

Section 6.06	Financial Statements.

The Bank shall provide to Purchaser a copy of (i) the audited consolidated statements of financial condition of the Bank and its subsidiaries as of December 31, 2011 within five (5) Business Days of the Bank’s receipt of a final audit report and (ii) any call report submitted to the OCC within five (5) Business Days of such submission.

ARTICLE VII.

COVENANTS

Section 7.01	Current Information.

(a) Between the date hereof and the Closing Date, the Sellers and Purchaser shall meet on a regular basis, and in any event not less than once per calendar month, to discuss and plan for the conversion of the Sellers’ data processing and related electronic informational systems to those used by Purchaser which planning shall include, but not be limited to, discussion of the possible termination by the Sellers of third-party service provider arrangements effective on the Closing Date or at a date thereafter, non-renewal of personal property leases and Software licenses used by the Sellers in connection with their systems operations, retention of outside consultants and additional employees to assist with the conversion, and outsourcing, as appropriate, of proprietary or self-provided system services, it being understood that, unless the Sellers otherwise agree, no conversion shall take place prior to the Closing Date. In the event that the Sellers take, at the request of Purchaser, any action prior to the Closing relative to third parties to facilitate the conversion that results in the imposition on the Sellers of any termination fees or charges, Purchaser shall indemnify the Sellers for any such fees and charges, and the costs of reversing the conversion process, if for any reason the Transactions are not consummated for any reason other than a breach of this Agreement by the Sellers or the termination of this Agreement pursuant to Section 11.01(e). The Sellers shall reasonably cooperate with Purchaser to effect any conversion of the operating systems of the Sellers to those of Purchaser or its Affiliates on the Closing Date or as soon thereafter as is reasonably practicable. In connection therewith, the Sellers shall, from and after the date hereof through the Closing, reasonably assist Purchaser in making and sending notices, information and materials to the customers and service providers of the Sellers.

(b) The Sellers shall promptly inform Purchaser upon receiving notice of any legal, administrative, arbitration or other proceedings, demands, notices, audits or investigations (by any Governmental Entity) relating to the alleged Liability of any Seller under any labor or employment Law with respect to the Master Servicing Employees.

(c) The Sellers, together, and Purchaser shall each designate a person to act as the representative for such Party or Parties for purposes of coordinating with the other Party or Parties in connection with activities and conduct necessary or appropriate to effect the closing of the Transactions and to transition the Business from the Sellers to Purchaser. The Sellers initially designate Vincent Otto as their representative. Purchaser initially designates Bob Appel as its representative. The representatives shall meet or otherwise communicate with each other on a regular basis.

Section 7.02	Access to Properties and Records; Confidentiality.

(a) During the period from the date hereof to the Closing Date, the Sellers shall permit Purchaser and its Affiliates and their attorneys, accountants, employees, officers, agents and other authorized representatives (collectively, “Representatives”) reasonable access upon reasonable notice to the Owned Real Property and the Leased Real Property in each case subject to the provisions of the Real Property Leases, and shall disclose and make available to Purchaser and its Representatives during normal business hours all of its books, papers and records, in each case to the extent they relate to the Business, the Purchased Assets or the Assumed Liabilities, including, but not limited to, all books of account (including the general ledger), Tax records, minute books of directors’ (other than minutes that discuss any of the Transactions or any other subject matter the Sellers reasonably determine should be treated as confidential) and stockholders’ meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, litigation files, plans affecting employees, and any other business activities or prospects in which Purchaser may have a reasonable interest; provided, however, that the Sellers shall not be required to take any action that would provide access to or disclose information where such access or disclosure, in the Sellers’ reasonable judgment, would interfere with the normal conduct of the Sellers’ business or would violate or prejudice the rights or business interests or confidences of any customer or other person, or would result in the waiver by any Seller of the privilege protecting communications between it and any of its counsel, or would be contrary to any Law applicable to such Seller. The Sellers shall provide Purchaser and its Representatives with such historical financial information regarding the Business as Purchaser may reasonably request. Purchaser and its Representatives shall use commercially reasonable efforts to minimize any interference with the Sellers’ regular business operations during any such access to the Sellers’ property, books and records.

(b) Purchaser agrees that the use by it and its Representatives of any information obtained pursuant to this Section 7.02 shall be subject to the Confidentiality Agreement. Notwithstanding the foregoing and anything to the contrary in the Confidentiality Agreement, Purchaser’s obligation of confidentiality under the Confidentiality Agreement, other than any such information relating solely to the Business or the Purchased Assets, shall survive for three (3) years following the date hereof.

(c) From and after the Closing, (i) each Seller shall not, and shall direct its respective Affiliates and Representatives not to, disclose any trade secrets, confidential or proprietary information, inventions (to the extent not disclosed in published patent applications), methods, processes, formulae, technology, algorithms, models, vendor lists, customer lists and know-how, with respect to the Business that such Persons may learn or have learned by reason of their employment by or their status as an Affiliate of the Sellers, and (ii) each Seller shall, and shall cause its respective Affiliates or Representatives to, treat in confidence all confidential documents, materials and other information which such Person obtained or had access to regarding Purchaser during the negotiations leading up to the execution of this Agreement (or otherwise), or obtains or has access to following the date hereof, and each Seller shall not, and shall cause its respective Affiliates or Representatives not to, share or communicate such documents, materials and other information with any Person other than Purchaser; provided, that the foregoing clauses (i) and (ii) shall not apply to any information that (x) becomes generally available to the public other than as a result of a disclosure by the Purchaser or its Representatives or (y) becomes available to the Sellers on a non-confidential basis from a source other than the Purchaser or its Representatives, provided, that such source is not known by the Sellers to be bound by a confidentiality agreement with or other obligation of secrecy to the Purchaser or another party.

(d) The Sellers (i) shall retain the Serviced Mortgage Loan Documents and other books, records, documentation, files and other information or data relating to completed Foreclosures occurring prior to the Closing Date and (ii) may, at the option of the Sellers, retain copies of all other books, records, documentation, manuals, files and information relating to the Business, Purchased Assets or Assumed Liabilities during the period prior to the Closing Date. Purchaser agrees that following the Closing Date, the Sellers shall, together with their Representatives, have reasonable access, during normal business hours, to the books, records, documentation, manuals, files and other information or data of Purchaser to the extent they relate to the Business, Purchased Assets or Assumed Liabilities during the period prior to the Closing Date (and shall permit such Persons to examine and copy, at their own expense, such documentation, manuals, files and other information or data to the extent reasonably requested by such Party), and shall cause the officers and employees of the Business to furnish (to the Sellers or any of their Affiliates, or any regulator of any Seller or any of its Affiliates) all information reasonably requested by, and otherwise cooperate with (including causing employees to assist the Sellers or any of their Affiliates by requiring such employees to avail themselves for trial, depositions, interviews and other action-related litigation endeavors; provided, however, that the Sellers shall pay all reasonable travel and other business-related expenses of such employees incurred thereby in connection therewith and, if any such employee spends greater than twenty percent (20%) of his or her regular working hours assisting Sellers in connection therewith over a period of five (5) days in any thirty (30) day period, Sellers shall pay all of Purchaser’s compensation and benefits expense in respect of such employee for such period) the Sellers or any of their Affiliates with respect to the Business, Purchased Assets or Assumed Liabilities, in connection with regulatory compliance, indemnification claim verification, pending or threatened Actions, financial reporting and Tax matters (including financial and Tax audits and Tax contests) and other similar business purposes. For a period required under the longer of Purchaser’s record retention policy or ten (10) years from the Closing Date, Purchaser shall not destroy or dispose of or permit the destruction or disposition of any such books, records, documentation, manuals, files and other information or data without first offering, in writing, at least sixty (60) days prior to such destruction or disposition to surrender them to the Sellers.

(e) The Sellers agree that following the Closing Date, Purchaser and its Representatives shall have reasonable access, during normal business hours, to the books, records, documentation, manuals, files and other information or data of the Sellers to the extent they relate to the Business, Purchased Assets or Assumed Liabilities during the period prior to the Closing Date (and shall permit such Persons to examine and copy, at their own expense, such books, records, documentation, manuals, files and other information or data of the Sellers to the extent reasonably requested by such Party), and shall cause the officers and employees of the Sellers to furnish (to Purchaser or any of its Affiliates, or any regulator of Purchaser or any of its Affiliates) all information reasonably requested by, and otherwise cooperate with (including causing employees to assist Purchaser or any of its Affiliates by requiring such employees to avail themselves for trial, depositions, interviews and other action-related litigation endeavors; provided, however, that Purchaser shall pay all reasonable travel and other business-related expenses of such employees incurred thereby in connection therewith and, if any such employee spends greater than twenty percent (20%) of his or her regular working hours assisting Purchaser in connection therewith over a period of five (5) days in any thirty (30) day period, Purchaser shall pay all of Sellers’ compensation and benefits expense in respect of such employee for such period) Purchaser with respect to the Business, Purchased Assets or Assumed Liabilities, in connection with regulatory compliance, indemnification claim verification, pending or threatened Actions, financial reporting and Tax matters (including financial and Tax audits and Tax contests) and other similar business purposes. For a period required under the longer of the Sellers’ record retention policy or ten (10) years from the Closing Date, the Sellers shall not destroy or dispose of or permit the destruction or disposition of any such books, records, documentation, manuals, files and other information or data without first offering, in writing, at least sixty (60) days prior to such destruction or disposition to surrender them to Purchaser.

(f) To the extent that it is necessary or advisable for Purchaser or any of its Affiliates to file with the U.S. Securities and Exchange Commission historical financial statements or pro forma financial information with respect to or relating to the Master Servicing Business or the Servicing Business pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 or any rule promulgated thereunder, the Sellers shall provide all reasonable cooperation with respect to such matters, including (i) permitting Purchaser to use any audited or unaudited financial statements available, (ii) facilitating the delivery by the Sellers’ independent public accountants of any required consents (including delivering customary representation letters by management to the accountants) and (iii) if any requested financial statements are not available, at Purchaser’s request at any time after the date of this Agreement, prepare such audited or unaudited financial statements, at Purchaser’s sole expense.

Section 7.03	Supplements to Seller Disclosure Schedules.

From time to time up to three (3) Business Days prior to the Closing, the Sellers may supplement or amend the Seller Disclosure Schedules with respect to any matter which, if known, existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Seller Disclosure Schedules or which is necessary to correct any information in such Seller Disclosure Schedules which has been rendered inaccurate by an event, condition, fact or circumstance occurring after the date of this Agreement. The Sellers shall promptly notify Purchaser in writing of the supplement or amendment of the Seller Disclosure Schedules. Any such supplemental or amended disclosure will not amend the Seller Disclosure Schedules for purposes of Section 8.02 and Section 10.02 and shall not obviate any of the Sellers’ obligations under Section 6.02.

Section 7.04	Efforts and Actions to Cause the Closing to Occur; Consents.

(a) Commercially Reasonable Efforts. Subject to the terms and conditions herein provided, the Sellers and Purchaser shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and to do or cause to be done and cooperate with each other in order to do all things, necessary, proper or advisable to cause the conditions to the Closing to be satisfied, to consummate the Closing and to effectuate the transactions contemplated by this Agreement and the Ancillary Agreements, including (i) the preparation and filing of all consents, forms, registrations, notices and other documentation required to be submitted to any Governmental Entities or other third parties; provided, that neither the Sellers nor Purchaser shall be obligated to make any material payment or deliver anything of material value to any third party in connection with obtaining a Third Party Consent, (ii) seeking to prevent the initiation of, and defend, any Action challenging this Agreement or the consummation of the Closing, and (iii) causing to be lifted or rescinded any Order adversely affecting the ability of the Parties to consummate the Closing.

(b) Consents and Approvals of Third Parties. In furtherance and not in limitation of Section 7.04(a), the Sellers and Purchaser shall cooperate with each other and shall use their respective commercially reasonable efforts to obtain the Third Party Consents (other than the Servicing Agreement Consents) and such other consents of third parties as are necessary to permit the sale, transfer, assignment and conveyance to Purchaser of the Purchased Assets; provided, however, that within five (5) Business Days following the date hereof, the Sellers shall provide the required notice to, and request the Third Party Consent of, the landlord of the Indianapolis Leased Real Property, in each case pursuant to the lease agreement with respect thereto. If such consent in respect of a Purchased Asset or an Assumed Liability is not obtained prior to the Closing or does not remain in full force and effect at the Closing, Purchaser and the Sellers will, to the extent necessary, use commercially reasonable efforts to enter into a mutually agreeable and lawful arrangement, including subcontracting, sublicensing or subleasing, under which Purchaser would obtain the benefit and assume the obligations in respect thereto from and after the Closing Date in accordance with this Agreement, and under which a Seller would enforce for the benefit of Purchaser any and all rights of Purchaser against a third party thereto, with Purchaser assuming the obligations to the same extent as if they would have constituted an Assumed Liability.

(c) Governmental Approvals. In furtherance and not in limitation of Section 7.04(a), the Sellers and Purchaser shall cooperate with each other and shall use their respective commercially reasonable efforts to promptly prepare and file all necessary documentation to obtain the Governmental Approvals. The Sellers and Purchaser will furnish each other and each other’s counsel with all information concerning themselves, their respective subsidiaries, directors, officers, stockholders or equityholders and such other matters as may be necessary or advisable in connection with any application, petition or other statement made by or on behalf of the Sellers or Purchaser to any Bank Regulator or other Governmental Entity in connection with the Transactions. The Sellers shall prepare and submit the necessary documentation to obtain the Seller Required Governmental Approvals and Purchaser shall prepare and submit the necessary documentation to obtain the Purchaser Required Governmental Approvals. Each Party acknowledges that time is of the essence in connection with the preparation and filing of the documentation referred to above. The Sellers and Purchaser shall each have the right to review and approve in advance all characterizations of the information relating to it and its subsidiaries which appear in any filing made in connection with the Transactions with any Governmental Entity and, to the extent practicable, the Sellers and Purchaser shall provide to each other Party the non-confidential portions of any application for approval being made in connection with the Transactions with any Governmental Entity reasonably prior to the time such filing is made such that such other Party’s reasonable comments may be considered in good faith by the filing Party prior to making such filing. In addition, the Sellers and Purchaser shall each furnish to the other a copy of each publicly available portion of such filing made in connection with the Transactions with any Governmental Entity promptly after its filing. The Sellers and Purchaser agree to (i) keep each other reasonably informed of any communication received from, or given to, any Governmental Entity regarding any Governmental Approval, and (ii) consult with each other in advance of any meeting or conference with, any Governmental Entity in respect of any Governmental Approval and, to the extent not prohibited by such applicable Governmental Entity, give the other Party the opportunity to attend and participate in such meetings and conferences.

(d) HSR Act.

(i) In furtherance and not in limitation of Section 7.04(a), each Party agrees, to the extent necessary, to file the appropriate notices, reports, and other documents pursuant to the HSR Act and under any other antitrust Law with respect to the Transactions as promptly as practicable (but, in respect of filings pursuant to the HSR Act, in no event later than fifteen (15) Business Days after the date hereof), and to supply as promptly as practicable any additional information and documentary material that reasonably may be requested pursuant to the HSR Act or any other antitrust Law and, subject to the other terms hereof, to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act and the receipt of any of the requisite clearances, approvals and authorizations under any other antitrust Law.

(ii) The Sellers and Purchaser shall, in connection with the efforts referenced in Section 7.04(d)(i) to obtain any requisite clearances, approvals and authorizations under the HSR Act and other antitrust Laws for the Transactions, use their respective commercially reasonable efforts to (A) cooperate with each other in connection with any filing or submission under the HSR Act or any other antitrust Law; (B) keep the other Parties reasonably informed of any communication received from, or given to, any Governmental Entity regarding any requisite clearances, approvals and authorizations of such Governmental Entity in respect of the Transactions contemplated hereby; and (C) permit the other Parties to review in advance on an outside counsel only basis any written communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Entity in respect of the HSR Act or any other antitrust Laws and, to the extent not prohibited by such applicable Governmental Entity, give the other Parties the opportunity to attend and participate in such meetings and conferences.

(iii) Purchaser, on the one hand, and the Sellers, on the other hand, agree not to extend any waiting period under the HSR Act or enter into any agreement with any

Governmental Entity not to consummate the Transactions for any period of time, except with the prior written consent of the other, which consent shall not be unreasonably withheld, conditioned or delayed.

Section 7.05	Financing.

(a) Purchaser shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing as promptly as reasonably practicable on the terms and subject only to the conditions contained in the Financing Commitments. Purchaser shall not permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Financing Commitments (except for any such amendments, modifications or waivers which, individually or in the aggregate, would not be reasonably expected to prevent, delay or impair the availability of the Financing under the Financing Commitments or the consummation of the Transactions) without the prior written consent of the Sellers, which consent shall not be unreasonably withheld, conditioned or delayed. Without limiting the generality of the foregoing, Purchaser shall use reasonable best efforts to (i) maintain in effect the Financing Commitments, (ii) satisfy on a timely basis (or obtain the waiver of) all conditions applicable to Purchaser in the Financing Commitments that are within its control and otherwise comply with its covenants and other obligations thereunder, (iii) negotiate with the Lenders and other third parties and enter into definitive agreements with respect to the Financing on the terms and subject only to the conditions contemplated by the Financing Commitments, (iv) consummate the Financing at or prior to the Closing, (v) enforce its rights under the Financing Commitments in the event of a breach or other failure to fund by a Lender that impedes or delays the Closing, and (vi) otherwise cause the Lenders to fund on the Closing Date the Financing required to consummate the Transactions (including taking enforcement action to cause the Lenders to provide the Financing); provided, that Purchaser shall not be required to agree to terms and conditions that are, in the aggregate, materially less favorable to Purchaser than those set forth in the Financing Commitments. Upon the reasonable request of the Sellers, Purchaser shall inform the Sellers of the status of its efforts to arrange the Financing and any material developments relating to the Financing. Without limiting the generality of the foregoing, Purchaser shall give the Sellers prompt notice: (A) upon becoming aware of any material breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or default) by Purchaser, or to the Knowledge of Purchaser, any other party to any Financing Commitment or definitive document related to the Financing; (B) of the receipt of any written notice or other written communication from any Person with respect to any (x) actual or potential breach, default, termination or repudiation by any party to any Financing Commitment or any definitive document related to the Financing of any provisions of any Financing Commitment or any definitive document related to the Financing or (y) material dispute or disagreement between or among any parties to any Financing Commitment or any definitive document related to the Financing; and (C) if for any reason Purchaser believes in good faith that (x) there is a reasonable likelihood to be a material dispute or disagreement between or among any parties to any Financing Commitment or any definitive document related to the Financing or (y) it is reasonably likely that it will not be able to obtain all or any portion of the Financing on the terms, in the manner or from the sources contemplated by the Financing Commitments or the definitive documents related to the Financing. As soon as reasonably practicable, but in any event within five (5) Business Days after the date the Sellers deliver to

Purchaser a written request, Purchaser shall provide any information reasonably requested by the Sellers relating to any circumstance referred to in clause (A), (B) or (C) of the immediately preceding sentence. Purchaser shall refrain from taking, directly or indirectly, any action that is reasonably likely to result in the failure of any conditions contained in the Financing Commitments or any definitive agreement related thereto. If any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Purchaser shall use its reasonable best efforts to arrange and obtain financing as promptly as practicable from alternative sources in an amount sufficient to replace the Financing as promptly as practicable and without the imposition of any new or additional conditions and without any adverse amendment to existing conditions to the Financing, and Purchaser’s obligations under this Section 7.05(a) shall apply to such alternative financing and the agreements related thereto as if such alternative financing is the Financing and any commitment related thereto is the Financing Commitments; provided, that Purchaser shall not be required to agree to terms and conditions with respect to any alternative financing that are, in the aggregate, materially less favorable in any material respect to Purchaser than those set forth in the Financing Commitments.

(b) Prior to the Closing, the Sellers shall use their commercially reasonable efforts to provide, and shall use their commercially reasonable efforts to cause their Affiliates and their respective officers, directors, employees and agents to provide, at Purchaser’s sole cost and expense, all reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Purchaser and that is customary in connection with Purchaser’s efforts to obtain the Financing, including to (i) provide readily-available financial and other information relating to the Sellers to the Lenders (including information to be used in the preparation of an informational package regarding the business, operations, financial projections and prospects of Purchaser and the Business and Purchased Assets which is customary for such financing or reasonably necessary for the completion of the Financing by the Lenders, to the extent reasonably requested by Purchaser (including prior real estate title commitments, surveys, environmental reports and similar information), (ii) assist in the preparation of bank information memoranda and similar documents (including historical and pro forma financial statements and information) for the Financing, (iii) cause the Sellers and their Affiliates to execute and deliver (and use commercially reasonable efforts to obtain from the Sellers’ and their Affiliates’ advisors) at, or conditional upon the Closing customary certificates (including a certificate of the principal financial officer of each of the Sellers with respect to solvency matters), accounting comfort letters (including consents of accountants for use of their reports in any materials relating to the Financing) or other documents and instruments relating to guarantees and other matters ancillary to the Financing as may be reasonably requested by Purchaser, (iv) assist in the preparation of, entering into and, upon reasonable prior notice to the extent related to the participation in meetings, presentations, drafting sessions or similar activities, syndication of one or more credit agreements, note purchase agreements, indentures, currency or interest hedging agreements or other agreements, including by refraining from entering into any competing financing transactions, (v) use commercially reasonable efforts to have the independent accountants of the Sellers provide their reasonable cooperation and assistance, (vi) cooperate reasonably with the Lenders’ due diligence, to the extent customary and reasonable, (vii) refrain from pursuing any financing transactions that may delay, impede or otherwise adversely affect the Financing and (viii) assist Purchaser and the Lenders to benefit from the existing lending relationships of the Sellers and their Affiliates; provided, however, that no requested cooperation pursuant to this Section 7.05(b) shall delay the Closing, or unreasonably interfere with the ongoing operations of Sellers and the Sellers shall not (A) be required to pay any commitment or other similar fee, (B) have any Liability under any credit agreement, note purchase agreement, indenture, hedging agreement or other agreement or document related to the Financing, or (C) incur any out-of-pocket expense unless such expense is advanced or simultaneously reimbursed by Purchaser (without set-off). Purchaser shall, without the right of set-off, indemnify and hold harmless Sellers and their respective subsidiaries and Representatives from and against any and all Losses suffered or incurred by them in connection with (1) any action taken by them at the request of Purchaser pursuant to this Section 7.05(b) or in connection with the arrangement of the Financing or (2) any information utilized in connection therewith (other than information relation to Sellers approved by Sellers for use therein). This indemnification shall survive termination of this Agreement. All material, non-public information regarding Sellers and their Affiliates provided to Purchaser or its Representative pursuant to this Section 7.05(b) shall be kept confidential by them in accordance with the Confidentiality Agreement, except for disclosure to potential investors as required in connection with the Financing subject to customary confidentially protections.

Section 7.06	Transfer of Assumed Contracts.

The Sellers shall use commercially reasonable efforts to cause the transfer or partial transfer, as the case may be, to Purchaser of each of the Assumed Contracts, the Real Property Leases, and each Contract for Seller Licensed Intellectual Property. In connection with this Section 7.06, neither the Sellers nor any of their Affiliates shall consent to any material modification of any Assumed Contract, the Real Property Leases, or any Contract for Seller Licensed Intellectual Property or otherwise obligate Purchaser or any of its Affiliates to take or omit to take any material action after the Closing without the prior written consent of Purchaser in respect of such Contracts (except in accordance with the terms of such Contracts in effect as of the date hereof or when entered into).

Section 7.07	Failure to Fulfill Conditions.

In the event that any Seller or Purchaser determines that a condition to its obligation to complete the Transactions cannot be fulfilled and that it will not waive that condition, it will promptly notify the other Parties; provided, that no such notification or failure to provide such notification shall affect in any way any party’s rights pursuant to Article VIII or Article X hereunder.

Section 7.08	Employee Matters

(a) With respect to Master Servicing Employees only, the list of Business Employees, along with the information specified in Section 4.13(a), shall be updated by Sellers in writing, and delivered to the Purchaser prior to, and as of five (5) Business Days before, the Closing Date. For purposes of this Agreement, the term “Master Servicing Employee” shall be considered to include each employee included on such updated list, as so updated from time to time.

(b) Purchaser or an Affiliate thereof shall offer employment effective on and following the Closing Date to each and every Master Servicing Employee who is employed by the Sellers immediately prior to the Closing Date, for work at the location of such Master Servicing Employee’s workplace immediately prior to the Closing Date, or at a location within twenty-five (25) miles of such location. Each such Master Servicing Employee who accepts such offer, becomes an employee of Purchaser or one of its Affiliates, and actually performs services for Purchaser or one of its Affiliates, in each case in connection with the Transactions, shall be referred to herein as a “Continuing Employee”. Such employment of each Continuing Employee shall in each case initially be with a title or in a position comparable to the title or position of such Continuing Employee with the applicable Seller as of the date hereof and with total cash compensation and total compensation and benefits substantially equivalent to the total cash compensation and total compensation and benefits, respectively, of such Master Servicing Employee with the applicable Seller as of the date hereof, as the same may be adjusted after the date hereof in the ordinary course of business consistent with past practice or as required by applicable Law and reflected in updates to information thereon specified in Section 4.13(a), as updated consistent with this Section 7.08 from time to time (the “Baseline Compensation”); provided that the Purchaser may elect to adjust the Baseline Compensation as of the Closing Date by increasing or decreasing the annual rate of each Continuing Employee’s total cash compensation by the amount of any corresponding increase or decrease in the annual rates of employee contributions to group health plans applicable to such Continuing Employee. Except as otherwise provided herein, all Continuing Employees will be employed at will and nothing contained herein shall restrict the Purchaser in the future exercise of its independent business judgment as to the terms and conditions under which employment shall continue, the duration of such employment and the basis upon which such employment is terminated.

(c) Purchaser hereby expressly assumes and agrees to honor, effective from and for twelve (12) months after the Closing Date, each of the separation and retention pay plans of the Sellers disclosed in Section 7.08(c) of the Seller Disclosure Schedules in accordance with their respective terms as of the date of this Agreement (as modified in the ordinary course of business consistent with past practice or as required by applicable Law), with respect to each Continuing Employee. For a period of not less than twelve (12) months following the Closing Date, Purchaser shall provide each Continuing Employee with total cash compensation that is not less favorable and total compensation and benefits that are in the aggregate not less favorable than the corresponding components of such Continuing Employee’s Baseline Compensation. To the extent requested by Purchaser, the Sellers shall provide commercially reasonable cooperation to Purchaser to facilitate Purchaser’s assumption or adoption of one or more of the Employee Benefit Plans of the Sellers (or portions thereof) that cover Continuing Employees as of the Closing Date.

(d) To the extent that, from or after the Closing, one or more Continuing Employees are covered under one or more retirement or welfare plans of Purchaser or its Affiliates, such employees shall participate in such plans on terms and conditions not materially less favorable in the aggregate than those applicable to other similarly situated employees of Purchaser or its Affiliates. Purchaser shall cause those Continuing Employees who are covered under medical, dental, group life or long-term disability insurance or other welfare plans of the Sellers to be eligible to enroll for coverage that is effective immediately following the Closing in comparable plans of Purchaser or its Affiliates for which they are eligible. No evidence of insurability requirement or prior existing condition limitation not currently imposed by a medical, dental, group life or long-term disability insurance or other welfare plan of the Sellers shall be imposed on Continuing Employees with respect to a comparable medical, dental, group life or long-term disability insurance or other welfare plan of Purchaser or its Affiliate. All Continuing Employees shall receive credit under medical, dental or other welfare plans of Purchaser or its Affiliate in which they participate for any applicable deductibles, co-payments, co-insurance and applicable out-of-pocket amounts paid under corresponding Seller plans; provided, that Sellers promptly provide to Purchaser all information necessary to effectuate the intent of the foregoing. All Continuing Employees will be given credit for prior service to the Sellers and any predecessors thereto for purposes of determining eligibility and vesting (but not for determining benefit accrual) under (i) medical, life, vacation, sick leave, disability and other welfare plans; (ii) retirement plans; and (iii) compensation plans, of Purchaser or its Affiliates, but only to the extent (A) as would not result in a duplication of benefits and (B) the Sellers promptly provide to Purchaser all information necessary to effectuate the intent of the foregoing.

(e) Purchaser agrees to assume responsibility for, and honor, all earned, unused vacation, paid time off and (if applicable) sick days of the Continuing Employees upon their commencement of employment with Purchaser in accordance with the terms of the Sellers’ vacation, paid time off and sick pay policy. In no event shall Purchaser have any responsibility or liability for payment of any vacation, paid time off or sick days earned by a Master Servicing Employee who is not a Continuing Employee during his or her employment with the Sellers. The Sellers shall also be responsible for providing any required advance notice of termination, pursuant to the WARN Act or any other similar state or local Law or any other requirement to any Master Servicing Employee who experiences an “employment loss” on or prior to the Closing Date, other than with respect to any Master Servicing Employee who is employed by the Sellers immediately prior to the Closing Date and is either (i) not offered employment by Purchaser or an Affiliate thereof pursuant to Section 7.08(b) or (ii) does not commence employment with Purchaser or an Affiliate thereof despite such Master Servicing Employee accepting an offer of employment made pursuant to Section 7.08(b). Purchaser shall assume responsibility for providing any required advance notice of termination, pursuant to the WARN Act or any other similar state or local Law or any other requirement to any Master Servicing Employee who is employed by the Sellers immediately prior to the Closing Date.

(f) The Sellers shall be responsible for providing or continuing to provide, as applicable, continuation coverage required under COBRA to all current and former employees of the Sellers other than Continuing Employees and their respective dependents.

(g) The Sellers shall cause, effective as of the Closing Date, each Continuing Employee to become fully vested in his or her account balance under the Aurora Bank FSB 401(k) Plan (the “Seller 401(k) Plan”). To the extent requested by Purchaser and not already provided for under the Seller 401(k) Plan, the Sellers shall use commercially reasonable efforts under the circumstances to amend, or cause to be amended, the Seller 401(k) Plan to provide for, with respect to any Continuing Employee who elects a “direct rollover” of his or her full account balance, the distribution and rollover of any promissory note evidencing a loan outstanding under the Seller 401(k) Plan.

(h) Notwithstanding the foregoing provisions of this Section 7.08, nothing contained herein, whether expressed or implied, (i) shall be treated as an amendment or other modification of any employee benefit plan, program or arrangement maintained by any Seller, Purchaser or any of their respective Affiliates, (ii) shall limit the right of any Seller or Purchaser or any of their respective Affiliates to amend, terminate or otherwise modify (or cause to be amended, terminated or otherwise modified) any employee benefit plan, program or arrangement in accordance with its terms, or (iii) create any obligation on the part of Purchaser or any of its Affiliates to continue the employment of any employee for any definite period. Each Seller and Purchaser acknowledge and agree that all provisions contained in this Section 7.08 are included for the sole benefit of such Seller and Purchaser and their respective Affiliates, and that nothing herein, whether express or implied, shall create any third party beneficiary or other rights (i) in any other person, including any employees, former employees, or any participant (or any dependent or beneficiary thereof) in any employee benefit plan, program or arrangement maintained by Purchaser or any of its Affiliates or (ii) to continued employment with any Seller, Purchaser or any of their respective Affiliates or continued participation in any employee benefit plan, program or arrangement.

Section 7.09	Tax Matters.

All stamp, recordation, transfer, excise, documentary, sales, use, registration and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Transactions (collectively, the “Transfer Taxes”) shall be paid 50% by Purchaser and 50% by the Sellers. Purchaser shall properly file on a timely basis all necessary Tax Returns and other documentation with respect to any Transfer Tax and provide to the Sellers evidence of timely filing and payment of all Transfer Taxes. The Sellers shall provide any necessary documentation in connection with such Transfer Taxes relating to the Owned Real Property to Purchaser.

Section 7.10	Covenants Relating to Servicing and Master Servicing.

(a) Transfer. Without limiting any other provision of this Agreement, on each Servicing Transfer Date, the Sellers shall, in accordance with Purchaser’s reasonable instructions, take all steps, and execute and deliver all such agreements, letters or other documents, as are reasonably requested by Purchaser to effect the transfer of the Master Servicing Agreements, Servicing Agreements, Subservicing Agreements and Servicing Rights Agreements (and the related Purchased Assets) from the Sellers to Purchaser such that, after such Servicing Transfer Date, Purchaser has all of the Master Servicing Rights, Servicing Rights, the Subservicing Rights, the Servicing Loan Files and any and all assets and rights necessary to perform its obligations under such Master Servicing Agreements, Servicing Agreements, Subservicing Agreements and Servicing Rights Agreements.

(b) Servicing Agreement Consents and Notices.

(i) From the date hereof until the Closing Date, the Sellers shall use commercially reasonable efforts to obtain the Servicing Agreement Consents on or prior to the Closing Date, and Purchaser shall cooperate with the Sellers to obtain the Servicing Agreement Consents on or prior to the Closing Date. The Sellers shall use commercially reasonable efforts to mail the required consent requests to the applicable third parties, by April 1, 2012. If any Servicing Agreement Consent is not obtained on or prior to the Closing Date and the Sellers in their sole discretion desire to continue to use their commercially reasonable efforts to obtain such Servicing Agreement Consent, Purchaser shall continue to cooperate with the Sellers to obtain such Servicing Agreement Consent. Prior to each Servicing Transfer Date, Purchaser and the Sellers shall execute (or cause to be executed) and deliver the documents required by the Investors in connection with the transfer of the Servicing Rights, the Servicing Agreements, the Servicing Rights Agreements and the Subservicing Agreements hereunder, in form and substance reasonably satisfactory to Purchaser and the Sellers. In addition, from the date hereof until the Closing Date, the Sellers shall use commercially reasonable efforts to provide all notices to third parties required under the Servicing Agreements, the Subservicing Agreements, the Servicing Rights Agreements or the Master Servicing Agreements in connection with the Transactions. From the date hereof until the date that is twelve (12) months following the Closing Date, Sellers shall provide to Purchaser a report and reasonable evidence on a periodic basis, no less frequently than monthly of their receipt of the Servicing Agreement Consents.

(ii) If a Servicing Agreement Consent is not obtained by the Sellers and after the Closing an Investor for which a Seller provides servicing under the related Servicing Agreement or Subservicing Agreement terminates such Servicing Agreement, Subservicing Agreement or Master Servicing Agreement and transfers such servicing in its entirety to a Person other than Purchaser or any of its Affiliates, in either case other than as a result of a failure of the Purchaser or its Affiliates to comply with such Servicing Agreement or Subservicing Agreement or the active encouragement of Purchaser or its Affiliates (a “Servicing Termination”) prior to the one-year anniversary of the Closing Date, the Sellers shall pay Purchaser as follows:

(A) if such a Servicing Termination occurs on or before the six-month anniversary of the Closing Date, the Sellers shall pay Purchaser an amount equal to the product of the unpaid principal balance as of the date of such Servicing Termination (“UPB”) of the Serviced Mortgage Loans relating to such Servicing Termination multiplied by the “Applicable Percentage” set forth on Schedule 2.03(a); or

(B) if such a Servicing Termination occurs after the six-month anniversary of the Closing Date but prior to the one-year anniversary of the Closing Date, the Sellers shall pay Purchaser an amount equal to the product of the UPB of the Serviced Mortgage Loans relating to such Servicing Termination multiplied by the “Applicable Percentage” set forth on Schedule 2.03(a).

(iii) If (a) (I) a PSA Amendment necessary to cause a Servicing Agreement or Subservicing Agreement to be deemed an Eligible Servicing Agreement with respect to any Servicer Advance Receivable has not been obtained on or prior to the date that is six (6) months following the Closing Date, or (II) any other Servicing Agreement Consent is not obtained on or prior to the date that is six (6) months following the Closing Date, and (b) Purchaser has not received debt financing of any related Servicer Advance Receivable pursuant to the Financing Commitments, or debt financing from alternative sources on terms and condition that are, in the aggregate, not materially less favorable in any material respect to Purchaser than those set forth in the Financing Commitments, then the Sellers shall pay Purchaser an amount equal to ten percent (10%) of the outstanding balance of such Servicer Advance Receivable as of the close of business on the day prior to the Closing Date; provided, however, that the aggregate amount to be paid by Sellers pursuant to this Section 7.10(b)(iii) shall not exceed $30,000,000. Any such payment shall be made within five (5) Business Days after the expiration of such six (6) month period.

In the event of any Servicing Termination with respect to which Purchaser is entitled to a payment from the Sellers pursuant to this Section 7.10(b)(ii), the Sellers shall pay Purchaser the amount due Purchaser within five (5) Business Days of the Sellers’ receipt of evidence of such Servicing Termination.

(c) Monthly Information. During the period between the date hereof and the Closing Date, within ten (10) Business Days after the end of each calendar month, the Sellers shall provide Purchaser with (i) an updated servicing data file as of the prior month-end regarding the Serviced Mortgage Loans containing, with respect to each Serviced Mortgage Loan, the information of the same categories and in the same format as in the Serviced Mortgage Loan Data Tape (the “Monthly Serviced Mortgage Loan Data Tape”), and (ii) an updated master servicing data file as of the prior month-end regarding the Master Serviced Mortgage Loans containing, with respect to each Master Serviced Mortgage Loan, the information of the same categories and in the same format as in the Master Servicing Data Tape (the “Monthly Master Servicing Data Tape”).

(d) Cut-off Date Servicing Rights Data Tape. The Sellers shall deliver not later than three (3) Business Days prior to the Closing Date an updated data tape, as of the Cut-off Date (the “Cut-off Date Servicing Rights Data Tape”), containing the information of the same categories and same format as in the Serviced Mortgage Loan Data Tape. All the information included in the Cut-off Date Servicing Rights Data Tape will be true and correct in all material respects as of the Cut-off Date.

(e) Cut-off Date Servicer Advance Data Tape. The Sellers shall deliver not later than three (3) Business Days prior to the Closing Date an updated data tape, as of the Cut-off Date (the “Cut-off Date Servicer Advance Data Tape”), containing the information of the same categories and same format as in the Servicer Advance Data Tape, except for the P&I Advances (as defined in the applicable Servicing Agreement, Subservicing Agreement, Master Servicing Agreement or Servicing Rights Agreement or any other similar term therein) data presented in the Cut-off Date Servicer Advance Data Tape, which will be current for each Servicing Agreement, Subservicing Agreement, Master Servicing Agreement and Servicing Rights Agreement as of the most recent investor reporting monthly cut-off date that occurred at least five (5) Business Days prior to such Cut-off Date for each such Servicing Agreement, Subservicing Agreement, Master Servicing Agreement and Servicing Rights Agreement. All the information included in the Cut-off Date Servicer Advance Data Tape will be true and correct in all material respects as of the Cut-off Date.

(f) Name Changes. As soon as practicable after each Servicing Transfer Date, the Sellers and Purchaser agree to take all such actions as are required, in accordance with Purchaser’s reasonable instructions, to change the named party to Purchaser or its designee on documents related to the Servicing Agreements, Servicing Rights Agreements and Subservicing Agreements that are currently in the name of a Seller, in its capacity as Servicer, including on all financing statements and insurance policies.

(g) Notice to Mortgagors. If required by Applicable Servicing Requirements, the Sellers and Purchaser each shall send the Serviced Mortgagors notification (which may be a joint notification) of the transfer of the Servicing function, which shall comply in all material respects with all Applicable Servicing Requirements, including the Real Estate Settlement Procedures Act, as amended, and Regulation X, as amended. At least fifteen (15) days prior to each anticipated Servicing Transfer Date and otherwise in accordance with Applicable Servicing Requirements, the Sellers shall mail the form of notification (which shall be in form and substance reasonably satisfactory to Purchaser) to the Serviced Mortgagors under the Serviced Mortgage Loans of the transfer of the applicable Servicing and instruct the Serviced Mortgagors to deliver all Mortgage Loan Payments and related payments and all tax and insurance notices to, or as directed by, Purchaser on and after such Servicing Transfer Date. The Sellers and Purchaser each shall bear their own costs and expenses of preparing and delivering their respective notices described in this Section 7.10(g), and the Sellers, on the one hand, and Purchaser, on the other hand, shall each bear one-half (1/2) of any joint expenses, such as the printing and mailing of a joint notice.

(h) Forwarding of Post-Closing Date Items. All Mortgage Loan Payments, other funds or payments used to pay bills that relate to Serviced Mortgage Loans received by the Sellers after the Servicing Transfer Date shall be forwarded by the Sellers to Purchaser within two (2) Business Days after receipt and proper identification by overnight mail or wire transfer for ninety (90) days after such Servicing Transfer Date with proper identification and, thereafter, shall return such items to the sender. Each Mortgage Loan Payment shall be accompanied by an endorsement assigning such Mortgage Loan Payment to Purchaser. All Serviced Mortgagor, Investor and Insurer correspondence, Tax or other bills or other correspondence or documentation relating to any of the Serviced Mortgage Loans received by the Sellers after such Servicing Transfer Date shall be forwarded by the Sellers to Purchaser within two (2) Business Days after receipt and proper identification by overnight mail or wire transfer for ninety (90) days after the such Servicing Transfer Date

(i) Conversion Plan.

(i) The Sellers and Purchaser shall work together in good faith to develop a plan prior to the Closing Date (the “Conversion Plan”) to effect, from and after each Servicing Transfer Date, the orderly transfer of the Servicing Loan Files, the physical transfer of Servicing, and the provision of customary notices to taxing authorities, insurance providers, escrow arrangements and the like. Without limiting the foregoing, such Conversion Plan shall provide that the Sellers shall notify each relevant vendor of services of the transfer contemplated hereby. Each of Purchaser and the Sellers shall use commercially reasonable efforts to agree upon and implement the Conversion Plan.

(ii) Upon reasonable request by Purchaser and subject to the terms and conditions of this Agreement, the Sellers shall prepare, execute and furnish Purchaser with such limited powers of attorney to execute documents on behalf of the Sellers in respect of the related Serviced Mortgage Loan Documents and such other documents prepared by Purchaser and reasonably satisfactory in form and substance to the Sellers as may be necessary or appropriate to enable Purchaser to liquidate, collect payments against and otherwise service and manage the Serviced Mortgage Loans, Serviced Mortgaged Properties and Serviced REO Properties in accordance with the related Servicing Agreements and Subservicing Agreements.

(j) Servicing of REO Property. To the extent the Sellers holds title to a Serviced REO Property solely as nominee for the benefit of the owner of the Serviced Mortgage Loan, with respect to each such Serviced REO Property, the Sellers shall transfer, or cause to be transferred, to Purchaser an original, executed quit claim deed, in recordable form on or prior to the Closing Date.

(k) MERS Mortgage Loans. With respect to each Serviced Mortgage Loan registered on the MERS System, the Sellers shall notify MERS of the transfer of servicing of such Serviced Mortgage Loan to Purchaser. All expenses incurred in compliance with this Section 7.10(k) shall be allocated 50% to Purchaser and 50% to the Sellers. With respect to each Serviced Mortgage Loan that is not registered on the MERS System, the Sellers shall deliver such notices, assignments and other documentation as is necessary to effect the transfer of servicing of such Serviced Mortgage Loan to Purchaser and the transactions contemplated hereby.

(l) Costs of Transfer. Except as otherwise provided herein:

(i) the Sellers shall be responsible for all costs and expenses of obtaining the Servicing Agreement Consents and providing required notices to the Investors or other Persons in connection with the transfer of the Servicing Agreements, the Subservicing Agreements and the Servicing Rights Agreements; and

(ii) the Sellers, on the one hand, and Purchaser, on the other hand, shall each be responsible for 50% of all costs and expenses with respect to obtaining and transferring the Servicing Rights (excluding the costs and expenses of obtaining any Servicing Agreement Consents and providing required notices contemplated by clause (i) above).

(m) Serviced Mortgage Loans in Litigation.

(i) With respect to any Serviced Mortgage Loan that, as of the Closing Date, is subject to any pending litigation that is to be assumed by Purchaser pursuant to Section 2.02(a)(vii) (the “Assumed Litigation”) and is a Foreclosure in which a Seller is a party plaintiff (a “Foreclosure Action”), Purchaser shall have its attorney file appropriate pleadings and other documents and instruments with the court or other appropriate body within one hundred twenty (120) days after the Closing Date, requesting that the Seller be removed as a party plaintiff to litigation and substituting Purchaser, the Investor with respect to such Serviced Mortgage Loan or another appropriate party plaintiff (“New

Plaintiff”), as the real party-in-interest. If Purchaser is unable, as a matter of applicable Law, due to the actions or inactions of third parties unrelated to Purchaser and over whom Purchaser has no control, to cause the Sellers to be replaced by a New Plaintiff in Assumed Litigation as required by this Section 7.10(m)(i), Purchaser shall provide to the Sellers, within one hundred twenty (120) days after the Closing Date, notice to such effect and stating the reasons for such failure. Notwithstanding the foregoing, Purchaser shall not be required to request a New Plaintiff to be substituted for a Seller as the party plaintiff in a Foreclosure Action if Purchaser determines in its reasonable discretion that such substitution is not necessary or advisable to complete the Foreclosure.

(ii) With respect to any Assumed Litigation in which Seller is only a defendant, Purchaser shall not be required to take any action to request that Purchaser or any other Person be substituted for a Seller in such Assumed Litigation. Purchaser shall conduct and control all Assumed Litigation on behalf of Seller from and after the Closing Date, except to the extent that a New Plaintiff is substituted in for a Seller in cases where no claims have been asserted against a Seller, and subject to the provisions of Article X.

(iii) In the event that Purchaser is unable to cause the Sellers to be replaced in any Assumed Litigation by a New Plaintiff as required by this Section 7.10(m), (A) Purchaser shall cause its attorney to conduct such litigation at Purchaser’s sole cost and expense, subject to Article X of this Agreement; (B) Purchaser shall use commercially reasonable efforts to cause such litigation to be resolved by judgment or settlement in as reasonably efficient a manner as practical; (C) the Sellers shall cooperate with Purchaser and Purchaser’s attorney as reasonably required to bring such litigation or any settlement relating thereto to a reasonable and prompt conclusion; and (D) no settlement shall be agreed upon by Purchaser or its agents or counsel without the express prior written consent of the Sellers, which consent will not be unreasonably withheld, unless such settlement includes an irrevocable and complete waiver and release of any and all potential claims against the Sellers in relation to such litigation or the subject Serviced Mortgage Loans or obligations by any Person asserting any claim in the litigation and any Serviced Mortgagor, and any and all losses, liabilities, claims, causes of action, damages, demands, taxes, fees, costs and expenses relating thereto shall be paid by Purchaser without recourse of any kind to the Sellers, except as provided in Article X.

(iv) Purchaser shall pay all of the costs and expenses incurred by it in connection with the actions required to be taken by it pursuant to this Section 7.10(m), including all legal fees and expenses and court costs, except as otherwise provided in Article X, and except that the costs and expenses of the substitution of party plaintiffs contemplated by Section 7.10(m)(i) shall be divided equally between Purchaser and the Sellers.

(n) Mortgage Loans in Bankruptcy. In accordance with Rules 3001 and 3002 set forth under the Federal Rules of Bankruptcy Procedure, Purchaser agrees to take all actions necessary to file (i) proofs of claims in pending bankruptcy cases involving any Serviced Mortgage Loans for which the Sellers have not already filed a proof of claim prior to the claims bar date, and (ii) all documents required under Rule 3001 set forth under the Federal Rules of Bankruptcy Procedure and to take all such similar actions as may be required in any relevant jurisdiction in any pending bankruptcy or insolvency case or proceeding in such jurisdiction involving any Serviced Mortgage Loan in order to evidence and assert Purchaser’s rights. Purchaser shall prepare and provide to the Sellers, within thirty (30) Business Days after the applicable Servicing Transfer Date, an Affidavit and Assignment of Claim or any similar forms as may be required in any relevant foreign jurisdiction and shall be acceptable to the Sellers, for each Serviced Mortgage Loan where a Serviced Mortgagor under such Serviced Mortgage Loan is in bankruptcy as of the applicable Servicing Transfer Date

(o) Notice of Claim. Each Party shall promptly notify the other Parties of any claim, threatened claim or litigation against a Seller, the Purchaser or any of their respective employees, officers, agents and representatives arising out of or in any way related to any Serviced Mortgage Loan or Servicing Rights purchased by Purchaser that may come to its attention. For the avoidance of doubt, each Party shall retain all of its rights and remedies under Article X in respect of such claim regardless of such notice.

(p) Interest on Escrow Accounts. The Sellers shall pay interest on Escrow Accounts accrued through the Closing to the extent interest with respect to such accounts is required to be paid under Applicable Servicing Requirements for the benefit of Serviced Mortgagors under the Serviced Mortgage Loans or any other appropriate party. The Sellers shall either deposit any such interest earned in the Escrow Accounts or forward a good faith estimate of such interest to Purchaser or its designee within five (5) Business Days after the Closing.

(q) Unremitted Collections; Escrow Accounts and Custodial Accounts. Escrow funds, custodial funds and other amounts or balances related to the Serviced Mortgage Loans or the Master Serviced Mortgage Loans on deposit in Escrow Accounts, Master Servicing Custodial Accounts, Custodial Accounts or other accounts held or controlled by the Sellers pursuant to the Servicing Agreements, the Subservicing Agreements or the Master Servicing Agreements shall be transferred by the Sellers, along with the related accounts, to Purchaser on the Closing Date. All such funds and related accounts shall become the responsibility of Purchaser when transferred by the Sellers.

(r) Advance Financing. The Parties shall cooperate and use commercially reasonable efforts, including obtaining necessary consents from third parties, to cause the Servicing Agreements and Subservicing Agreements to be deemed Eligible Servicing Agreements. All expenses incurred by the Parties in connection with the actions required by this 7.10(r) shall be paid 50% by Purchaser and 50% by the Sellers.

(s) Notice to Insurers, Tax Authorities and Bankruptcy Trustees. Within five (5) Business Days after each Servicing Transfer Date, the Sellers shall, in accordance with applicable Insurer requirements, provide written notice of the transfer to any Insurer requiring such notice; provided, however, that the Sellers may give aggregate notice whenever possible. The Sellers shall notify tax-bill services of the transfer. The form of all notices by the Sellers pursuant to this Section 7.10(s) shall be subject to the review and reasonable approval of the Purchaser.

(t) Releases. After the Closing, at the direction of the Sellers, Purchaser shall complete the process of preparing, recording and providing to Serviced Mortgagors lien releases with respect to Serviced Mortgage Loans serviced or subserviced by the Sellers prior to and paid off as of the Closing Date, in accordance with Applicable Servicing Requirements, and the Sellers shall reimburse Purchaser for its actual costs and expenses in connection therewith. At the option of the Sellers, Purchaser shall either provide such releases to the Sellers for execution or execute the same pursuant to a power of attorney provided by the Sellers or, with respect to subserviced Serviced Mortgage Loans, the Servicer to Purchaser. To the extent the process of completing the release process has been contracted to third parties and the contracts with those third parties have been assigned to and assumed by Purchaser pursuant to this Agreement, Purchaser shall use commercially reasonable efforts to monitor the activities of such third parties in this regard.

(u) GLBA. In connection with the sale and transfer of the Servicing Rights hereunder, each of the Parties shall comply with the applicable provisions of the GLBA and any applicable state and local privacy Laws.

(v) Compliance Costs; Reporting Obligations. The Sellers shall be responsible for all costs of compliance related to the operation of the Business and the Purchased Assets prior to the Closing Date. After the Closing Date, the Sellers shall be responsible for completing any requested compliance and/or servicer certificate related to the operation of the Business and the Purchased Assets prior to the Closing Date. If requested by Seller, Purchaser shall be of reasonable assistance to the Sellers in connection with the foregoing, and the Sellers shall provide to Purchaser all information needed by Purchaser in connection with such assistance. Nothing in this Section 7.10(v) affects the Sellers’ obligations under the Applicable Servicing Requirements in connection with the operation of the Business.

(w) Standard of Care. Subject to the Interim Servicing Agreement, from and after the Closing Date, with respect to the servicing of the Serviced Mortgage Loans (including the conduct of Foreclosures and the management of the Serviced REO Property) and the collection of Servicer Advances, Purchaser shall (i) exercise the degree of care which is standard in the industry with respect to the servicing of similar loans (including the conduct of Foreclosures and the management of property) and the collection of similar advances and claims and (ii) service such Serviced Mortgage Loans in accordance with applicable Law and in accordance with applicable Investor and Insurer requirements governing servicers and the provisions of the applicable Servicing Agreements and Subservicing Agreements. From and after the Closing Date, the Sellers shall remain responsible for implementation of the “Foreclosure Review” identified in Sections 14 through 19 of the Consent Order. Purchaser shall use commercially reasonable efforts to cooperate with the Sellers in connection with the Seller’s implementation of such Foreclosure Review, such as providing access to documentation and updates concerning the status of Serviced Mortgage Loan files. From and after the Closing Date, Purchaser shall service all Foreclosures in process in accordance with any remediation or similar plan adopted by the Sellers (the “Remediation Plans”) pursuant to sections 14 through 19 of the Consent Order. The Sellers shall promptly provide to Purchaser copies of any such Remediation Plans and any supplements or modifications thereto. The Sellers shall reimburse Purchaser for Purchaser’s out-of-pocket third party costs and expenses and reasonable additional incremental overhead costs that are otherwise incurred by Purchaser, in each case incurred in connection with such cooperation. The Parties shall cooperate with each other in order to minimize all such out-of-pocket third party and overhead costs and expenses. Purchaser further agrees to service all

Purchased Assets in accordance with the general servicing standards agreed to by institutions that are subject to the Consent Order and generally identified in the Sellers’ Consent Order “Action Plan.” Notwithstanding the foregoing, the Parties acknowledge and agree that the methodology implemented by Purchaser to ensure compliance with these servicing standards may vary from the methodology adopted by the Sellers; provided, however, that Purchaser shall modify such methodology to the extent (x) the Sellers are so directed by the OCC on or prior to the Closing Date in accordance with the Consent Order as in effect on the date hereof, (y) Purchaser is notified in writing of such modification and (z) prior to the OCC directing Sellers to make such modification, Sellers have used reasonable efforts to allow Purchaser to attend and participate in any meeting or conference with the OCC during which such modification is discussed. Purchaser shall also cooperate with the Sellers to facilitate the Seller’s submission of periodic compliance reports to enable the Sellers to comply with the requirements of the Consent Order, including the provision of such data and other information as the sellers may reasonably request in connection therewith. The Sellers shall reimburse Purchaser for its reasonable out-of-pocket costs incurred in connection with the preparation of such data and other information.

(x) Tax Reporting. Purchaser shall prepare, report to the IRS and provide to Serviced Mortgagors, all in accordance with applicable Law, any and all Tax information required to be provided with respect to the Serviced Mortgage Loans for the entire year in which the Closing Date occurs and thereafter, and the Sellers shall provide to Purchaser at its request such information available to the Seller with respect to Pre-Closing Tax Periods as may be needed to do so, including the complete name and taxpayer identification number of the servicers of the Serviced Mortgage Loans in the Pre-Closing Tax Period.

(y) Insured or Guaranteed Mortgage Loans. In connection with the sale and transfer of the Servicing Rights and Subservicing Rights pursuant to this Agreement, if any Serviced Mortgage Loans are insured or guaranteed by any department or agency of any governmental unit, federal, state or local, and such insurance or guaranty is not being specifically terminated by the Sellers, Purchaser represents that Purchaser has been approved by such agency and is an approved servicer. Purchaser further assumes full responsibility for determining whether or not such insurance or guarantees are in full force and effect on the Closing Date, and with respect to those Serviced Mortgage Loans with respect to which any such insurance or guaranty is in full force and effect on the Closing Date, Purchaser assumes full responsibility for doing all things necessary to insure such insurance or guarantees remain in full force and effect. The Parties agree to cooperate to complete and submit the forms required by the insuring or guaranteeing department or agency to effect or complete the transfer to Purchaser.

(z) Cut-off Date Master Servicing Data Tape. The Sellers shall deliver not later than three (3) Business Days prior to the Closing Date an updated data tape, as of the Cut-off Date (the “Cut-off Date Master Servicing Data Tape”), containing the information of the same categories and same format as in the Master Servicing Data Tape. All the information included in the Cut-off Date Master Servicing Data Tape will be true and correct in all material respects as of the Cut-off Date.

(aa) ALS shall, in its capacity as Master Servicer, terminate the servicer under any Servicing Agreements which do not by their terms require the servicer thereunder to make principal and interest advances with respect to the Master Serviced Mortgage Loans serviced under such agreements. In the event ALS fails to so terminate, the Master Servicing Agreements under which ALS is acting as Master Servicer with respect to such servicing agreements shall be excluded from the Purchased Assets.

Section 7.11	Post-Closing Cooperation in Connection with Actions.

Subject to the proviso in Section 7.02(a), from and after the Closing, in connection with any Action arising in connection with (i) any Loss Sharing Claim or claim with respect to a Retained Liability or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing involving any Seller, each Party shall, and shall cause its Affiliates to, cooperate with reasonable requests of the other Party and its counsel, to make available its personnel, and provide such testimony and, subject to any applicable confidentiality restrictions and applicable Law, access to its books and records as is reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the requesting Party.

Section 7.12	Use of Aurora Name.

Subject to the provisions of Section 7.10 that pertain to notifications to various third parties of the transfer of the Servicing function and changing the named party on various agreements and court filings, following the Closing Date, Purchaser shall not, and shall not authorize others to, use the name “Aurora Bank” or “Aurora Loan Services” or use any variation of the word “Aurora” in connection with its business; provided, that, Purchaser shall be permitted to communicate to third parties that it has purchased the Purchased Assets from Sellers and reference such names.

Section 7.13	Receivables.

If, after the Closing Date, either Seller receives any remittance from any account debtors with respect to the Acquired Accounts Receivables or the Servicer Advance Receivables, such Seller shall endorse such remittance to the order of Purchaser and forward it to Purchaser promptly following receipt thereof, to the extent included in the calculation of the Aggregate Purchase Price or any True-up Payment.

Section 7.14	Non-Solicit.

The Sellers agree that, for a period of 12 months following the Closing Date, they will not (and will cause each of their Representatives not to), directly or indirectly, without the prior written consent of the Purchaser, solicit for hire (as an employee, independent contractor or otherwise) any Continuing Employee, in each case to the extent that such Continuing Employee remains employed by Purchaser or any of its Affiliates during such period. For purposes of this Section 7.14, “solicit for hire” shall not include (a) referrals made by a placement agency or service or (b) responses to any general advertisement appearing in a newspaper, magazine, and trade publication, or on the internet.

Section 7.15	Transfer of LBHI Servicing Rights.

The Sellers shall use commercially reasonable efforts to facilitate the transfer of the FHMLC mortgage servicing rights intended to be included in the Purchased Assts from LBHI to the Bank prior to the Closing. It is anticipated that any FHMLC consent solicited by the Sellers in connection with such transfer will be part of the Sellers’ solicitation of FHLMC’s overall consent to the Transaction. If, for any reason, the transfer of such FHMLC mortgage servicing rights is not completed before the Closing, such FHLMC mortgage servicing rights will not be part of the Transaction and will not be included in the Purchased Assets; provided, however, that the Parties shall cooperate with LBHI to facilitate the transfer of such FHMLC mortgage servicing rights directly from LBHI to Purchaser on substantially the same terms as if such mortgage servicing rights were purchased on the Closing Date pursuant to this Agreement.

Section 7.16	Sublease of Space.

(a) Within ten (10) Business Days of the date hereof, the Sellers and Purchaser shall agree to the form and substance of one or more Sublease Agreements, pursuant to which, subject to the receipt of all necessary landlord consents (if required), Purchaser will, from and after the Closing Date, sublease to the Sellers the premises described on Schedule 7.16, including any Personal Property located therein that is acquired hereunder. Each Sublease Agreement shall contain terms, provisions and conditions (i) that are usual and customary for subleases of this nature, (ii) that comply with the requirements of the related Real Property Lease, except to the extent otherwise agreed to by the Sellers and Purchaser and consented to by the applicable landlord, (iii) that are no less favorable to the Sellers than the terms, provisions and conditions, when taken in the aggregate, applicable to the Sellers pursuant to the related Real Property Lease and (iv) provide that the Sellers shall be responsible for their allocable portion of all costs and expenses related to the portion of the Leased Real Property that is subject to such Sublease Agreement. In addition, each Sublease Agreement shall, subject to the terms and provisions of the related Real Property Lease, have a minimum term of one (1) year with an option by the Sellers’ to renew for two subsequent one (1) year terms.

(b) The Sellers shall use commercially reasonable efforts to obtain all necessary landlord consents to any Sublease Agreement, which only shall be submitted to the landlord in a form that has been mutually agreed to in advance by the Sellers and Purchaser.

ARTICLE VIII.

CLOSING CONDITIONS

Section 8.01	Conditions to Each Party’s Obligations under this Agreement.

The respective obligations of each Party under this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, none of which may be waived:

(a) Injunctions. None of the Parties shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction, and no statute, rule or regulation shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity or Bank Regulator, that enjoins or prohibits the consummation of the Transactions.

(b) Governmental Approvals. All required Governmental Approvals shall have been obtained and shall remain in full force and effect and all waiting periods relating thereto shall have expired, and no such Governmental Approval shall include any condition or requirement that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect.

(c) HSR Act. Any applicable waiting period under the HSR Act relating to the Transactions shall have been terminated or expired.

Section 8.02	Conditions to the Obligations of Purchaser under this Agreement.

The obligations of Purchaser under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.02 at or prior to the Closing Date:

(a) Representations and Warranties. Each of the representations and warranties of the Sellers set forth in this Agreement shall be true and correct (in each case without giving effect to any qualifications as to materiality, Material Adverse Effect or similar qualifications) in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except where any failure of such representations and warranties to be true and correct (in each case without giving effect to any qualifications as to materiality, Material Adverse Effect or similar qualifications) has not had and would not have, individually or in the aggregate, a Material Adverse Effect, and each Seller shall have delivered to Purchaser a certificate, in form and substance reasonably acceptable to Purchaser, to such effect signed by an officer of such Seller as of the Closing Date.

(b) Agreements and Covenants. The Sellers shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by them at or prior to the Closing Date, and Purchaser shall have received a certificate, in form and substance reasonably acceptable to Purchaser, signed on behalf of each Seller by an officer of such Seller to such effect dated as of the Closing Date.

(c) Guaranty. The LBB Guaranty shall be in full force and effect.

(d) Release of Liens. The Sellers shall have delivered to Purchaser evidence, in form and substance reasonably acceptable to Purchaser, that all Liens have been released in respect of the Purchased Assets (other than Permitted Liens).

(e) Servicing Agreement Consents. The Sellers shall have delivered to Purchaser evidence, in form and substance reasonably acceptable to Purchaser, that Servicing Agreement Consents have been obtained for Servicing Agreements and Subservicing Agreements covering at least 60% of the aggregate UPB of the Serviced Mortgage Loans as of the Closing Date.

(f) Other Documents. Each Seller will furnish Purchaser with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.02 or as are customary for a transaction of the type provided for herein as Purchaser may reasonably request, in each case in form and substance reasonably acceptable to Purchaser.

Section 8.03	Conditions to the Obligations of Seller under this Agreement.

The obligations of the Sellers under this Agreement shall be further subject to the satisfaction of the conditions set forth in this Section 8.03 at or prior to the Closing Date:

(a) Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct (in each case without giving effect to any qualifications as to materiality, material adverse effect or similar qualifications) in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though all such representations and warranties had been made as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except where any failure of such representations and warranties to be true and correct (in each case without giving effect to any qualifications as to materiality, material adverse effect or similar qualifications) would not have in the aggregate a material adverse effect on Purchaser’s ability to consummate the Transactions or perform its obligations hereunder, and Purchaser shall have delivered to the Sellers a certificate, in form and substance reasonably acceptable to the Sellers, to such effect signed by an officer of Purchaser as of the Closing Date.

(b) Agreements and Covenants. Purchaser shall have performed in all material respects all obligations and complied in all material respects with all agreements or covenants to be performed or complied with by it at or prior to the Closing Date, and the Sellers shall have received a certificate, in form and substance reasonably acceptable to the Sellers, signed on behalf of Purchaser by an officer of Purchaser to such effect dated as of the Closing Date.

(c) Payment of Purchase Price. Purchaser shall deliver the Closing Date Payment at the Closing to the Purchase Price Bank Account.

(d) Other Documents. Purchaser will furnish the Sellers with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 8.03 or as are customary for a transaction of the type provided for herein as the Sellers may reasonably request, in each case in form and substance reasonably acceptable to the Sellers.

ARTICLE IX.

THE CLOSING AND RELATED ITEMS

Section 9.01	Time and Place.

Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Purchased Assets and the assumption of the Assumed Liabilities contemplated by this Agreement shall take place at a closing (the “Closing”) to be held at the offices of Arnold & Porter LLP, 399 Park Avenue, New York, New York 10022 (or remotely via the exchange of executed documents and other deliverables), at 10:00 A.M. (Eastern time) on the second

Business Day following the satisfaction or waiver of all conditions of the Parties to consummate the Transactions (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions), or at such other place or on such other date or time as is mutually agreed to by the Sellers and Purchaser (the “Closing Date”).

Section 9.02	Deliveries at the Closing.

(a) Deliveries by Sellers. On the Closing Date, the Sellers shall deliver to Purchaser all of the following closing documents, in such forms as are agreed upon and acceptable to Purchaser, duly executed by all signatories other than Purchaser, as required pursuant to the respective terms thereof:

(i) executed counterparts of each Ancillary Agreement to which the Sellers or their Affiliates are a party;

(ii) a receipt for payment of the Closing Date Payment as of the Closing;

(iii) executed counterpart of any Sublease Agreement;

(iv) the following documents relating to the Owned Real Property and the Real Property Leaseholds:

(A) to Purchaser or Purchaser’s title insurance company special warranty deeds in the form of Exhibit D (the “Special Warranty Deeds”) with respect to the Owned Real Property;

(B) if required by Purchaser’s title insurance company, to Purchaser’s title insurance company an owner’s title affidavit and gap indemnity in form reasonably acceptable to the Sellers and Purchaser’s title insurance company in connection with Purchaser obtaining an ALTA form owner’s policy of title insurance at Purchaser’s sole cost and expense insuring Purchaser as the fee simple owner of the Owned Real Property;

(C) to Purchaser or Purchaser’s title insurance company an affidavit stating that the owner of the Owned Real Property is not a “foreign person” pursuant to Section 1445 of the Code;

(D) any surveys, site plans, certificates of occupancy, plans and specifications, engineering or environmental reports and zoning approvals relating to the Owned Real Property as the Sellers may have in their possession; and

(E) subject to Section 7.04(b), an assignment and assumption of lease in the form of Exhibit E (“Assignment and Assumption of Lease”) with respect to each Real Property Lease;

(v) such other instruments of sale, assignment, transfer and conveyance as are reasonably necessary to effectuate the sale, transfer, assignment and delivery to Purchaser of the right, title and interest of the Sellers in and to the Purchased Assets free and clear of any Liens other than Permitted Liens; and

(vi) all opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article VIII hereof.

(b) Deliveries by Purchaser. On the Closing Date, Purchaser shall deliver to the Sellers all of the following closing documents, in such forms as are agreed upon and acceptable to the Sellers, duly executed by all signatories other than the Sellers, as required pursuant to the respective terms thereof:

(i) executed counterparts of each Ancillary Agreement to which Purchaser or its Affiliates is a party;

(ii) the Closing Date Payment as set forth under Section 2.03(b);

(iii) executed counterpart of any Sublease Agreement;

(iv) the following documents relating to the Owned Real Property and the Real Property Leaseholds:

(A) subject to Section 7.04(b), an Assignment and Assumption of Lease with respect to each Real Property Lease;

(v) such other instruments of assumption as are reasonably necessary to effectuate the assumption by Purchaser of the Assumed Liabilities; and

(vi) all opinions, certificates, and other documents and instruments required to be delivered at the Closing under Article VIII hereof.

Section 9.03	Further Assistance and Assurances.

The Sellers shall, at any time and from time to time (including, for the avoidance of doubt, following the Closing), promptly, upon the reasonable request of Purchaser, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as are reasonably necessary to effectuate the purposes of this Agreement or as may be required for the better vesting or conferring to Purchaser of title in and to the Purchased Assets and to effect the Transactions. Purchaser shall, at any time and from time to time (including, for the avoidance of doubt, following the Closing), promptly, upon the reasonable request of the Sellers, execute, acknowledge, deliver or perform all such further acts, deeds, assumption agreements, transfers and assurances as are reasonably necessary to effectuate the purposes of this Agreement or as may be required for the full assumption and transfer to Purchaser of the Assumed Liabilities and to effect the Transactions. Each Party agrees that if it receives any payment or amount after the Closing Date to which another Party is entitled, the recipient shall promptly transfer such payment or amount to the Party so entitled.

ARTICLE X.

INDEMNIFICATION

Section 10.01	Survival.

(a) The representations and warranties of the Parties contained in this Agreement shall survive for eighteen (18) months after the Closing Date, except that (i) each Seller Fundamental Representation and each Purchaser Fundamental Representation shall survive for three (3) years and (ii) the representations and warranties set forth in Section 4.07 (Taxes) shall survive the Closing and continue until thirty (30) calendar days after the expiration of the applicable statute of limitations. Neither Purchaser nor the Sellers shall have any obligation to indemnify any Seller Indemnified Party or Purchaser Indemnified Party, as the case may be, with respect to any claim for breach of any representation or warranty first asserted in accordance with this Article X after the expiration of the survival period specified therefor in this Section 10.01(a).

(b) Neither Purchaser nor the Sellers shall have any obligation to indemnify Seller Indemnified Parties or Purchaser Indemnified Parties, as the case may be, with respect to any claim for breach of any covenant or agreement contained in this Agreement (i) that is to be performed prior to the Closing unless such claim is first asserted in accordance with this Article X within one hundred and twenty days (120) days following the Closing and (ii) that is to be performed after the Closing unless such claim is first asserted within twelve (12) months following the date on which such covenant or agreement was required to be performed in accordance its terms.

(c) Neither Purchaser nor the Sellers shall have any obligation to indemnify Seller Indemnified Parties or Purchaser Indemnified Parties, as the case may be, with respect to any Loss Sharing Claim or claim with respect to a Retained Liability unless such claim is first asserted in accordance with this Article X on or prior to the third (3rd) anniversary of the Closing Date.

(d) No Seller Indemnified Party or Purchaser Indemnified Party shall be entitled to be indemnified or held harmless pursuant to this Article X unless such party delivers written notice of its claim for indemnification to the party from whom indemnification is sought on or prior to the expiration of the applicable survival period set forth above. Any claims for indemnification asserted in writing prior to the end of the applicable periods set forth above shall survive until the final resolution thereof.

Section 10.02	Indemnification by the Sellers.

Subject to the limitations set forth in this Article X, from and after the Closing, the Sellers shall, jointly and severally, indemnify, defend and hold harmless Purchaser, its Affiliates and their respective officers, directors, employees and agents (collectively, the “Purchaser Indemnified Parties”) from and against any Covered Losses incurred by such Purchaser Indemnified Party as a result of or arising out of:

(a) any breach or inaccuracy of any representation or warranty of the Sellers contained in Article IV of this Agreement or in the certificates provided by the Sellers pursuant to Section 8.02(a) and Section 8.02(b);

(b) any failure by the Sellers to (i) comply with any covenant or agreement in this Agreement which is to be performed by the Sellers before the Closing and (ii) comply with any covenant or agreement in this Agreement which is to be performed by the Sellers after the Closing;

(c) any Loss Sharing Claims to the extent necessary so that the Sellers (and the other Seller Indemnified Parties) shall bear, whether directly or through the indemnification provided in this Section 10.02(c), (i) first, seventy-five percent (75%) of any such Covered Losses until the aggregate amount paid by Sellers (and the other Seller Indemnified Parties) pursuant to this Section 10.02(c) and Purchaser (and the other Purchaser Indemnified Parties) pursuant to Section 10.03(c) is equal to fifty percent (50%) of the Shared Loss Cap and (ii) thereafter, twenty-five percent (25%) of any such Covered Losses until the aggregate amount paid by Sellers (and the other Seller Indemnified Parties) pursuant to this Section 10.02(c) and Purchaser (and the other Purchaser Indemnified Parties) pursuant to Section 10.03(c) is equal to the Shared Loss Cap; and

(d) any Retained Liability.

In the event a Covered Loss would be eligible for indemnity under either Section 10.02(a) or Section 10.02(c), such Covered Loss shall be recoverable only under Section 10.02(c), except for indemnity pursuant to a breach of Section 4.18(g), which Covered Loss shall be recoverable only under Section 10.02(a). In the event a Covered Loss would be eligible for indemnity under (i) either Section 10.02(a) or Section 10.02(c) and (ii) Section 10.02(d), such Covered Loss shall be recoverable only under Section 10.02(d).

Section 10.03	Indemnification by Purchaser.

Subject to the limitations set forth in this Article X, from and after the Closing Purchaser shall indemnify, defend and hold harmless the Sellers, their Affiliates and their (and their Affiliates’) respective officers, directors, employees and agents (collectively, the “Seller Indemnified Parties”) from and against any Covered Losses incurred by such Seller Indemnified Party as a result of or arising out of:

(a) any breach or inaccuracy of any representation or warranty of Purchaser contained in Article V of this Agreement or in the certificates provided by Purchaser pursuant to Section 8.03(a) and Section 8.03(b);

(b) any failure by Purchaser to (i) comply with any covenant or agreement in this Agreement which is to be performed by Purchaser before the Closing and (ii) comply with any covenant or agreement in this Agreement which is to be performed by Purchaser after the Closing;

(c) any Loss Sharing Claims to the extent necessary so that Purchaser (and the other Purchaser Indemnified Parties) shall bear, whether directly or through the indemnification provided in this Section 10.3(c), (i) first, twenty-five percent (25%) of any such Covered Loss

Sharing Losses until the aggregate amount paid by Sellers (and the other Seller Indemnified Parties) pursuant to Section 10.02(c) and Purchaser (and the other Purchaser Indemnified Parties) pursuant to this Section 10.03(c) is equal to fifty percent (50%) of the Shared Loss Cap, (ii) second, seventy-five percent (75%) of any such Covered Loss Sharing Losses until the aggregate amount paid by Sellers (and the other Seller Indemnified Parties) pursuant to Section 10.02(c) and Purchaser (and the other Purchaser Indemnified Parties) pursuant to this Section 10.03(c) is equal to the Shared Loss Cap and (iii) thereafter one hundred percent (100%) of any such Covered Loss Sharing Losses in excess of the Shared Loss Cap; and

(d) any claim or Action brought against either Seller or any Seller Indemnified Party at any time on or after the Closing Date relating to actions taken by Purchaser after the Closing (other than any Action the underlying facts and circumstances of which would otherwise entitle any Purchaser Indemnified Party to indemnification pursuant to this Article X), including any claim or Action resulting from or arising out of any act or omission in actual or alleged breach or violation of any Law, Permit, Order or Contract by Purchaser or any of its Affiliates, in each case following the Closing in connection with the performance by Purchaser or its Affiliates of its obligations under the Servicing Agreements or Subservicing Agreements.

In the event that a Covered Loss would be eligible for indemnity under either Section 10.03(a) or 10.03(c), such Covered Loss shall be recoverable only under Section 10.03(c).

Section 10.04	Limitations on Indemnification Obligations of Sellers.

Notwithstanding any other provision of this Agreement:

(a) neither Seller shall be liable under Section 10.02(a) or Section 10.02(b)(i) until the aggregate amount of Covered Losses under Section 10.02(a) for which notice was timely received in accordance with Section 10.01 exceeds two percent (2%) of the Shared Loss Cap (the “Basket Amount”), at which time the Sellers shall be liable for all such Covered Losses (including all Covered Losses included within such Basket Amount), except that claims related to any breach of or inaccuracy in (i) the Seller Fundamental Representations or (ii) the representations and warranties set forth in Section 4.07 (Taxes) shall not be subject to any such limits;

(b) neither Seller shall be liable under Section 10.02(a) or Section 10.02(b)(i) for any Covered Loss (including any series of related Covered Losses) unless such Covered Loss (including any series of related Covered Losses) equals or exceeds $25,000 (the “De Minimis Threshold”), nor shall any Covered Loss that does not meet the De Minimis Threshold be considered in determining whether the Basket Amount has been met; provided, however, that claims related to any breach of or inaccuracy in (i) the Seller Fundamental Representations or (ii) the representations and warranties set forth in Section 4.07 (Taxes) shall not be subject to the De Minimis Threshold;

(c) neither Seller shall have any Liability for Covered Losses arising under Section 10.02(a) or Section 10.02(b)(i) in excess of twenty percent (20%) of the Shared Loss Cap, except that claims related to any breach of or inaccuracy in the Seller Fundamental Representations shall not be subject to any such limit;

(d) subject to the last sentence of Section 10.02, neither Seller shall have any liability under this Agreement to any Purchaser Indemnified Party for Covered Losses in respect of Loss Sharing Claims other than pursuant to Section 10.02(c); and

(e) notwithstanding any provision of this Agreement to the contrary, any Covered Losses arising from fraud, intentional misrepresentation based on the representations and warranties set forth in Article IV or willful and malicious breaches of this Agreement by either Seller shall not be subject to this Section 10.04 or any other limitation set forth in this Agreement.

Section 10.05	Limitations on Indemnification Obligations of Purchaser.

Notwithstanding any other provision of this Agreement:

(a) Purchaser shall not be liable under Section 10.03(a) or Section 10.03(b)(i) until the aggregate amount of Covered Losses under Section 10.03(a) for which notice was timely received in accordance with Section 10.01 exceeds the Basket Amount, at which time Purchaser shall be liable for all such Covered Losses (including all Covered Losses included within such Basket Amount), except that claims related to any breach of or inaccuracy in the Purchaser Fundamental Representations shall not be subject to any such limits;

(b) Purchaser shall not be liable under Section 10.03(a) or Section 10.03(b)(i) for any Covered Loss (including any series of related Covered Losses) unless such Covered Loss (including any series of related Covered Losses) equals or exceeds the De Minimis Threshold, nor shall any Covered Loss that does not meet the De Minimis Threshold be considered in determining whether the Basket Amount has been met; provided, however, that claims related to any breach of or inaccuracy in the Purchaser Fundamental Representations shall not be subject to the De Minimis Threshold;

(c) Purchaser shall have no Liability for Covered Losses arising under Section 10.03(a) or Section 10.03(b)(i) in excess of twenty percent (20%) of the Shared Loss Cap, except that claims related to any breach of or inaccuracy in the Purchaser Fundamental Representations shall not be subject to any such limit; and

(d) notwithstanding any provision of this Agreement to the contrary, any Covered Losses arising from fraud, intentional misrepresentation based on the representations and warranties set forth in Article V or willful and malicious breaches of this Agreement by Purchaser shall not be subject to this Section 10.05 or any other limitation set forth in this Agreement.

Section 10.06	Notice of Non-Third Party Claims.

As promptly as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement that does not involve a Third Party Claim, the Indemnified Party shall give written notice to the Indemnifying Party of such claim, which notice shall specify the provision of this Agreement pursuant to which indemnity is sought, the facts alleged to constitute the basis for such claim (taking into account the information then available to the Indemnified Party), the representations, warranties, covenants or agreements alleged to have been breached (if applicable) and the amount (if then determinable) that the Indemnified Party seeks hereunder from the Indemnifying Party. Subject to Section 10.01, the failure of an Indemnified Party to promptly notify the Indemnifying Party will not affect the indemnification provided hereunder except to the extent that the Indemnifying Party’s defense or other rights available to it are actually prejudiced as a result of such failure, and then only to the extent of such prejudice.

Section 10.07	Notice of Third Party Claims; Assumption of Defense.

(a) If a claim or Action by a Person who is not a Party or an Affiliate thereof (a “Third Party Claim”) is made or brought against any Seller Indemnified Party or Purchaser Indemnified Party (an “Indemnified Party”) and such Indemnified Party intends to seek indemnification under this Article X with respect to such claim or Action, such Indemnified Party shall give notice as promptly as is reasonably practicable, and in no event later than ten (10) Business Days, after receiving notice thereof, to the Party obligated to provide such indemnification under this Article X (the “Indemnifying Party”). Such notice shall specify the provision of this Agreement pursuant to which indemnity is sought, the facts alleged to constitute the basis for such claim, the identity of the Persons bringing such claim or Action, the representations, warranties, covenants or agreements or provision of Law or Contract alleged to have been breached, as applicable, and the amount (or, to the extent not then determinable, the Indemnified Party’s good faith estimate thereof) that the Indemnified Party intends to seek from the Indemnifying Party hereunder. Subject to Section 10.01, the failure to promptly give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party’s defense or other rights available to it is actually prejudiced as a result of such failure, and then only to the extent of such prejudice.

(b) Either Seller shall have the sole power, at its option, to assume the conduct and control of the settlement or defense of any Loss Sharing Claim contemplated by clause (b) of the definition thereof for which it will have at least a majority of the expected financial responsibility or any claim with respect to a Retained Liability, in each case, by giving written notice thereof to Purchaser; provided, that such Seller shall thereafter consult with Purchaser upon Purchaser’s reasonable request for such consultation from time to time with respect to such Loss Sharing Claim or Retained Liability. If either Seller assumes the conduct and control of such settlement or defense, Purchaser shall reasonably cooperate with such Seller in connection therewith, and Purchaser shall have the right (but not the obligation) to participate in (but not control) such settlement or defense and to employ counsel, at its own cost and expense, separate from the counsel employed by such Seller. The assumption of the conduct and control of such settlement or defense shall not be deemed to be an admission or assumption of liability by either Seller. So long as either Seller is reasonably contesting any such Loss Sharing Claim or claim with respect to a Retained Liability in good faith, Purchaser shall not pay or settle any such Loss Sharing Claim or claim with respect to a Retained Liability. If the Sellers elect not to assume the conduct and control of the settlement or defense of such Loss Sharing Claim or claim with respect to a Retained Liability, then, subject to Section 10.08 below, Purchaser shall have the right to conduct and control the settlement or defense of such Loss Sharing Claim or claim with respect to a Retained Liability, including the right to pay or settle such Loss Sharing Claim or claim with respect to a Retained Liability, provided that, in such event, Purchaser shall waive any right to indemnity by the Sellers for all Covered Losses related to such Loss Sharing Claim or claim with respect to a Retained Liability unless the Sellers shall have consented to such payment or settlement.

(c) Purchaser shall have the sole power, at its option, to assume the conduct and control of the settlement or defense of any Loss Sharing Claim contemplated by clause (b) of the definition thereof for which it will have at least a majority of the expected financial responsibility by giving written notice thereof to the Sellers; provided, that Purchaser shall thereafter consult with the Sellers upon the Sellers’ reasonable request for such consultation from time to time with respect to such Loss Sharing Claim. If Purchaser assumes the conduct and control of such settlement or defense, the Sellers shall reasonably cooperate with Purchaser in connection therewith, and either Seller shall have the right (but not the obligation) to participate in (but not control) such settlement or defense and to employ counsel, at its own cost and expense, separate from the counsel employed by Purchaser. The assumption of the conduct and control of such settlement or defense shall not be deemed to be an admission or assumption of liability by Purchaser. So long as Purchaser is reasonably contesting any such Loss Sharing Claim in good faith, neither Seller shall pay or settle any such Loss Sharing Claim. If Purchaser elects not to assume the conduct and control of the settlement or defense of such Loss Sharing Claim, then, subject to Section 10.08 below, the Sellers shall have the right to conduct and control the settlement or defense of such Loss Sharing Claim or claim with respect to a Retained Liability, including the right to pay or settle such Loss Sharing Claim, provided that, in such event, the Sellers shall waive any right to indemnity by Purchaser for all Covered Losses related to such Loss Sharing Claim unless Purchaser shall have consented to such payment or settlement.

(d) The Indemnifying Party shall have the sole power, at its option, to assume the conduct and control of the settlement or defense of any Third Party Claim for which indemnification may be sought under Section 10.02(a), Section 10.02(b), Section 10.03(a), Section 10.03(b) or Section 10.03(d) by giving written notice thereof to the Indemnified Party; provided, that the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party’s reasonable request for such consultation from time to time with respect to such Third Party Claim. If the Indemnifying Party assumes the conduct and control of such settlement or defense, the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith, and the Indemnified Party shall have the right (but not the obligation) to participate in (but not control) such settlement or defense and to employ counsel, at its own cost and expense, separate from the counsel employed by the Indemnifying Party. The assumption of the conduct and control of such settlement or defense shall not be deemed to be an admission or assumption of liability by the Indemnifying Party. So long as Indemnifying Party is reasonably contesting any such Third Party Claim in good faith, the Indemnified Party shall not pay or settle any such claim. If the Indemnifying Party elects not to assume the conduct and control of the settlement or defense of such Third Party Claim, then, subject to Section 10.08 below, the Indemnified Party shall have the right to assume the conduct and control of the settlement or defense of such Third Party Claim, including the right to pay or settle such claim, provided that, in such event, the Indemnified Party shall waive any right to indemnity by the Indemnifying Party for all Covered Losses related to such claim unless the Indemnifying Party shall have consented to such payment or settlement.

(e) Notwithstanding anything in this Agreement to the contrary, whether or not the Indemnifying Party shall have assumed the conduct or control of the defense or settlement of a Third Party Claim, no Indemnified Party shall admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld, conditioned or delayed). If the Indemnifying Party does not notify the Indemnified Party within thirty (30) days after the receipt of the Indemnified Party’s notice of claim pursuant to Section 10.07(a) that it elects to assume the conduct or control of the defense or settlement thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement. The party who assumes the defense of any Third Party Claim pursuant to Section 10.07(b), Section 10.07(c) or Section 10.07(d) is referred to herein as the “Controlling Party” and the other party with respect to any such Third Party Claim is referred to herein as the “Non-Controlling Party”.

(f) Notwithstanding anything in this Agreement to the contrary, if any Third Party Claim is a criminal claim (a “Criminal Third Party Claim”), the subject of such Criminal Third Party Claim may elect to assume the defense of such claim. If a Seller Indemnified Party and a Purchaser Indemnified Party are each subjects of such Criminal Third Party Claim, each such Party may elect to defend the claims against it, no Party shall be deemed to be the Controlling Party and no Party shall have the right to make any settlement, compromise or offer to settle or compromise such Criminal Third Party Claim as it relates to the other Party.

(g) Other than with respect to Criminal Third Party Claims, any Non-Controlling Party may become the Controlling Party with respect to any Third Party Claim by releasing the initial Controlling Party from any and all Liability under this Article X with respect to such Third Party Claim and indemnifying the initial Controlling Party against any and all Losses that may be incurred by the initial Controlling Party in connection with such Third Party Claim; provided, however, that if a Third Party Claim alleges wrongdoing by the Controlling Party or its Affiliates or involves other reputational matters relating to the Controlling Party or its Affiliates, the Non-Controlling Party may only become the Controlling Party with the consent of the initial Controlling Party, which consent shall not be unreasonably withheld, conditioned or delayed.

(h) Subject to Section 7.11, all of the Parties shall reasonably cooperate in the defense or prosecution of any Third Party Claim in respect of which indemnity may be sought hereunder and each Party (or a duly authorized representative of such Party) shall (and shall cause its Affiliates to) furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

Section 10.08	Settlement or Compromise.

The Controlling Party with respect to any Third Party Claim shall have the right to make any settlement, compromise, judgment or offer to settle or compromise such Third Party Claim with the prior written consent of the Non-Controlling Party (which shall not be unreasonably withheld, conditioned or delayed), binding upon such Non-Controlling Party in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that such written consent of the

Non-Controlling Party shall not be required in the event (i) such settlement, compromise, judgment or offer to settle or compromise such Third Party Claim does not (A) involve any finding or admission of any violation of Law or admission of any wrongdoing by the Non-Controlling Party or (B) encumber any of the assets of any Non-Controlling Party or adversely affect in any material respect the post-Closing operation of the business of the Non-Controlling Party or its Affiliates in any manner, and (ii) the Controlling Party shall (A) pay or cause to be paid all amounts required to be paid by it under this Article X arising out of such settlement or judgment with the effectiveness of such settlement or judgment, and (B) obtain, as a condition of any settlement, compromise, judgment or offer to settle or compromise, or other resolution, an appropriate release of each Non-Controlling Party from any and all corresponding Liabilities in respect of such Third Party Claim or the applicable portion thereof.

Section 10.09	Exclusive Remedy.

Except in the case of fraud or where a Party seeks to obtain specific performance pursuant to Section 12.12, from and after the Closing, the sole and exclusive remedy of the Sellers, the Seller Indemnified Parties, Purchaser and the Purchaser Indemnified Persons in connection with this Agreement and the transactions contemplated hereby, whether under this Agreement or arising under common law or any other Law, shall be as provided in this Article X. In furtherance of the foregoing, each of Purchaser, on behalf of itself and each other Purchaser Indemnified Party, and each Seller, on behalf of itself and each other Seller Indemnified Party, hereby waives, from and after the Closing, to the fullest extent permitted under applicable Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, intentional fraud) it may have against either Seller or any of its Affiliates or representatives and Purchaser or any of its Affiliates or representatives, as the case may be, arising under or based upon this Agreement or any certificate delivered in connection herewith, whether under this contract or arising under common law or any other Law except pursuant to the indemnification provisions set forth in this Article X. Nothing in this Section 10.09 shall operate to interfere with or impede the operation of the provisions of Section 2.04 (Post-Closing Purchase Price Calculation), or any Ancillary Agreement or the rights of either Party to seek equitable remedies to enforce any covenant of a Party to be performed after the Closing.

Section 10.10	Net Losses; Subrogation; Mitigation; No Set-Off.

(a) For all purposes under this Article X, the representations and warranties contained in this Agreement shall be construed as if the term “material” and any reference to “Material Adverse Effect,” “material adverse effect” or any similar qualifications were omitted from such representations and warranties.

(b) Notwithstanding anything contained herein to the contrary, the amount of any Covered Losses incurred or suffered by an Indemnified Party shall be calculated after giving effect to (i) any insurance proceeds received by the Indemnified Party (or any of its Affiliates) with respect to such Losses, (ii) any insurance proceeds with respect to such Losses which the applicable insurer has agreed in writing to pay to the Indemnified Party (or any of its Affiliates), but which have not yet been so paid by such insurer, (iii) any recoveries obtained by the Indemnified Party (or any of its Affiliates) from any other third party in respect of such Covered

Loss and (iv) any recoveries from any other third party with respect to such Losses which the applicable third party has agreed in writing to pay to the Indemnified Party (or its Affiliates), but which have not yet been so paid by such third party. The Indemnified Party shall use commercially reasonable efforts to obtain such proceeds, benefits and recoveries. If any such proceeds or recoveries are received by an Indemnified Party (or any of its Affiliates) with respect to any Covered Losses after an Indemnifying Party has made a payment to the Indemnified Party with respect thereto, the Indemnified Party (or such Affiliate) shall pay to the Indemnifying Party the amount of such proceeds or recoveries (up to the amount of the Indemnifying Party’s payment). The Indemnified Party will use its commercially reasonable efforts to mitigate any actual or reasonably expected Covered Loss, in each case to the same extent as it would if such Covered Loss were not subject to indemnification pursuant to this Article X. No Indemnified Party will be entitled to recover from an Indemnifying Party more than once in respect of the same Covered Losses.

(c) In the event any payment is made in respect of Covered Losses, the Indemnifying Party who made such payment will, to the extent permissible by applicable Law, be subrogated to the extent of such payment to any related rights of recovery of the Indemnified Party receiving such payment against any third party. Such Indemnified Party (and its Affiliates) and Indemnifying Party shall execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights. If any Indemnified Party recovers, under insurance policies or from other collateral sources, any amount in respect of a matter for which the Indemnifying Party made a payment pursuant to Section 10.02 or Section 10.03, as applicable, such Indemnified Party shall promptly pay over to the Indemnifying Party the amount so recovered (after deducting therefrom the amount of the expenses incurred by such Indemnified Party in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by the Indemnifying Party to or on behalf of such Indemnified Party in respect of such matter and (ii) any amount expended by the Indemnifying Party in pursuing or defending any claim arising out of such matter.

(d) Neither Purchaser nor the Sellers shall have any right to set-off any indemnification claim pursuant to this Article X against any payment due pursuant to Article II or any Ancillary Agreement. No Purchaser Indemnified Party shall be entitled to indemnification pursuant to Section 10.02 for any Covered Loss to the extent that such Covered Loss was expressly taken into account in the determination of, and reduced, the Aggregate Purchase Price pursuant to Article II.

(d) No Indemnified Party shall be entitled to indemnification pursuant to this Article X to the extent that the Indemnified Party failed to mitigate or prevent such Covered Loss as required by Law.

Section 10.11	Treatment of Indemnity Payments.

For Tax purposes, any payment pursuant to this Article X shall be treated as an adjustment to the Aggregate Purchase Price.

ARTICLE XI.

TERMINATION

Section 11.01	Termination.

This Agreement may be terminated at any time prior to the Closing Date:

(a) At any time by the mutual written agreement of Purchaser and the Sellers;

(b) By the Sellers or Purchaser (provided that the terminating Party is not then in breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a breach of any of the representations or warranties set forth in this Agreement on the part of the other Party, such that a condition to the obligation of the terminating Party to close the Transactions set forth in Article VIII cannot be satisfied and which breach by its nature cannot be cured prior to the Termination Date or shall not have been cured within thirty (30) days after delivery of written notice of such breach by the terminating Party to the other Party;

(c) By the Sellers or Purchaser (provided that the terminating Party is not then in breach of any representation or warranty or breach of any covenant or other agreement contained herein) if there shall have been a failure to perform or comply with any of the covenants or agreements set forth in this Agreement on the part of the other Party, such that a condition to the obligation of the terminating Party to close the Transactions set forth in Article VIII cannot be satisfied and which failure by its nature cannot be cured prior to the Termination Date or shall not have been cured within thirty (30) days after delivery of written notice of such failure by the terminating Party to the other Party;

(d) At the election of the Sellers or Purchaser, if the Closing shall not have occurred by the Termination Date or such later date as shall have been agreed to in writing by Purchaser and the Sellers; provided, that no Party may terminate this Agreement pursuant to this Section 11.01(d) if the failure of the Closing to have occurred on or before the Termination Date was due to such Party’s willful breach of any representation or warranty or material breach of any covenant or other agreement contained in this Agreement; and

(e) By the Sellers or Purchaser if (i) final action has been taken by a Bank Regulator whose approval is required in connection with this Agreement and the Transactions, which final action (x) has become unappealable and (y) does not approve this Agreement or the Transactions, (ii) any Bank Regulator whose approval or nonobjection is required in connection with this Agreement and the Transactions has stated that it will not issue the required approval or nonobjection, or (iii) any court of competent jurisdiction or other Governmental Entity shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Transactions and such order, decree, ruling or other action shall have become final and unappealable.

Section 11.02	Effect of Termination.

In the event of termination of this Agreement pursuant to any provision of Section 11.01, this Agreement shall forthwith become void and have no further force, except that the provisions of this Section 11.02 and Section 12.01, Section 12.05, Section 12.09, Section 12.10, Section 12.11, Section 12.12, Section 12.13, Section 12.14 and any other Section which, by its terms, relates to post-termination rights or obligations, shall survive such termination of this Agreement and remain in full force and effect. Notwithstanding the foregoing, the termination of this Agreement shall not affect the rights of any Party with respect to any Liabilities incurred or suffered by such Party as a result of the willful breach by the other Party of any of its representations, warranties, covenants or agreements in this Agreement.

ARTICLE XII.

MISCELLANEOUS

Section 12.01	Confidentiality.

Except as specifically set forth herein, Purchaser and the Bank mutually agree to be bound by the terms of the confidentiality agreement dated August 8, 2011 (the “Confidentiality Agreement”) previously executed by Purchaser and the Bank, which Confidentiality Agreement is hereby incorporated herein by reference. Purchaser and the Bank agree that such Confidentiality Agreement shall continue in accordance with its respective terms, notwithstanding the termination of this Agreement. The Bank acknowledges that Purchaser is a third party beneficiary of any and all confidentiality agreements entered into by the Bank in the past twelve (12) months similar to the confidentiality agreement between Purchaser and the Bank.

Section 12.02	Public Announcements.

The Sellers and Purchaser shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement, and except as may be otherwise required by Law or the U.S. Securities and Exchange Commission, neither the Sellers nor Purchaser shall issue any news release or other public announcement or communication with respect to this Agreement unless such news release or other public announcement or communication has been mutually agreed upon by the Sellers and Purchaser; provided, that the Party drafting such news release or other public announcement or communication shall in good faith provide, to the extent possible, to each other Party reasonable advance notice and reasonable time to review and comment upon a draft of such news release or other public announcement or communication.

Section 12.03	Notice.

All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to Sellers, to:	Aurora Bank FSB 1271 Ave of the Americas, # 46A New York, New York 10020 Attention: Chief Legal Officer Tel: (720) 945-3062

With required copies to:	Arnold & Porter LLP 399 Park Avenue New York, New York 10022 Attention: Robert C. Azarow, Esq. Tel: (212) 715-1336

If to Purchaser, to:	Nationstar Mortgage LLC 350 Highland Drive Lewisville, Texas 75067 Attention: General Counsel Tel: (972) 316-5429 Fax: (469) 549-2085

With required copies to:	Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Chris E. Abbinante and Luke J. Valentino Tel: (312) 853-7000

or such other address as shall be furnished in writing by any Party, and any such notice or communication shall be deemed to have been given: (i) as of the date delivered by hand; (ii) three (3) Business Days after being delivered to the U.S. mail, postage prepaid; or (iii) one (1) Business Day after being delivered to the overnight courier.

Section 12.04	Parties in Interest; Assignment.

This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties, except that Purchaser shall be permitted to assign (a) its rights and interests in the Servicer Advance Receivables to be acquired hereunder to any of its Lenders as collateral security or (b) its rights to acquire the Owned Real Property to a direct or indirect wholly owned subsidiary of Purchaser, but, in either case, no such assignment shall relieve Purchaser of its obligations hereunder. Except as specifically provided in this Agreement, nothing in this Agreement is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

Section 12.05	Complete Agreement.

This Agreement, including the Exhibits and Schedules hereto and the documents and other writings referred to herein or therein or delivered pursuant hereto, together with the Confidentiality Agreement referred to in Section 12.01 and the Ancillary Agreements, contains the entire agreement and understanding of the Parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings (other than the Confidentiality Agreement referred to in Section 12.01 hereof) among the Parties, both written and oral, with respect to its subject matter.

Section 12.06	Counterparts.

This Agreement may be executed in two or more counterparts, including by facsimile or electronic transmission, each of which shall be deemed an original, and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same agreement.

Section 12.07	Severability.

In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

Section 12.08	Amendment, Extension, Waiver and Cumulative Remedies.

(a) Subject to applicable Law, at any time prior to the Closing Date, the Parties may (i) amend this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of any other Party, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (iv) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(b) No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, and all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 12.09	Governing Law.

This Agreement shall be governed by the laws of the State of New York, without giving effect to its principles of conflicts of laws, other than Section 5-1401 of the New York General Obligations Law.

Section 12.10	Jurisdiction; Forum; Service of Process.

Each Party irrevocably submits to the jurisdiction, including the personal jurisdiction, of (i) any New York State court sitting in New York County, and (ii) any Federal court of the

United States sitting in New York County in the State of New York, solely for the purposes of any suit, action or other proceeding between any of the Parties arising out of this Agreement or the Transactions. Each Party agrees to commence any suit, action or proceeding relating hereto only in any Federal court of the United States sitting in New York County in the State of New York or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in any New York State court sitting in New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the Parties arising out of this Agreement or the Transactions in (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party irrevocably agrees to request that the applicable court adjudicate any covered claim on an expedited basis and to cooperate with each other to assure that an expedited resolution of any such dispute is achieved. Each Party irrevocably agrees to abide by the rules or procedure applied by the Federal courts or New York State courts (as the case may be) (including but not limited to procedures for expedited pre-trial discovery) and waive any objection to any such procedure on the ground that such procedure would not be permitted in the courts of some other jurisdiction or would be contrary to the laws of some other jurisdiction. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such Party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided, that nothing in this Section 12.10 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 12.11	Interpretation.

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “herein” or “hereunder” are used in this Agreement, they will be deemed to refer to this Agreement as a whole and not to any specific Section. References to Sections include subsections which are part of the related Section (e.g., a section numbered “Section 5.01(a)” would be part of “Section 5.01” and references to “Section 5.01” would also refer to material contained in the subsection described as “Section 5.01(a)”). Any Law defined herein will mean such Law as amended and will include any successor Law. References to a Contract will be deemed to refer to such Contract as amended, restated or supplemented in accordance with its terms. The table of contents, index and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require. The phrases “the date of this Agreement”, “the date hereof’ and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the preamble to this Agreement. Whenever a dollar figure ($) is used in this Agreement, it will mean United States dollars unless otherwise specified.

Section 12.12	Specific Performance.

The Parties agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Without limiting the generality of the foregoing, the Sellers shall be entitled to seek specific performance to cause Purchaser to enforce the terms of the Financing Commitments, including by demanding Purchaser file one or more lawsuits against the sources of the Financing to fully enforce such Financing sources’ obligations thereunder and Purchaser’s rights thereunder.

Section 12.13	Expenses.

All costs and expenses incurred in connection with this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby will be paid by the Party incurring such cost or expense, except as otherwise provided in this Agreement or the Ancillary Agreements.

Section 12.14	No Recourse.

Any Action based upon, arising out of, or related to this Agreement may only be brought against the Parties, and then only with respect to the specific obligations set forth herein. No former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, members, managers, agents, affiliates, general or limited partners or assignees of Purchaser or the Sellers, as the case may be, or any of their Affiliates or of any former, current or future direct or indirect equity holder, controlling person, stockholder, director, officer, employee, member, manager, general or limited partner, affiliate, agent or assignee of Purchaser or the Sellers, as the case may be, or any of their Affiliates shall have any Liability for any of the representations, warranties, covenants, agreements, obligations or Liabilities of Purchaser or Seller, as applicable, under this Agreement or of or for any Action based on, in respect of, or by reason of, the Transactions (including the breach, termination or failure to consummate the Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a Party or another Person (including a claim to enforce the Financing Commitments) or otherwise; provided, however, that nothing contained herein shall affect any rights Purchaser may have in the LBB Guaranty.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers as of the date first set forth above.

AURORA BANK FSB

By:	/s/ Theodore P. Janulis
Name: Theodore P. Janulis
Title: Chief Executive Officer

AURORA LOAN SERVICES LLC

By:	/s/ William Wesp
Name: William Wesp
Title: Chairman of the Board

NATIONSTAR MORTGAGE LLC

By:	/s/ Amar Patel
Name: Amar Patel
Title: Executive Vice President

EXHIBIT A

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is made and entered into as of the [—] day of [—], 2012 by and among AURORA BANK FSB (the “Bank”), AURORA LOAN SERVICES LLC (together with the Bank, the “Assignors”) and NATIONSTAR MORTGAGE LLC (“Assignee”).

WHEREAS, the Assignors and Assignee have entered into that certain Residential Servicing Asset Purchase Agreement, dated March 6, 2012 (the “Purchase Agreement”), pursuant to which the Assignors have agreed to sell, transfer and assign to Assignee certain mortgage servicing rights and other assets and Assignee has agreed to assume certain obligations:

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Assignors’ Assignment. Effective upon the Closing, the Assignors hereby transfer, grant, convey, assign and deliver to Assignee all of the Assignors’ right, title and interest in and to the Purchased Assets (other than the tangible Purchased Assets and the Real Property Leases).

2. Assignee’s Acceptance. Effective upon the Closing, Assignee does hereby accept such assignment from the Assignors and assumes and agrees to pay, perform and discharge all of the Assumed Liabilities (other than in connection with the tangible Purchased Assets and the Real Property Leases).

3. Excluded Assets and Excluded Liabilities. Other than the Assumed Liabilities, Assignee is not assuming and shall not be liable for or bound by any Liabilities of the Assignors, and nothing contained in this Agreement shall transfer or assign to Assignee any right to any of the Excluded Assets.

4. Incorporation of terms of the Purchases Agreement. This Agreement is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof. To the extent of any conflict between the terms of the Purchase Agreement and this Agreement, the Purchase Agreement shall be controlling. Capitalized terms used and not defined herein have the meanings given them in the Purchase Agreement.

5. Beneficiaries of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the Assignors and Assignee and their respective successors and assigns.

6. Controlling Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to its principles of conflicts of laws, other than Section 5-1401 of the New York General Obligations Law.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8. Further Assistance and Assurances. The Assignors and Assignee shall, at any time and from time to time, promptly, upon the reasonable request of the other party, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as are reasonably necessary to effectuate the purposes of this Agreement or as may be required for the better vesting or conferring to Purchaser of title in and to the Purchased Assets (other than the tangible Purchased Assets and the Real Property Leases).

IN WITNESS WHEREOF, each of the parties has caused this Assignment and Assumption Agreement to be executed and delivered by its duly authorized officer or agent as of the day and year first written above.

ASSIGNORS:

AURORA BANK FSB

By:
Name:
Title:

AURORA LOAN SERVICES LLC

By:
Name:
Title:

ASSIGNEE:

NATIONSTAR MORTGAGE LLC

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT

THIS ASSIGNMENT OF INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”), is effective as of [—], 2012, by and among Aurora Bank FSB, a federal savings bank organized under the laws of the United States (the “Bank”), Aurora Loan Services LLC, a Delaware limited liability company (“ALS” and together with the Bank, the “Assignors”), and Nationstar Mortgage LLC, a Delaware limited liability company (“Assignee”). The Bank, ALS and Assignee shall be referred to herein from time to time collectively as the “Parties” and individually as a “Party.” All capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to that certain Residential Servicing Asset Purchase Agreement (the “Purchase Agreement”), dated as of March 6, 2012, by and among the Parties, Assignors agreed to sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Assignee, and Assignee agreed to purchase from Assignors, all of the Assignors’ right, title and interest in and to the Purchased Assets;

WHEREAS, Assignors own the Seller Owned Intellectual Property;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Purchase Agreement that Assignors execute and deliver this Agreement pursuant to which Assignors will assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, certain Seller Owned Intellectual Property to Purchaser;

WHEREAS, Assignors and Assignee desire to consummate the transactions contemplated by the Purchase Agreement and, as such, are willing to enter into this Agreement effective as of the Closing Date; and

WHEREAS, Assignee desires to accept such assignment, transfer, conveyance and delivery upon the terms set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration described above and other consideration acknowledged by each party to have been received in full from the other parties and pursuant to the terms of this Agreement, the parties hereby agrees as follows:

1. Assignment. Effective upon the Closing, the Assignors hereby transfer, grant, convey, assign and deliver to Assignee all of the Assignors’ right, title and interest in and to the Seller Owned Intellectual Property, including any right to enforce such Seller Owned Intellectual Property and collect for past infringement thereof.

2. License Back. Effective upon the Closing, Assignee agrees to grant, and hereby does grant, to Assignors and their Affiliates a limited, perpetual, non-exclusive, non-transferable, non-sublicenseable, royalty free, fully paid up, worldwide right and license to use the Seller

Owned Intellectual Property solely for their internal business purposes in connection with any regulatory, reporting, legal, archival or backup activity, obligation or requirement or any other reasonably similar activity, obligation or requirement, and solely for use in connection with Assignors’ businesses existing prior to the Closing Date. For clarity, the Seller Owned Intellectual Property shall not be used by Assignors or their Affiliates for any customer supporting commercial purposes.

3. Incorporation of Terms of the Purchase Agreement. This Agreement is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof. To the extent of any conflict between the terms of the Purchase Agreement and this Agreement, the Purchase Agreement shall be controlling.

4. Beneficiaries of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the Assignors and Assignee and their respective successors and permitted assigns.

5. Controlling Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to its principles of conflicts of laws, other than Section 5-1401 of the New York General Obligations Law.

6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7. Further Assistance and Assurances. The Assignors and Assignee shall, at any time and from time to time, promptly, upon the reasonable request of the other party, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as are reasonably necessary to effectuate the purposes of this Agreement or as may be required for the better vesting or conferring to Purchaser of title in and to the Seller Owned Intellectual Property.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Assignment of Intellectual Property Agreement to be executed by its proper officers thereunto duly authorized as of the Effective Date.

ASSIGNORS:

AURORA BANK FSB

By:

Name:

Title:

AURORA LOAN SERVICES LLC

By:

Name:

Title:

ASSIGNEE:

NATIONSTAR MORTGAGE LLC

By:

Name:

Title:

EXHIBIT C

BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and pursuant to the terms and conditions of the Residential Servicing Asset Purchase Agreement by and among AURORA BANK FSB (the “Bank”), AURORA LOAN SERVICES LLC (together with the Bank, the “Sellers”), and NATIONSTAR MORTGAGE LLC (“Purchaser”), dated March 6, 2012 (the “Purchase Agreement”), the Sellers do hereby sell, assign, transfer, convey and deliver to Purchaser, its successors and assigns, all right, title and interest of the Sellers in and to the Purchased Assets (other than the intangible Purchased Assets), as defined in the Purchase Agreement, for all purposes, in accordance with Article II of the Purchase Agreement, free and clear of all Liens other than Permitted Liens.

THIS BILL OF SALE IS EXECUTED AND DELIVERED WITHOUT RECOURSE AND WITHOUT REPRESENTATION OR WARRANTY, WHETHER EXPRESS, IMPLIED OR CREATED BY OPERATION OF LAW, EXCEPT AS PROVIDED IN THE PURCHASE AGREEMENT.

The Sellers and Purchaser shall, at any time and from time to time, promptly, upon the reasonable request of the other party, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as are reasonably necessary to effectuate the purposes of this Bill of Sale or as may be required for the better vesting or conferring on Purchaser of title in and to the Purchased Assets (other than the intangible Purchased Assets).

Executed this      day of                     , 2012.

SELLERS:

AURORA BANK FSB

By:
Name:
Title:

AURORA LOAN SERVICES LLC

By:
Name:
Title:

ACKNOWLEDGMENT STATE OF	)
)
COUNTY OF	)

Before me, the undersigned authority, a Notary Public in and for the county and state aforesaid, on this day personally appeared                                         , known to me to be the person whose name is subscribed to the foregoing instrument, as                                  of Aurora Loan Services LLC and he/she acknowledged to me that he/she executed the same as the act of Aurora Loan Services LLC, for the purposes and consideration therein expressed, and in the capacity therein stated.

Given under my hand and seal of office on this the      day of                     , 2012

Notary Public:

[SEAL]	My Commission expires:

ACKNOWLEDGMENT STATE OF	)
)
COUNTY OF	)

Before me, the undersigned authority, a Notary Public in and for the county and state aforesaid, on this day personally appeared                                         , known to me to be the person whose name is subscribed to the foregoing instrument, as                                  of Aurora Bank FSB and he/she acknowledged to me that he/she executed the same as the act of Aurora Bank FSB, for the purposes and consideration therein expressed, and in the capacity therein stated.

Given under my hand and seal of office on this the      day of                     , 2012

Notary Public:

[SEAL]	My Commission expires:

EXHIBIT D

After recordation return to:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (“Deed”) is made this      day of             , 2012, by AURORA LOAN SERVICES, LLC, a Delaware limited liability company (“Grantor”), to                     , a                      (“Grantee”).

WITNESSETH:

That said Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto Grantee, in fee simple, all of that certain land situate, lying and being in the County of Scotts Bluff, Nebraska, and being more particularly described as follows:

Block Two (2) and Block Three (3), Sykes Addition to the City of Scottsbluff, Scotts Bluff County, Nebraska

Together with all improvements situated thereon and all rights, titles and interests appurtenant thereto (the “Property”).

SUBJECT TO all matters of record.

Grantor does hereby covenant with Grantee that, except as noted above, at the time of delivery of this Deed, the Property was free from all encumbrance made by Grantor, and that Grantor will warrant and defend the same against the lawful claims and demands of all persons claiming by, through and under Grantor.

[Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed this Deed as of the date first above written.

GRANTOR:

AURORA LOAN SERVICES, LLC, a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

This instrument was acknowledged before me on this      day of             , 2012, by                     , the                      OF AURORA LOAN SERVICES, LLC, a Delaware limited liability company, by and on behalf of said limited liability company.

Notary Public

[Notarial Seal]

My commission expires:

After recordation return to:

SPECIAL WARRANTY DEED

THIS SPECIAL WARRANTY DEED (“Deed”) is made this      day of             , 2012, by AURORA BANK FSB, a federal savings bank (“Grantor”), to                     , a                      (“Grantee”).

WITNESSETH:

That said Grantor, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, hereby grants, bargains, sells, aliens, remises, releases, conveys and confirms unto Grantee, in fee simple, all of that certain land situate, lying and being in the County of Douglas, Colorado, and being more particularly described as follows:

Lot 2A,

OmniPark Filing No. 1, 3rd Amendment,

County of Douglas,

State of Colorado

Together with all improvements situated thereon and all rights, titles and interests appurtenant thereto (the “Property”).

SUBJECT TO all matters of record.

Grantor does hereby covenant with Grantee that, except as noted above, at the time of delivery of this Deed, the Property was free from all encumbrance made by Grantor, and that Grantor will warrant and defend the same against the lawful claims and demands of all persons claiming by, through and under Grantor.

[Signature on following page]

IN WITNESS WHEREOF, the undersigned has executed this Deed as of the date first above written.

GRANTOR:

AURORA BANK FSB, a federal savings bank

By:
Name:
Title:

STATE OF	)
) ss:
COUNTY OF	)

This instrument was acknowledged before me on this      day of             , 2012, by                     , the                      of AURORA BANK FSB, a federal savings bank, by and on behalf of said entity.

Notary Public

[Notarial Seal]

My commission expires:

EXHIBIT E

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of the [—] day of [—], 2012 by and among Aurora Bank FSB (the “Bank”), Aurora Loan Services LLC (together with the Bank, the “Assignors”) and Nationstar Mortgage LLC (“Assignee”).

Whereas, the Assignors and Assignee have entered into that certain Residential Servicing Asset Purchase Agreement, dated March 6, 2012 (the “Purchase Agreement”), pursuant to which the Assignors have agreed to sell, assign, transfer, convey and deliver to Assignee certain assets. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Purchase Agreement.

Whereas, the Purchased Assets include the Real Property Leases, which are described on Exhibit A hereto.

Whereas, under the Purchase Agreement, the Assignors have agreed to sell, assign, transfer, convey and deliver to Assignee all of each Assignors’ right, title and interest to the Real Property Leases.

Whereas, Assignee has agreed to assume, pay, perform and discharge all of the Liabilities of the Assignors arising under the Real Property Leases (the “Obligations”).

NOW THEREFORE, in consideration of the foregoing and the sum of ten dollars ($10.00), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignors and Assignee hereby agree as follows:

1. Assignors’ Assignment. Effective upon the Closing, the Assignors hereby transfer, grant, convey, assign and deliver to Assignee all of the Assignors’ right, title and interest in and to the Real Property Leases. This Assignment is made (i) without any representations or warranties by Assignors with respect to the Real Property Leases, and (ii) without recourse to the Assignors, except in each case as otherwise expressly provided in the Purchase Agreement.

2. Assignee’s Acceptance. Effective upon the Closing, Assignee does hereby accept such assignment from the Assignors and assumes and agrees to pay, perform and discharge all of the Obligations arising under the Real Property Leases.

3. Incorporation of terms of the Purchase Agreement. This Assignment is made, executed and delivered pursuant to the Purchase Agreement, and is subject to all the terms, provisions and conditions thereof. To the extent of any conflict between the terms of the Purchase Agreement and this Assignment, the Purchase Agreement shall be controlling. Capitalized terms used and not defined herein have the meanings given them in the Purchase Agreement.

4. Beneficiaries of this Assignment. This Assignment shall be binding upon and shall inure to the benefit of the Assignors and Assignee and their respective successors and permitted assigns.

5. Controlling Law. This Assignment shall be governed by the laws of the State of New York, without giving effect to its principles of conflicts of laws, other than Section 5-1401 of the New York General Obligations Law.

6. Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

7. Further Assistance and Assurances. The Assignors and Assignee shall, at any time and from time to time, promptly, upon the reasonable request of the other party, execute, acknowledge, deliver or perform all such further acts, deeds, assignments, transfers, conveyances and assurances as are reasonably necessary to effectuate the purposes of this Assignment.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Assignment and Assumption of Leases be executed and delivered by its duly authorized officer or agent as of the day and year first written above.

ASSIGNORS:

AURORA BANK FSB

By:
Name:
Title:

AURORA LOAN SERVICES LLC

By:
Name:
Title:

ASSIGNEE:

NATIONSTAR MORTGAGE LLC

By:
Name:
Title:

EXHIBIT A

LEASES

Leased Real Property	Lease Agreement
ParkRidge Corporate Center 10350 Park Meadows Drive Littleton, Colorado	Master Office Lease Agreement dated July 15, 1999 between Denver United LLC, as successor-in-interest to ParkRidge Six, LLC, as landlord, and Aurora Loan Services, Inc., as successor-in-interest to American Century Services Corporation, as tenant, as amended

5920 Castleway West Drive Indianapolis, Indiana	Lease dated October 1, 2009 between BREOF Castleton Park REO LLC, as landlord, and Aurora Bank FSB, as tenant, as amended

EXECUTION VERSION	EXHIBIT F

INTERIM SERVICING AGREEMENT

THIS INTERIM SERVICING AGREEMENT (this “Agreement”) is entered into as of March 6, 2012, by and among Nationstar Mortgage LLC, a Delaware limited liability company (“Purchaser”), with offices located in 350 Highland Drive, Lewisville, Texas, 75067, Aurora Bank FSB, a federal savings bank organized under the laws of the United States, with offices located in 1271 Avenue of the Americas, #46A, New York, New York, 10020 (the “Bank”), and Aurora Loan Services LLC, a Delaware limited liability company, with offices located in 1271 Avenue of the Americas, #46A, New York, New York, 10020 (“ALS” and together with the Bank, “Sellers”) (Purchaser and Sellers will collectively be referred to as the “Parties”).

W I T N E S S E T H:

WHEREAS, Purchaser and Sellers have entered into a Residential Servicing Asset Purchase Agreement, dated as of March 6, 2012 (the “Purchase Agreement”);

WHEREAS, pursuant to the Purchase Agreement, Sellers sold, assigned, transferred, conveyed and delivered to Purchaser all right, title and interest of Sellers in and to, among other things, the Servicing Rights and the Subservicing Rights relating to the Serviced Mortgage Loans, all as more particularly described in the Purchase Agreement; and

WHEREAS, the Purchase Agreement provides that, on the Closing Date, Purchaser and Sellers shall enter into an Interim Servicing Agreement regarding, among other things, (i) the obligations of Sellers to perform servicing functions with respect to Serviced Mortgage Loans, and (ii) the compensation to be paid by Purchaser for the performance of such functions.

1.	DEFINITIONS.

For the purposes of this Agreement, any term not defined herein which is defined in the Purchase Agreement shall have the meaning set forth in the Purchase Agreement. Other definitions are as follows:

(a) Delinquent Serviced Mortgage Loans. Serviced Mortgage Loans that are thirty (30) or more days delinquent as of the first day of any month during the term of this Agreement.

(b) Serviced Mortgage Loans. Those Serviced Mortgage Loans as to which the Servicing has not yet transferred to the Purchaser or its designee, and therefore are subject to this Agreement.

2.	TERM.

The term of the servicing activities hereunder shall commence as of the close of business on the Closing Date, and shall terminate at the close of business on the thirtieth (30th) day following the Closing Date (the “Initial Term”); provided, however, that, on or prior to May 1, 2012, Purchaser may elect to extend the term of the servicing activities hereunder until the later of (i) June 30, 2012 and (ii) the last day of the calendar month following the month in which the Closing occurs (the term of any such extension, the “Extension Term” and collectively with the Initial Term, the “Term”).

3.	RELATIONSHIP OF PURCHASER AND SELLERS.

(a) Sellers acknowledge that, subject to Servicing Agreement Consent, from and after the Closing Purchaser will own the Servicing Rights, Subservicing Rights and other Purchased Assets and shall be entitled to all Servicing Compensation, Late Fees and Ancillary Income after the Closing Date, notwithstanding that the Servicing Agreements, Subservicing Agreements and/or the Servicing Loan Files may remain in the possession of Sellers to facilitate the performance of interim servicing activities described herein during the Term and, during the Term, the Sellers are entitled to the fees set forth in Section 10.

(b) As reasonably requested and upon reasonable advance notice, Sellers shall allow Purchaser or any person or persons authorized by Purchaser reasonable access to the Servicing Loan Files in their possession at any time during normal business hours and shall make their personnel reasonably available to Purchaser or to such authorized persons at any time during normal business hours for the purpose of responding to questions or inquiries regarding the Serviced Mortgage Loans, the Servicing Agreements, the Subservicing Agreements and the performance of Sellers’ duties hereunder; provided, that any such access shall not unreasonably interfere with Sellers’ operations.

(c) Sellers acknowledge that the Escrow Accounts of Serviced Mortgage Loans, maintained pursuant to the Servicing Agreements and Subservicing Agreements, during the Term are for the account of the Serviced Mortgagors under the Serviced Mortgage Loans, the Investors, or Purchaser as their interests may appear. For convenience of administration, the balances and collections in the Escrow Accounts may continue to be held in the bank accounts heretofore employed for such purpose.

(d) During the Term, Purchaser shall provide adequate space, furniture and equipment to Sellers, at Sellers’ current locations in Littleton, Colorado, Scottsbluff, Nebraska and Indianapolis, Indiana, at no cost to Sellers, to allow Sellers to perform the services provided for herein; provided, however, that the foregoing shall not affect the terms and conditions of the Sublease Agreements.

4.	SERVICING ACTIVITIES.

During the Term, Sellers shall, on behalf of Purchaser, interim service the Serviced Mortgage Loans in accordance with the Servicing Agreements and Subservicing Agreements and shall diligently collect and pursue collection of all payments due from the Serviced Mortgagors under the Serviced Mortgage Loans as they become due. Sellers shall exercise no less than the standard of care that is consistent with past practices and required by the applicable Servicing Agreements and Subservicing Agreements and Applicable Servicing Requirements.

Among the services to be provided by Sellers during the Term, without limitation, are the following:

(a) Sellers shall (i) timely remit payments of principal and interest received to the Investor for each of the Serviced Mortgage Loans, in accordance with the applicable

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Servicing Agreement or Subservicing Agreement, (ii) make any necessary deposits to or withdrawals from the Escrow Accounts, and (iii) remit to Purchaser the Servicing Compensation earned during the term of this Agreement within ten (10) Business Days after the termination of this Agreement.

(b) Sellers shall keep and maintain a complete and accurate accounting, reasonably satisfactory to Purchaser, of all funds collected and paid relating to the Serviced Mortgage Loans, the Servicing Agreements and the Subservicing Agreements. Purchaser or persons authorized by Purchaser may, at Purchaser’s expense and not later than the 30th day following the Servicing Transfer Date, audit all accounting records relating to Sellers’ compliance with this Agreement and Sellers and Purchaser agree to make any accounting corrections which are necessary as a result of such audit.

(c) Sellers shall continue to deliver to the Investors those reports, information or computer tapes relating to the Serviced Mortgage Loans that Sellers delivered to Investors in the ordinary course of business and in accordance with the Servicing Agreements and Subservicing Agreements with the Investors immediately prior to the Closing Date.

(d) Sellers shall not, without the prior written consent of Purchaser, destroy any Servicing Loan Files in their possession during the Term.

(e) Sellers shall handle all collection and foreclosure efforts with the Serviced Mortgagors of Serviced Mortgage Loans and provide and handle all delinquency notices.

(f) Sellers shall make all corporate advances, P&I advances and T&I advances that are required under the Servicing Agreements and Subservicing Agreements and are eligible for reimbursement by the Investor, subject to reimbursement by the Investor.

5.	SHARED SERVICES ACTIVITIES.

During the Term, Sellers shall provide to Purchaser all IT, data networking and connectivity, telecommunications, treasury, accounting and other corporate and shared services that were regularly provided by Sellers in the ordinary course of business in support of the Master Servicing Business prior to the Closing Date.

6.	EMPLOYEES.

Sellers will use commercially reasonable efforts to maintain and employ throughout the Term such number and type of employees as is necessary for Sellers to perform their obligations hereunder. Sellers shall cause such employees to perform the servicing activities to be carried out hereunder in an efficient and professional manner, in no event less diligently than was carried out by Sellers when they were the owner of the Servicing Rights and Subservicing Rights.

7.	REPORTS.

Sellers shall make available to Purchaser, if requested, any daily, weekly and monthly reports on the status and performance of the Serviced Mortgage Loans that it prepares in the normal course of business.

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8.	INSURANCE.

During the Term, Sellers shall maintain, at their expense and for themselves, fidelity and errors and omissions bond coverage covering all employees handling funds, monies, documents and papers, including those received or held for the Investors, with respect to performance of servicing hereunder, in amounts that equal or exceed the amounts required by the Investors and with carriers reasonably satisfactory to the Investors.

9.	INTERIM SERVICING FEES.

As consideration for the servicing activities performed by Sellers hereunder during the Initial Term, Purchaser shall pay Sellers a total fee of $17,500,000 (the “Fixed Fee”). The Fixed Fee shall be payable by Purchaser within five (5) Business Days following the end of the Initial Term by wire transfer of immediately available funds to an account specified by Sellers. If Purchaser has elected to extend the term of this Agreement pursuant to Section 2, as consideration for the servicing activities performed by Sellers hereunder during the Extension Term, Purchaser shall pay Sellers an amount equal to (a) the Fixed Fee multiplied by (b) (i) the number of days of the Extension Term divided by (ii) 30 (such amount, the “Pro Rated Fee”). The Pro Rated Fee shall be payable by Purchaser within five (5) Business Days following the end of the Extension Term by wire transfer of immediately available funds to an account specified by Sellers.

10.	INDEMNIFICATION.

(a) Sellers shall, jointly and severally, indemnify, defend and hold harmless each Purchaser Indemnified Party from and against any Covered Losses incurred by such Purchaser Indemnified Party as a result of or arising out of any failure by Sellers to comply with any covenant or agreement in this Agreement, including any failure by Sellers to comply with Applicable Servicing Requirements in performing the servicing activities hereunder.

(b) Purchaser shall indemnify, defend and hold harmless each Seller Indemnified Party from and against any Covered Losses incurred by such Seller Indemnified Party as a result of or arising out of any Third Party Claim against such Seller Indemnified Party relating to the servicing activities performed by Sellers hereunder, other than any Third Party Claim as to which Sellers are obligated to indemnify Purchaser Indemnified Parties pursuant to Section 10(a).

(c) Any claim for indemnification hereunder, including any claim in respect of a Third Party Claim, shall be governed by and subject to the terms and conditions of Sections 10.05, 10.06, 10.07, 10.08 and 10.10 of the Purchase Agreement, which provisions are incorporated by reference herein. Except in the case of fraud or where a Party seeks to obtain specific performance pursuant to Section 12(j), the sole and exclusive remedy of Sellers, the Seller Indemnified Parties, Purchaser and the Purchaser Indemnified Parties in connection with this Agreement and the transactions contemplated hereby, whether under this Agreement or arising under common law or any other Law, shall be as provided in this Section 10.

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11.	TERMINATION.

This Agreement shall terminate and be of no further force or effect if the Purchase Agreement shall be terminated and the Transactions shall not become effective pursuant to the terms thereof. Subject to the foregoing, this Agreement shall terminate at the expiration of the Term; provided, however, that if this Agreement is terminated after the Closing occurs, the provisions of Sections 9, 10 and 12 shall survive such termination.

12.	MISCELLANEOUS.

(a) All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to Sellers, to:	Aurora Bank FSB 1271 Ave of the Americas, # 46A New York, New York 10020 Attention: Chief Legal Officer Tel: (720) 945-3062

With required copies to:	Arnold & Porter LLP 399 Park Avenue New York, New York 10022 Attention: Robert C. Azarow, Esq. Tel: (212) 715-1336

If to Purchaser, to:	Nationstar Mortgage LLC 350 Highland Drive Lewisville, Texas 75067 Attention: General Counsel Tel: (972) 316-5429

or such other address as shall be furnished in writing by any Party, and any such notice or communication shall be deemed to have been given: (i) as of the date delivered by hand; (ii) three (3) Business Days after being delivered to the U.S. mail, postage prepaid; or (iii) one (1) Business Day after being delivered to the overnight courier.

(b) This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Parties.

(c) This Agreement may be executed in two or more counterparts, including by facsimile or electronic transmission, each of which shall be deemed an original, and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same agreement.

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(d) In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

(e) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(f) No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right, and all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

(g) This Agreement shall be governed by the laws of the State of New York, without giving effect to its principles of conflicts of laws, other than Section 5-1401 of the New York General Obligations Law.

(h) Each Party irrevocably submits to the jurisdiction, including the personal jurisdiction, of (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, solely for the purposes of any suit, action or other proceeding between any of the Parties arising out of this Agreement or the Transactions. Each Party agrees to commence any suit, action or proceeding relating hereto only in any Federal court of the United States sitting in New York County in the State of New York or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in any New York State court sitting in New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the Parties arising out of this Agreement or the Transactions in (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party irrevocably agrees to request that the applicable court adjudicate any covered claim on an expedited basis and to cooperate with each other to assure that an expedited resolution of any such dispute is achieved. Each Party irrevocably agrees to abide by the rules or procedure applied by the Federal courts or New York State courts (as the case may be) (including but not limited to procedures for expedited pre-trial discovery) and waive any objection to any such procedure on the ground that such procedure would not be permitted in the courts of some other jurisdiction or would be contrary to the laws of some other

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jurisdiction. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such Party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided, that nothing in this Section 13(h) shall affect the right of any Party to serve legal process in any other manner permitted by Law.

(i) Whenever the words “herein” or “hereunder” are used in this Agreement, they will be deemed to refer to this Agreement as a whole and not to any specific Section. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Any singular term in this Agreement will be deemed to include the plural, and any plural term the singular. All pronouns and variations of pronouns will be deemed to refer to the feminine, masculine or neuter, singular or plural, as the identity of the person referred to may require. Whenever a dollar figure ($) is used in this Agreement, it will mean United States dollars.

(j) The Parties agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(k) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the Party incurring such cost or expense.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NATIONSTAR MORTGAGE LLC

By:	/s/ Amar Patel
Name: Amar Patel
Title: Executive Vice President

AURORA BANK FSB

By:	/s/ Theodore P. Janulis
Name: Theodore P. Janulis
Title: Chief Executive Officer

AURORA LOAN SERVICES LLC

By:	/s/ William Wesp
Name: William Wesp
Title: Chairman of the Board

EXECUTION COPY	EXHIBIT G

GUARANTY AGREEMENT

THIS GUARANTY AGREEMENT (this “Agreement”), dated as of March 6, 2012, is entered into by and between LEHMAN BROTHERS BANCORP INC., a Delaware corporation (“LBB”), and NATIONSTAR MORTGAGE LLC, a Delaware limited liability company (“Purchaser”), for the benefit of Purchaser and the other Purchaser Indemnified Parties (collectively with Purchaser, the “Beneficiaries”). LBB and Purchaser shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Residential Servicing Asset Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), by and among Aurora Bank FSB (the “Bank”), Aurora Loan Services LLC (“ALS” and together with the Bank, the “Sellers”) and Purchaser provides for the sale by the Sellers to Purchaser of the Purchased Assets and for certain other obligations of the Sellers to Purchaser, including without limitation the granting of certain indemnities to Purchaser;

WHEREAS, it is a condition precedent to the obligations of Purchaser under the Purchase Agreement that LBB execute and deliver this Agreement, whereby LBB shall guarantee the indemnification obligations of the Sellers under Article X of the Purchase Agreement and indemnify the Beneficiaries from and against any Covered Loss that results from or arises out of any Action brought or filed by a third party arising out of or in connection with the sale of loans prior to September 15, 2008 by a Seller to a third party (including, without limitation, a securitization trust) or Lehman Brothers Holdings Inc. (“LBHI”) (whether such loans were retained by LBHI or subsequently sold by LBHI to a third party) (a “Covered Claim”); and

WHEREAS, each Seller is a direct or indirect wholly-owned subsidiary of LBB, and LBB will receive a direct and substantial benefit from the purchase by Purchaser of the Purchased Assets from the Sellers;

NOW, THEREFORE, in order to induce Purchaser to purchase the Purchased Assets, LBB agrees as follows:

Section 1. Guaranty of Payment and Performance.

(a) LBB hereby unconditionally and irrevocably guarantees to the Beneficiaries, subject to the LBB Liability Cap (as defined below), the obligations of the Sellers under Article X of the Purchase Agreement (the “Guaranteed Obligations”). LBB shall be liable under this Section 1 only for such amounts, if any, as the Sellers are obligated to pay under Article X of the Purchase Agreement but shall fail to pay.

(b) Notwithstanding anything to the contrary contained in this Agreement, the maximum liability of LBB under this Agreement shall not at any time exceed the amount remaining, if any, after deducting (A) the aggregate amount paid by LBB under this Agreement and all of the Additional Guaranty Agreements from (B) $100,000,000, as adjusted in accordance with Section 1(d) (such amount remaining, the “LBB Liability Cap”). For purposes of this Agreement, the “Additional Guaranty Agreements” means the Guaranty Agreement entered into by LBB and the related purchaser for the benefit of such purchaser in connection with each of the Commercial Services Business Asset Purchase Agreement, the Residential Mortgage Loan Purchase Agreement, the Reverse Mortgage Loan Purchase Agreement, the Commercial Loan and REO Purchase Agreement, the Deposit Assumption Agreement and all other definitive agreements for the sale of assets or lines of business of the Bank or any of its subsidiaries contemplated by the Capital Maintenance Agreement, dated November 30, 2010, by and among the Bank, LBB, LBHI and the Office of Thrift Supervision.

(c) If at any time a Beneficiary gives notice to the Sellers of a claim for indemnification under Section 10.06 or 10.07 of the Purchase Agreement, such Beneficiary shall concurrently give a copy of such written notice to LBB. LBB shall not have any obligation to take any action or pay any amounts pursuant to this Section 1 unless it has received such written notice. Once a claim has been made by Purchaser under Article X of the Purchase Agreement, Purchaser acknowledges and agrees that LBB shall be entitled to the same rights as the Sellers as the Indemnifying Party under Article X, including the right to assume the conduct and control of the settlement or defense of certain claims, with the concurrence of the Sellers. In the event the Sellers fail to make an indemnification payment in accordance with Article X of the Purchase Agreement when such payment is due, the Beneficiaries shall provide written notice of such failure to LBB. LBB shall pay any amounts for which it is liable hereunder within ten (10) Business Days after LBB’s receipt of such written notice of the Sellers’ failure to make such indemnification payment. For purposes of this Section 1, the acts and omissions of any Beneficiary shall include the acts and omissions of any and all officers, directors, agents, employees, subsidiaries, members and Affiliates of such Beneficiary. LBB agrees that, as between LBB and any Beneficiary, the Guaranteed Obligations may be declared to be due and payable for the purposes of this Agreement notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards the Sellers.

(d) The LBB Liability Cap shall increase in an amount equal to any cash received by LBB from the Bank in the form of a dividend or other capital distribution.

Section 2. Guaranty Absolute. LBB guarantees that the Guaranteed Obligations shall be paid and performed strictly in accordance with the terms of the Purchase Agreement. The liability of LBB under this Agreement is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, the Purchase Agreement or all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of the Purchase Agreement or all or any of the Guaranteed Obligations, in each case if consented to by the Sellers in accordance with the Purchase Agreement; (b) any release or amendment or waiver of, or consent to departure from, any other guaranty or support document for the Purchase Agreement or all or any of the Guaranteed Obligations; (c) any present or future Law of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Purchase Agreement or any Guaranteed Obligation; and (d) without being limited by the foregoing, any lack of validity or enforceability of the Purchase Agreement or any Guaranteed Obligation. Notwithstanding any provision of this Agreement to the contrary, (i) LBB shall have

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and may assert against the Guaranteed Obligations, and the Guaranteed Obligations shall be subject to, any claim, right, deduction or defense of any kind that the Sellers may have or may assert pursuant to the provisions of the Purchase Agreement, (ii) to the extent the Purchase Agreement provides for notices, limitations, restrictions or other procedures or provisions, such notices, limitations, restrictions and other procedures and provisions shall apply to LBB’s obligations hereunder to the same extent as they apply to the Sellers under the Purchase Agreement, and (iii) Purchaser acknowledges and agrees that neither it nor any of its Affiliates shall have any rights or remedies under this Agreement as to LBB with respect to the Guaranteed Obligations that such Person would not otherwise have as to the Sellers pursuant to the provisions of the Purchase Agreement or arising from a breach by a Seller of the Purchase Agreement.

Section 3. Guaranty Irrevocable. The guaranty provided under Section 1 of this Agreement (the “Guaranty”) is a continuing guaranty of all Guaranteed Obligations now or hereafter existing under the Purchase Agreement and shall remain in full force and effect until payment and performance in full of all Guaranteed Obligations and other amounts payable under the Guaranty. The Guaranty shall immediately and automatically terminate upon the earlier of (i) the payment and performance in full of the Guaranteed Obligations and other amounts payable under the Guaranty, (ii) the termination or expiration of all Guaranteed Obligations in accordance with the terms of the Purchase Agreement and (iii) the amount of the LBB Liability Cap being equal to zero.

Section 4. Reinstatement. The Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by Purchaser or any other Beneficiary on the insolvency, bankruptcy or reorganization of a Seller or otherwise, all as though the payment had not been made.

Section 5. Payments Generally. All payments by LBB shall be made in the manner and at the place required by the Purchase Agreement.

Section 6. Indemnification by LBB. Subject to the limitations set forth in this Agreement, including the LBB Liability Cap, from and after the Closing, LBB shall indemnify, defend and hold harmless each Beneficiary from and against any Covered Losses incurred by such Beneficiaries as a result of or arising out of a Covered Claim with respect to Actions brought or filed on or prior to the third anniversary of the Closing Date.

Section 7. Notice of Claims; Assumption of Defense.

(a) If a Covered Claim is made or brought against any Beneficiary with respect to Actions brought or filed on or prior to the third anniversary of the Closing Date and such Beneficiary intends to seek indemnification under Section 6 with respect to such Covered Claim, such Beneficiary shall give notice as promptly as is reasonably practicable, and in no event later than ten (10) Business Days, after receiving notice thereof, to LBB. Such notice shall specify the facts alleged to constitute the basis for such Covered Claim, the identity of the Persons bringing such Covered Claim, the representations, warranties, covenants or agreements or provision of Law or Contract alleged to have been breached, as applicable, and the amount (or, to the extent

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not then determinable, the Beneficiary’s good faith estimate thereof) that the Beneficiary intends to seek from LBB hereunder. The failure to promptly give such notification will not affect the indemnification provided hereunder except to the extent LBB’s defense or other rights available to it is actually prejudiced as a result of such failure, and then only to the extent of such prejudice. Notwithstanding the foregoing, no Beneficiary shall be entitled to be indemnified or held harmless pursuant to Section 6 unless such party delivers written notice of its claim for indemnification to LBB on or prior to the third anniversary of the Closing Date. Any claims for indemnification under Section 6 asserted in writing with respect to Actions that have been brought or filed on or prior to the third anniversary of the Closing Date and with respect to which the Beneficiary seeking indemnification has complied with the immediately preceding sentence shall survive until the final resolution thereof.

(b) LBB shall have the sole power, at its option, to assume the conduct and control of the settlement or defense of any Covered Claim for which indemnification may be sought under Section 6 by giving written notice thereof to the Beneficiary; provided, that LBB shall thereafter consult with the Beneficiary upon the Beneficiary’s reasonable request for such consultation from time to time with respect to such Covered Claim. If LBB assumes the conduct and control of such settlement or defense, the Beneficiary shall reasonably cooperate with LBB in connection therewith, and the Beneficiary shall have the right (but not the obligation) to participate in (but not control) such settlement or defense and to employ counsel, at its own cost and expense, separate from the counsel employed by LBB. The assumption of the conduct and control of such settlement or defense shall not be deemed to be an admission or assumption of liability by LBB. So long as LBB is reasonably contesting any such Covered Claim in good faith, the Beneficiary shall not pay or settle any such Covered Claim. If LBB elects not to assume the conduct and control of the settlement or defense of such Covered Claim, then, subject to Section 8 below, the Beneficiary shall have the right to conduct and control the settlement or defense of such Covered Claim, including the right to pay or settle such Covered Claim, provided that, in such event, the Beneficiary shall waive any right to indemnity by LBB for all Covered Losses related to such Covered Claim unless LBB shall have consented to such payment or settlement.

(c) Notwithstanding anything in this Agreement to the contrary, whether or not LBB shall have assumed the conduct or control of the defense or settlement of a Covered Claim, no Beneficiary shall admit any liability with respect to, or settle, compromise or discharge, any Covered Claim without the prior written consent of LBB (which shall not be unreasonably withheld, conditioned or delayed). If LBB does not notify the Beneficiary within thirty (30) days after the receipt of the Beneficiary’s notice of claim pursuant to Section 7(a) that it elects to assume the conduct or control of the defense or settlement thereof, the Beneficiary shall have the right to contest, settle or compromise the claim but shall not thereby waive any right to indemnity therefor pursuant to this Agreement.

(d) Any Beneficiary may assume the conduct and control of the settlement or defense of any Covered Claim by releasing LBB from any and all Liability under Section 6 with respect to such Covered Claim and indemnifying LBB against any and all Losses that may be incurred by LBB in connection with such Covered Claim; provided, however, that if a Covered Claim alleges wrongdoing by LBB or its Affiliates or involves other reputational matters relating to LBB or its Affiliates, the Beneficiary may only assume the conduct and control of the settlement or defense of such Covered Claim with the consent of LBB, which consent shall not be unreasonably withheld, conditioned or delayed.

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(e) All of the Parties shall reasonably cooperate in the defense or prosecution of any Covered Claim in respect of which indemnity may be sought hereunder and each Party (or a duly authorized representative of such Party) shall (and shall cause its Affiliates to) furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

Section 8. Settlement or Compromise of Covered Claim. LBB shall have the right to make any settlement, compromise, judgment or offer to settle or compromise any Covered Claim for which it has assumed the conduct and control of the settlement or defense, with the prior written consent of Purchaser (which shall not be unreasonably withheld, conditioned or delayed), binding upon Purchaser and the other Beneficiaries in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, that such written consent of Purchaser shall not be required in the event (i) such settlement, compromise, judgment or offer to settle or compromise such Covered Claim does not (A) involve any finding or admission of any violation of Law or admission of any wrongdoing by Purchaser or its Affiliates or (B) encumber any of the assets of Purchaser or its Affiliates or adversely affect in any material respect the post-Closing operation of the business of Purchaser or its Affiliates in any manner and (ii) LBB shall (A) pay or cause to be paid all amounts required to be paid by it under Section 6 arising out of such settlement or judgment with the effectiveness of such settlement or judgment, and (B) obtain, as a condition of any settlement, compromise, judgment or offer to settle or compromise, or other resolution, an appropriate release of Purchaser and the other Beneficiaries from any and all corresponding Liabilities in respect of such Covered Claim or the applicable portion thereof.

Section 9. Net Losses; Subrogation; Mitigation.

(a) Notwithstanding anything contained herein to the contrary, the amount of any Covered Losses incurred or suffered by a Beneficiary shall be calculated after giving effect to (i) any insurance proceeds received by the Beneficiary (or any of its Affiliates) with respect to such Losses, (ii) any insurance proceeds with respect to such Losses which the applicable insurer has agreed in writing to pay to the Beneficiary (or any of its Affiliates), but which have not yet been so paid by such insurer, (iii) any recoveries obtained by the Beneficiary (or any of its Affiliates) from any other third party in respect of such Covered Loss and (iv) any recoveries from any other third party with respect to such Losses which the applicable third party has agreed in writing to pay to the Beneficiary (or its Affiliates), but which have not yet been so paid by such third party. The Beneficiary shall use commercially reasonable efforts to obtain such proceeds, benefits and recoveries. If any such proceeds or recoveries are received by a Beneficiary (or any of its Affiliates) with respect to any Covered Losses after LBB has made a payment to the Beneficiary with respect thereto, the Beneficiary (or such Affiliate) shall pay to LBB the amount of such proceeds or recoveries (up to the amount of LBB’s payment). The Beneficiary will use its commercially reasonable efforts to mitigate any actual or potential Covered Loss, in each case to the same extent as it would if such Covered Loss were not subject to indemnification pursuant to Section 6. No Beneficiary will be entitled to recover from LBB more than once in respect of the same Covered Losses.

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(b) In the event any payment is made in respect of Covered Losses, LBB will, to the extent permissible by applicable Law, be subrogated to the extent of such payment to any related rights of recovery of the Beneficiary receiving such payment against any third party. Such Beneficiary (and its Affiliates) and LBB shall execute upon request all instruments reasonably necessary to evidence or further perfect such subrogation rights. If any Beneficiary recovers, under insurance policies or from other collateral sources, any amount in respect of a matter for which LBB made a payment pursuant to Section 6, such Beneficiary shall promptly pay over to LBB the amount so recovered (after deducting therefrom the amount of the expenses incurred by the Beneficiary in procuring such recovery), but not in excess of the sum of (i) any amount previously so paid by LBB to or on behalf of such Beneficiary in respect of such matter and (ii) any amount expended by LBB in pursuing or defending any claim arising out of such matter.

(c) No Beneficiary shall be entitled to indemnification pursuant to Section 6 to the extent that the Beneficiary failed to mitigate or prevent such Covered Loss as required by Law.

Section 10. Representations and Warranties of LBB. LBB represents and warrants that

(a) This Agreement (i) has been authorized by all necessary action; (ii) does not violate any material Contract or Law applicable to LBB; (iii) does not require the consent or approval of any Person, including but not limited to any Governmental Entity, or any filing or registration of any kind which has not been obtained; and (iv) is the legal, valid and binding obligation of LBB enforceable against LBB in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

(b) The Statement of Financial Position of LBB as of September 30, 2011 has been prepared in accordance with, and accurately reflects, LBB’s books and records as of the date thereof.

(c) Neither LBB nor any Seller is the subject of any pending or prior Action alleging or asserting that the Bank is subject to any material liability arising from (i) the origination of any loans sold by or otherwise transferred by the Sellers directly or indirectly to any Investor or any other Person or (ii) such sale or transfer of such loans, including without limitation and liability for any representations or warranties made with respect to such loans to any such Investor or Third Party. To the knowledge of LBB based on consultation with the Sellers and LBHI, the Bank is not subject to any such material liability.

Section 11. Covenants of LBB.

(a) From the date hereof until the earlier of (x) the termination of the Guaranty pursuant to Section 3 and (y) the third anniversary of the Closing Date, LBB shall not make any distributions, whether in cash or other property, to its stockholders unless its Stockholders’ Equity exceeds the Required Stockholders’ Equity, and LBB shall not make any distribution to its stockholders to the extent that such distribution would cause LBB’s Stockholders’ Equity to be less than the Required Stockholders’ Equity.

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(b) Commencing at such time, if any, that both Sellers are the subject of a Bankruptcy Event, from the effective date of such event until the earlier of (x) the termination of the Guaranty pursuant to Section 3 and (y) the third anniversary of the Closing Date, LBB shall maintain cash, marketable securities and other liquid assets in an aggregate amount not less than the Required Cash Balance.

(c) For purposes of this Section 11, the following terms shall have the meanings set forth below:

(i) “Stockholders’ Equity” means LBB’s stockholders’ equity on a stand-alone basis, calculated on a basis consistent with the presentation of the September 30, 2011 Statement of Financial Position (the “September 30, 2011 Statement of Financial Position”), a true and correct copy of which has been delivered to Purchaser;

(ii) “Required Stockholders’ Equity” means an amount equal to $25 million plus the LBB Liability Cap;

(iii) “Required Cash Balance” means an amount equal to $25 million plus the LBB Liability Cap; and

(iv) “Bankruptcy Event” means, with respect to any Person: (a) the entry of a decree or order by a court having jurisdiction in the premises judging such Person a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjudication or composition of or in respect of such Person under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, conservator, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days; or (b) the institution by such Person of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the fling by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, conservator, liquidator, assignee, trustee, sequestrator (or similar official) of such Person or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by such Person in furtherance of such action.

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(d) From the date hereof until the earlier of (x) the termination of the Guaranty pursuant to Section 3 and (y) the third anniversary of the Closing Date, LBB shall deliver to Purchaser, (i) within sixty (60) calendar days after the end of the first, second and third quarterly accounting periods in each fiscal year of LBB, an unaudited, stand-alone Statement of Financial Position of LBB as of and for the quarter then ended and (ii) within one-hundred and twenty days (120) calendar days after the end of its fiscal year, an unaudited, stand-alone Statement of Financial Position of LBB as of and for the year then ended, in each case presented on a basis consistent with the September 30, 2011 Statement of Financial Position.

Section 12. Remedies Generally. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

Section 13. Formalities. LBB waives presentment, notice of dishonor, protest, notice of acceptance of this Agreement or notice of incurrence of any Guaranteed Obligation.

Section 14. Notices. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered by receipted hand delivery or mailed by prepaid registered or certified mail (return receipt requested) or by recognized overnight courier addressed as follows:

If to LBB, to:	Lehman Brothers Bancorp Inc. 1271 Avenue of the Americas New York, NY 10022 Attention: Robert Hershan, Secretary

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With required copies to:	Lehman Brothers Bancorp Inc. 1271 Avenue of the Americas New York, NY 10022 Attention: Gwen Zeisler, Assistant Secretary

and

Arnold & Porter LLP 399 Park Avenue New York, NY 10022 Attention: Robert C. Azarow, Esq.

and

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 Attention: Jacqueline Marcus, Esq.

If to Purchaser, to:	Nationstar Mortgage LLC 350 Highland Drive Lewisville, Texas 75067 Attention: General Counsel Tel: (972) 316-5429 Fax: (469) 549-2085

With required copies to:	Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Attention: Chris E. Abbinante and Luke J. Valentino Tel: (312) 853-7000

or such other address as shall be furnished in writing by any Party, and any such notice or communication shall be deemed to have been given: (i) as of the date delivered by hand; (ii) three (3) Business Days after being delivered to the U.S. mail, postage prepaid; or (iii) one (1) Business Day after being delivered to the overnight courier.

Section 15. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Any agreement on the part of a Party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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Section 16. Expenses. LBB shall reimburse the applicable Beneficiary on demand for all reasonable costs, expenses and charges (including without limitation fees and charges of external legal counsel for such Beneficiary) incurred by such Beneficiary in connection with the enforcement of this Agreement. The obligations of LBB under this Section 16 shall survive the termination of this Agreement.

Section 17. Assignment. This Agreement shall be binding upon and shall inure to the benefit of LBB, the Beneficiaries and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other Party, and that (except as specifically provided in this Agreement) nothing in this Agreement is intended to confer upon any other Person any rights or remedies under or by reason of this Agreement.

Section 18. Captions. The headings and captions in this Agreement are for convenience only and shall not affect the interpretation or construction of this Agreement.

Section 19. Governing Law. This Agreement shall be governed by the laws of the State of New York, without giving effect to its principles of conflicts of laws, other than Section 5-1401 of the New York General Obligations Law.

Section 20. Jurisdiction; Forum; Service of Process. Each Party irrevocably submits to the jurisdiction, including the personal jurisdiction, of (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, solely for the purposes of any suit, action or other proceeding between any of the Parties arising out of this Agreement. Each Party agrees to commence any suit, action or proceeding relating hereto only in any Federal court of the United States sitting in New York County in the State of New York or, if such suit, action or other proceeding may not be brought in such court for reasons of subject matter jurisdiction, in any New York State court sitting in New York County. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or proceeding between any of the Parties arising out of this Agreement in (i) any New York State court sitting in New York County, and (ii) any Federal court of the United States sitting in New York County in the State of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such suit, action or other proceeding by the mailing of copies thereof by registered mail to such Party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail; provided, that nothing in this Section 20 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

Section 21. Complete Agreement. This Agreement contains the entire agreement and understanding of LBB and the Beneficiaries with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the Parties other than those expressly set forth herein. This Agreement supersedes all prior agreements and understandings among the Parties, both written and oral, with respect to its subject matter.

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Section 22. Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile or electronic transmission, each of which shall be deemed an original, and any Person may become a party hereto by executing a counterpart hereof, but all of such counterparts together shall be deemed to be one and the same agreement.

Section 23. Headings. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof. All Section and paragraph references contained herein shall refer to Sections and paragraphs in this Agreement unless otherwise specified.

Section 24. Severability. In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties shall use their reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their authorized officers as of the date first above written.

LEHMAN BROTHERS BANCORP INC.

By:	/s/ Douglas J. Lambert
Name: Douglas J. Lambert
Title: Senior Vice President

NATIONSTAR MORTGAGE LLC

By:	/s/ Amar Patel
Name: Amar Patel
Title: Executive Vice President

Schedule 1.01(a)

Acquired Accounts Receivable

(as of January 31, 2012)

($ in thousands)

GSE foreclosure & liquidation related clearing accounts	$1,308
Non-GSE foreclosure & liquidation related clearing accounts	1,305
HAFA incentive fees receivables	972
Subservicing related receivables	219
NSF receivables	109
Tax penalty related	22

Total	$3,936

Schedule 1.01(b)

Assumed Contracts

I.	Vendor Contracts

Vendor Name	Description
Alan King and Company Inc	SBO

Carlisle Group

Desabran LLC	Secure File Upload portal used for receiving and sending files to third parties (i.e. Servicers and Trustees)

DTA Solutions	Chargeoff Recovery

Emphasys Technologies, Inc	Bond Administration verification agent

Mountain Peaks	Chargeoff Recovery Vendor - shared with Residential Servicing

Real Time Resolutions	Chargeoff Recovery Vendor - shared with Residential Servicing

Residential Funding Corporation	Outsourcing of the bond administration function

Solace Financial Services	Chargeoff Recovery

II.	All servicing and related agreements, other than Master Servicing Agreements, entered into in connection with securitizations to which Aurora Loan Services LLC is a party in its capacity as Master Servicer.

Schedule 1.01(e)

Seller Required Governmental Approvals

Office of the Comptroller of the Currency

The Department of Housing and Urban Development

Federal Housing Administration

Department of Veterans Affairs

Federal Housing Finance Agency

Federal National Mortgage Association

Federal Home Loan Mortgage Corporation

USDA Rural Housing Service

Approval pursuant to HSR Act

Schedule 1.01(f)

Purchaser Required Governmental Approvals

Branch Licenses - Littleton, Colorado

(1)	Arkansas Mortgage Lender, Broker, and Servicer Branch License
(2)	Arkansas Collection Agency License
(3)	California Finance Lenders Law Branch License
(4)	Colorado Supervised Lender Branch License
(5)	District of Columbia Mortgage Lender and Broker (Dual-Authority) Branch License
(6)	Florida Mortgage Lender Servicer Branch License
(7)	Florida Consumer Collection Agency Branch License
(8)	Idaho Regulated Lender Branch License
(9)	Iowa Mortgage Banker Branch License
(10)	Kansas Supervised Lender Branch License
(11)	Kentucky Mortgage Loan Company Branch License
(12)	Maine Supervised Lender Branch License
(13)	Maine Loan Servicer Branch License
(14)	Maryland Mortgage Lender Branch License
(15)	Montana Mortgage Servicer License
(16)	Nebraska Mortgage Banker License
(17)	Nevada Mortgage Loan Servicer Registration Branch Approval
(18)	New Hampshire Mortgage Banker Branch License
(19)	New Jersey Collection Agency Bond
(20)	New York City Debt Collection License
(21)	North Carolina Collection Agency License
(22)	Ohio Mortgage Loan Act Branch Registration
(23)	Oklahoma Supervised Lender Branch License
(24)	Puerto Rico Mortgage Lender/Servicer Branch License
(25)	South Carolina Mortgage Lender/Servicer Branch License
(26)	Tennessee Mortgage Branch License
(27)	Texas Mortgage Banker Branch License
(28)	Texas Regulated Lender Branch License
(29)	Texas Collection Agency Bond
(30)	Vermont Loan Servicer Branch License
(31)	U.S. Virgin Islands Mortgage Lender Branch License
(32)	Washington Consumer Loan Branch License
(33)	West Virginia Mortgage Lender Branch License
(34)	West Virginia Collection Agency Bond
(35)	Wisconsin Mortgage Banker Branch License
(36)	Wyoming Mortgage Lender/Broker Branch License
(37)	Wyoming Supervised Lender Branch License

Branch Licenses - Indianapolis, Indiana Location

(1) Arkansas Mortgage Lender, Broker, and Servicer Branch License

(2) Arkansas Collection Agency License

(3) California Finance Lenders Law Branch License

(4) Colorado Supervised Lender Branch License

(5) District of Columbia Mortgage Lender and Broker (Dual-Authority) Branch License

(6) Florida Mortgage Lender Servicer Branch License

(7) Florida Consumer Collection Agency Branch License

(8) Idaho Regulated Lender Branch License

(9) Iowa Mortgage Banker Branch License

(10) Kansas Supervised Lender Branch License

(11) Kentucky Mortgage Loan Company Branch License

(12) Maine Supervised Lender Branch License

(13) Maine Loan Servicer Branch License

(14) Maryland Mortgage Lender Branch License

(15) Montana Mortgage Servicer License

(16) Nebraska Mortgage Banker License

(17) Nevada Mortgage Loan Servicer Registration Branch Approval

(18) New Hampshire Mortgage Banker Branch License

(19) New Jersey Collection Agency Bond

(20) New York City Debt Collection License

(21) North Carolina Collection Agency License

(22) Ohio Mortgage Loan Act Branch Registration

(23) Oklahoma Supervised Lender Branch License

(24) Puerto Rico Mortgage Lender/Servicer Branch License

(25) South Carolina Mortgage Lender/Servicer Branch License

(26) Tennessee Mortgage Branch License

(27) Texas Mortgage Banker Branch License

(28) Texas Regulated Lender Branch License

(29) Texas Collection Agency Bond

(30) Vermont Loan Servicer Branch License

(31) U.S. Virgin Islands Mortgage Lender Branch License

(32) Washington Consumer Loan Branch License

(33) West Virginia Mortgage Lender Branch License

(34) West Virginia Collection Agency Bond

(35) Wisconsin Mortgage Banker Branch License

(36) Wyoming Mortgage Lender/Broker Branch License

(37) Wyoming Supervised Lender Branch License

Mortgage Loan Originator Licenses for Branch Manager of Littleton, Colorado Location

(1)	Arkansas Mortgage Loan Originator License
(2)	California Mortgage Loan Originator License
(3)	Colorado Mortgage Loan Originator License
(4)	Florida Mortgage Loan Originator License
(5)	Nebraska Mortgage Loan Originator License
(6)	New Hampshire Mortgage Loan Originator License
(7)	South Carolina Mortgage Loan Originator License

Mortgage Loan Originator Licenses for Branch Manager of Indianapolis, Indiana Location

(1)	Arkansas Mortgage Loan Originator License
(2)	California Mortgage Loan Originator License
(3)	Florida Mortgage Loan Originator License
(4)	Indiana Mortgage Loan Originator License
(5)	Nebraska Mortgage Loan Originator License
(6)	New Hampshire Mortgage Loan Originator License
(7)	South Carolina Mortgage Loan Originator License

Miscellaneous Governmental Approvals

(1)	Approval pursuant to HSR Act
(2)	Approval from Federal National Mortgage Association
(3)	Approval from Federal Home Loan Mortgage Corporation
(4)	Approval from Government National Mortgage Association

Schedule 1.01(g)

Hardware and IT Assets

Item	Count	Instances / Apps	Comments
SBO Non-Prod	2	DEV, STG	SBO access - desktop deployment
SBO Prod	2	PRD, LPRD	SBO access - desktop deployment
SBO DR	2	PRD, LPRD	SBO access - desktop deployment
Total	6
* All SBO environments run on Dell 710, Intel XEON, 2.4GHZ quad-core hyperthreaded servers with 48GB RAM. Windows 2008 SP2 64-bit.

IIS Prod	V	Claim Processing, Dashboard Reporting, Investor Reporting Web, Loan Number Generator, Posted Remittance, Secure File Upload - CORE, Servicer Balancing Web, Servicer Report Card, Servicer Trailing, Users, Vision
IIS DR	V	Claim Processing, Dashboard Reporting, Investor Reporting Web, Loan Number Generator, Posted Remittance, Secure File Upload - CORE, Servicer Balancing Web, Servicer Report Card, Servicer Trailing, Users, Vision
DMZ IIS Prod	1	Secure File Upload DMZ, Investor Web Portal
DMZ IIS DR	1	Secure File Upload DMZ, Investor Web Portal
SQL DB Prod	V	MSPortfolio, InvesotrReporting, MonthEndData, ClaimProcessing, MSReporting, ServicerReporting, EstimatedLosses, InvestorReportingWeb, IWP_App, LawBase_MasterServSQL, MSDesign, LoanNumberGenerator, Originations, PostedRemittance, PSA_WEB_DATA, SFU_Core, SFU_DMZ, SBW, ServicerReportCard, ServicerTrailing, MasterServicingUsers, Vision
SQL DB DR	V	MSPortfolio, InvesotrReporting, MonthEndData, ClaimProcessing, MSReporting, ServicerReporting, EstimatedLosses, InvestorReportingWeb, IWP_App, LawBase_MasterServSQL, MSDesign, LoanNumberGenerator, Originations, PostedRemittance, PSA_WEB_DATA, SFU_Core, SFU_DMZ, SBW, ServicerReportCard, ServicerTrailing, MasterServicingUsers, Vision
Total	2

*  Non-SBO application environments are virtualized across different servers. Windows 2003 Standard Edition. The IIS and SQL environment requires IIS 6 with MS-SQL Server 2005. “V” indicates virtual server. A number illustrates a physical host. A count of 2 physcials was added to accommodate the four apps noted with a “V”. Physical Hosts have local storage for OS only. 3TB PROD Storage (not being transferred) will be required to support environments.

Master Servicing Total	10	Physical hosts will be provided.

All user and desktop IT equipment, including laptop and desktop personal computers, keyboards, mice, printers, fax machines, web cameras, audio visual and video conferencing equipment, external speakers, monitors, scanners, and desktop phones (i) associated with the employees that directly support the Master Servicing Business or (ii) located at the Owned Real Property or the Indianapolis Leased Real Property. For clarity, the IT Platform does not include Seller’s phone switch(es) which are excluded from the Purchased Assets.

Schedule 1.01(h)

Master Servicing Agreements

1.	AMT 2003-1	Trust Agreement dated as of October 1, 2003, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and the Murrayhill Co., relating to AAMES Mortgage Trust, Series 2003-1.
2.	ARC 2002-BC1	Trust Agreement dated as of February 1, 2002, amended as of April 1, 2002, by and among SASCO, ALS (as Master Servicer), Wells Fargo, The Murrayhill Co and Bank One, relating to ARC Mortgage Pass-Through Certificates, Series 2002-BC1.
3.	ARC 2002-BC10	Trust Agreement dated as of December 1, 2002, amended as of August 1, 2006, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and the Murrayhill Co., relating to ARC Trust Mortgage Pass-Through Certificates, Series 2002-BC10.
4.	ARC 2002-BC2	Trust Agreement dated as of April 1, 2002, by and among SASCO, ALS (as Master Servicer), Wells Fargo, the Murrayhill Co. and Bank One, relating to SASCO ARC Mortgage Pass-Through Certificates, Series 2002-BC2.
5.	ARC 2002-BC3	Trust Agreement dated as of May 1, 2002, by and among SASCO, ALS (as Master Servicer), Wells Fargo, the Murrayhill Co. and Bank One, relating to SASCO ARC Mortgage Pass-Through Certificates, Series 2002-BC3.
6.	ARC 2002-BC4	Trust Agreement dated as of June 1, 2002, by and among SASCO, ALS (as Master Servicer), Wells Fargo, the Murrayhill Co. and Bank One, relating to SASCO ARC Mortgage Pass-Through Certificates, Series 2002-BC4.
7.	ARC 2002-BC5	Trust Agreement dated as of July 1, 2002, by and among SASCO, ALS (as Master Servicer), Wells Fargo, and the Murrayhill Co., relating to ARC Trust Mortgage Pass-Through Certificates, Series 2002-BC5.
8.	ARC 2002-BC6	Trust Agreement dated as of August 1, 2002, by and among SASCO, ALS (as Master Servicer), Wells Fargo, and the Murrayhill Co., relating to ARC Trust Mortgage Pass-Through Certificates, Series 2002-BC6.
9.	ARC 2002-BC7	Trust Agreement dated as of September 1, 2002, by and among SASCO, Bank One, ALS (as Master Servicer), Wells Fargo, and the Murrayhill Co., relating to ARC Trust Mortgage Pass-Through Certificates, Series 2002-BC7.

10.	ARC 2002-BC8	Trust Agreement dated as of October 1, 2002, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and the Murrayhill Co., relating to ARC Trust Mortgage Pass-Through Certificates, Series 2002-BC8.
11.	ARC 2002-BC9	Trust Agreement dated as of November 1, 2002, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and the Murrayhill Co., relating to ARC Trust Mortgage Pass-Through Certificates, Series 2002-BC9.
12.	ARC 2004-1	Trust Agreement dated as of September 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to ARC Trust Mortgage Pass-Through Certificates, Series 2004-1.
13.	BERKSHIRE BANK 2002-1	Master Servicing Agreement dated as of December 1, 2002, by and between ALS (as Master Servicer) and Berkshire Bank, relating to Residential Adjustable Rate Mortgage Loans, Series 2002-1.
14.	BNC 2006-1	Trust Agreement dated as of September 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group LLC, relating to BNC Mortgage Loan Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1.
15.	BNC 2006-2	Trust Agreement dated as of October 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services Inc., relating to BNC Mortgage Loan Trust 2006-2 Mortgage Pass-Through Certificates, Series 2006-2.
16.	BNCMT 2007-1	Trust Agreement dated as of February 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to BNC Mortgage Loan Trust 2007-1 Mortgage Pass-Through Certificates, Series 2007-1.
17.	BNCMT 2007-2	Trust Agreement dated as of April 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to BNC Mortgage Loan Trust 2007-2 Mortgage Pass-Through Certificates, Series 2007-2.

18.	BNCMT 2007-3	Trust Agreement dated as of June 1, 2007, by and among SASCO, ALS (as Master Servicer), CitiBank and Clayton Fixed Income Services, Inc., relating to BNC Mortgage Loan Trust 2007-3 Mortgage Pass-Through Certificates, Series 2007-3.
19.	BNCMT 2007-4	Trust Agreement dated as of December 1, 2007, by and among SASCO, ALS (as Master Servicer), Wells Fargo and Risk Management Group, LLC, relating to BNC Mortgage Loan Trust 2007-4 Mortgage Pass-Through Certificates, Series 2007-4.
20.	ENCORE 2003-1	Trust Agreement dated as of May 1, 2003, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and The Murrayhill Co., relating to Encore Credit Corporation Mortgage Pass Through Certificates, Series 2003-1.
21.	FAMLT 2004-1	Trust Agreement dated as of May 1, 2004, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to Finance America Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2004-1.
22.	FFML 2003-FF3	Trust Agreement dated as of July 1, 2003, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to FFML Mortgage Pass-Through Certificates, Series 2003-FF3.
23.	FFML 2003-FFB	Trust Agreement dated as of May 1, 2003, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to FFML Mortgage Pass-Through Certificates, Series 2003-FFB.
24.	FFMLT 2002-FF3	Trust Agreement dated as of November 1, 2002, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and the Murrayhill Co., relating to First Franklin Mortgage Loan Trust (“FFML”) Mortgage Pass-Through Certificates, Series 2002-FF3.
25.	FFMLT 2004-FF7	Trust Agreement dated as of August 1, 2004, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and The Murrayhill Co., relating to FFML Mortgage Pass-Through Certificates, Series 2004-FF7.

26.	FFMLT 2004-FFA	Trust Agreement dated as of February 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to FFML Mortgage Pass-Through Certificates, Series 2004-FFA.
27.	FFMLT 2005-FF10	Trust Agreement dated as of October 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Clayton Fixed Income Services, Inc., relating to FFML Mortgage Pass-Through Certificates, Series 2005-FF10.
28.	FFMLT 2005-FF3	Trust Agreement dated as of April 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to FFML Mortgage Pass-Through Certificates, Series 2005-FF3.
29.	FFMLT 2005-FF9	Trust Agreement dated as of September 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Mortgageramp, LLC, relating to FFML Mortgage Pass-Through Certificates, Series 2005-FF9.
30.	FFMLT 2005-FFH2	Trust Agreement dated as of June 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), LaSalle and Mortgageramp, LLC, relating to FFML Mortgage Pass-Through Certificates, Series 2005-FFH2.
31.	FFMLT 2006-FF10	Trust Agreement dated as of June 1, 2006, amended as of November 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and OfficeTiger Global Real Estate Services Inc, relating to FFMLT Mortgage Pass-Through Certificates, Series 2006-FF10.
32.	FFMLT 2006-FF12	Trust Agreement dated as of August 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and OfficeTiger Global Real Estate Services Inc, relating to FFMLT Mortgage Pass-Through Certificates, Series 2006-FF12.
33.	FFMLT 2006-FF14	Trust Agreement dated as of September 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and OfficeTiger Global Real Estate Services Inc, relating to FFMLT Mortgage Pass-Through Certificates, Series 2006-FF14.
34.	FFMLT 2006-FF15	Trust Agreement dated as of October 1, 2006, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and OfficeTiger Global Real Estate Services Inc, relating to FFMLT Mortgage Pass-Through Certificates, Series 2006-FF15.

35.	FFMLT 2006-FF17	Trust Agreement dated as of November 1, 2006, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and OfficeTiger Global Real Estate Services Inc, relating to FFMLT Mortgage Pass-Through Certificates, Series 2006-FF17.
36.	FFMLT 2006-FF2	Trust Agreement dated as of February 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to FFMLT Mortgage Pass-Through Certificates, Series 2006-FF2.
37.	FFMLT 2006-FFA	Trust Agreement dated as of October 1, 2006, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and Clayton Fixed Income Services Inc, relating to FFMLT Mortgage Pass-Through Certificates, Series 2006-FFA.
38.	FFMLT 2006-FFB	Trust Agreement dated as of November 1, 2006, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and Clayton Fixed Income Services Inc, relating to FFMLT Mortgage Pass-Through Certificates, Series 2006-FFB.
39.	FNGT 2000-T6

Sale and Servicing Agreement dated as of November 1, 2000, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Guaranteed Grantor Trust Pass-Through Certificates, Grantor Trust 2000-T6.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

40.	FNGT 2001-T1

Sale and Servicing Agreement dated as of January 1, 2001, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Guaranteed Grantor Trust Pass-Through Certificates, Series 2001-T1.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

41.	FNGT 2001-T10

Sale and Servicing Agreement dated as of October 1, 2001, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Grantor Trust 2001-T10.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

42.	FNGT 2001-T12

Sale and Servicing Agreement dated as of November 1, 2001, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Grantor Trust 2001-T12.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

43.	FNGT 2001-T3

Sale and Servicing Agreement dated as of February 1, 2001, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Guaranteed Grantor Trust Pass-Through Certificates, Series 2001-T3.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

44.	FNGT 2001-T4

Sale and Servicing Agreement dated as of April 1, 2001, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Grantor Trust 2001-T4.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

45.	FNGT 2001-T7

Sale and Servicing Agreement dated as of February 1, 2001, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Guaranteed Grantor Trust Pass-Through Certificates, Series 2001-T7.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

46.	FNGT 2001-T8

Sale and Servicing Agreement dated as of July 1, 2001, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Grantor Trust 2001-T8.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

47.	FNGT 2002-T1

Sale and Servicing Agreement dated as of January 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Grantor Trust 2002-T1.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

48.	FNGT 2002-T12

Sale and Servicing Agreement dated as of August 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Grantor Trust 2002-T12.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

49.	FNGT 2002-T16

Sale and Servicing Agreement dated as of October 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Guaranteed Grantor Trust 2002-T16.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

50.	FNGT 2002-T18

Sale and Servicing Agreement dated as of November 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Grantor Trust 2002-T18.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

51.	FNGT 2002-T19

Sale and Servicing Agreement dated as of December 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Guaranteed Grantor Trust 2002-T19.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

52.	FNGT 2002-T4

Sale and Servicing Agreement dated as of February 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Grantor Trust 2002-T4.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

53.	FNGT 2002-T6

Sale and Servicing Agreement dated as of March 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Guaranteed Grantor Trust 2002-T6.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

54.	FNGT 2002-W10

Sale and Servicing Agreement dated as of September 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae REMIC Trust 2002-W10.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

55.	FNGT 2002-W3

Sale and Servicing Agreement dated as of April 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae REMIC Trust 2002-W3.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

56.	FNGT 2002-W4

Sale and Servicing Agreement dated as of June 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae REMIC Trust 2002-W4.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

57.	FNGT 2002-W7

Sale and Servicing Agreement dated as of July 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae REMIC Trust 2002-W7.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

58.	FNGT 2002-W9

Sale and Servicing Agreement dated as of August 1, 2002, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae REMIC Trust 2002-W9.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

59.	FNGT 2003-W12

Sale and Servicing Agreement dated as of July 1, 2003, by and among LBHI (as Seller and Servicer), ALS, ABN AMRO Mortgage Group, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage, Inc., GMAC Mortgage Corporation, Irwin Union Bank and Trust, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc., ALS and Fannie Mae, relating to Fannie Mae Trust 2003-W12.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

60.	FNGT 2003-W14

Sale and Servicing Agreement dated as of August 1, 2003, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, Citimortgage, Inc., Countrywide, GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc., ALS and Fannie Mae, relating to Fannie Mae Trust REMIC 2003-W14.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

61.	FNGT 2003-W15

Sale and Servicing Agreement dated as of September 1, 2003, by and among LBHI (as Seller and Servicer),, ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc., ALS and Fannie Mae, relating to Fannie Mae Trust REMIC 2003-W15.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

62.	FNGT 2003-W17

Sale and Servicing Agreement dated as of October 1, 2003, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, Citimortgage, Inc., Countrywide, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc., ALS and Fannie Mae, relating to Fannie Mae Trust 2003-W17.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

63.	FNGT 2003-W18

Sale and Servicing Agreement dated as of November 1, 2003, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, Citimortgage Inc., First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc., ALS and Fannie Mae, relating to Fannie Mae Trust REMIC 2003-W18.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

64.	FNGT 2003-W19

Sale and Servicing Agreement dated as of December 1, 2003, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, Countrywide Home Loans Servicing LP, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc., ALS and Fannie Mae, relating to Fannie Mae Trust 2003-W19.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

65.	FNGT 2003-W2

Sale and Servicing Agreement dated as of January 1, 2003, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Trust 2003-W2.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

66.	FNGT 2003-W3

Sale and Servicing Agreement dated as of February 1, 2003, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Trust 2003-W3.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

67.	FNGT 2003-W6

Sale and Servicing Agreement dated as of April 1, 2003, by and between LBHI and Fannie Mae, relating to Fannie Mae Trust 2003-W6.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

68.	FNGT 2003-W8

Sale and Servicing Agreement dated as of May 1, 2003, by and between LBHI and Fannie Mae, relating to Fannie Mae Trust 2003-W8.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

69.	FNGT 2004-T1

Sale and Servicing Agreement dated as of February 1, 2004, by and among LBHI, (as Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corp., Chase Manhattan Mortgage Corp., Citimorgage, Inc., Countrywide, First Horizon Home Loans Servicing LP, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corp., Irwin Mortgage Corp., WAMU, Wells Fargo Home Mortgage, Inc. (Servicers), and Fannie Mae, relating to Fannie Mae Grantor Trust 2004-T1.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

70.	FNGT 2004-T2

Sale and Servicing Agreement dated as of April 1, 2004, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corp., Chase Manhattan Mortgage Corp., Citimorgage, Inc., Countrywide, First Horizon Home Loans Servicing LP, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corp., Irwin Mortgage Corp., WAMU, Wells Fargo Home Mortgage, Inc. (Servicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to Fannie Mae Grantor Trust 2004-T2.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

71.	FNGT 2004-T3

Sale and Servicing Agreement dated as of May 1, 2004, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corp., Chase Manhattan Mortgage Corp., First Horizon Home Loans Servicing LP, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corp., Irwin Mortgage Corp., WAMU, Wells Fargo Bank, N.A. (Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to Fannie Mae Grantor Trust 2004-T3.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

72.	FNGT 2004-W1

Sale and Servicing Agreement dated as of January 1, 2004, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corp., Chase Manhattan Mortgage Corp., Citimortgage, Inc., Countrywide, First Horizon Home Loans Servicing LP, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corp., Irwin Mortgage Corp., WAMU, Wells Fargo Home Mortgage Inc. (Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to Fannie Mae Trust 2004-W1.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

73.	FNGT 2004-W11

Sale and Servicing Agreement dated as of August 1, 2004, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corp., Chase Manhattan Mortgage Corp., Countrywide, First Horizon Home Loans Servicing LP, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corp., Irwin Mortgage Corp., WAMU, Wells Fargo Bank N.A. (Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to Fannie Mae REMIC Trust 2004-W11.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

74.	FNGT 2004-W12

Sale and Servicing Agreement dated as of November 1, 2004, by and among LBHI, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corp., Chase Manhattan Mortgage Corp., Citimortgage, Countrywide, First Horizon Home Loans Servicing LP, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corp., Irwin Mortgage Corp., Mortgage Clearing Corporation, WAMU, Wells Fargo Bank N.A. (Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to Fannie Mae REMIC Trust 2004-W12.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

75.	FNGT 2004-W9

Sale and Servicing Agreement dated as of June 1, 2004, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corp., Chase Manhattan Mortgage Corp., Citimortgage, Inc., Countrywide Home Loans Servicing LP, First Horizon Home Loans Servicing LP, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corp., Irwin Mortgage Corp., Mortgage Clearing Corporation, WAMU, Wells Fargo Home Mortgage, Inc. (Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to Fannie Mae Trust 2004-W9.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

76.	FNMA 2005-W1

Sale and Servicing Agreement dated as of February 1, 2005, by and among LBHI (as Seller and Servicer),, ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corp., Chase Home Finance LLC, Citimortgage, First Horizon Home Loans Servicing LP, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corp., Irwin Mortgage Corp., Mortgage Clearing Corporation, PHH Mortgage Corporation, WAMU, Wells Fargo Bank N.A. (Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to Fannie Mae REMIC Trust 2005-W1.

Master Servicing Agreement dated as of August 1, 2011, by and between Federal National Mortgage Association and Aurora Loan Services LLC, as Master Servicer.

77.	GLST 2011-FV1	Acknowledgment and Recognition Agreement (Wells; Government Loan Securitization Trust 2011-FV1) dated as of August 1, 2011, by and among Fannie Mae, Government Loan Securitization Trust 2011-FV1, U.S. Bank, ALS (as Master Servicer), and Wells Fargo Bank.
78.	GONZALO TRUST

Investor Services Agreement dated as of November 1, 2010, by and among ALS (as Master Servicer), Gonzalo Residential Asset Trust and Cambridge Place Collateral Management LLC.

Amendment No. 1 to Investor Services Agreement dated as of December 22, 2011, by and among ALS (Master Servicer), Gonzalo Residential Asset Trust (Owner) and Cambridge Place Collateral Management LLC (Asset Manager).

79.	GPMF 2006-AR4	Trust Agreement dated as of August 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Greenpoint Mortgage Funding Trust (“GMFT”) Mortgage Pass-Through Certificates, Series 2006-AR4.

80.	GPMF 2006-AR5	Trust Agreement dated as of September 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to GMFT Mortgage Pass-Through Certificates, Series 2006-AR5.
81.	GPMF 2006-AR6	Trust Agreement dated as of October 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to GMFT Mortgage Pass-Through Certificates, Series 2006-AR6.
82.	GPMF 2006-AR7	Trust Agreement dated as of November 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to GMFT Mortgage Pass-Through Certificates, Series 2006-AR7.
83.	GPMF 2006-AR8	Trust Agreement dated as of December 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to GMFT Mortgage Pass-Through Certificates, Series 2006-AR8.
84.	GPMF 2007-AR1	Trust Agreement dated as of February 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to GPMF Trust Mortgage Pass-Through Certificates, Series 2007-AR1.
85.	GPMF 2007-AR2	Trust Agreement dated as of April 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to GPMF Trust Mortgage Pass-Through Certificates, Series 2007-AR2.
86.	GPMF 2007-AR3	Trust Agreement dated as of May 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to GPMF Trust Mortgage Pass-Through Certificates, Series 2007-AR3.
87.	GREENPOINT 2003-2	Master Servicing Agreement dated as of March 1, 2003, by and between ALS (as Master Servicer) and Greenpoint Mortgage Funding, Inc., relating to Residential Adjustable Rate Mortgage Loans, Group No. 2003-2.
88.	LABS 2003-1	Trust Agreement dated as of November 1, 2003, by and among Lehman ABS Corp., ALS (as Master Servicer) and LaSalle, relating to Lehman ABS Corporation Mortgage Pass-Through Certificates, Series 2003-1.
89.	LABS 2004-1	Trust Agreement dated as of March 1, 2004, by and among Lehman ABS Corp., ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to Lehman ABS Corp. Mortgage Pass-Through Certificates, Series 2004-1.

90.	LABS 2004-2 HELOC

a. Trust Agreement dated as of April 1, 2004, by and among Lehman ABS Corp., U.S. Bank and Wells Fargo, relating to Lehman ABS Corp. Mortgage Pass-Through Certificates, Series 2004-2.

b. Transfer and Servicing Agreement dated as of April 1, 2004, by and among Lehman ABS Corp. Home Equity Loan Trust 2004-2, Lehman ABS Corp., Wells Fargo and ALS (as Master Servicer), relating to Lehman ABS Corp. Home Equity Loan Trust 2004-2 Home Equity Loan Asset Backed Notes, Series 2004-2.

91.	LABS 2005-1

a. Trust Agreement dated as of February 1, 2005, by and among Lehman ABS Corp., Wilmington Trust Co. and LaSalle (now Bank of America Merrill Lynch), relating to Lehman ABS Corp. Home Equity Loan Asset-Backed Notes, Series 2005-1.

b. Transfer and Servicing Agreement dated as of February 1, 2005, by and among Lehman ABS Corp. Home Equity Loan Trust 2005-1, Lehman ABS Corp., LaSalle (now Bank of America Merrill Lynch) and ALS (as Master Servicer), relating to Lehman ABS Corp. Home Equity Loan Asset-Backed Notes, Series 2005-1.

92.	LABS 2007-1	Trust Agreement dated as of May 1, 2007, by and among SASCO, ALS (as Master Servicer), nd Wells Fargo, relating to Lehman ABS Mortgage Loan Trust 2007-1 Mortgage Pass-Through Certificates, Series 2007-1.
93.	Lehman RE A/A	There is no written agreement between ALS (as Master Servicer) and Lehman regarding the master servicing of these loans.
94.	Lehman RE S/S	There is no written agreement between ALS (as Master Servicer) and Lehman regarding the master servicing of these loans.
95.	LMT 2005-1	Trust Agreement dated as of October 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2005-1.
96.	LMT 2005-2	Trust Agreement dated as of November 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2005-2.

97.	LMT 2005-3	Trust Agreement dated as of December 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2005-3.
98.	LMT 2006-1	Trust Agreement dated as of January 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-1.
99.	LMT 2006-2	Trust Agreement dated as of March 1, 2006, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-2.
100.	LMT 2006-3	Trust Agreement dated as of June 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-3.
101.	LMT 2006-4	Trust Agreement dated as of July 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-4.
102.	LMT 2006-5	Trust Agreement dated as of August 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-5.
103.	LMT 2006-6	Trust Agreement dated as of September 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-6.
104.	LMT 2006-7	Trust Agreement dated as of October 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-7.
105.	LMT 2006-8	Trust Agreement dated as of November 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-8.

106.	LMT 2006-9	Trust Agreement dated as of December 1, 2006, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-9.
107.	LMT 2007-1	Trust Agreement dated as of January 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-1.
108.	LMT 2007-10	Trust Agreement dated as of November 1, 2007, by and among SASCO, ALS (as Master Servicer), (as Master Servicer) Wells Fargo Bank, and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates Series 2007-10.
109.	LMT 2007-2	Trust Agreement dated as of February 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-2.
110.	LMT 2007-3	Trust Agreement dated as of March 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-3.
111.	LMT 2007-4	Trust Agreement dated as of April 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-4.
112.	LMT 2007-5	Trust Agreement dated as of May 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-5.
113.	LMT 2007-6	Trust Agreement dated as of June 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-6.
114.	LMT 2007-7	Trust Agreement dated as of July 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-7.

115.	LMT 2007-8	Trust Agreement dated as of August 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-8.
116.	LMT 2007-9	Trust Agreement dated as of September 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2007-9.
117.	LMT 2008-2	Trust Agreement dated as of February 1, 2008, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2008-2.
118.	LMT 2008-6	Trust Agreement dated as of August 1, 2008, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2008-6.
119.	LXS 2005-1	Trust Agreement dated as of June 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1.
120.	LXS 2005-10	Trust Agreement dated as of December 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-10.
121.	LXS 2005-2	Trust Agreement dated as of July 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-2.
122.	LXS 2005-3	Trust Agreement dated as of August 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-3.
123.	LXS 2005-4	Trust Agreement dated as of September 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Bank of America Merrill Lynch), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-4.

124.	LXS 2005-5N	Trust Agreement dated as of October 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-5N.
125.	LXS 2005-6	Trust Agreement dated as of October 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-6.
126.	LXS 2005-7N	Trust Agreement dated as of November 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-7N.
127.	LXS 2005-8	Trust Agreement dated as of November 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-8.
128.	LXS 2005-9N	Trust Agreement dated as of December 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-9N.
129.	LXS 2006-1	Trust Agreement dated as of January 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-1.
130.	LXS 2006-10N	Trust Agreement dated as of June 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-10N.
131.	LXS 2006-11	Trust Agreement dated as of July 1, 2006, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-11.
132.	LXS 2006-12N	Trust Agreement dated as of July 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-12N.

133.	LXS 2006-13	Trust Agreement dated as of August 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-13.
134.	LXS 2006-14N	Trust Agreement dated as of August 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-14N.
135.	LXS 2006-15	Trust Agreement dated as of September 1, 2006, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-15.
136.	LXS 2006-16N	Trust Agreement dated as of September 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-16N.
137.	LXS 2006-17	Trust Agreement dated as of October 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-17.
138.	LXS 2006-18N	Trust Agreement dated as of November 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-18N.
139.	LXS 2006-19	Trust Agreement dated as of November 1, 2006, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-19.
140.	LXS 2006-20	Trust Agreement dated as of December 1, 2006, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-20.
141.	LXS 2006-2N	Trust Agreement dated as of January 1, 2006, amended as of March 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-2N.

142.	LXS 2006-3	Trust Agreement dated as of February 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-3.
143.	LXS 2006-4N	Trust Agreement dated as of March 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-4N.
144.	LXS 2006-5	Trust Agreement dated as of March 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-5.
145.	LXS 2006-7	Trust Agreement dated as of April 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-7.
146.	LXS 2006-8	Trust Agreement dated as of May 1, 2006, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-8.
147.	LXS 2006-9	Trust Agreement dated as of June 1, 2006, by and among SASCO, ALS (as Master Servicer) and Citibank, N.A., relating to Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-9.
148.	LSX 2006-GP1	Trust Agreement dated as of April 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP1.
149.	LSX 2006-GP2	Trust Agreement dated as of May 1, 2006, by and among SASCO, ALS(as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP2.
150.	LXS 2006-GP3	Trust Agreement dated as of June 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP3.
151.	LXS 2006-GP4	Trust Agreement dated as of July 1, 2006, by and among SASCO, ALS (as Master Servicer) and

U.S. Bank, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP4.
152.	LXS 2007-1	Trust Agreement dated as January 1, 2007, amended as of April 1, 2007, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-1.
153.	LXS 2007-10H	Trust Agreement dated as June 1, 2007, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-10H.
154.	LXS 2007-11	Trust Agreement dated as June 1, 2007, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-11.
155.	LXS 2007-12N	Trust Agreement dated as June 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-12N.
156.	LXS 2007-14H	Trust Agreement dated as July 1, 2007, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-14H.
157.	LXS 2007-15N	Trust Agreement dated as July 1, 2007, amended as of November 1, 2007, by and among SASCO, ALS as Master Servicer) and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-15N.
158.	LXS 2007-16N	Trust Agreement dated as August 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N.
159.	LXS 2007-17H	Trust Agreement dated as September 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-17H.
160.	LXS 2007-18N	Trust Agreement dated as September 1, 2007, by and among SASCO, ALS (as Master Servicer)

and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-18N.
161.	LXS 2007-20N	Trust Agreement dated as November 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-20N.
162.	LXS 2007-2N	Trust Agreement dated as January 1, 2007, amended as of April 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-2N.
163.	LXS 2007-3	Trust Agreement dated as February 1, 2007, amended as of April 1, 2007, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-3.
164.	LXS 2007-4N	Trust Agreement dated as March 1, 2007, amended as of December 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-4N.
165.	LXS 2007-5H	Trust Agreement dated as April 1, 2007, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-5H.
166.	LXS 2007-6	Trust Agreement dated as April 1, 2007, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6.
167.	LXS 2007-7N	Trust Agreement dated as May 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-7N.
168.	LXS 2007-8H	Trust Agreement dated as May 1, 2007, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-8H.

169.	LXS 2007-9	Trust Agreement dated as May 1, 2007, by and among SASCO, ALS (as Master Servicer) and LaSalle, relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-9.
170.	QUAKER CITY 2003-1	Master Servicing Agreement dated as of June 1, 2003, by and between ALS (as Master Servicer) and Quaker City Bank, relating to Residential Adjustable Rate Mortgage Loans, Group No. 2003-1.
171.	RALI 2005-QO1

a. Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO1.

b. Series Supplement dated as of August 1, 2005 to Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO1.

c. Amendment No. 2 dated as of December 30, 2005 amending the Series Supplement dated as of August 1, 2005 to Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO1.

d. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

172.	RALI 2005-QO2

a. Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO2.

b. Series Supplement dated as of September 1, 2005 to the Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO2.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.
173.	RALI 2005-QO3

a. Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO3.

b. Series Supplement dated as of October 1, 2005 to the Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO3.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

174.	RALI 2005-QO4

a. Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO4.

b. Series Supplement dated as of November 1, 2005 to the Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO4.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

175.	RALI 2005-QO5

a. Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO5.

b. Series Supplement dated as of December 1, 2005 to the Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO5.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

176.	RALI 2006-QH1

a. Standard Terms of Pooling and Servicing Agreement dated as of November 1, 2006, by and among RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QH1.

b. Series Supplement dated as of November 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of November 1, 2006, by and among RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QH1.

c. Amendment No. 1 to Series Supplement dated as of January 2, 2007, by and among RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006QH1.

d. Amendment No. 2 to Series Supplement dated as of March 19, 2007, by and among RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006QH1.

e. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

177.	RALI 2006-QO1

a. Standard Terms of Pooling and Servicing Agreement dated as of January 1, 2006, by and among RALI, Residential Funding Corporation and Duetsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO1.

b. Series Supplement dated as of January 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of January 1, 2006, by and among RALI, Residential Funding Corporation and Duetsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO1.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

178.	RALI 2006-QO10

a. Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO10.

b. Series Supplement dated as of December 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO10.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

179.	RALI 2006-QO2

a. Standard Terms of Pooling and Servicing Agreement dated as of February 1, 2006, by and among RALI, Residential Funding Company and U.S. Bank, N.A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO2.

b. Series Supplement dated as of February 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of February 1, 2006, by and among RALI, Residential Funding Company and U.S. Bank, N.A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO2.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

180.	RALI 2006-QO3

a. Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO3.

b. Series Supplement dated as of March 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO3.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

181.	RALI 2006-QO4

a. Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO4.

b. Series Supplement dated as of April 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO4.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

182.	RALI 2006-QO5

a. Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO5.

b. Series Supplement dated as of May 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO5.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

183.	RALI 2006-QO6	a. Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO6.

b. Series Supplement dated as of June 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO6.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

184.	RALI 2006-QO7

a. Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO7.

b. Series Supplement dated as of September 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO7.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

185.	RALI 2006-QO8

a. Standard Terms of Pooling and Servicing Agreement dated as of October 30, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO8.

b. Series Supplement dated as of October 30, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of October 30, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO8.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

186.	RALI 2006-QO9

a. Standard Terms of Pooling and Servicing Agreement dated as of November 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO9.

b. Series Supplement dated as of November 1, 2006 to Standard Terms of Pooling and Servicing Agreement dated as of November 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO9.

c. Amendment No. 1 dated as of February 12, 2007 to the Pooling and Servicing Agreement dated as of November 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO9.

d. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

187.	RALI 2007-QH1

a. Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH1.

b. Series Supplement dated as of January 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH1.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

188.	RALI 2007-QH2

a. Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH2.

b. Series Supplement dated as of February 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH2.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

189.	RALI 2007-QH3

a. Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH3.

b. Series Supplement dated as of March 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH3.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

190.	RALI 2007-QH4

a. Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH4.

b. Series Supplement dated as of April 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH4.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

191.	RALI 2007-QH5

a. Standard Terms of Pooling and Servicing Agreement dated as of May 1, 2007, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH5.

b. Series Supplement dated as of May 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of May 1, 2007, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH5.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

192.	RALI 2007-QH6

a. Standard Terms of Pooling and Servicing Agreement dated as of June 1, 2007, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH6.

b. Series Supplement dated as of June 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of June 1, 2007, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH6.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

193.	RALI 2007-QH7

a. Standard Terms of Pooling and Servicing Agreement dated as of July 1, 2007, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH7.

b. Series Supplement dated as of July 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of July 1, 2007, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH7.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

194.	RALI 2007-QH8

a. Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2007, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH8.

b. Series Supplement dated as of August 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2007, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH8.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

195.	RALI 2007-QH9

a. Standard Terms of Pooling and Servicing Agreement dated as of September 1, 2007, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH9.

b. Series Supplement dated as of September 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of September 1, 2007, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH9.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

196.	RALI 2007-QO1

a. Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO1.

b. Series Supplement dated as of January 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO1.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.
197.	RALI 2007-QO2

a. Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO2.

b. Series Supplement dated as of February 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO2.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

198.	RALI 2007-QO3

a. Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO3.

b. Series Supplement dated as of March 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO3.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

199.	RALI 2007-QO4	a. Standard Terms of Pooling and Servicing Agreement dated as of May 1, 2007, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO4.

b. Series Supplement dated as of May 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of May 1, 2007, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO4.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

200.	RALI 2007-QO5

a. Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2007, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO5.

b. Series Supplement dated as of August 1, 2007 to Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2007, by and between RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QO5.

c. Mortgage Servicing Purchase and Sale Agreement between LBHI and RFC dated February 19, 2008.

201.	RLT 2008-AH1	Transfer and Servicing Agreement dated as of April 1, 2008, by and among Residential Loan Trust 2008-AH1, SASCO, ALS (as Master Servicer), REO LLC 2008-AH1 and U.S. Bank, relating to Residential Loan Trust 2008-AH1 Mortgage-Backed Notes, Series 2008-AH1.
202.	SAIL 2003-BC1	Trust Agreement dated as of February 1, 2003, by and among SASCO, LaSalle (now Bank of America Merrill Lynch), ALS (as Master Servicer),Wells Fargo and The Murrayhill Co., relating to Structured Asset Investment Loan (“SAIL”) Trust Mortgage Pass-Through Certificates, Series 2003-BC1.
203.	SAIL 2003-BC10	Trust Agreement dated as of September 1, 2003, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC10.
204.	SAIL 2003-BC11	Trust Agreement dated as of October 1, 2003, by and among SASCO, LaSalle (now U.S. Bank),

ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC11.
205.	SAIL 2003-BC12	Trust Agreement dated as of November 1, 2003, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC12.
206.	SAIL 2003-BC13	Trust Agreement dated as of November 1, 2003, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC13.
207.	SAIL 2003-BC2	Trust Agreement dated as of March 1, 2003, by and among SASCO, LaSalle (now Bank of America Merrill Lynch), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC2.
208.	SAIL 2003-BC3	Trust Agreement dated as of April 1, 2003, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC3.
209.	SAIL 2003-BC4	Trust Agreement dated as of May 1, 2003, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC4.
210.	SAIL 2003-BC5	Trust Agreement dated as of May 1, 2003, by and among SASCO, LaSalle (now Bank of America Merrill Lynch), ALS (as Master Servicer)and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC5.
211.	SAIL 2003-BC6	Trust Agreement dated as of July 1, 2003, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC6.
212.	SAIL 2003-BC7	Trust Agreement dated as of July 1, 2003, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC7.

213.	SAIL 2003-BC8	Trust Agreement dated as of August 1, 2003, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC8.
214.	SAIL 2003-BC9	Trust Agreement dated as of August 1, 2003, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC9.
215.	SAIL 2004-1	Trust Agreement dated as of January 1, 2004, by and among SASCO, ALS (as Master Servicer), The Murrayhill Company and Deutsche Bank, relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-1.
216.	SAIL 2004-10	Trust Agreement dated as of October 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-10.
217.	SAIL 2004-11	Trust Agreement dated as of December 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-11.
218.	SAIL 2004-2	Trust Agreement dated as of February 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-2.
219.	SAIL 2004-3	Trust Agreement dated as of March 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-3.
220.	SAIL 2004-4	Trust Agreement dated as of April 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-4.
221.	SAIL 2004-5	Trust Agreement dated as of May 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-5.

222.	SAIL 2004-6	Trust Agreement dated as of June 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-6.
223.	SAIL 2004-8	Trust Agreement dated as of August 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-8.
224.	SAIL 2004-9	Trust Agreement dated as of September 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer) Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-9.
225.	SAIL 2004-BCN1	Trust Agreement dated as of July 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-BCN1.
226.	SAIL 2004-BCN2	Trust Agreement dated as of October 1, 2004, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-BCN2.
227.	SAIL 2005-1	Trust Agreement dated as of January 1, 2005, by and among SASCO, LaSalle (now Wilmington Trust Co.), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-1.
228.	SAIL 2005-10	Trust Agreement dated as of November 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-10.
229.	SAIL 2005-11	Trust Agreement dated as of December 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-11.

230.	SAIL 2005-2	Trust Agreement dated as of February 1, 2005, by and among SASCO, LaSalle (nowU.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-2.
231.	SAIL 2005-3	Trust Agreement dated as of March 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-3.
232.	SAIL 2005-4	Trust Agreement dated as of April 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-4.
233.	SAIL 2005-5	Trust Agreement dated as of May 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-5.
234.	SAIL 2005-6	Trust Agreement dated as of June 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-6.
235.	SAIL 2005-7	Trust Agreement dated as of July 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-7.
236.	SAIL 2005-8	Trust Agreement dated as of September 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-8.
237.	SAIL 2005-9	Trust Agreement dated as of October 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-9.
238.	SAIL 2005-HE1	Trust Agreement dated as of July 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-HE1.

239.	SAIL 2005-HE2	Trust Agreement dated as of July 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-HE2.
240.	SAIL 2005-HE3	Trust Agreement dated as of August 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-HE3.
241.	SAIL 2006-1	Trust Agreement dated as of January 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Risk Management Group, LLC, relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-1.
242.	SAIL 2006-2	Trust Agreement dated as of March 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services Inc., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-2.
243.	SAIL 2006-4	Trust Agreement dated as of June 1, 2006, amended as of November 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services Inc., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-4.
244.	SAIL 2006-BNC1	Trust Agreement dated as of February 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services Inc., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-BNC1.
245.	SAIL 2006-BNC2	Trust Agreement dated as of April 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services Inc., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-BNC2.
246.	SAIL 2006-BNC3	Trust Agreement dated as of August 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Risk Management Group, LLC., relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-BNC3.

247.	SARM 2004-1	Trust Agreement dated as of January 1, 2004, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC Bank USA (“HSBC”), relating to Structured Adjustable Rate Mortgage (“SARM”) Loan Trust Mortgage Pass-Through Certificates, Series 2004-1.
248.	SARM 2004-10	Trust Agreement dated as of July 1, 2004, by and among SASCO, Wells Fargo and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-10.
249.	SARM 2004-11	Trust Agreement dated as of July 1, 2004, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-11.
250.	SARM 2004-12	Trust Agreement dated as of August 1, 2004, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-12.
251.	SARM 2004-13	Trust Agreement dated as of August 1, 2004, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-13.
252.	SARM 2004-14	Trust Agreement dated as of September 1, 2004, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-14.
253.	SARM 2004-15	Trust Agreement dated as of September 1, 2004, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-15.
254.	SARM 2004-16	Trust Agreement dated as of October 1, 2004, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-16.
255.	SARM 2004-17	Trust Agreement dated as of October 1, 2004, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-17.
256.	SARM 2004-18	Trust Agreement dated as of November 1, 2004, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-18.

257.	SARM 2004-19	Trust Agreement dated as of December 1, 2004, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-19.
258.	SARM 2004-2	Trust Agreement dated as of February 1, 2004, by and among SASCO, ALS (as Master Servicer) nd JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-2.
259.	SARM 2004-20	Trust Agreement dated as of December 1, 2004, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-20.
260.	SARM 2004-3AC	Trust Agreement dated as of February 1, 2004, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-3AC.
261.	SARM 2004-4	Trust Agreement dated as of March 1, 2004, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-4.
262.	SARM 2004-5	Trust Agreement dated as of April 1, 2004, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-5.
263.	SARM 2004-6	Trust Agreement dated as of May 1, 2004, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-6.
264.	SARM 2004-7	Trust Agreement dated as of May 1, 2004, by and among SASCO, Wells Fargo, HSBC and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-7.
265.	SARM 2004-8	Trust Agreement dated as of June 1, 2004, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-8.

266.	SARM 2004-9XS	Trust Agreement dated as of June 1, 2004, by and among SASCO, Wells Fargo and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-9XS.
267.	SARM 2005-1	Trust Agreement dated as of January 1, 2005, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-1.
268.	SARM 2005-10	Trust Agreement dated as of May 1, 2005, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-10.
269.	SARM 2005-11	Trust Agreement dated as of April 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-11.
270.	SARM 2005-12	Trust Agreement dated as of May 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-12.
271.	SARM 2005-14	Trust Agreement dated as of May 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-14.
272.	SARM 2005-15	Trust Agreement dated as of June 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-15.
273.	SARM 2005-16XS	Trust Agreement dated as of July 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-16XS.
274.	SARM 2005-17	Trust Agreement dated as of July 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-17.

275.	SARM 2005-18	Trust Agreement dated as of August 1, 2005, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-18.
276.	SARM 2005-19XS	Trust Agreement dated as of August 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-19XS.
277.	SARM 2005-2	Trust Agreement dated as of January 1, 2005, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-2.
278.	SARM 2005-20	Trust Agreement dated as of September 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-20.
279.	SARM 2005-21	Trust Agreement dated as of October 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-21.
280.	SARM 2005-22	Trust Agreement dated as of November 1, 2005, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-22.
281.	SARM 2005-23	Trust Agreement dated as of December 1, 2005, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-23.
282.	SARM 2005-3XS	Trust Agreement dated as of January 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-3XS.
283.	SARM 2005-4	Trust Agreement dated as of February 1, 2005, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-4.

284.	SARM 2005-5	Trust Agreement dated as of April 1, 2005, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-5.
285.	SARM 2005-6XS	Trust Agreement dated as of February 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-6XS.
286.	SARM 2005-7	Trust Agreement dated as of March 1, 2005, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-7.
287.	SARM 2005-8XS	Trust Agreement dated as of March 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-8XS.
288.	SARM 2005-9	Trust Agreement dated as of April 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wachovia (now U.S. Bank), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-9.
289.	SARM 2006-1	Trust Agreement dated as of January 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-1.
290.	SARM 2006-10	Trust Agreement dated as of October 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-10.
291.	SARM 2006-11	Trust Agreement dated as of November 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-11.
292.	SARM 2006-12	Trust Agreement dated as of December 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-12.

293.	SARM 2006-2	Trust Agreement dated as of February 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-2.
294.	SARM 2006-3	Trust Agreement dated as of March 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-3.
295.	SARM 2006-4	Trust Agreement dated as of April 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-4.
296.	SARM 2006-5	Trust Agreement dated as of May 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-5.
297.	SARM 2006-6	Trust Agreement dated as of June 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-6.
298.	SARM 2006-7	Trust Agreement dated as of July 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-7.
299.	SARM 2006-8	Trust Agreement dated as of August 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-8.
300.	SARM 2006-9	Trust Agreement dated as of September 1, 2006, by and among SASCO, ALS (as Master Servicer), Wells Fargo and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-9.
301.	SARM 2007-1	Trust Agreement dated as of January 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-1.
302.	SARM 2007-10	Trust Agreement dated as of October 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-10.

303.	SARM 2007-11	Trust Agreement dated as of November 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-11.
304.	SARM 2007-2	Trust Agreement dated as of February 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-2.
305.	SARM 2007-3	Trust Agreement dated as of March 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-3.
306.	SARM 2007-4	Trust Agreement dated as of April 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-4.
307.	SARM 2007-5	Trust Agreement dated as of May 1, 2007, by and among SASCO, ALS (as Master Servicer), U.S. Bank and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-5.
308.	SARM 2007-6	Trust Agreement dated as of June 1, 2007, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-6.
309.	SARM 2007-7	Trust Agreement dated as of July 1, 2007, by and among SASCO, ALS (as Master Servicer), U.S. Bank and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-7.
310.	SARM 2007-8	Trust Agreement dated as of August 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-8.
311.	SARM 2007-9	Trust Agreement dated as of September 1, 2007, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-9.

312.	SARM 2008-1	Trust Agreement dated as of March 1, 2008, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2008-1.
313.	SARM 2008-2	Trust Agreement dated as of May 1, 2008, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2008-2.
314.	SAS 1998-RF1	Trust Agreement dated as of April 1, 1998, amended by Amendment No. 1 as of February 1, 2001, by and between SASCO and U.S. Bank National Association, relating to SASCO FHA/VA Mortgage Pass-Through Certificates, Series 1998-RF1.
315.	SAS 1998-RF2	Trust Agreement dated as of June 1, 1998, amended by Amendment No. 1 as of February 1, 2001, by and between SASCO and U.S. Bank National Association, relating to SASCO FHA/VA Mortgage Pass-Through Certificates, Series 1998-RF2.
316.	SAS 1998-RF3	Trust Agreement dated as of October 1, 1998, amended by Amendment No.1 as of February 1, 2001, by and between SASCO and U.S. Bank National Association, relating to SASCO FHA/VA Mortgage Pass-Through Certificates, Series 1998-RF3.
317.	SAS 1998-RF4	Trust Agreement dated as of December 1, 1998, amended by Amendment No.1 as of February 1, 2001, by and between SASCO and U.S. Bank National Association, relating to SASCO FHA/VA Mortgage Pass-Through Certificates, Series 1998-RF4.
318.	SAS 1999-RF1	Trust Agreement dated as of February 1, 1999, by and among U.S. Bank and SASCO, relating to relating to SASCO FHA/VA Mortgage Pass-Through Certificates, Series 1999-RF1.
319.	SAS 2000-5	Trust Agreement dated as of October 1, 2000, by and among SASCO, ALS (as Master Servicer) and Chase Manhattan Bank (“Chase”), relating to SASCO Mortgage Pass-Through Certificates, Series 2000-5.
320.	SAS 2001-1	Trust Agreement dated as of January 1, 2001, by and among SASCO, ALS (as Master Servicer), Wells Fargo and First Union National Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-1.

321.	SAS 2001-11	Trust Agreement dated as of July 1, 2001, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-11.
322.	SAS 2001-15A	Trust Agreement dated as of September 1, 2001, by and among SASCO, ALS (as Master Servicer) and Chase, relating to SASCO Mortgage Pass-Through Certificates Series 2001-15A.
323.	SAS 2001-16H	Trust Agreement dated as of October 1, 2001, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-16H.
324.	SAS 2001-19	Trust Agreement dated as of December 1, 2001, amended as of March 1, 2002, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-19.
325.	SAS 2001-2	Trust Agreement dated as of February 1, 2001, by and among SASCO, ALS (as Master Servicer), Wells Fargo and First Union National Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-2.
326.	SAS 2001-21A	Trust Agreement dated as of December 1, 2001, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-21A.
327.	SAS 2001-6	Trust Agreement dated as of April 1, 2001, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-6.
328.	SAS 2001-8A	Trust Agreement dated as of May 1, 2001, by and among SASCO, ALS (as Master Servicer), WAMU, Chase and Bank One, N.A (“Bank One”), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-8A.
329.	SAS 2001-9	Trust Agreement dated as of June 1, 2001, by and among SASCO, ALS (as Master Servicer) and Wells Fargo and Bank One, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-9.

330.	SAS 2002-10H	Trust Agreement dated as of May 1, 2002, by and among SASCO, ALS (as Master Servicer) and LaSalle Bank National Association, relating to SASCO Mortgage Pass-Through Certificates Series 2002-10H.
331.	SAS 2002-11A	Trust Agreement dated as of May 1, 2002, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-11A.
332.	SAS 2002-12	Pooling and Servicing Agreement dated as of May 1, 2002, by and among SASCO, LBHI (Seller and Master Servicer), U.S. Bank and Freddie Mac, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-12.
333.	SAS 2002-13	Trust Agreement dated as of June 1, 2001, by and among SASCO, ALS (as Master Servicer) and Citibank, N.A., relating to SASCO Mortgage Pass-Through Certificates Series 2002-13.
334.	SAS 2002-14A	Trust Agreement dated as of June 1, 2002, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-14A.
335.	SAS 2002-15	Trust Agreement dated as of July 1, 2002, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Bank of America), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-15.
336.	SAS 2002-16A	Trust Agreement dated as of July 1, 2002, amended and restated as of September 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-16A.
337.	SAS 2002-17	Trust Agreement dated as of August 1, 2002, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-17.
338.	SAS 2002-18A	Trust Agreement dated as of August 1, 2002, amended and restated as of September 1, 2003, by and among SASCO, ALS (as Master Servcer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-18A.
339.	SAS 2002-1A	Trust Agreement dated as of January 1, 2002, Amended and restated October 1, 2003 by and among SASCO, ALS (as Master Servicer), Wells Fargo and Bank One, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-1A.

340.	SAS 2002-21A	Trust Agreement dated as of October 1, 2002, amended and restated as of September 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-21A.
341.	SAS 2002-22H	Trust Agreement dated as of October 1, 2002, by and among SASCO, ALS (as Master Servicer) and CitiBank, N.A. (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-22H.
342.	SAS 2002-23XS	Trust Agreement dated as of October 1, 2002, 2003, by and among SASCO, ALS (as Master Servicer), Wells Fargo and Bank One, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-23XS.
343.	SAS 2002-25A	Trust Agreement dated as of November 1, 2002, amended and restated as of September 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-25A.
344.	SAS 2002-27A	Trust Agreement dated as of December 1, 2002, amended and restated as of September 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan relating to SASCO Mortgage Pass-Through Certificates, Series 2002-27A.
345.	SAS 2002-3	Trust Agreement dated as of February 1, 2002, by and among SASCO, ALS (as Master Servicer), Wells Fargo and Bank One, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-3.
346.	SAS 2002-4H	Trust Agreement dated as of February 1, 2002, by and among SASCO, ALS (as Master Servicer) and JPMorgan Chase Bank relating to SASCO Mortgage Pass-Through Certificates, Series 2002-4H.
347.	SAS 2002-5A	Trust Agreement dated as of March 1, 2002, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-5A.

348.	SAS 2002-6	Trust Agreement dated as of March 1, 2002, by and among SASCO, ALS (as Master Servicer) and LaSalle Bank National Association, relating to SASCO Mortgage Pass-Through Certificates Series 2002-6.
349.	SAS 2002-8A	Trust Agreement dated as of April 1, 2002, by and among SASCO, ALS (as Master Servicer), Wells Fargo and Bank One, N.A., relating to SASCO Mortgage Pass-Through Certificates, Series 2002-8A.
350.	SAS 2002-BC1	Trust Agreement dated as of November 1, 2002, by and among SASCO, ALS (as Master Servicer), The Murrayhill Co. and Wells Fargo Bank Minnesota, N.A., relating to SASCO Mortgage Pass-Through Certificates, Series 2002-BC1.
351.	SAS 2002-HF1	Trust Agreement dated as of May 1, 2002, by and among SASCO, ALS (as Master Servicer), the Murrayhill Co. and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-HF1.
352.	SAS 2002-HF2	Trust Agreement dated as of October 1, 2002, by and among SASCO, ALS (as Master Servicer), the Murrayhill Co. and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-HF2.
353.	SAS 2002-NP1	Transfer and Servicing Agreement dated as of August 1, 2002, by and among SASCO Mortgage Loan Trust 2002-NP1, ALS (as Master Servicer), SASCO, The Murrayhill Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust, Series 2002-NP1.
354.	SAS 2003-10	Trust Agreement dated as of March 1, 2003, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-10.
355.	SAS 2003-12XS	Trust Agreement dated as of March 1, 2003, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-12XS.
356.	SAS 2003-14	Trust Agreement dated as of April 1, 2003, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-14.

357.	SAS 2003-15A	Trust Agreement dated as of April 1, 2003, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-15A.
358.	SAS 2003-16	Trust Agreement dated as of May 1, 2003, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-16.
359.	SAS 2003-17A	Trust Agreement dated as of May 1, 2003, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-17A.
360.	SAS 2003-18XS	Trust Agreement dated as of May 1, 2003, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-18XS.
361.	SAS 2003-20	Trust Agreement dated as of June 1, 2003, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-20.
362.	SAS 2003-21	Trust Agreement dated as of June 1, 2003, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-21.
363.	SAS 2003-22A	Trust Agreement dated as of June 1, 2003, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-22A.
364.	SAS 2003-23H	Trust Agreement dated as of June 1, 2003, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-23H.
365.	SAS 2003-24A	Trust Agreement dated as of July 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-24A.
366.	SAS 2003-25XS	Trust Agreement dated as of July 1, 2003, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-25XS.
367.	SAS 2003-26A	Trust Agreement dated as of August 1, 2003, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-26A.

368.	SAS 2003-28XS	Trust Agreement dated as of August 1, 2003, by and among SASCO, ALS (as Master Servicer) and Citibank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-28XS.
369.	SAS 2003-29	Trust Agreement dated as of August 1, 2003, by and among SASCO, ALS (as Master Servicer) and Citibank, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-29.
370.	SAS 2003-2A	Trust Agreement dated as of January 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-2A.
371.	SAS 2003-30	Trust Agreement dated as of September 1, 2003, by and among SASCO, ALS (as Master Servicer) and Citibank, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-30.
372.	SAS 2003-31A	Trust Agreement dated as of September 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-31A.
373.	SAS 2003-32	Trust Agreement dated as of October 1, 2003, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-32.
374.	SAS 2003-33H	Trust Agreement dated as of October 1, 2003, by and among SASCO, ALS (as Master Servicer) and Citibank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-33H.
375.	SAS 2003-34A	Trust Agreement dated as of October 1, 2003, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-34A.
376.	SAS 2003-35	Trust Agreement dated as of November 1, 2003, by and among SASCO, ALS (as Master Servicer) and Citibank, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-35.
377.	SAS 2003-36XS	Trust Agreement dated as of October 1, 2003, by and among SASCO, ALS (as Master Servicer) and Citibank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-36XS.

378.	SAS 2003-37A	Trust Agreement dated as of November 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-37A.
379.	SAS 2003-38	Trust Agreement dated as of December 1, 2003, by and among SASCO, ALS (as Master Servicer) and Citibank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-38.
380.	SAS 2003-39EX	Trust Agreement dated as of November 1, 2003, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2003-39EX.
381.	SAS 2003-3XS	Trust Agreement dated as of January 1, 2003, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-3XS.
382.	SAS 2003-4	Trust Agreement dated as of February 1, 2003, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-4.
383.	SAS 2003-40A	Trust Agreement dated as of December 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-40A.
384.	SAS 2003-6A	Trust Agreement dated as of February 1, 2003, amended and restated as of September 1, 2003, by and among SASCO, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-6A.
385.	SAS 2003-7H	Trust Agreement dated as of January 1, 2003, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-7H.
386.	SAS 2003-8	Trust Agreement dated as of March 1, 2003, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-8.

387.	SAS 2003-9A	Trust Agreement dated as of March 1, 2003, by and among SASCO, ALS (as Master Servicer) and JPMorgan, relating to SASCO Mortgage Pass-Through Certificates, Series 2003-9A.
388.	SAS 2003-AM1	Trust Agreement dated as of April 1, 2003, by and among SASCO, JPMorgan, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2003-AM1.
389.	SAS 2003-BC1	Trust Agreement dated as of January 1, 2003, by and among SASCO, JPMorgan, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2003-BC1.
390.	SAS 2003-BC2	Trust Agreement dated as of February 1, 2003, by and among SASCO, JPMorgan, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2003-BC2.
391.	SAS 2003-BC3	Trust Agreement dated as of September 1, 2003, by and among SASCO, JPMorgan, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2003-BC3.
392.	SAS 2003-GEL1	Transfer and Servicing Agreement dated as of October 1, 2003, by and among SASCO Mortgage Loan Trust 2003-GEL1, SASCO, ALS (as Master Servicer) The Murrayhill Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust 2003-GEL1.
393.	SAS 2003-NP1

a. Trust Agreement dated as of February 1, 2003, by and among SASCO, Wilmington Trust Co. and U.S. Bank, relating to SASCO Mortgage Backed Notes, Series 2003-NP1.

b. Transfer and Servicing Agreement dated as of February 1, 2003, by and among SASCO, ALS (as Master Servicer), The Murrayhill Co. and U.S. Bank, relating to SASCO Mortgage Backed Notes, Series 2003-NP1.

394.	SAS 2003-NP2

a. Trust Agreement dated as of July 1, 2003, by and among SASCo, Wilmington Trust Co. and U.S. Bank, relating to SASCO Mortgage Backed Notes Series 2003-NP2.

b. Transfer and Servicing Agreement dated as of July 1, 2003, by and among SASCO, ALS (as Master Servicer), The Murrayhill Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust 2003-NP2, Series 2003-NP2.

395.	SAS 2003-NP3

a. Trust Agreement dated as of November 1, 2003, by and among SASCO, Wilmington Trust Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust 2003-NP3, Series 2003-NP3.

b. Transfer and Servicing Agreement dated as of November 1, 2003, by and among SASCO, ALS (as Master Servicer), The Murrayhill Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust 2003-NP3, Series 2003-NP3.

396.	SAS 2003-RNP2

a. Trust Agreement dated as of November 1, 2003, by and among SASCO, Wilmington Trust Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust, Series 2003-RNP2.

b. Transfer and Servicing Agreement dated as of November 1, 2003, by and among SASCO Loan Trust 2003-RNP2, ALS (as Master Servicer), SASCO, REO LLC 2003-RNP2, The Murrayhill Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust, Series 2003-RNP2.

397.	SAS 2003-S1	Trust Agreement dated as of August 1, 2003, by and among SASCO, Citibank (now Wilmington Trust Co.) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-S1.
398.	SAS 2003-S2	Trust Agreement dated as of November 1, 2003, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2003-S2.
399.	SAS 2004-10	Trust Agreement dated as of May 1, 2004, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2004-10.
400.	SAS 2004-11XS	Trust Agreement dated as of May 1, 2004, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-11XS.
401.	SAS 2004-12H	Trust Agreement dated as of May 1, 2004, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-12H.

402.	SAS 2004-13	Trust Agreement dated as of June 1, 2004, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-13.
403.	SAS 2004-15	Trust Agreement dated as of August 1, 2004, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-15.
404.	SAS 2004-16XS	Trust Agreement dated as of July 1, 2004, by and among SASCO, ALS (as Master Servicer), CitiBank and Wilmington Trust Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2004-16XS.
405.	SAS 2004-17XS	Trust Agreement dated as of August 1, 2004, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2004-17XS.
406.	SAS 2004-18H	Trust Agreement dated as of September 1, 2004, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2004-18H.
407.	SAS 2004-19XS	Trust Agreement dated as of September 1, 2004, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-19XS.
408.	SAS 2004-20	Trust Agreement dated as of October 1, 2004, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-20.
409.	SAS 2004-21XS	Trust Agreement dated as of November 1, 2004, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-21XS.
410.	SAS 2004-22	Trust Agreement dated as of November 1, 2004, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-22.

411.	SAS 2004-23XS	Trust Agreement dated as of December 1, 2004, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2004-23XS.
412.	SAS 2004-2AC	Trust Agreement dated as of January 1, 2004, by and among SASCO, ALS (as Master Servicer) and Wachovia Bank, N.A. (“Wachovia”), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-2AC.
413.	SAS 2004-3	Trust Agreement dated as of February 1, 2004, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2004-3.
414.	SAS 2004-4XS	Trust Agreement dated as of January 1, 2004, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-4XS.
415.	SAS 2004-5H	Trust Agreement dated as of January 1, 2004, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-5H.
416.	SAS 2004-6XS	Trust Agreement dated as of February 1, 2004, by and among SASCO, ALS (as Master Servicer) and U.S.Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2004-6XS.
417.	SAS 2004-7	Trust Agreement dated as of April 1, 2004, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-7.
418.	SAS 2004-9XS	Trust Agreement dated as of April 1, 2004, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-9XS.
419.	SAS 2004-GEL1	Trust Agreement dated as of February 1, 2004, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2004-GEL1.
420.	SAS 2004-GEL2	a. Trust Agreement dated as of June 1, 2004, by and among SASCO, Wilmington Trust Co. and U.S. Bank, relating to SASCO Mortgage Backed Notes, Series 2004-GEL2.

b. Transfer and Servicing Agreement dated as of June 1, 2004, by and among SASCO Mortgage Loan Trust 2004-GEL2, SASCO, U.S. Bank, The Murrayhill Co. and ALS (as Master Servicer), relating to SASCO Mortgage Backed Notes, Series 2004-GEL2.
421.	SAS 2004-GEL3	Trust Agreement dated as of September 1, 2004, by and among SASCO, Wilmington Trust Co. and U.S. Bank, relating to SASCO Mortgage Backed Notes, Series 2004-GEL3.
422.	SAS 2004-NP1

a. Trust Agreement dated as of June 1, 2004, by and among SASCO, Wilmington Trust Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust, Series 2004-NP1.

b. Transfer and Servicing Agreement dated as of June 1, 2004, by and among SASCO Mortgage Loan Trust 2004-NP1, ALS (as Master Servicer), SASCO, The Murrayhill Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust, Series 2004-NP1.

423.	SAS 2004-NP2

a. Trust Agreement dated as of November 1, 2004, by and among SASCO, Wilmington Trust Co. and U.S. Bank, relating to SASCO Mortgage Loan Trust, Series 2004-NP2.

b. Transfer and Servicing Agreement dated as of November 1, 2004, by and among SASCO Mortgage Loan Trust 2004-NP2, ALS (as Master Servicer), SASCO and U.S. Bank, relating to SASCO Mortgage Backed Notes, Series 2004-NP2.

424.	SAS 2004-S2	Trust Agreement dated as of May 1, 2004, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S2.
425.	SAS 2004-S3	Trust Agreement dated as of September 1, 2004, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S3.
426.	SAS 2004-S4	Trust Agreement dated as of November 1, 2004, by and among SASCO, ALS (as Master Servicer), U.S. Bank and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S4.

427.	SAS 2004-SC1	Trust Agreement dated as of August 1, 2004, by and among SASCO, ALS (as Master Servicer), HSBC, Wells Fargo and Clayton GRP, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2004-SC1.
428.	SAS 2005-1	Trust Agreement dated as of January 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-1.
429.	SAS 2005-10	Trust Agreement dated as of May 1, 2005, amended as of August 26, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-10.
430.	SAS 2005-11H	Trust Agreement dated as of May 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-11H.
431.	SAS 2005-14	Trust Agreement dated as of June 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-14.
432.	SAS 2005-15	Trust Agreement dated as of July 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-15.
433.	SAS 2005-16	Trust Agreement dated as of August 1, 2005, by and among SASCO, ALS (as Master Servicer) and The Bank of New York (“BoNY”), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-16.
434.	SAS 2005-17	Trust Agreement dated as of September 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-17.
435.	SAS 2005-2XS	Trust Agreement dated as of January 1, 2005, by and among SASCO, ALS (as Master Servicer), Wilmington Trust Co. and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-2XS.

436.	SAS 2005-3	Trust Agreement dated as of February 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-3.
437.	SAS 2005-4XS	Trust Agreement dated as of February 1, 2005, by and among SASCO, ALS (as Master Servicer), Wilmington Trust Co. and LaSalle, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-4XS.
438.	SAS 2005-5	Trust Agreement dated as of March 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-5.
439.	SAS 2005-6	Trust Agreement dated as of April 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now Wilmington Trust Co.), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-6.
440.	SAS 2005-7XS	Trust Agreement dated as of March 1, 2005, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-7XS.
441.	SAS 2005-9XS	Trust Agreement dated as of May 1, 2005, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-9XS.
442.	SAS 2005-AR1	Trust Agreement dated as of November 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-AR1.
443.	SAS 2005-GEL1	Trust Agreement dated as of January 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-GEL1.
444.	SAS 2005-GEL2	Trust Agreement dated as of April 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-GEL2.
445.	SAS 2005-GEL3	Trust Agreement dated as of June 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-GEL3.

446.	SAS 2005-GEL4	Trust Agreement dated as of September 1, 2005, amended as of November 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-GEL4.
447.	SAS 2005-NC1	Trust Agreement dated as of January 1, 2005, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-NC1.
448.	SAS 2005-NC2	Trust Agreement dated as of May 1, 2005, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-NC2.
449.	SAS 2005-OPT1	Trust Agreement dated as of November 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Mortgageramp, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-OPT1.
450.	SAS 2005-RF1	Trust Agreement dated as of April 1, 2005, by and among SASCO, ALS (as Master Servicer) and Wachovia., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF1.
451.	SAS 2005-RF2	Trust Agreement dated as of May 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF2.
452.	SAS 2005-RF3	Trust Agreement dated as of July 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF3.
453.	SAS 2005-RF4	Trust Agreement dated as of August 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF4.
454.	SAS 2005-RF5	Trust Agreement dated as of September 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF5.

455.	SAS 2005-RF6	Trust Agreement dated as of November 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF6.
456.	SAS 2005-RF7	Trust Agreement dated as of December 1, 2005, by and among SASCO, ALS (as Master Servicer) and U.S. Bank., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF7.
457.	SAS 2005-RM1	Transfer and Sale Agreement dated as of March 1, 2005, by and among SASCO Reverse Mortgage Loan Trust 2005-RM1, ALS (as Master Servicer), SASCO, and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RM1.
458.	SAS 2005-RMS1	Trust Agreement dated as of March 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RMS1.
459.	SAS 2005-S1	Trust Agreement dated as of February 1, 2005, by and among SASCO, ALS (as Master Servicer), U.S. Bank and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S1.
460.	SAS 2005-S2	Trust Agreement dated as of April 1, 2005, by and among SASCO, ALS (as Master Servicer), U.S. Bank and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S2.
461.	SAS 2005-S3	Trust Agreement dated as of June 1, 2005, by and among SASCO, ALS (as Master Servicer), U.S. Bank and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S3.
462.	SAS 2005-S4	Trust Agreement dated as of July 1, 2005, by and among SASCO, ALS (as Master Servicer), U.S. Bank and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S4.
463.	SAS 2005-S5	Trust Agreement dated as of August 1, 2005, by and among SASCO, ALS (as Master Servicer), U.S. Bank and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S5.

464.	SAS 2005-S6	Trust Agreement dated as of October 1, 2005, by and among SASCO, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S6.
465.	SAS 2005-S7	Trust Agreement dated as of November 1, 2005, by and among SASCO, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S7.
466.	SAS 2005-SC1	Trust Agreement dated as of September 1, 2005, by and among SASCO, ALS (as Master Servicer), U.S. Bank and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-SC1.
467.	SAS-2005-WF1	Trust Agreement dated as of January 1, 2005, by and among SASCO, LaSalle (now U.S. Bank), ALS (as Master Servicer), Wells Fargo and The Murrayhill Co., relating to SASCO Mortgage Pass-Through Certificates, Series 2005-WF1.
468.	SAS 2005-WF2	Trust Agreement dated as of May 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-WF2.
469.	SAS 2005-WF3	Trust Agreement dated as of July 1, 2005, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-WF3.
470.	SAS 2005-WF4	Trust Agreement dated as of November 1, 2005, amended as of November 8, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2005-WF4.
471.	SAS 2006-3H	Trust Agreement dated as of March 1, 2006, by and among SASCO, ALS (as Master Servicer) and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-3H.
472.	SAS 2006-AM1	Trust Agreement dated as of April 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-AM1.

473.	SAS 2006-ARS1	Trust Agreement dated as of June 1, 2006, by and among SASCO, ALS (as Master Servicer), CitiBank and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-ARS1.
474.	SAS 2006-BC1	Trust Agreement dated as of April 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-BC1.
475.	SAS 2006-BC6	Trust Agreement dated as of December 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-BC6.
476.	SAS 2006-EQ1	Amended and Restated Trust Agreement dated as of June 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-EQ1.
477.	SAS 2006-GEL1	Trust Agreement dated as of January 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-GEL1.
478.	SAS 2006-GEL2	Trust Agreement dated as of April 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-GEL2.
479.	SAS 2006-GEL3	Trust Agreement dated as of July 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-GEL3.
480.	SAS 2006-GEL4	Trust Agreement dated as of October 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-GEL4.
481.	SAS 2006-NC1	Trust Agreement dated as of June 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-NC1.

482.	SAS 2006-OPT1	Trust Agreement dated as of April 1, 2006, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-OPT1.
483.	SAS 2006-OW1	Trust Agreement dated as of February 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-OW1.
484.	SAS 2006-RF1	Trust Agreement dated as of February 1, 2006, by and among SASCO, ALS (as Master Servicer) and LaSalle (now U.S. Bank), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RF1.
485.	SAS 2006-RF2	Trust Agreement dated as of July 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RF2.
486.	SAS 2006-RF3	Trust Agreement dated as of October 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RF3.
487.	SAS 2006-RF4	Trust Agreement dated as of November 1, 2006, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RF4.
488.	SAS 2006-RM1	Transfer and Servicing Agreement dated as of August 1, 2006, amended as of December 28, 2007, by and among SASCO Reverse Mortgage Loan Trust 2006-RM1, ALS (as Master Servicer), SASCO and CitiBank, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RM1.
489.	SAS 2006-S1	Trust Agreement dated as of February 1, 2006, by and among SASCO, ALS (as Master Servicer), U.S. Bank and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-S1.
490.	SAS 2006-S2	Trust Agreement dated as of May 1, 2006, by and among SASCO, ALS (as Master Servicer), CitiBank and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-S2.

491.	SAS 2006-S3	Trust Agreement dated as of August 1, 2006, by and among SASCO, ALS (as Master Servicer), CitiBank and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-S3.
492.	SAS 2006-S4	Trust Agreement dated as of December 1, 2006, by and among SASCO, ALS (as Master Servicer), CitiBank and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-S4.
493.	SAS 2006-W1	Trust Agreement dated as of August 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-W1.
494.	SAS 2006-WF1	Trust Agreement dated as of March 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Risk Management Group, LLC and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-WF1.
495.	SAS 2006-WF2	Trust Agreement dated as of June 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Risk Management Group, LLC and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-WF2.
496.	SAS 2006-WF3	Trust Agreement dated as of September 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Risk Management Group, LLC and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-WF3.
497.	SAS 2006-Z	Trust Agreement dated as of December 1, 2006, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2006-Z.
498.	SAS 2007-BC1	Trust Agreement dated as of January 1, 2007, by and among SASCO, Wells Fargo, ALS (as Master Servicer) and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Loan Trust 2007-BC1 Mortgage Pass-Through Certificates, Series 2007-BC1.
499.	SAS 2007-BC2	Trust Agreement dated as of February 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and OfficeTiger Global Real Estate Services Inc., relating to SASCO Mortgage Loan Trust 2007-BC2 Mortgage Pass-Through Certificates, Series 2007-BC2.

500.	SAS 2007-BC3	Trust Agreement dated as of May 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Loan Trust 2007-BC3 Mortgage Pass-Through Certificates, Series 2007-BC3.
501.	SAS 2007-BC4	Trust Agreement dated as of December 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Clayton Fixed Income Services Inc., relating to SASCO Mortgage Loan Trust 2007-BC4 Mortgage Pass-Through Certificates, Series 2007-BC4.
502.	SAS 2007-BNC1	Trust Agreement dated as of October 1, 2007, by and among SASCO, ALS (as Master Servicer), U.S. Bank and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2007-BNC1.
503.	SAS 2007-EQ1	Trust Agreement dated as of April 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Clayton Fixed Income Services, Inc. and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2007-EQ1.
504.	SAS 2007-GEL1	Trust Agreement dated as of January 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2007-GEL1.
505.	SAS 2007-GEL2	Trust Agreement dated as of April 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Pass-Through Certificates, Series 2007-GEL2.
506.	SAS 2007-MLN1	Trust Agreement dated as of February 1, 2007, by and among SASCO,Wells Fargo, ALS (as Master Servicer) and Clayton Fixed Income Services, Inc., relating to SASCO Mortgage Loan Trust 2007-MLN1 Mortgage Pass-Through Certificates, Series 2007-MLN1.
507.	SAS 2007-OS1	Trust Agreement dated as of May 1, 2007, by and among SASCO, Wells Fargo and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust 2007-OS1 Mortgage Pass-Through Certificates, Series 2007-OS1.

508.	SAS 2007-RF1	Trust Agreement dated as of March 1, 2007, by and among SASCO, ALS (as Master Servicer) and U.S. Bank, relating to SASCO Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-RF1.
509.	SAS 2007-RF2	Trust Agreement dated as of November 1, 2007, by and among SASCO, ALS (as Master Servicer), U.S. Bank and HSBC, relating to SASCO Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-RF2.
510.	SAS 2007-RM1	Transfer and Servicing Agreement dated as of May 1, 2007, by and among SASCO Reverse Mortgage Loan Trust 2007-RM1, ALS (as Master Servicer), SASCO and Citibank, relating to SASCO Reverse Mortgage Loan Trust 2007-RM1 Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-RM1.
511.	SAS 2007-RNP1	Transfer and Servicing Agreement dated as of October 1, 2007, by and among SASCO Reverse Mortgage Loan Trust 2007-RNP1, SASCO, U.S. Bank and ALS (as Master Servicer), relating to SASCO Reverse Mortgage Loan Trust 2007-RNP1 Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-RNP1.
512.	SAS 2007-TC1	Trust Agreement dated as of June 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer) and Risk Management Group, LLC, relating to SASCO Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-TC1.
513.	SAS 2007-WF1	Trust Agreement dated as of March 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Clayton Fixed Income Services Inc. and Wells Fargo, relating to SASCO Mortgage Loan Trust 2007-W1 Mortgage Pass-Through Certificates, Series 2007-WF1.
514.	SAS 2007-WF2	Trust Agreement dated as of August 1, 2007, by and among SASCO, U.S. Bank, ALS (as Master Servicer), Wells Fargo and Clayton Fixed Income Services Inc., relating to SASCO Mortgage Loan Trust 2007-W2 Mortgage Pass-Through Certificates, Series 2007-WF2.
515.	SAS 2008-RF1	Trust Agreement dated as of February 1, 2008, by and among SASCO, ALS (as Master Servicer), Wells Fargo and HSBC Bank USA, N.A., relating to SASCO Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2008-RF1.

516.	SAS 1999-ALS3	Trust Agreement dated as of August 1, 1999, by and among U.S. Bank, N.A., ALS (as Master Servicer) and SASCO (appointing ALS as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 1999-ALS3.
517.	WEBSTER 2002-2	Master Servicing Agreement dated as of February 1, 2002, by and between Webster Bank and (as Master Servicer), relating to Residential Fixed Rate Mortgage Loans ALS Group No. 2002-2.
518.	WEBSTER 2002-3	Master Servicing Agreement dated as of May 1, 2002, by and between Webster Bank and ALS (as Master Servicer), relating to Residential Fixed Rate Mortgage Loans ALS Group No. 2002-3.
519.	WEBSTER 2002-4	Master Servicing Agreement dated as of August 1, 2002, by and between Webster Bank and ALS (as Master Servicer), relating to Residential Fixed Rate Mortgage Loans ALS Group No. 2002-4.
520.	WEBSTER 2002-5	Master Servicing Agreement dated as of September 1, 2002, by and between Webster Bank and ALS (as Master Servicer), relating to Residential Fixed Rate Mortgage Loans ALS Group No. 2002-5.
521.	LBHI PORTFOLIO

Investor Services Agreement dated as of April 9, 2010, by and between ALS (as Master Servicer) and LBHI.

Addendum No. 1 to Investor Services Agreement dated as of December 22, 2011, by and between ALS (Master Servicer) and LBHI (Owner).

Addendum No. 2 to Investor Services Agreement dated as of January 13, 2012, by and between ALS (Master Servicing) and LBHI (Owner).

Schedule 1.01(i)

Master Servicing Data Tape Categories

Field Name	SBO Name	Field Definition
ALOANID	LOAN_NUMBER	Loan Number used by Master Servicing to identify the loan
STATE	STATE_CODE	Property State
ORIGBAL	ORIGINAL_LOAN_BALANCE	Original Amount of Loan
ACTBAL	LOAN_PARTICIPANT_PRINCIPAL	Month End Principal Balance (from the Master Servicing perspective, it’s the Servicer’s previous month end reporting)
PTDATE	INTEREST_PAID_TO_DATE	Date to which Interest is paid (from the Master Servicing perspective, it’s the Servicer’s previous month end reporting)
NDUEDATE	LOAN_DUE_DATE	Due Date of the Loan (from the Master Servicing perspective, it’s the Servicer’s previous month end reporting)
SFEE	PUR_CURRENT_SERVICE_FEE_RATE	The service fee rate earned by the servicer.
LIENPOS	LIEN_TYPE	1 = First Lien; 2 = Second Lien; 3 = Third Lien; U = Unknown; US = Unsecured
MODDATE	LAST_MODIFICATION_DATE	Date of most recent Modification as provided by the Servicer
SERVICER_NAME	CUSTNAME	Name used by Master Servicing to identify the Servicer (not the Servicer legal name)
LOAN_STATUS	LOAN_STATUS	Current status of the loan; 1 = Active Loan
SALE_NAME	SALE_NAME	The name used by Master Servicing to identify the owner/security to which the loan is a part.
DELINQUENCY_METHOD	DELINQUENCY_METHOD	Delinquency calculation methodology for a security; 1 = MBA; 2 = ABS
PURCHASE_REMIT_TYPE	PURCHASE.CONTROL_REMIT_TYPE	A code indicating the remittance method reported by the Servicer: 1 = actual/actual; 2 = schedule/actual; 3 = schedule/schedule; 4 = inactive loans
SALE_REMIT_TYPE	CONTROL_REMIT_TYPE	A code indicating the remittance method reported to the investor/trust: 1 = actual/actual; 2 = schedule/actual; 3 = schedule/schedule; 4 = inactive loans

Schedule 1.01(j)

Personal Property

All equipment, supplies, furniture, fixtures, personalty and other tangible personal property that is owned by Sellers and that is physically located at the following locations:

5920 Castleway Drive

Indianapolis, Indiana

2617 College Park Drive

Scottsbluff, Nebraska

10350 Park Meadows Drive

Littleton, Colorado

Schedule 1.01(k)

Personal Property Leases

All personal property leases for printer and copier equipment that is physically located at the following location as follows:

10350 Park Meadows Drive

Littleton, Colorado

Model	SERIAL #	MONTHLY COST
HP 4345	CNDCBB10SM	$144.00
HP 4345	CNDCB290CB	$150.00
HP 4345	CNDCB2900V	$148.00
HP 4345	CNDCB2G0BK	$144.00
HP 4345	CNDC96G0M	$200.00
HP 4345	CNDCB2901F	$144.00
HP 4345	CNDC93T01H	$144.00
HP 4345	CNDCB2900T	$144.00
HP 4345	CNDCB2902M	$144.00
HP 4345	CNDCB2902S	$144.00
HP 4345	CNDCB29049	$144.00
HP 4345	CNDCB9F04J	$144.00
XEROX	XNE126231	$800.00
XEROX	XNE126298	$800.00

Schedule 1.01(l)

RALI Securitizations

1.	RALI 2007-QO5
2.	RALI 2007-QO4
3.	RALI 2007-QO3
4.	RALI 2007-QO2
5.	RALI 2007-QO1
6.	RALI 2007-QH9
7.	RALI 2007-QH8
8.	RALI 2007-QH7
9.	RALI 2007-QH6
10.	RALI 2007-QH5
11.	RALI 2007-QH4
12.	RALI 2007-QH3
13.	RALI 2007-QH2
14.	RALI 2007-QH1
15.	RALI 2006-QO9
16.	RALI 2006-QO8
17.	RALI 2006-QO7
18.	RALI 2006-QO6
19.	RALI 2006-QO5
20.	RALI 2006-QO4
21.	RALI 2006-QO3
22.	RALI 2006-QO2
23.	RALI 2006-QO10
24.	RALI 2006-QO1
25.	RALI 2006-QH1
26.	RALI 2005-QO5
27.	RALI 2005-QO4
28.	RALI 2005-QO3
29.	RALI 2005-QO2
30.	RALI 2005-QO1

Schedule 1.01(m)

Seller Licensed Intellectual Property

Applications	Vendor	Application Description	Business Function
CAS (Collateral and Securitization System)	Carlisle Group		Collateral and Securitization System for Capital Markets & Master Servicing.
Lawbase Loss Management	Synaptec		Track due-diligence progress.
MS SBO	Alan King & Co.	Core Master Servicing Processing app
MS Secure File Upload	Desabran	MS Secure File Upload	This application is used by primary servicers of mortgage loans to report their monthly remitance, default and Regulation AB files to the Aurora Master Servicing group. The application also performs file management functions.

Schedule 1.01(n)

Seller Owned Intellectual Property

Note: There is NO seller owned intellectual property filed or pending with the PTO or the Copyright Office

Application/Platform	Application Description	Business Function
Deals Database	Tracks servicing, master servicing deals	Tracks deals with 3rd-party servicers and other banks.

Investor Web Portal		Security performance. The application is used internal by Master Servicing staff. It is also used externally by investors.

MS Budget Report	MS Budget Report	Runs after Investor Cut-Off to collect monthly data

MS Claim Processing	MS Claim Processing	Consolidates REO/Loss loans for processing in SBO, creating one page form/loan. The form is reproducible at any time and the history table stores information that changes after claim processing. All balancing teams upload through the webform, a balancer reviews for errors/incorrect data, a claim technician processes the loan.

MS Dashboard Reporting	MS Dashboard Reporting	Logs the performance of the MS Department. Users can enter and view data on the web and identify their weak areas readily. It stores performance data historically and we can get the trend report for each sub department.

MS Default Module System	MS Default Module System	Combines MI Claim Tracking, Default Reporting and Subprime Realized Loss Reporting

MS Estimated Losses	MS Estimated Losses	RUNS AFTER INVESTOR CUT-OFF. DB used to create the monthly Estimated Loss Report

MS High Risk Assets	MS High Risk Assets	Collect data from multiple sources to enable analysis on default loans

MS Loan Number Generator	MS Loan Number Generator	Monitors for duplicate loan numbers as new loans come onboard; new loan number file provided by Lehman

MS Originations	MS Originations	Process the daily Aurora originated loans from TMO

MS Posted Remittance	MS Posted Remittance	Consolidates into one page Balancer comments/time spent, SBO/Cashiering/Monthly Remittance Processing Scr1 (pre-Post), Servicer Admin/Servicer Remittance History (post-Post), sequence number for transaction. This is printed following posting and used as the coversheet for the filed/stored hard copy balancing packages. Current process involves capturing the scr1 data prior to posting, completed by balancing supervisor.

MS PSA_WEB_DATA	MS PSA Web Data	DB holding PSA data after Investor Cut-off

MS Servicer Balancing Web	MS Servicer Balancing Web	Manages Servicer Balancer Workflow

MS Servicer Compliance LAT	MS Servicer Compliance LAT	Servicer Compliance uses to track Servicing Agreements

MS Servicer Report Card	MS Servicer Report Card	Grades servicer performance on a monthly basis

MS Servicer Trailing	MS Servicer Trailing	Application is used to combine the ancillary fee transactions for the balancing teams prior to investor cut-off. This checks and prepares for application 1700-2000 ancillary fee transactions monthly.

MS Users	MS Users	Controls user credentials for Claim Processing, PostedRemittance and Servicer Trailing

MS Vision

UserManagementService-SSO-IWP		To build an SSO request between www.alservices.com and Investor Web Portal.

Schedule 1.01(o)

Serviced Mortgage Loan Data Tape Categories

EXTRACT FIELD NAME (1)	FIELD DESCRIPTION
INVESTOR_NAME	The name of the investor.
ORIGINAL_MORTGAGE_AMOUNT	The amount of the original mortgage.
LOAN_CLOSING_DATE	The date the loan was closed. For FHA 235/265 loans this is the first payment due date.
INTEREST_ONLY_LOAN	Flag which identifies whether or not the loan is an interest only loan.
LOAN_MATURES_DATE	The month and year the final payment is due on the loan.
PROPERTY_ALPHA_STATE_CODE	The state of the expanded property address.
PROPERTY_ZIP_CODE	The zip code of the property address.
ANNUAL_INTEREST_RATE	The current percentage of interest collected on the loan.
FIRST_PRINCIPAL_BALANCE	The amount of principal owed by the mortgagor on the first mortgage or independent second mortgage.
T_AND_I_MONTHLY_AMOUNT	The total of county tax deposit, city tax deposit, hazard deposit, mortgage insurance deposit, lien deposit, and overage/shortage spread to be paid each month.
ESCROW_BALANCE	The current balance of money held in the mortgagors escrow account for payment of mortgage insurance premium, hazard premium, taxes, and other escrow items.
PREPAY_PENALTY_INDICATOR	The code that indicates whether a prepayment penalty applies to the loan.
PREPAY_PENALTY_TERM	The term after which a prepayment penalty is no longer assessed for a payoff.
PREPAY_PENALTY_TYPE	Identifies whether the prepayment penalty is hard versus soft.
AMORTIZATION_TERM
GUAR_FEE_AFTER_BUYUP_DOWN_FC	The guaranty fee rate after adjustment for buyup/buydown. It is used in the calculation of the monthly buydown fee payable to FNMA.
ARM_INDICATOR	A code that indicates if the loan is an ARM.
ARM_INDEX_CODE_1_DESCRIPTION	Description based on the value of the ARM_INDEX_CODE_1 field.
ARM_IR_MARGIN_RATE	The rate to be added to or subtracted from the index to arrive at the interest rate.
ARM_ORIGINAL_IR_CHANGE_DATE	The effective date of the original interest rate change.
ARM_ORIGINAL_PI_CHANGE_DATE	The payment due date on which the first scheduled P&I change is effective.
DEFAULT_STATUS_MBA	Month end delinquency value for the loan based on the MBA delinquency buckets.
DEFAULT_STATUS_ABS	Month end delinquency value for the loan based on the OTS/ABS methodology.
LMT_STATUS	Identifies the workout type when active in Loss Mitigation.
NEGATIVE_AMORT_INDICATOR	Derived field which identifies whether or not the loan has negative amortization feature.

EXTRACT FIELD NAME (1)	FIELD DESCRIPTION
NET_ECON_SERVICING_FEE	Calculated field - calculates the net economic servicing fee at the loan-level. See logic required field for additional information.

REMITTANCE_TYPE_DESC	Derived field based on values found in the RECON_METHOD field.

ESCROW_EXPD_ADVANCE_BALANCE	The expanded amount of corporate moneys advanced to replace overdrawn escrow funds.

CALCULATED_PI_AMOUNT	Derived/calculated P&I payment amount. Some types of loans do not have the FIRST_P_AND_I_AMOUNT field populated, thus it must be calculated.

TTL_CORPORATE_ADVANCE_BALANCE	Derived field - sum of the three fields above for total outstanding corporate advance

GSE_DESCRIPTION	Identifies the government sponsored entity associated with the loan.

NEXT_PAYMENT_DUE_DATE	The date the next payment is due.

SNAPSHOT_DATE	The date for which the entire data set is valid. This is always the prior month end date.

Schedule 1.01(p)

Servicer Advance Data Tape Categories

Servicing
Corp Advs
Esc Advs
P&I Advs
P&I Contra - BofA
Other Advs

Master Servicing
P&I Advs
Other Advs
MS Contra Advance

FNMA/FHLMC Advances

Total Servicing Advances

Allowance for Advances
Allowance for Countrywide

Net Servicing Advances

Schedule 1.01(q)

Servicing Agreements

1.	Servicing Agreement dated as of August 1, 2004, by and among Aurora Loan Services Inc. (now Aurora Loan Services LLC) (“ALS”), Lehman Brothers Holdings, Inc. (“LBHI”) and HSBC Bank USA, N.A. (“HSBC”), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-SCI.

2.	Servicing Agreement dated as of May 1, 2001, by and between Lehman Capital and ALS, relating to Residential Adjustable Mortgage Loans, Group No. BH-2001-2.

3.	Servicing Agreement dated as of August 1, 1999, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Master Servicer), relating to Mortgage Pass-Through Certificates, Series 1999-ALS3.

4.	Servicing Agreement dated October 1, 2000, by and between Lehman Capital and ALS, relating to SASCO Mortgage Pass-Through Certificates, Series 2000-5.

5.	Servicing Agreement dated as of October 1, 2001, by and among ALS, LBB, Lehman Capital and Wells Fargo and acknowledged by Bank One, relating to SASCO Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC6.

6.	Servicing Agreement dated as of October 1, 2001, by and among ALS, Lehman Brothers Bank, FSB (now Aurora Bank FSB) (“LBB”), Lehman Capital and Wells Fargo and acknowledged by Bank One, relating to SASCO Amortizing Residential Collateral Mortgage Pass-Through Certificates, Series 2001-BC6.

7.	Reconstituted Servicing Agreement dated as of October, 1, 2001, by and among Lehman Capital, ALS (Sub-Master Servicer) and ALS (Servicer) relating to the Fannie Mae Guaranteed Grantor Trust Pass Through Certificates, Series 2001-T10

8.	Reconstituted Servicing Agreement dated as of November 1, 2001, by and among Lehman Capital and ALS (Sub-Master Servicer) and ALS (Servicer), relating to Fannie Mae Guaranteed Grantor Trust Pass-Through Certificates, Series 2001-T12.

9.	Servicing Agreement dated as of January 1, 2001, by and between Lehman Capital and ALS, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-1.

10.	Servicing Agreement dated as of February 1, 2001, by and between Lehman Capital and ALS, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-2.

11.	Servicing Agreement dated as of May 1, 2001, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-8A.

12.	Servicing Agreement dated as of June 1, 2001, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-9.

13.	Servicing Agreement dated as of July 1, 2001, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-11.

14.	Servicing Agreement dated as of September 1, 2001, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-15A.

15.	Servicing Agreement dated as of October 1, 2001, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-16H.

16.	Servicing Agreement dated as of December 1, 2001, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-19.

17.	Servicing Agreement dated as of December 1, 2001, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-21A.

18.	Reconstituted Servicing Agreement dated as of January 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Master Servicer), relating to Fannie Mae Guarantor Trust, Series 2002-T1.

19.	Reconstituted Servicing Agreement dated as of February 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (Sub-Master Servicer), relating to Fannie Mae Guarantor Trust, Series 2002-T4.

20.	Reconstituted Servicing Agreement dated as of August 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (Sub-Master Servicer), relating to Fannie Mae Guarantor Trust, Series 2002-T12.

21.	Reconstituted Servicing Agreement dated as of November 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (Sub-Master Servicer), relating to Fannie Mae Guarantor Trust, Series 2002-T18.

22.	Reconstituted Servicing Agreement dated as of April 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (Sub-Master Servicer), relating to Fannie Mae Guarantor Trust, Series 2002-W3.

23.	Reconstituted Servicing Agreement dated as of July 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (Sub-Master Servicer), relating to Fannie Mae Guarantor Trust, Series 2002-W7.

24.	Reconstituted Servicing Agreement dated as of August 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (Sub-Master Servicer), relating to Fannie Mae Guarantor Trust, Series 2002-W9.

25.	Reconstituted Servicing Agreement dated as of September 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (Sub-Master Servicer), relating to Fannie Mae Guarantor Trust, Series 2002-W10.

26.	Servicing Agreement dated as of February 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-4H.

27.	Servicing Agreement dated as of March 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-5A.

28.	Servicing Agreement dated as of April 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-8A.

29.	Servicing Agreement dated as of May 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-10H.

30.	Reconstituted Servicing Agreement dated as of May 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-12

31.	Servicing Agreement dated as of June 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-13.

32.	Servicing Agreement dated as of July 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-15.

33.	Servicing Agreement dated as of August 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-17.

34.	Servicing Agreement dated as of October 1, 2002, by and among Lehman Capital, LBB and ALS (as Servicer and Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-21A.

35.	Servicing Agreement dated as of October 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-22H.

36.	Servicing Agreement dated as of October 1, 2002, amended as of September 1, 2005, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-23XS.

37.	Servicing Agreement dated as of November 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller), LBB and ALS (Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-25A.

38.	Servicing Agreement dated as of August 1, 2002, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Sub-Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-NP1.

39.	Reconstituted Servicing Agreement dated as of February 1, 2003, by and among ALS (as Servicer), Lehman Capital (as Seller) and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Certificates, Series 2003-W3.

40.	Reconstituted Servicing Agreement dated as of April 1, 2003, by and between LBHI and ALS (as Servicer and Sub-Master Servicer), relating to Fannie Mae Grantor Trust Certificates, Series 2003-W6.

41.	Reconstituted Servicing Agreement dated as of July 1, 2003, by and among ALS (as Servicer) LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Certificates, Series 2003-W12.

42.	Reconstituted Servicing Agreement dated as of October 1, 2003, by and among ALS (as Servicer) LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Certificates, Series 2003-W17.

43.	Reconstituted Servicing Agreement dated as of November 1, 2003, by and among ALS (as Servicer) LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Certificates, Series 2003-W18.

44.	Servicing Agreement dated as of November 1, 2003, amended as of September 1, 2005, by and among ALS (as Servicer) LBHI and ALS (as Sub-Master Servicer), relating to Lehman ABS Corporation Mortgage Pass-Through Certificates, Series 2003-1.

45.	Servicing Agreement dated as of June 1, 2003, by and between Quaker City Bank and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans, Group No. LC QC 2003-1

46.	Servicing Agreement dated as of October 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer) and acknowledged by LaSalle (now U.S. Bank), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC11.

47.	Servicing Agreement dated as of November 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer) and acknowledged by LaSalle (now U.S. Bank), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC12.

48.	Servicing Agreement dated as of November 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer) and acknowledged by LaSalle (now U.S. Bank), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2003-BC13.

49.	Servicing Agreement dated as of January 1, 2003, by and among ALS (as Servicer), Lehman Capital, LBB and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-3XS.

50.	Servicing Agreement dated as of February 1, 2003, by and among ALS (as Servicer), Lehman Capital, LBB and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-4.

51.	Servicing Agreement dated as of February 1, 2003, by and among ALS (as Servicer), Lehman Capital, LBB and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-6A.

52.	Servicing Agreement dated as of February 1, 2003, by and among ALS (as Servicer), Lehman Capital, LBB and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-7H.

53.	Servicing Agreement dated as of March 1, 2003, by and among ALS (as Servicer), LBB and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-9A.

54.	Servicing Agreement dated as of March 1, 2003, by and among ALS (as Servicer), Lehman Capital, LBB and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-10.

55.	Servicing Agreement dated as of March 1, 2003, by and among ALS (as Servicer), Lehman Capital, LBB and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-12XS.

56.	Servicing Agreement dated as of May 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-18XS.

57.	Servicing Agreement dated as of June 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-20.

58.	Servicing Agreement dated as of June 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-23H.

59.	Servicing Agreement dated as of July 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-24A.

60.	Servicing Agreement dated as of July 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-25XS.

61.	Servicing Agreement dated as of August 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-26A.

62.	Servicing Agreement dated as of August 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-28XS.

63.	Servicing Agreement dated as of August 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-29.

64.	Servicing Agreement dated as of September 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-31A.

65.	Servicing Agreement dated as of October 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-32.

66.	Servicing Agreement dated as of October 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-33H.

67.	Servicing Agreement dated as of October 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-34A.

68.	Servicing Agreement dated as of November 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-35.

69.	Servicing Agreement dated as of October 1, 2003, amended as of September 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-36XS.

70.	Servicing Agreement dated as of November 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-37A.

71.	Servicing Agreement dated as of December 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-40A.

72.	Servicing Agreement dated as of October 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Backed Notes, Series 2003-GEL1.

73.	Servicing Agreement dated as of February 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust 2003-NP1, Series 2003-NP1.

74.	Servicing Agreement dated as of July 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust 2003-NP2, Series 2003-NP2.

75.	Servicing Agreement dated as of November 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust 2003-NP3, Series 2003-NP3.

76.	Servicing Agreement dated as of November 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust, Series 2003-RNP2.

77.	Servicing Agreement dated as of November 1, 2003, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-S2.

78.	Reconstituted Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Pass-Through Certificates, Series 2004-T1.

79.	Reconstituted Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Pass-Through Certificates, Series 2004-T3.

80.	Reconstituted Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Pass-Through Certificates, Series 2004-W1.

81.	Reconstituted Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Pass-Through Certificates, Series 2004-W9.

82.	Reconstituted Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Pass-Through Certificates, Series 2004-W11.

83.	Reconstituted Servicing Agreement dated as of November 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Grantor Trust Pass-Through Certificates, Series 2004-W12.

84.	Reconstituted Servicing Agreement dated as of March 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman ABS Corporation Mortgage Pass-Through Certificates, Series 2004-1.

85.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-2.

86.	Servicing Agreement dated as of March 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-3.

87.	Servicing Agreement dated as of April 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-4.

88.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-5.

89.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-6.

90.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-8.

91.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-9.

92.	Servicing Agreement dated as of October 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-10.

93.	Servicing Agreement dated as of December 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2004-11.

94.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage (“SARM”) Loan Trust Mortgage Pass-Through Certificates, Series 2004-1.

95.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-2.

96.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-3AC.

97.	Servicing Agreement dated as of March 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-4.

98.	Servicing Agreement dated as of April 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-5.

99.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-6.

100.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-7.

101.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-8.

102.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-9XS.

103.	Servicing Agreement dated as of July 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-10.

104.	Servicing Agreement dated as of July 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-11.

105.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-12.

106.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-13.

107.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-14.

108.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-15.

109.	Servicing Agreement dated as of October 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-16.

110.	Servicing Agreement dated as of October 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-17.

111.	Servicing Agreement dated as of November 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-18.

112.	Servicing Agreement dated as of December 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-19.

113.	Servicing Agreement dated as of December 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2004-20.

114.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-2AC.

115.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-3.

116.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-4XS.

117.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-5H.

118.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-6XS.

119.	Servicing Agreement dated as of April 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-7.

120.	Servicing Agreement dated as of April 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-9XS.

121.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-10.

122.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-11XS.

123.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-12H.

124.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-13.

125.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-15.

126.	Servicing Agreement dated as of July 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-16XS.

127.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-17XS.

128.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-18H.

129.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-19XS.

130.	Servicing Agreement dated as of October 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-20.

131.	Servicing Agreement dated as of November 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-21XS.

132.	Servicing Agreement dated as of December 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-23XS.

133.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Backed Notes, Series 2004-GEL1.

134.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Backed Notes, Series 2004-GEL2.

135.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Backed Notes, Series 2004-GEL3.

136.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust, Series 2004-NP1.

137.	Servicing Agreement dated as of November 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust, Series 2004-NP2.

138.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S2.

139.	Servicing Agreement dated as of September 1, 2004, amended as of December 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S3.

140.	Servicing Agreement dated as of November 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S4.

141.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-SC1.

142.	Reconstituted Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Sub-Master Servicer), relating to Fannie Mae Mortgage Pass-Through Certificates, Series 2005-W1.

143.	Servicing Agreement dated as of October 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2005-1.

144.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2005-2.

145.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2005-3.

146.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-1.

147.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-2.

148.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-3.

149.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-4.

150.	Servicing Agreement dated as of October 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-6.

151.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-8.

152.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2005-10.

153.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-1.

154.	Servicing Agreement dated as of February 1, 2005, by and between LBHI and ALS (as Servicer and Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-2.

155.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-3.

156.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-4.

157.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-5.

158.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-6.

159.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-7.

160.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-8.

161.	Servicing Agreement dated as of October 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-9.

162.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-10.

163.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-11.

164.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2005-HE3.

165.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-1.

166.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-2.

167.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-3XS.

168.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-4.

169.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-5.

170.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-6XS.

171.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-7.

172.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-8XS.

173.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as among ALS (as Servicer), Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-10.

174.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-11.

175.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-12.

176.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-15.

177.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-17.

178.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-18.

179.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-20.

180.	Servicing Agreement dated as of October 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-21.

181.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-22.

182.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2005-23.

183.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-1.

184.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-3.

185.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-4XS.

186.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-5.

187.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-6.

188.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-7XS.

189.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-9XS.

190.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-10.

191.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-11H.

192.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-14.

193.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-15.

194.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-16.

195.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-17.

196.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-GEL1.

197.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-GEL2.

198.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-GEL3.

199.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-GEL4.

200.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF1.

201.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF2.

202.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF3.

203.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF4.

204.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF5.

205.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF6.

206.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-RF7.

207.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S1.

208.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-S2.

209.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2005-SC1.

210.	Servicing Agreement dated as of September 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to BCN Mortgage Loan Trust 2006-1 Mortgage Pass-Through Certificates, Series 2006-1.

211.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-1.

212.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-2.

213.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-4.

214.	Servicing Agreement dated as of August 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-5.

215.	Servicing Agreement dated as of September 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-6.

216.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-7.

217.	Servicing Agreement dated as of November 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-8.

218.	Servicing Agreement dated as of December 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2006-9.

219.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-1.

220.	Servicing Agreement dated as of February 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-3.

221.	Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-4N.

222.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-5.

223.	Servicing Agreement dated as of April 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-7.

224.	Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-8.

225.	Servicing Agreement dated as of June 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-9.

226.	Servicing Agreement dated as of June 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-10N.

227.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-12N.

228.	Servicing Agreement dated as of August 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-13.

229.	Servicing Agreement dated as of February 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-14N.

230.	Servicing Agreement dated as of September 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-15.

231.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-17.

232.	Servicing Agreement dated as of November 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-19.

233.	Servicing Agreement dated as of December 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-20.

234.	Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP1.

235.	Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2006-GP2.

236.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-1.

237.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-2.

238.	Servicing Agreement dated as of May 1, 2006, by and between LBHI, ALS and Wells Fargo and acknowledged by U.S. Bank, relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-3.

239.	Servicing Agreement dated as of June 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SAIL Trust Mortgage Pass-Through Certificates, Series 2006-4.

240.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-1.

241.	Servicing Agreement dated as of February 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-2.

242.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-3.

243.	Servicing Agreement dated as of April 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-4.

244.	Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-5.

245.	Servicing Agreement dated as of June 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-6.

246.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-7.

247.	Servicing Agreement dated as of August 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-8.

248.	Servicing Agreement dated as of September 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-9.

249.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-10.

250.	Servicing Agreement dated as of November 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-11.

251.	Servicing Agreement dated as of December 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2006-12.

252.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-3H.

253.	Servicing Agreement dated as of August 1, 2006, by and among LBHI, ALS and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-BC2.

254.	Servicing Agreement dated as of October 1, 2006, by and among LBHI, ALS and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-BC3.

255.	Servicing Agreement dated as of November 1, 2006, by and among LBHI, ALS and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-BC4.

256.	Servicing Agreement dated as of November 1, 2006, by and among LBHI, ALS and Wells Fargo, relating to SASCO Mortgage Pass-Through Certificates, Series 2006-BC5.

257.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-GEL1.

258.	Servicing Agreement dated as of April 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-GEL2.

259.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-GEL3.

260.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-GEL4.

261.	Servicing Agreement dated as of February 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RF1.

262.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RF2.

263.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RF3.

264.	Servicing Agreement dated as November 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-RF4.

265.	Servicing Agreement dated as August 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-S3.

266.	Servicing Agreement dated as December 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-S4.

267.	Servicing Agreement dated as December 1, 2006, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2006-Z.

268.	Servicing Agreement dated as February 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to GPMF Trust Mortgage Pass-Through Certificates, Series 2007-AR1.

269.	Servicing Agreement dated as April 1, 2007, by and between LBHI and ALS (as Servicer and Master Servicer), relating to GPMF Trust Mortgage Pass-Through Certificates, Series 2007-AR2.

270.	Servicing Agreement dated as May 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to GPMF Trust Mortgage Pass-Through Certificates, Series 2007-AR3.

271.	Servicing Agreement dated as May 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman ABS Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-1.

272.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-1.

273.	Servicing Agreement dated as February 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-2.

274.	Servicing Agreement dated as March 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-3.

275.	Servicing Agreement dated as April 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-4.

276.	Servicing Agreement dated as May 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-5.

277.	Servicing Agreement dated as June 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-6.

278.	Servicing Agreement dated as July 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-7.

279.	Servicing Agreement dated as August 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-8.

280.	Servicing Agreement dated as September 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-9.

281.	Servicing Agreement dated as November 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Loan Trust Mortgage Pass-Through Certificates, Series 2007-10.

282.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-1.

283.	Servicing Agreement dated as February 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-3.

284.	Servicing Agreement dated as April 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-5H.

285.	Servicing Agreement dated as April 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-6.

286.	Servicing Agreement dated as May 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-7N.

287.	Servicing Agreement dated as May 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-8H.

288.	Servicing Agreement dated as May 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-9.

289.	Servicing Agreement dated as June 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-10H.

290.	Servicing Agreement dated as June 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-11.

291.	Servicing Agreement dated as June 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-12N.

292.	Servicing Agreement dated as July 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-14H.

293.	Servicing Agreement dated as July 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-15N.

294.	Servicing Agreement dated as August 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N.

295.	Servicing Agreement dated as September 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-17H.

296.	Servicing Agreement dated as September 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-18N.

297.	Servicing Agreement dated as November 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-20N.

298.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-1.

299.	Servicing Agreement dated as February 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-2.

300.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-3.

301.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-4.

302.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-5.

303.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-6.

304.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-7.

305.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-8.

306.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-9.

307.	Servicing Agreement dated as October 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-10.

308.	Servicing Agreement dated as November 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2007-11.

309.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-BC1.

310.	Servicing Agreement dated as February 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-BC2.

311.	Servicing Agreement dated as May 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-BC3.

312.	Servicing Agreement dated as October 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-BNC1.

313.	Servicing Agreement dated as January 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-GEL1.

314.	Servicing Agreement dated as April 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-GEL2.

315.	Servicing Agreement dated as March 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-RF1.

316.	Servicing Agreement dated as November 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-RF2.

317.	Servicing Agreement dated as November 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust 2007-RNP1 Mortgage Pass-Through Certificates, Series 2007-RNP1.

318.	Servicing Agreement dated as June 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-TC1.

319.	Servicing Agreement dated as February 1, 2008, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2008-2.

320.	Servicing Agreement dated as August 1, 2008, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Lehman Mortgage Trust Mortgage Pass-Through Certificates, Series 2008-6.

321.	Servicing Agreement dated as April 1, 2008, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to Residential Loan Trust 2008-AH1 Mortgage-Backed Notes, Series 2008-AH1.

322.	Servicing Agreement dated as March 1, 2008, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2008-1.

323.	Servicing Agreement dated as May 1, 2008, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2008-2.

324.	Servicing Agreement dated as December 1, 2007, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2007-BC4.

325.	Servicing Agreement dated as May 1, 2008, by and among ALS (as Servicer), LBHI and ALS (as Master Servicer), relating to SARM Loan Trust Mortgage Pass-Through Certificates, Series 2008-2.

326.	Reconstituted Servicing Agreement dated as of November 1, 2010, by and between Gonzalo Residential Asset Trust and ALS and acknowledged by Cambridge Place Collateral Management LLC.

327.	Subservicing Agreement dated as of July 28, 1997, by and between LBHI and ALS, relating to certain mortgage loans serviced on behalf of the Texas Veterans Land Board under the Veteran’s Housing Assistance Program as administered by First Nationwide Mortgage Corporation.

328.	Sale and Servicing Agreement dated as of August 1, 1997, by and between Residential Funding Corporation, Norwest Bank Minnesota, National Association and Matrix Capital Bank, relating to Fixed Rate Mortgage Loans, Series 1997 NWH5.

329.	Flow Servicing Agreement dated as of June 1, 1997, by and between Lehman Capital, A Division of LBHI. and Harbourton Mortgage Co., L.P., relating to Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997 - HMCLP.

330.	Amendment No. 1 to Reconstituted Servicing Agreement dated as of July 1, 1999, by and among Lehman Capital, a Division of LBHI, AMREIT and ALS.

331.	Reconstituted Servicing Agreement dated as of June 1, 1998, by and among Lehman Capital, a Division of LBHI, AMREIT and ALS.

332.	Servicing Agreement dated as of February 1, 1998, by and between Lehman Capital, a Division of LBHI and ALS, relating to Residential Adjustable Mortgage Loans Group No. 1998-Downey/Redlands IV.

333.	Pooling and Servicing Agreement dated as of January 1, 1998, by and among Lehman ABS Corporation, ALS, Norwest Bank Minnesota, National Association and Bankers Trust Company of California, N.A., relating to Home Equity Loan Asset-Backed Certificates Series 1998-1.

334.	Pooling and Servicing Agreement dated as of May 1, 1998, by and among Lehman ABS Corporation, ALS, Norwest Bank Minnesota, National Association, Ocwen Federal Bank FSB and First Union National Bank, relating to Home Equity Loan Asset-Backed Certificates Series 1998-2.

335.	Flow Servicing Agreement dated as of September 1, 1997, by and between Lehman Capital, a Division of LBHI and ALS, relating to Residential Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-ALSI.

336.	Servicing Agreement dated as of November 1, 1998, by and between Lehman Capital, a Division of LBHI and ALS.

337.	Servicing Agreement dated as of January 1, 1998, by and between Lehman Capital, a Division of LBHI and ALS.

338.	Flow Servicing Agreement dated as of September 1, 1997, by and between Lehman Capital, a Division of LBHI and ALS, relating to Residential and Adjustable and Fixed Rate Mortgage Loans, Group No. 1997-ALSI

339.	Servicing Agreement dated as of March 1, 1998, by and between Lehman Capital, a Division of LBHI and ALS.

340.	Servicing Agreement dated as of June 1, 1998, by and between Lehman Capital, a Division of LBHI and ALS.

341.	Servicing Agreement dated as of July 1, 1998, by and between Lehman Capital, a Division of LBHI and ALS.

342.	Mortgage Loan Sale and Servicing Agreement dated as of April 1, 1998, by and between Lehman Capital, a Division of LBHI and SASCO, relating to Residential Fixed Rate FHA and VA Mortgage Loans.

343.	Mortgage Loan Sale and Servicing Agreement dated as of June 1, 1998, by and between Lehman Capital, a Division of LBHI and SASCO, relating to Residential Fixed Rate FHA and VA Mortgage Loans.

344.	Mortgage Loan Sale and Servicing Agreement dated as of October 1, 1998, by and between Lehman Capital, a Division of LBHI and SASCO, relating to Residential Fixed Rate FHA and VA Mortgage Loans.

345.	Mortgage Loan Sale and Servicing Agreement dated as of December 1, 1998, by and between Lehman Capital, a Division of LBHI and SASCO, relating to Residential Fixed Rate FHA and VA Mortgage Loans.

346.	Servicing Agreement dated as of August 1, 1999, by and between ALS (Servicer) and Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer) relating to SASCO, Mortgage Pass-Through Certificates, Series 1999-ALS3.

347.	Mortgage Loan Sale and Servicing Agreement dated as of February 1, 1999, by and between Lehman Capital and SASCO, relating to Residential Fixed Rate FHA and VA Mortgage Loans.

348.	Selling and Servicing Agreement dated as of March 24, 1999, by and between PNC Mortgage Securities Corp. and Lehman Capital.

349.	Sale and Servicing Agreement dated as of November 1, 2000, by and between Lehman Capital, a Division of LBHI and Fannie Mae, relating to Residential Mortgage Loans.

350.	Servicing Agreement dated as of June 1, 2000, by and between Lehman Capital, a Division of LBHI and ALS, relating to Residential Fixed Rate FHA-Insured and VA-Guaranteed Mortgage Loans Group 2000-MMLIC-1.

351.	Servicing Agreement dated as of October 1, 2000, by and between Lehman Capital, a Division of LBHI (Seller), ALS (Servicer) and ALS (as Master Servicer), relating to Structured Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2000-5.

352.	Servicing Agreement dated as of October 1, 2001, by and among LBB, Lehman Capital, a Division of LBHI and Wells Fargo Bank Minnesota, National Association, relating to Amortizing Residential Collateral, Mortgage Pass-Through Certificates, Series 2001-BC6.

353.	Sale and Servicing Agreement dated as of April 1, 2001, by and between Lehman Capital, a Division of LBHI and Fannie Mae, relating to Residential Mortgage Loans.

354.	a. Servicing Agreement dated as of August 1, 2001, by and between Lehman Capital and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans Group No. QC 2001-1.

b. Amendment No. 1 dated as of November 1, 2001 to Servicing Agreement dated as of August 1, 2001, by and between ALS and Quaker City Bank, relating to Conventional Residential Adjustable Rate Mortgage Loans Group No. QC 2001-1.

355.	Servicing Agreement dated as of October 1, 2001, by and between Lehman Capital, a Division of LBHI and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans, Group No. QC 2001-2.

356.	Sale and Servicing Agreement dated as of August 1, 2002, by and between Lehman Capital, a Division of LBHI and Fannie Mae, relating to Fannie Mae Grantor Trust 2002-T12.

357.	Sale and Servicing Agreement dated as of November 1, 2002, by and between Lehman Capital, a Division of LBHI and Fannie Mae, relating to Fannie Mae Grantor Trust 2002-T18.

358.	Sale and Servicing Agreement dated as of February 1, 2002, by and between Lehman Capital, a Division of LBHI and Fannie Mae, relating to Fannie Mae Grantor Trust 2002-T4.

359.	Sale and Servicing Agreement dated as of September 1, 2002, by and between Lehman Capital, a Division of LBHI and Fannie Mae, relating to Fannie Mae REMIC Trust 2002-W10.

360.	Sale and Servicing Agreement dated as of April 1, 2002, by and between Lehman Capital, a Division of LBHI and Fannie Mae, relating to Fannie Mae REMIC Trust 2002-W3.

361.	Sale and Servicing Agreement dated as of July 1, 2002, by and between Lehman Capital, a Division of LBHI and Fannie Mae, relating to Fannie Mae REMIC Trust 2002-W7.

362.	Pooling and Servicing Agreement dated as of May 1, 2001, by and among SASCO, LBHI, U.S. Bank National Association and Freddie Mac, relating to SASCO Mortgage Loan Trust 2002-12 Mortgage Pass-Through Certificates, Series 2002-12.

363.	Sale and Servicing Agreement dated as of April 1, 2002, by and among SASCO Mortgage Loan Trust 2002-9, SASCO, Wells Fargo Bank Minnesota, N.A. and JPMorgan, relating to SASCO Mortgage Loan Trust 2002-9, Mortgage-Backed Notes, Series 2002-9.

364.	Servicing Agreement dated as of February 1, 2002, by and among ALS, Lehman Capital, a Division of LBHI and LBB, relating to SASCO Mortgage Pass-Through Certificates, Series 2002-AL1.

365.	Servicing Agreement dated as of August 1, 2003, by and between California Bank & Trust and ALS, relating to Conventional Residential Fixed Rate Mortgage Loans, Group No. LC CBT 2003-1.

366.	Servicing Agreement dated as of October 1, 2003, by and between Greenpoint Mortgage Funding Inc. and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans, Group No. GP 2003-8.

367.	Sale and Servicing Agreement for the Group 1 Loans dated as of October 1, 2003, by and among LBHI (Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage Inc., Countrywide Home Loans Servicing LP, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAS Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc. (as Subservicers) and ALS (Master Servicer), relating to FHA/VA Reperforming Residential Mortgage Loans, Fannie Mae Trust 2003-W17.

368.	Sale and Servicing Agreement dated as of November 1, 2003, by and among LBHI (Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage Inc., First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc. (as Subservicers) and ALS (Master Servicer), relating to FHA/VA Reperforming Residential Mortgage Loans, Fannie Mae Trust REMIC 2003-W18.

369.	Sale and Servicing Agreement dated as of February 1, 2003, by and between Lehman Capital, a division of LBHI and Fannie Mae, relating to Fannie Mae Trust 2003-W3.

370.	Sale and Servicing Agreement dated as of April 1, 2003, by and between LBHI and Fannie Mae, relating to Fannie Mae Trust 2003-W6.

371.	Servicing Agreement dated as of June 1, 2003, by and between Quaker City Bank and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans, Group No. LC QC 2003-1.

372.	Servicing Agreement dated as of January 1, 2003, by and among ALS, Lehman Capital, a Division of LBHI and LBB, relating to SASCO Assistance Loan Trust 2003-AL1, Series 2003-AL1.

373.	Servicing Agreement dated as of May 1, 2003, by and between ALS and LBHI, relating to SASCO, Assistance Loan Trust 2003-AL2, Series 2003-AL2.

374.	Transfer and Servicing Agreement dated as of July 1, 2003, by and among SASCO Mortgage Loan Trust 2003-NP2, ALS (Master Servicer), SASCO, The Murrayhill Company and U.S. Bank, N.A., relating to Residential Fixed and Adjustable Rate FHA and VA Mortgage Loans.

375.	Servicing Agreement dated as of May 19, 2003, by and between Silvergate Bank and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans Group No. LC SG 2003-1.

376.	Flow Servicing Agreement dated as of March 1, 2004, by and between Associated Bank, N.A. and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans Group No. AB 2004-1.

377.	Servicing Agreement dated as of May 1, 2004, by and between Lehman Capital, a Division of LBHI and ALS, relating to Conventional Residential Fixed Rate Mortgage Loans Group No. LC BOA 2004-1.

378.	Servicing Agreement dated as of July 1, 2004, by and between Lehman Capital, a Division of LBHI and ALS, relating to Conventional Residential Fixed Rate Mortgage Loans Group No. LC BOA 2004-3.

379.	Servicing Agreement dated as of August 1, 2004, by and between Lehman Capital, a Division of LBHI and ALS, relating to Conventional Residential Fixed Rate Mortgage Loans Group No. LC BOA 2004-5.

380.	Servicing Agreement dated as of March 1, 2004, by and between Wachovia Bank, N.A. and ALS, relating to Bayview Financial Mortgage Pass-Through Certificates, Series 2004-A.

381.	Pooling and Servicing Agreement dated as of March 1, 2004, by and among Bayview Financial Securities Company, Wells Fargo and Wachovia Bank, N.A., relating to Bayview Financial Mortgage Pass-Through Certificates, Series 2004-A.

382.	Servicing Agreement dated as of November 1, 2004, by and between Wachovia Bank, N.A. and ALS, relating to Bayview Financial Mortgage Pass-Through Certificates, Series 2004-D.

383.	Flow Servicing Agreement dated as of November 1, 2004, by and among Capitol Federal Savings Bank, Lehman Capital, a Division of LBHI and ALS, relating to Conventional Adjustable Rate Residential Mortgage Loans, Group No. 2004-Flow.

384.	Reconstituted Servicing Agreement dated as of February 1, 2004, by and among LBHI (Master Servicer), ALS (Sub-Master Servicer) and ALS (Servicer), relating to the Sale and Servicing Agreement dated as of February 1, 2004.

385.	Reconstituted Servicing Agreement dated as of June 1, 2004, by and among LBHI (Master Servicer), ALS (Sub-Master Servicer) and ALS (Servicer), relating to the Sale and Servicing Agreement dated as of June 1, 2004.

386.	Flow Servicing Agreement dated as of May 1, 2004, by and between ING Bank, FSB and ALS, relating to Residential Mortgage Loans, Group No. 2004-3.

387.	Flow Mortgage Loan Purchase and Warranties Agreement dated as of May 14, 2004, by and between Lehman Capital, a Division of LBHI and ING Bank, FSB, relating to Conventional, Residential Mortgage Loans.

388.	Flow Servicing Agreement dated as of May 1, 2004, by and between ING Bank, FBS and ALS, relating to Residential Mortgage Loans, Group No. 2004-2.

389.	Servicing Agreement dated as of February 1, 2004, by and between ING Bank, FSB and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans, Group No. 2004-1.

390.	Flow Servicing Agreement dated as of May 1, 2004, by and between ING Bank, FSB and ALS, relating to Residential Mortgage Loans, Group No. 2004-2.

391.	Servicing Agreement dated as of August 1, 2004, by and between Amsouth Bank and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans, Group No. AMS 2004-1.

392.	Servicing Agreement dated as of July 1, 2004, by and among ALS (Servicer), LBHI (Seller) and Wells Fargo (Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-7.

393.	Flow Servicing Agreement dated as of March 1, 2004, by and between Associated Bank, N.A. and ALS, relating to Conventional Residential Adjustable Rate Mortgage Loans, Group No. AB 2004-1.

394.	Servicing Agreement dated as of May 1, 2005, by and between Lehman Capital, a Division of LBHI and ALS, relating to Conventional Residential Fixed Rate Mortgage Loans, Group No. LC BOA 2005-4.

395.	Flow Servicing Agreement dated as of November 1, 2004, by and among Capital Federal Savings Bank, Lehman Capital, a Division of LBHI and ALS, relating to Conventional Adjustable Rate Residential Mortgage Loans, Group No. 2004-Flow.

396.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of November 16, 2005, by and between Residential Funding Corporation and Chevy Chase Bank, FSB, relating to Adjustable Rate Mortgage Loans.

397.	Reconstituted Servicing Agreement dated as of February 1, 2004, by and among LBHI (Master Servicer), ALS (Sub-Master Servicer) and ALS (Servicer), relating to the Flow Servicing Agreement dated as of February 15, 2000.

398.	Flow Servicing Agreement dated as of August 1, 2005, by and among Hudson City Savings Bank, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2005-FLOW.

399.	Sale and Servicing Agreement dated as of December 22, 2005, by and among Merrill Lynch Mortgage Investors, Inc., Wachovia Bank, N.A., Wells Fargo and Taberna Realty Holdings Trust, relating to Merrill Lynch Mortgage Investors, Inc., Merrill Lynch Mortgage Investors Trust, Mortgage-Backed Notes, Series MLCC 2005-A9.

400.	Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO1.

401.	Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO2.

402.	Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO3.

403.	Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO4.

404.	Standard Terms of Pooling and Servicing Agreement dated as of August 1, 2004, by and among RALI, Residential Funding Corporation and Deutsche Bank Trust Company Americas, relating to RALI, Mortgage Asset-Backed Pass-Through Certificates, Series 2005-QO5.

405.	Servicing Agreement dated as of January 1, 2006, by and between U.S. Bank, N.A. and ALS, relating to Bayview Financial Mortgage, Pass-Through Trust 2006-A Mortgage Pass-Through Certificates, Series 2006-A.

406.	Servicing Agreement dated as of March 1, 2006, by and between U.S. Bank, N.A. and ALS, relating to Bayview Financial Mortgage, Pass-Through Trust 2006-B Mortgage Pass-Through Certificates, Series 2006-B.

407.	Servicing Agreement dated as of November 1, 2006, by and between U.S. Bank, N.A. and ALS, relating to Bayview Financial Mortgage, Pass-Through Trust 2006-D Mortgage Pass-Through Certificates, Series 2006-D.

408.	Servicing Agreement dated as of March 30, 2006, by and among Everbank, Lehman Capital, a Division of LBHI and ALS, relating to Residential FHA-Insured and VA-Guaranteed Mortgage Loans.

409.	Flow Servicing Agreement dated as of May 1, 2004, by and between ING Bank, FSB and ALS, relating to Residential Mortgage Loans, Group No. 2004-3.

410.	Reconstituted Servicing Agreement dated as of June 1, 2006, by and among Residential Funding Corporation, Greenwich Capital Acceptance, Inc., Luminent Mortgage Capital, Inc., Wells Fargo and HSBC Bank USA, N.A., related to a mortgage loan purchase agreement dated as of June 1, 2006.

411.	Reconstituted Servicing Agreement dated as of September 28, 2006, by and among Residential Funding Corporation, Lares Asset Securitization, Inc., Maia Mortgage Finance Statutory Trust, Wells Fargo and HSBC Bank, USA, N.A., relating to a certain Pooling Agreement dated as of September 1, 2006.

412.	Reconstituted Servicing Agreement dated as of December 27, 2006, by and among ALS, Lares Asset Securitization, Inc., Maia Mortgage Finance Statutory Trust, Wells Fargo, HSBC Bank, USA, N.A. and Lehman Capital, a Division of LBHI relating to a certain Pooling Agreement dated as of December 1, 2006.

413.	Flow Servicing Agreement dated as of November 1, 2006, by and among Luminent Mortgage Capital, Inc., Mercury Mortgage Finance Statutory Trust, Maia Mortgage Finance Statutory Trust, ALS and Lehman Capital, a Division of LBHI, relating to Residential Mortgage Loans.

414.	Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS and U.S. Bank, N.A., relating to a certain Sale and Servicing Agreement dated as of October 30, 2006.

415.	Sale and Servicing Agreement dated as of October 30, 2006, by and between Residential Funding Company, LLC and Lehman Capital, a Division of LBHI, relating to Residential Mortgage Loans.

416.	Sale and Servicing Agreement dated as of March 20, 2006, by and between Residential Funding Corporation and UBS Real Estate Securities, Inc., relating to Adjustable Rate Mortgage Loans, Series 2006-POWH3.

417.	Assignment, Assumption and Recognition Agreement dated as of November 15, 2006, by and among UBS Real Estate Securities, Inc., Mortgage Asset Securitization Transactions, Inc. and Residential Funding Company, LLC.

418.	Pooling and Servicing Agreement dated as of October 1, 2006, by and among Mortgage Asset Securitization Transactions, Inc., UBS Real Estate Securities Inc., Wells Fargo, U.S. Bank, N.A. and Clayton Fixed Income Services Inc., relating to MASTR Adjustable Rate Mortgages Trust 2006-OA2, Mortgage Pass-Through Certificates, Series 2006-OA2.

419.	Servicing, Assignment and Assumption Agreement, dated as of April 18, 2008, by and among Residential Funding Company, LLC, LBHI, ALS and U.S. Bank, N.A., relating to MASTR Adjustable Rate Mortgages Trust 2006-OA2.

420.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of May 30, 2006, by and between Residential Funding Corporation and UBS Real Estate Securities Inc., relating to Adjustable Rate Mortgage Loans.

421.	Standard Terms of Pooling and Servicing Agreement dated as of November 1, 2006, by and among RALI, Residential Funding Company, LLC and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QH1.

422.	Standard Terms of Pooling and Servicing Agreement dated as of January 1, 2006, by and among RALI, Residential Funding Corporation and Duetsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO1.

423.	Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO10.

424.	Standard Terms of Pooling and Servicing Agreement dated as of February 1, 2006, by and among RALI, Residential Funding Company and U.S. Bank, N.A., relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO2.

425.	Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO3.

426.	Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO4.

427.	Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO5.

428.	Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO6.

429.	Standard Terms of Pooling and Servicing Agreement dated as of March 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO7.

430.	Standard Terms of Pooling and Servicing Agreement dated as of October 30, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO8.

431.	Standard Terms of Pooling and Servicing Agreement dated as of November 1, 2006, by and among RALI, Residential Funding Company and Deutsche Bank Trust Company Americas, relating to Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QO9.

432.	Servicing Agreement dated as of May 1, 2006, by and among ALS (Servicer), LBHI (Seller) and Wells Fargo (Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass Through Certificates, Series 2006-3.

433.	Servicing Agreement dated as of August 1, 2006, by and among ALS (Servicer), LBHI (Seller) and Wells Fargo (Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-BC2.

434.	Servicing Agreement dated as of October 1, 2006, by and among ALS (Servicer), LBHI (Seller) and Wells Fargo (Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-BC3.

435.	Servicing Agreement dated as of November 1, 2006, by and among ALS (Servicer), LBHI (Seller) and Wells Fargo (Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-BC4.

436.	Servicing Agreement dated as of November 1, 2006, by and among ALS (Servicer), LBHI (Seller) and Wells Fargo (Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-BC5.

437.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of September 29, 2005, by and between Residential Funding Corporation and Washington Mutual Bank, relating to Residential Mortgage Loans 2006-POWH7A.

438.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of September 29, 2005, by and between Residential Funding Corporation and Washington Mutual Bank, relating to Residential Mortgage Loans 2006-POWH7B.

439.	Amended and Restated Flow Servicing Agreement dated as of November 30, 2004, by and between Bankatlantic and ALS, relating to Residential Mortgage Loans, Group No. 2004-FLOW.

440.	Flow Servicing Agreement dated as of November 1, 2007, by and among Bank of the West, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans Group No. 2007-1-FLOW.

441.	Flow Servicing Agreement dated as of November 1, 2007, by and among Bank of the West, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2007-4-FLOW.

442.	Servicing Agreement dated as of April 1, 2007, by and between U.S. Bank, N.A. and ALS, relating to Bayview Financial Mortgage, Pass-Through Trust 2007-A, Mortgage Pass-Through Certificates, Series 2007-A.

443.	Servicing Agreement dated as of July 1, 2007, by and between U.S. Bank, N.A. and ALS, relating to Bayview Financial Mortgage, Pass-Through Trust 2007-B, Mortgage Pass-Through Certificates, Series 2007-B.

444.	Amended and Restated Standard Terms and Provisions of Sale and Servicing Agreement dated as of August 22, 2005, as amended and restated to and including December 1, 2006, by and between Residential Funding Company, LLC and DB Structured Products, Inc, relating to Residential Mortgage Loans, First and Second Liens.

445.	Flow and Servicing Agreement dated as of July 1, 2005, by and among Wachovia Bank, N.A., Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2005-FLOW.

446.	Servicing Agreement dated as of February 28, 2007, by and among Everbank, Lehman Capital, a Division of LBHI and ALS, relating to Residential FHA-Insured and VA-Guaranteed Mortgage Loans.

447.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of September 29, 2005, by and between Goldman Sachs Mortgage Company and Residential Funding Company, LLC, relating to Residential Mortgage Loans 2007-POWH8.

448.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of September 29, 2005, by and between Goldman Sachs Mortgage Company and Residential Funding Company, LLC, relating to Residential Mortgage Loans 2007-POWH9.

449.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of September 29, 2005, by and between Residential Funding Corporation and Goldman Sachs Mortgage Company, relating to Residential Mortgage Loans, Mortgage Pass-Through Certificates, Series 2007-OA1.

450.	Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS and Wells Fargo, relating to that certain Standard Terms of Sale and Servicing Agreement dated as of September 29, 2005, relating to GSR Mortgage Loan Trust 2007-OA2.

451.	Standard Terms and Provisions of Sale and Servicing Agreement Servicing Retained Basis dated as of January 30, 2007, by and between Residential Funding Company, LLC and Greenwich Capital Financial Products, Inc, relating to HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2007-2.

452.	Pooling and Servicing Agreement dated as of September 1, 2007, by and among Greenwich Capital Acceptance, Inc., Greenwich Capital Financial Products, Inc., Wells Fargo, Clayton Fixed Income Services Inc. and Deutsche Bank, relating to HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2007-7.

453.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of March 30, 2006, by and among Residential Funding Corporation, Luminent Mortgage Capital, Inc., Mercury Mortgage Finance Statutory Trust and Maia Mortgage Finance Statutory Trust, relating to Adjustable Rate Mortgage Loans.

454.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of March 30, 2006, by and among Residential Funding Corporation, Luminent Mortgage Capital, Inc., Mercury Mortgage Finance Statutory Trust and Maia Mortgage Finance Statutory Trust, relating to Adjustable Rate Mortgage Loans, Luminent Mortgage Trust 2007-2.

455.	Reference Agreement dated as of June 28, 2007, by and between Residential Funding Company, LLC and Merrill Lynch Mortgage Lending, Inc., relating to Adjustable Rate Mortgage Loans, Series 2007-POWH10.

456.	Pooling and Servicing Agreement dated as of June 1, 2007, by and among Merrill Lynch Mortgage Investors, Inc., Wells Fargo, Wilshire Credit Corporation and HSBC Bank USA, N.A., relating to Mortgage Pass-Through Certificates, MANA Series 2007-OAR3.

457.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of February 1, 2007, by and between Residential Funding Company, LLC and Merrill Lynch Mortgage Lending, Inc., relating to Adjustable Rate Residential Mortgage Loans.

458.	Reference Agreement dated as of July 30, 2007, by and between Residential Funding Company, LLC and Merrill Lynch Mortgage Lending, Inc., relating to Adjustable Rate Mortgage Loans, Series 2007-POWH13.

459.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of February 1, 2007, by and between Residential Funding Company, LLC and Merrill Lynch Mortgage Lending, Inc., relating to Adjustable Rate Residential Mortgage Loans, MANA Series 2007-OAR4.

460.	Reference Agreement dated as of February 20, 2007, by and between Residential Funding Company, LLC and UBS Real Estate Securities, Inc., relating to Hybrid Payment Option Adjustable Rate Mortgage Loans, Series 2007-POWH3.

461.	Standard Terms and Provisions of Sale and Servicing Agreement dated as of May 30, 2006, by and between Residential Funding Corporation and UBS Real Estate Securities Inc., relating to Adjustable Rate Mortgage Loans, MASTR Adjustable Rate Mortgages Trust 2007-3, Mortgage Pass-Through Certificates 2007-3.

462.	a. Flow Servicing Agreement dated as of November 1, 2007, by and among The Washington Trust Company, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2007-FLOW.

463.	Amended and Restated Flow Servicing Agreement dated as of November 30, 2004, by and between BankAtlantic and ALS, relating to Residential Mortgage Loans, Group No. 2004-FLOW.

464.	Mortgage Loan Purchase and Warranties Agreement dated as of August 28, 2008, by and between Lehman Capital, a Division of LBHI and FCDB PL, LLC, relating to Conventional, Fixed and Adjustable Rate Residential Mortgage Loans, Group No. 2008-1.

465.	Flow Servicing Agreement dated as of August 1, 2005, by and among Hudson City Savings Bank, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2005-FLOW.

466.	Servicing Agreement dated as of April 1, 2008, by and among Investors Savings Bank, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No 2008-FLOW.

467.	Servicing Agreement dated as of January 31, 2008, by and among MidFirst Bank, LBHI, Lehman Capital, a Division of LBHI and ALS, relating to Residential FHA-Insured and VA-Guaranteed Mortgage Loans, Group No. 2008-1.

468.	Servicing Agreement dated as of July 25, 2008, by and among MidFirst Bank, LBHI, Lehman Capital, a Division of LBHI and ALS, relating to Residential FHA-Insured and VA-Guaranteed Mortgage Loans, Group No. 2008-2.

469.	Flow Mortgage Loan Purchase and Warranties Agreement dated as of February 1, 2008, by and between Lehman Capital, a Division of LBHI and Raymond James Bank, FSB, relating to Conventional, Fixed and Adjustable Rate Residential Mortgage Loans.

470.	Flow Servicing Agreement dated as of February 1, 2008, by and among Raymond James Bank, FSB, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2008-1-FLOW.

471.	Flow Servicing Agreement dated as of February 1, 2008, by and among Raymond James Bank, FSB, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2008-2-FLOW.

472.	REO LLC Administration Agreement dated as of April 1, 2008, by and between REO LLC 2008-AH1 and ALS.

473.	Flow Servicing Agreement dated as of November 1, 2007, by and among The Washington Trust Company, Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2007-FLOW.

474.	Agreement for the Purchase and Sale of Loans dated as of April 3, 2009, by and between First Bank of Beverly Hills and First Virginia Community Bank.

475.	Correspondent Loan Purchase Agreement dated as of May 7, 2009, by and between CitiMortgage, Inc. and Aurora Bank FSB.

476.	Flow Servicing Agreement dated as of July 1, 2005, by and among Wachovia Bank, N.A., Lehman Capital, a Division of LBHI and ALS, relating to Residential Mortgage Loans, Group No. 2005-FLOW.

477.	Master Mortgage Loan Servicing Agreement dated as of December 1, 2011, by and between Wells Fargo and Aurora Bank FSB, relating to Fixed and Adjustable-Rate Mortgage Loans.

478.	Standard Terms of Pooling and Servicing Agreement dated as of December 1, 2006, by and between RALI and Residential Funding Company, LLC, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH1.

479.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH2.

480.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH3.

481.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH4.

482.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH5.

483.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH6.

484.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH7.

485.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH8.

486.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QH9.

487.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QHO1.

488.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QHO2.

489.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QHO3.

490.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QHO4.

491.	Master Servicing Assignment and Assumption Agreement dated as of March 10, 2008, by and among Residential Funding Company, LLC, LBHI, ALS, RALI and Deutsche Bank Trust Company Americas, relating to RALI Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QHO5.

492.	Servicing Agreement dated as of January 1, 2001, by and between Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-1.

493.	Servicing Agreement dated as of July 1, 2001, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-11.

494.	Servicing Agreement dated as of September 1, 2001, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-15A.

495.	Servicing Agreement dated as of October 1, 2001, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-16H.

496.	Servicing Agreement dated as of December 1, 2001, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer, relating to SASCO Mortgage Pass-Through Certificates, Series 2001-19.

497.	Servicing Agreement dated as of February 1, 2001, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-2.

498.	Servicing Agreement dated as of December 1, 2001, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-21A.

499.	Servicing Agreement dated as of May 1, 2001, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-8A.

500.	Servicing Agreement dated as of June 1, 2001, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2001-9.

501.	Servicing Agreement dated as of May 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-10H.

502.	Servicing Agreement dated as of June 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-13.

503.	Servicing Agreement dated as of July 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-15.

504.	Servicing Agreement dated as of August 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-17.

505.	Servicing Agreement dated as of October 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-22H.

506.	Amendment No. 1 dated as of September 1, 2005 to Servicing Agreement dated as of October 1, 2002, by and among Aurora Loan Services LLC (formerly known as Aurora Loan Services Inc. (Servicer), Aurora Loan Services LLC (formerly known as Aurora Loan Services Inc. (Master Servicer), JPMorgan (as successor to Bank One, National Association) (Trustee), LBB (a Seller) and LBHI (a Seller), relating to SASCO SASCO 2002-23XS.

507.	Servicing Agreement dated as of October 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-23XS.

508.	Servicing Agreement dated as of November 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-25A.

509.	Servicing Agreement dated as of February 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-4H.

510.	Servicing Agreement dated as of March 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-5A.

511.	Servicing Agreement dated as of March 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2002-6.

512.	Servicing Agreement dated as of August 1, 2002, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Loan Trust 2002-NP1, Series 2002-NP1.

513.	Amendment No.1 dated as of September 1, 2005 to Servicing Agreement dated as of November 1, 2003, by and among LBHI (Seller), Aurora Loan Services LLC (formerly known as Aurora Loan Services Inc.) (Servicer), Aurora Loan Services LLC (formerly known as Aurora Loan Services Inc.) (Master Servicer) and LaSalle Bank National Association, relating to SASCO LABS 2003-1.

514.	Servicing Agreement dated as of November 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to Lehman ABS Corporation Mortgage Pass-Through Certificates, Series 2003-1.

515.	Servicing Agreement dated as of October 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2003-BC11.

516.	Servicing Agreement dated as of November 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2003-BC12.

517.	Servicing Agreement dated as of November 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2003-BC13.

518.	Servicing Agreement dated as of March 1, 2003, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-10.

519.	Servicing Agreement dated as of March 1, 2003, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-12XS.

520.	Servicing Agreement dated as of March 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-18XS.

521.	Servicing Agreement dated as of June 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-20.

522.	Servicing Agreement dated as of June 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-23H.

523.	Servicing Agreement dated as of July 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-24A.

524.	Servicing Agreement dated as of July 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-25XS.

525.	Servicing Agreement dated as of August 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-26A.

526.	Servicing Agreement dated as of August 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-28XS.

527.	Servicing Agreement dated as of August 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-29.

528.	Servicing Agreement dated as of September 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-31A.

529.	Servicing Agreement dated as of October 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-32.

530.	Servicing Agreement dated as of October 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-33H.

531.	Servicing Agreement dated as of October 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-34A.

532.	Servicing Agreement dated as of November 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-35.

533.	Amendment No. 1 dated as of September 1, 2005 to Servicing Agreement dated as of October 1, 2003, by and among Aurora Loan Services LLC (formerly known as Aurora Loan Services Inc.) (Servicer), Aurora Loan Services LLC (formerly known as Aurora Loan Services Inc.) (Master Servicer) and LBHI (Seller), relating to SASCO SASCO 2003-36XS.

534.	Servicing Agreement dated as of October 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-36XS.

535.	Servicing Agreement dated as of November 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-37A.

536.	Servicing Agreement dated as of January 1, 2003, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-3XS.

537.	Servicing Agreement dated as of February 1, 2003, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-4.

538.	Servicing Agreement dated as of December 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-40A.

539.	Servicing Agreement dated as of February 1, 2003, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (a Seller), LBB (a Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-7H.

540.	Servicing Agreement dated as of March 1, 2003, by and among ALS (Servicer), LBB (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-9A.

541.	Servicing Agreement dated as of October 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Loan Trust 2003-GEL1, Mortgage Backed Notes, Series 2003-GEL1.

542.	Servicing Agreement dated as of February 1, 2003, by and among ALS (Servicer), Lehman Capital, a Division of LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Loan Trust 2003-NP1, Series 2003-NP1.

543.	Servicing Agreement dated as of July 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO, Mortgage Loan Trust 2003-NP2, Series 2003-NP2.

544.	Servicing Agreement dated as of November 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Loan Trust 2003-NP3, Series 2003-NP3.

545.	Servicing Agreement dated as of November 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Loan Trust, Series 2003-RNP2.

546.	Servicing Agreement dated as of November 1, 2003, by and among ALS (Servicer), LBHI (Seller) and ALS (Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2003-S2.

547.	Amendment No. 1 dated as of December 1, 2004 to the Servicing Agreement, SASCO Series 2003-S2 dated as of November 1, 2003, by and among LBHI (Seller), ALS (Master Servicer), ALS (Servicer) and Wells Fargo Bank, N.A., relating to the SASCO Series 2003-S2 Trust Fund.

548.	Sale and Servicing Agreement dated as of February 1, 2004, by and among LBHI (Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage Inc., Countrywide Home Loans Servicing LP, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc. (as Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to FHA/VA/RHS Reperforming Residential Mortgage Loans, Fannie Mae Grantor Trust 2004-T1.

549.	Sale and Servicing Agreement for the Group 1 and Group 2 Loans dated as of May 1, 2004, by and among LBHI (Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage Inc., First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc. (as Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to FHA/VA/RHS Reperforming Residential Mortgage Loans, Fannie Mae Grantor Trust 2004-T3.

550.	Sale and Servicing Agreement dated as of January 1, 2004, by and among LBHI (Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage Inc., Countrywide Home Loans Servicing LP, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc. (as Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to FHA/VA/RHS Reperforming Residential Mortgage Loans, Fannie Mae Grantor Trust 2004-W1.

551.	Sale and Servicing Agreement dated as of August1, 2004, by and among LBHI (Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, Countrywide Home Loans Servicing LP, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Washington Mutual Bank, F.A., Wells Fargo (as Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to FHA/VA/RHS Reperforming Residential Mortgage Loans, Fannie Mae REMIC Trust 2004-W11.

552.	Sale and Servicing Agreement dated as of November 1, 2004, by and among LBHI (Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage Inc., Countrywide Home Loans Servicing LP, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Mortgage Clearing Corporation, Washington Mutual Bank, F.A., Wells Fargo (as Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to FHA/VA/RHS Reperforming Residential Mortgage Loans, Fannie Mae REMIC Trust 2004-W12.

553.	Sale and Servicing Agreement dated as of June 1, 2004, by and among LBHI (Seller and Servicer), ABN AMRO Mortgage Group, Inc., ALS, Cendant Mortgage Corporation, Chase Manhattan Mortgage Corporation, CitiMortgage Inc., Countrywide Home Loans Servicing LP, First Horizon Home Loan Corporation, First Tennessee Mortgage Services, Inc., GMAC Mortgage Corporation, Irwin Mortgage Corporation, Mortgage Clearing Corporation, Washington Mutual Bank, F.A., Wells Fargo Home Mortgage, Inc. (as Subservicers), ALS (Master Servicer) and Fannie Mae (Purchaser), relating to FHA/VA/RHS Reperforming Residential Mortgage Loans, Fannie Mae Trust 2004-W9.

554.	Servicing Agreement dated as of March 1, 2004, by and among ALS (as Servicer), Lehman Brothers Holdings Inc. (as Seller) and ALS (as Master Servicer), relating to Lehman ABS Corporation Mortgage Pass-Through Certificates, Series 2004-1.

555.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), Lehman Brothers Holdings Inc. (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-1.

556.	Servicing Agreement dated as of October 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-10.

557.	Servicing Agreement dated as of December 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-11.

558.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-2.

559.	Servicing Agreement dated as of March 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-3.

560.	Servicing Agreement dated as of April 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-4.

561.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-5.

562.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-6.

563.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-8.

564.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2004-9.

565.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-1.

566.	Servicing Agreement dated as of July 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-10.

567.	Servicing Agreement dated as of July 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-11.

568.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-12.

569.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-13.

570.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-14.

571.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-15.

572.	Servicing Agreement dated as of October 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-16.

573.	Servicing Agreement dated as of September 30, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-17.

574.	Servicing Agreement dated as of November 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-18.

575.	Servicing Agreement dated as of December 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-19.

576.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-2.

577.	Servicing Agreement dated as of December 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-20.

578.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-3AC.

579.	Servicing Agreement dated as of March 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-4.

580.	Servicing Agreement dated as of April 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-5.

581.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-6.

582.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-7.

583.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-8.

584.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-9XS.

585.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-10.

586.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-11XS.

587.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-12H.

588.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-13.

589.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-15.

590.	Special Servicing Agreement dated as of October 1, 2005, by and among Litton Loan Servicing LP (Special Servicer), LBHI (Seller) and ALS (Master Servicer), relating to, Mortgage Pass-Through Certificates, Series 2004-15.

591.	Servicing Agreement dated as of July 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-16XS.

592.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-17XS.

593.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-18H.

594.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-19XS.

595.	Servicing Agreement dated as of October 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-20.

596.	Servicing Agreement dated as of December 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-23XS.

597.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-2AC.

598.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-3.

599.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-4XS.

600.	Servicing Agreement dated as of January 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-5H.

601.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-6XS.

602.	Servicing Agreement dated as of April 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-7.

603.	Servicing Agreement dated as of April 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-9XS.

604.	Servicing Agreement dated as of February 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2004-GEL1.

605.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust 2004-GEL2, Mortgage Backed Notes, Series 2004-GEL2.

606.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust 2004-GEL3, Mortgage Backed Notes, Series 2004-GEL3.

607.	Servicing Agreement dated as of June 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust, Series 2004-NP1.

608.	Servicing Agreement dated as of November 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust, Series 2004-NP2.

609.	Servicing Agreement dated as of May 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S2.

610.	Servicing Agreement dated as of September 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S3.

611.	Servicing Agreement dated as of November 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-S4.

612.	Servicing Agreement dated as of August 1, 2004, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Pass-Through Certificates, Series 2004-SC1.

613.	Servicing Agreement dated as of October 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-1.

614.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-2.

615.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2005-3.

616.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2005-1.

617.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2005-10.

618.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2005-2.

619.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2005-3.

620.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2005-4.

621.	Servicing Agreement dated as of October 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2005-6.

622.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2005-8.

623.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-1.

624.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-10.

625.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-11.

626.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-2.

627.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-3.

628.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-4.

629.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-5.

630.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-6.

631.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-7.

632.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-8.

633.	Servicing Agreement dated as of October 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-9.

634.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-HE3.

635.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-1.

636.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-10.

637.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-11.

638.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-12.

639.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-15.

640.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-17.

641.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-18.

642.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-2.

643.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-20.

644.	Servicing Agreement dated as of October 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-21.

645.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-22.

646.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-23.

647.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-3XS.

648.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-4.

649.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-5.

650.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-6XS.

651.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-7.

652.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-8XS.

653.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-1.

654.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-10.

655.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-11H.

656.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-14.

657.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-15.

658.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-16.

659.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-17.

660.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-2XS.

661.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-3.

662.	Servicing Agreement dated as of February 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-4XS.

663.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-5.

664.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-6.

665.	Servicing Agreement dated as of March 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-7XS.

666.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-9XS.

667.	Servicing Agreement dated as of January 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-GEL1.

668.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-GEL2.

669.	Servicing Agreement dated as of June 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-GEL3.

670.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-GEL4.

671.	Servicing Agreement dated as of April 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-RF1.

672.	Servicing Agreement dated as of May 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-RF2.

673.	Servicing Agreement dated as of July 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-RF3.

674.	Servicing Agreement dated as of August 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-RF4.

675.	Servicing Agreement dated as of September 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-RF5.

676.	Servicing Agreement dated as of November 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-RF6.

677.	Servicing Agreement dated as of December 1, 2005, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2005-RF7.

678.	Servicing Agreement dated as of September 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to BNC Mortgage Loan Trust 2006-1, Mortgage Pass-Through Certificates, Series 2006-1.

679.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2006-1.

680.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2006-2.

681.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2006-4.

682.	Servicing Agreement dated as of August 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2006-5.

683.	Servicing Agreement dated as of September 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2006-6.

684.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2006-7.

685.	Servicing Agreement dated as of November 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2006-8.

686.	Servicing Agreement dated as of December 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2006-9.

687.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-1.

688.	Servicing Agreement dated as of June 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-10N.

689.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-11.

690.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-12N.

691.	Servicing Agreement dated as of August 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-13.

692.	Servicing Agreement dated as of February 1, 2008, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-14N.

693.	Servicing Agreement dated as of September 1, 2008, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-15.

694.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-17.

695.	Servicing Agreement dated as of November 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-19.

696.	Servicing Agreement dated as of December 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-20.

697.	Servicing Agreement dated as of February 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-3.

698.	Securitization Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-4N.

699.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-5.

700.	Servicing Agreement dated as of April 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-7.

701.	Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-8.

702.	Servicing Agreement dated as of June 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-9.

703.	Securitization Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-GP1.

704.	Securitization Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-GP2.

705.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2006-1.

706.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2006-2.

707.	Servicing Agreement dated as of June 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2006-4.

708.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-1.

709.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-10.

710.	Servicing Agreement dated as of November 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-11.

711.	Servicing Agreement dated as of December 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-12.

712.	Servicing Agreement dated as of February 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-2.

713.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-3.

714.	Servicing Agreement dated as of April 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-4.

715.	Servicing Agreement dated as of May 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-5.

716.	Servicing Agreement dated as of June 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-6.

717.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-7.

718.	Servicing Agreement dated as of August 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-8.

719.	Servicing Agreement dated as of September 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2006-9.

720.	Servicing Agreement dated as of March 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-3H.

721.	Servicing Agreement dated as of January 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-GEL1.

722.	Servicing Agreement dated as of April 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-GEL2.

723.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-GEL3.

724.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-GEL4.

725.	Servicing Agreement dated as of February 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-RF1.

726.	Servicing Agreement dated as of July 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-RF2.

727.	Servicing Agreement dated as of October 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-RF3.

728.	Servicing Agreement dated as of November 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-RF4.

729.	Servicing Agreement dated as of August 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-S3.

730.	Servicing Agreement dated as of December 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2006-S4.

731.	Servicing Agreement dated as of December 1, 2006, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO 2006-Z, Mortgage Pass-Through Certificates, Series 2006-Z.

732.	Servicing Agreement dated as of February 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2007-AR1.

733.	Servicing Agreement dated as of April 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2007-AR2.

734.	Servicing Agreement dated as of May 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2007-AR3.

735.	Servicing Agreement dated as of May 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman ABS Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-1.

736.	Servicing Agreement dated as of January 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-1.

737.	Servicing Agreement dated as of November 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-10.

738.	Servicing Agreement dated as of February 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-2.

739.	Servicing Agreement dated as of March 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-3.

740.	Servicing Agreement dated as of April 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-4.

741.	Servicing Agreement dated as of May 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-5.

742.	Servicing Agreement dated as of June 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-6.

743.	Servicing Agreement dated as of July 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-7.

744.	Servicing Agreement dated as of August 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-8.

745.	Servicing Agreement dated as of September 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-9.

746.	Servicing Agreement dated as of January 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-1.

747.	Servicing Agreement dated as of June 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-10H.

748.	Servicing Agreement dated as of June 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-11.

749.	Servicing Agreement dated as of June 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-12N.

750.	Servicing Agreement dated as of July 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-14H.

751.	Servicing Agreement dated as of July 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-15N.

752.	Servicing Agreement dated as of August 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-16N.

753.	Servicing Agreement dated as of September 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-17H.

754.	Servicing Agreement dated as of September 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-18N.

755.	Servicing Agreement dated as of November 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-20N.

756.	Servicing Agreement dated as of March 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-3.

757.	Securitization Servicing Agreement dated as of March 1, 2007, by and among GMAC Mortgage, LLC (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-4N.

758.	Servicing Agreement dated as of April 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-5H.

759.	Servicing Agreement dated as of April 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-6.

760.	Servicing Agreement dated as of May 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-7N.

761.	Servicing Agreement dated as of May 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-8H.

762.	Servicing Agreement dated as of May 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-9

763.	Servicing Agreement dated as of January 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-1.

764.	Servicing Agreement dated as of October 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-10.

765.	Servicing Agreement dated as of November 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-11.

766.	Servicing Agreement dated as of February 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-2.

767.	Servicing Agreement dated as of March 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-3.

768.	Servicing Agreement dated as of April 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-4.

769.	Servicing Agreement dated as of May 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-5.

770.	Servicing Agreement dated as of June 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-6.

771.	Servicing Agreement dated as of July 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-7.

772.	Servicing Agreement dated as of August 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2007-8.

773.	Servicing Agreement dated as of September 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-9.

774.	Servicing Agreement dated as of January 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-BC1.

775.	Servicing Agreement dated as of February 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-BC2.

776.	Servicing Agreement dated as of May 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-BC3.

777.	Servicing Agreement dated as of October 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Loan Trust 2007-BNC1, Mortgage Pass-Through Certificates, Series 2007-BNC1.

778.	Servicing Agreement dated as of January 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-GEL1.

779.	Servicing Agreement dated as of April 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-GEL2.

780.	Servicing Agreement dated as of March 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-RF1.

781.	Servicing Agreement dated as of November 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-RF2.

782.	Servicing Agreement dated as of November 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO Mortgage Loan Trust 2007-RNP1, Mortgage-Backed Notes.

783.	Servicing Agreement dated as of June 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-TC1.

784.	Servicing Agreement dated as of February 1, 2008, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2008-2.

785.	Servicing Agreement dated as of August 1, 2008, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Lehman Mortgage Trust, Mortgage Pass-Through Certificates, Series 2008-6.

786.	Servicing Agreement dated as of April 1, 2008, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Residential Loan Trust 2008-AH1, Mortgage-Backed Notes, Series 2008-AH1.

787.	Servicing Agreement dated as of March 1, 2008, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2008-1.

788.	Servicing Agreement dated as of May 1, 2008, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2008-2.

789.	Servicing Agreement dated as of December 1, 2007, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2007-BC4.

790.	Servicing Agreement dated as of February 1, 2008, by and among ALS (as Servicer), LBHI (as Seller) and ALS (as Master Servicer), relating to SASCO, Mortgage Pass-Through Certificates, Series 2008-RF1.

791.	Assignment Agreement dated as of November 30, 2010, by and among LBHI and ALS.

792.	Assignment Agreement dated as of September 1, 2011 by and among LBHI, Lehman Brothers Bancorp Inc, and Aurora Bank FSB, an indirect, wholly-owned subsidiary of LBHI.

793.	Federal National Mortgage Association Servicing Guides (see Fannie Mae website)

794.	Federal Home Loan Mortgage Corp Servicing Guides (see Freddie Mac website)

795.	Government National Mortgage Association Servicing Guides (see Ginnie Mae website)

796.	Letter Agreement dated September 30, 2011, by and between Lehman Brothers Holdings Inc. and Aurora Loan Services LLC, regarding Freddie Mac Mortgage Servicing Rights.

Schedule 1.01(r)

Servicing Rights Agreements1

1.	Securitization Servicing Agreement dated as of October 1, 2003, by and among BAC Home Loans Servicing, LP (“BAC”), as successor to Wilshire Credit Corporation (“Wilshire”), Lehman Brothers Holdings, Inc. (“LBHI”) and Aurora Loan Services Inc. (now Aurora Loan Services LLC) (“ALS”), relating to the Structured Asset Securities Corporation (“SASCO”) Aames Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2003-1

2.	Securitization Servicing Agreement dated as of February 1, 2001, by and among Ocwen Federal Bank FSB (“Ocwen”), Lehman Brothers Bank, FSB (now Aurora Bank FSB) (the “Bank”), Lehman Capital (“LC”) and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC1

3.	Securitization Servicing Agreement dated as of December 1, 2002, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC10

4.	Securitization Servicing Agreement dated as of May 1, 2002, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC3

5.	Securitization Servicing Agreement dated as of June 1, 2002, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC4

6.	Reconstituted Servicing Agreement dated June 1, 2002, by and among HSBC, as successor to Household Finance Corporation, the Bank and ALS and acknowledged by Wells Fargo Bank, N.A. (“Wells Fargo”)

7.	Securitization Servicing Agreement dated as of July 1, 2002, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC5

8.	Reconstituted Servicing Agreement dated August 1, 2002, by and among HSBC, as successor to Household Finance Corporation, the Bank and ALS and acknowledged by Wells Fargo

9.	Securitization Servicing Agreement dated as of August 1, 2002, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC6

10.	Securitization Servicing Agreement dated as of September 1, 2002, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC7

[1]	Deals on Attachment 1 also have excess servicing fees under side or ancillary agreements that are part of the related Servicing Rights Agreement.

11.	Securitization Servicing Agreement dated as of October 1, 2003, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC8

12.	Securitization Servicing Agreement dated as of November 1, 2002, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2002-BC9

13.	Securitization Subservicing Agreement dated as of September 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Amortizing Residential Collateral Trust, Mortgage Pass-Through Certificates, Series 2004-1

14.	Securitization Subservicing Agreement dated as of February 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO First Franklin Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-FFA

15.	Reconstituted Servicing Agreement dated November 1, 2005, by and among Wells Fargo, LBHI and ALS and acknowledged by U.S. Bank, N.A.

16.	Reconstituted Servicing Agreement dated December 1, 2005, by and among Wells Fargo, LBHI and ALS and acknowledged by Wilmington Trust Company, as successor to LaSalle Bank, N.A.

17.	Reconstituted Servicing Agreement dated July 1, 2006 by and between Suntrust Mortgage, Inc. and LBHI and acknowledged by ALS and Citibank, N.A.

18.	Reconstituted Servicing Agreement dated March 1, 2006, by and between LBHI and BAC, as successor to Countrywide Home Loans, Inc. (LXS 2006-4N)

19.	Securitization Servicing Agreement dated as of February 1, 2003, by and among Ocwen, the Bank, LC and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC1

20.	Subservicing Agreement dated as of September 1, 2003, by and among American Home, as successor to OptionOne Mortgage Corporation (“OptionOne”), LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC10

21.	Securitization Servicing Agreement dated as of September 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC10

22.	Securitization Servicing Agreement dated as of October 1, 2003, by and among BAC, as successor to Wilshire, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC11

23.	Securitization Servicing Agreement dated as of October 1, 2003 Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC11

24.	Securitization Subservicing Agreement dated as of October 1, 2003, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC11

25.	Securitization Servicing Agreement dated as of November 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC12

26.	Securitization Servicing Agreement dated as of November 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC13

27.	Securitization Subservicing Agreement dated as of November 1, 2003, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC13

28.	Securitization Servicing Agreement dated as of April 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC3

29.	Securitization Servicing Agreement dated as of May 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC4

30.	Subservicing Agreement dated as of May 1, 2003, by and among American Home, as successor to OptionOne, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC5

31.	Securitization Servicing Agreement dated as of May 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC5

32.	Securitization Servicing Agreement dated as of July 1, 2003, by and among BAC, as successor to Wilshire, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC7

33.	Subservicing Agreement dated as of August 1, 2003, by and among American Home, as successor to OptionOne, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC8

34.	Securitization Servicing Agreement dated as of August 1, 2003, by and among BAC, as successor to Wilshire, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC8

35.	Securitization Servicing Agreement dated as of August 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC8

36.	Subservicing Agreement dated as of August 1, 2003, by and among American Home, as successor to OptionOne, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC8

37.	Securitization Servicing Agreement dated as of August 1, 2003, by and among BAC, as successor to Wilshire, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2003-BC9

38.	Securitization Servicing Agreement dated as of August 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2003-BC9

39.	Securitization Subservicing Agreement dated as of January 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-1

40.	Securitization Servicing Agreement dated as of October 1, 2004, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2004-10

41.	Securitization Subservicing Agreement dated as of October 1, 2004 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-10

42.	Securitization Servicing Agreement dated as of December 1, 2004, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2004-11

43.	Securitization Subservicing Agreement dated December 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-11

44.	Securitization Subservicing Agreement dated February 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-2

45.	Securitization Servicing Agreement dated as of March 1, 2004, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2004-3

46.	Securitization Subservicing Agreement dated March 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-3

47.	Securitization Subservicing Agreement dated April 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-4

48.	Securitization Subservicing Agreement dated May 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-5

49.	Securitization Subservicing Agreement dated as of June 1, 2004, by and among Ocwen, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2004-6

50.	Securitization Subservicing Agreement dated June 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-6

51.	Securitization Subservicing Agreement dated August 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-8

52.	Securitization Subservicing Agreement dated September 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-9

53.	Securitization Subservicing Agreement dated July 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-BNC1

54.	Securitization Subservicing Agreement dated October 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2004-BNC2

55.	Securitization Subservicing Agreement dated January 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-1

56.	Subservicing Agreement dated as of November 1, 2005, by and among American Home, as successor to OptionOne, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-10

57.	Securitization Subservicing Agreement dated November 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-10

58.	Securitization Subservicing Agreement dated December 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-11

59.	Securitization Subservicing Agreement dated February 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-2

60.	Securitization Subservicing Agreement dated March 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-3

61.	Securitization Subservicing Agreement dated April 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-4

62.	Securitization Subservicing Agreement dated as of May 1, 2005 by and among GMAC Mortgage, LLC as successor to GMAC Mortgage Corporation (“GMAC”), LBHI and ALS, relating to the SASCO, Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-5

63.	Securitization Subservicing Agreement dated May 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-5

64.	Securitization Subservicing Agreement dated June 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-6

65.	Securitization Subservicing Agreement dated July 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-7

66.	Securitization Subservicing Agreement dated September 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-8

67.	Securitization Subservicing Agreement dated as of October 1, 2005 by and among GMAC, LBHI and ALS, relating to the SASCO, Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-9

68.	Securitization Subservicing Agreement dated October 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-9

69.	Securitization Subservicing Agreement dated July 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-HE2

70.	Securitization Servicing Agreement dated as of August 1, 2005, by and among Ocwen, as successor to HomEq Servicing Corporation, LBHI and ALS, relating to the SASCO Structured Asset Investment Trust, Mortgage Pass-Through Certificates, Series 2005-HE3

71.	Securitization Subservicing Agreement dated August 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2005-HE3

72.	Securitization Subservicing Agreement dated January 1, 2006 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2006-1

73.	Subservicing Agreement dated as of March 1, 2006, by and among American Home, as successor to OptionOne, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2006-2

74.	Securitization Subservicing Agreement dated as of March 1, 2006 by and among GMAC, LBHI and ALS, relating to the SASCO, Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2006-2

75.	Securitization Subservicing Agreement dated March 1, 2006 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2006-2

76.	Subservicing Agreement dated as of August 1, 2006, by and among American Home, as successor to OptionOne, LBHI and ALS, relating to the SASCO Structured Asset Investment Loan Trust, Mortgage Pass-Through Certificates, Series 2006-BNC3

77.	Securitization Subservicing Agreement dated May 1, 2004, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2004-7

78.	Securitization Subservicing Agreement dated January 1, 2005, by and among Wells Fargo, LBHI and ALS, relating to the SASCO Structured Adjustable Rate Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2005-3XS

79.	Reconstituted Servicing Agreement dated May 1, 2001, by and between LC and BAC, pursuant to which BAC is subservicing for ALS (SAS 2002-12)

80.	Reconstituted Servicing Agreement dated May 1, 2002, by and among the Bank, HSBC, as successor to Household Finance Corporation and ALS and acknowledged by Wells Fargo (SAS 2002-HF1)

81.	Reconstituted Servicing Agreement dated August 1, 2002, by and among LC, ALS and BAC, as successor to Countrywide Home Loans, Inc. (SAS 2002-NP1)

82.	Subservicing Agreement dated as of October 1, 2003, by and among American Home, as successor to OptionOne, LBHI and ALS, relating to the SASCO Mortgage Loan Trust 2003-GEL1, Mortgage-Backed Notes, Series 2003-GEL1

83.	Securitization Servicing Agreement dated as of October 1, 2003, by and among BAC, as successor to Wilshire, LBHI and ALS, relating to the SASCO Mortgage Loan Trust 2003-GEL1, Mortgage-Backed Notes, Series 2003-GEL1

84.	Securitization Servicing Agreement dated as of October 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Mortgage Loan Trust 2003-GEL1, Mortgage Backed Notes, Series 2003-GEL1

85.	Securitization Servicing Agreement dated as of October 1, 2003, by and among BAC, as successor to Wilshire, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2003-S1

86.	Securitization Servicing Agreement dated as of August 1, 2003, by and among Ocwen, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2004-S1

87.	Securitization Servicing Agreement dated as of February 1, 2004, by and among Ocwen, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2004-GEL1

88.	Securitization Subservicing Agreement dated February 1, 2004 by and among Wells Fargo Home Mortgage, Inc., LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2004-GEL1

89.	Securitization Servicing Agreement dated as of June 1, 2004, by and among Ocwen, LBHI and ALS, relating to the SASCO Mortgage Loan Trust 2004-GEL2, Mortgage Backed Notes, Series 2004-GEL2

90.	Securitization Subservicing Agreement dated June 1, 2004 by and among Wells Fargo, LBHI and ALS, relating to the SASCO, Mortgage Loan Trust 2004-GEL1, Mortgage Backed Notes, Series 2004-GEL2

91.	Securitization Subservicing Agreement dated September 1, 2004 by and among Wells Fargo, LBHI and ALS, relating to the SASCO, Mortgage Loan Trust 2004-GEL3, Mortgage Backed Notes, Series 2004-GEL3

92.	Servicing Agreement dated as of June 1, 2004 by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Loan Trust 2004-NP1

93.	Securitization Subservicing Agreement dated May 1, 2004 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2004-S2

94.	Securitization Subservicing Agreement dated September 1, 2004 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2004-S3

95.	Securitization Servicing Agreement dated as of November 1, 2004, by and among Ocwen, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2004-S4

96.	Securitization Subservicing Agreement dated November 1, 2004 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2004-S4

97.	Securitization Subservicing Agreement dated November 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-AR1

98.	Securitization Servicing Agreement dated January 1, 2005, by and among Ocwen, LBHI and ALS, related to the SASCO Mortgage Pass-Through Certificates, Series 2005-GEL1

99.	Securitization Subservicing Agreement dated January 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-GEL1

100.	Securitization Subservicing Agreement dated April 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-GEL2

101.	Securitization Subservicing Agreement dated June 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-GEL3

102.	Securitization Subservicing Agreement dated September 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-GEL4

103.	Servicing Agreement dated as of May 1, 2005, by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-RF2

104.	Servicing Agreement dated as of June 1, 2005, by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-RF3

105.	Servicing Agreement dated as of August 1, 2005, by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-RF4

106.	Servicing Agreement dated as of September 1, 2005, by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-RF5

107.	Reconstituted Servicing Agreement dated November 1, 2005 by and among Wells Fargo, LBHI and ALS

108.	Servicing Agreement dated as of November 1, 2005, by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-RF6

109.	Reconstituted Servicing Agreement dated November 1, 2005 by and among Wells Fargo, LBHI and ALS

110.	Servicing Agreement dated as of December 1, 2005, by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-RF7

111.	Reconstituted Servicing Agreement dated December 1, 2005 by and among Wells Fargo, LBHI and ALS

112.	Securitization Subservicing Agreement dated March 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-RMS1

113.	Securitization Subservicing Agreement dated as of February 1, 2005 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S1

114.	Securitization Subservicing Agreement dated February 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S1

115.	Securitization Subservicing Agreement dated as of April 1, 2005 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S2

116.	Securitization Subservicing Agreement dated April 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S2

117.	Securitization Subservicing Agreement dated as of June 1, 2005 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S3

118.	Securitization Subservicing Agreement dated June 1, 2005 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S3

119.	Securitization Subservicing Agreement dated as of July 1, 2005 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S4

120.	Securitization Subservicing Agreement dated as of August 1, 2005 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S5

121.	Securitization Subservicing Agreement dated as of October 1, 2005 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S6

122.	Securitization Subservicing Agreement dated as of November 1, 2005 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2005-S7

123.	Securitization Subservicing Agreement dated as of June 1, 2006 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-ARS1

124.	Securitization Subservicing Agreement dated April 1, 2006 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-BC1

125.	Securitization Subservicing Agreement dated January 1, 2006 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-GEL1

126.	Reconstituted Servicing Agreement dated April 1, 2006 by and among Wells Fargo, LBHI, ALS and acknowledged by U.S. Bank N.A.

127.	Securitization Subservicing Agreement dated as of July 1, 2006 by and among GMAC, LBHI and ALS, relating to relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-GEL3

128.	Securitization Subservicing Agreement dated July 1, 2006 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-GEL3

129.	Securitization Subservicing Agreement dated as of October 1, 2006 by and among GMAC, LBHI and ALS, relating to relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-GEL4

130.	Securitization Subservicing Agreement dated October 1, 2006 by and among Wells Fargo, LBHI and ALS, relating to the SASCO, Mortgage Pass-Through Certificates, Series 2006-GEL4

131.	Servicing Agreement dated as of February 1, 2006, by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-RF1

132.	Reconstituted Servicing Agreement dated February 1, 2006 by and among Wells Fargo, LBHI and ALS

133.	Servicing Agreement dated as of July 1, 2006, by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-RF2

134.	Securitization Subservicing Agreement dated as of February 1, 2006 by and among GMAC, LBHI and ALS, relating to relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-S1

135.	Securitization Servicing Agreement dated [May] 1, 2006, by and among Ocwen, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2006-S2

136.	Securitization Subservicing Agreement dated December 1, 2007 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2007-BC4

137.	Securitization Subservicing Agreement dated October 1, 2007 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Loan Trust 2007-BNC1, Mortgage Pass-Through Certificates, Series 2007-BNC1

138.	Securitization Subservicing Agreement dated January 1, 2007 by and among Wells Fargo, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2007-GEL1

139.	Servicing Agreement dated as of March 1, 2007 by and among ALS as servicer and master servicer and LBHI, pursuant to which BAC is subservicing for ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2007-RF1

140.	Securitization Subservicing Agreement dated as of November 1, 2007 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Loan Trust 2007-RNP1, Mortgage-Backed Notes

141.	Flow Subservicing Agreement dated as of October 19 2007, by and between Green Tree Servicing and LC, Group No. 2007-FLOW

142.	Securitization Subservicing Agreement dated as of June 1, 2007 by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2007-TC1

143.	Reconstituted Servicing Agreement dated February 1, 2008 by and among Countrywide Home Loans Servicing LP, LBHI and ALS.

144.	Securitization Servicing Agreement dated as of August 1, 2006, by and among GMAC, LBHI and ALS, relating to the GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2006-AR4

145.	Securitization Servicing Agreement dated as of September 1, 2006, by and among GMAC, LBHI and ALS, relating to the GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2006-AR5

146.	Securitization Servicing Agreement dated as of October 1, 2006, by and among GMAC, LBHI and ALS, relating to the GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2006-AR6

147.	Securitization Servicing Agreement dated as of November 1, 2006, by and among GMAC, LBHI and ALS, relating to the GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2006-AR7

148.	Securitization Servicing Agreement dated as of December 1, 2006, by and among GMAC, LBHI and ALS, relating to the GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2006-AR8

149.	Securitization Servicing Agreement dated as of February 1, 2007, by and among GMAC, LBHI and ALS, relating to the GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2007-AR1

150.	Securitization Servicing Agreement dated as of April 1, 2007, by and among GMAC, LBHI and ALS, relating to the GreenPoint Mortgage Funding Trust, Mortgage Pass-Through Certificates, Series 2007-AR2

151.	Securitization Servicing Agreement dated as of June 1, 2006, by and among GMAC, LBHI and ALS, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-10N

152.	Securitization Servicing Agreement dated as of July 1, 2006, by and among GMAC, LBHI and ALS, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-12N

153.	Securitization Servicing Agreement dated as of June 1, 2006, by and among GMAC, LBHI and ALS, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-GP3

154.	Securitization Servicing Agreement dated as of July 1, 2006, by and among GMAC, LBHI and ALS, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-GP4

155.	Securitization Servicing Agreement dated as of July 1, 2007, by and among GMAC, LBHI and ALS, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2007-15N

156.	Securitization Servicing Agreement dated as of November 1, 2006, by and among GMAC, LBHI and ALS, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-18N

157.	Securitization Subservicing Agreement dated as of May 1, 2006, by and among GMAC, as subservicer, ALS, as servicer, LBHI and ALS, as master servicer,, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-4N

158.	Securitization Subservicing Agreement dated as of May 1, 2006, by and among GMAC, as subservicer, ALS, as servicer, LBHI and ALS, as master servicer, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-GP1

159.	Securitization Subservicing Agreement dated as of May 1, 2006, by and among GMAC, as subservicer, ALS, as servicer, LBHI and ALS, as master servicer, relating to the Lehman XS Trust, Mortgage Pass-Through Certificates, Series 2006-GP2

160.	Securitization Subservicing Agreement dated as of January 1, 2007, by and among GMAC, LBHI and ALS, relating to the SASCO, Mortgage Pass-Through Certificates, Series 2007-GEL1

161.	Securitization Subservicing Agreement dated as of April 1, 2007, by and among GMAC, LBHI and ALS, relating to the SASCO Mortgage Pass-Through Certificates, Series 2007-GEL2

162.	Subservicing Agreement, dated as of May 1, 2003, by and among American Home, as successor to Option One, ALS and LBHI, and acknowledged by Wells Fargo Bank, as trustee, relating to the SASCO Structured Asset Investment Loan Trust Mortgage Pass-Through Certificates, Series 2003-BC4

Attachment 1 to Schedule 1.01(r)

Deal Reference Name	Servicer

AMT 2003-1	Bank of America

ARC 2002-BC10	Ocwen

ARC 2002-BC3	Ocwen

ARC 2002-BC5	Ocwen

ARC 2002-BC6	Ocwen

ARC 2002-BC7	Ocwen

ARC 2002-BC8	Ocwen

ARC 2002-BC9	Ocwen

SAIL 2003-BC1	Ocwen

SAIL 2003-BC10	Ocwen

SAIL 2003-BC11	Bank of America

SAIL 2003-BC11	Ocwen

SAIL 2003-BC12	Ocwen

SAIL 2003-BC13	Ocwen

SAIL 2003-BC3	Ocwen

SAIL 2003-BC4	Ocwen

SAIL 2003-BC5	Ocwen

SAIL 2003-BC7	Bank of America

SAIL 2003-BC8	Bank of America

SAIL 2003-BC8	Ocwen

SAIL 2003-BC9	Bank of America

SAIL 2003-BC9	Ocwen

SAIL 2004-10	Ocwen

SAIL 2004-3	Ocwen

SAIL 2004-6	Ocwen

SAS 2003-GEL1	Bank of America

SAS 2003-GEL1	Ocwen

SAS 2003-S1	Bank of America

SAS 2003-S1	Ocwen

Schedule 1.01(s)

Servicing Rights Data Tape Categories

EXTRACT FIELD NAME	FIELD DESCRIPTION
INVESTOR_NAME	The name of the investor.
ORIGINAL_MORTGAGE_AMOUNT	The amount of the original mortgage.
LOAN_CLOSING_DATE	The date the loan was closed. For FHA 235/265 loans this is the first payment due date.
INTEREST_ONLY_LOAN	Flag which identifies whether or not the loan is an interest only loan.
LOAN_MATURES_DATE	The month and year the final payment is due on the loan.
PROPERTY_ALPHA_STATE_CODE	The state of the expanded property address.
PROPERTY_ZIP_CODE	The zip code of the property address.
ANNUAL_INTEREST_RATE	The current percentage of interest collected on the loan.
FIRST_PRINCIPAL_BALANCE	The amount of principal owed by the mortgagor on the first mortgage or independent second mortgage.
T_AND_I_MONTHLY_AMOUNT	The total of county tax deposit, city tax deposit, hazard deposit, mortgage insurance deposit, lien deposit, and overage/shortage spread to be paid each month.
ESCROW_BALANCE	The current balance of money held in the mortgagors escrow account for payment of mortgage insurance premium, hazard premium, taxes, and other escrow items.
PREPAY_PENALTY_INDICATOR	The code that indicates whether a prepayment penalty applies to the loan.
PREPAY_PENALTY_TERM	The term after which a prepayment penalty is no longer assessed for a payoff.
PREPAY_PENALTY_TYPE	Identifies whether the prepayment penalty is hard versus soft.
AMORTIZATION_TERM
GUAR_FEE_AFTER_BUYUP_DOWN_FC	The guaranty fee rate after adjustment for buyup/buydown. It is used in the calculation of the monthly buydown fee payable to FNMA.
ARM_INDICATOR	A code that indicates if the loan is an ARM.
ARM_INDEX_CODE_1_DESCRIPTION	Description based on the value of the ARM_INDEX_CODE_1 field.
ARM_IR_MARGIN_RATE	The rate to be added to or subtracted from the index to arrive at the interest rate.
ARM_ORIGINAL_IR_CHANGE_DATE	The effective date of the original interest rate change.
ARM_ORIGINAL_PI_CHANGE_DATE	The payment due date on which the first scheduled P&I change is effective.
DEFAULT_STATUS_MBA	Month end delinquency value for the loan based on the MBA delinquency buckets.
DEFAULT_STATUS_ABS	Month end delinquency value for the loan based on the OTS/ABS methodology.
LMT_STATUS	Identifies the workout type when active in Loss Mitigation.
NEGATIVE_AMORT_INDICATOR	Derived field which identifies whether or not the loan has negative amortization feature.

EXTRACT FIELD NAME	FIELD DESCRIPTION
NET_ECON_SERVICING_FEE	Calculated field - calculates the net economic servicing fee at the loan-level. See logic required field for additional information.
REMITTANCE_TYPE_DESC	Derived field based on values found in the RECON_METHOD field.
ESCROW_EXPD_ADVANCE_BALANCE	The expanded amount of corporate moneys advanced to replace overdrawn escrow funds.
CALCULATED_PI_AMOUNT	Derived/calculated P&I payment amount. Some types of loans do not have the FIRST_P_AND_I_AMOUNT field populated, thus it must be calculated.
TTL_CORPORATE_ADVANCE_BALANCE	Derived field - sum of the three fields above for total outstanding corporate advance
GSE_DESCRIPTION	Identifies the government sponsored entity associated with the loan.
NEXT_PAYMENT_DUE_DATE	The date the next payment is due.
SNAPSHOT_DATE	The date for which the entire data set is valid. This is always the prior month end date.

Schedule 1.01(t)

Subservicing Agreements

1.	Flow and Bulk Subservicing Agreement dated as of August 1, 2011, by and between American Financial Resources, Inc. and Aurora Bank FSB, relating to Mortgage Loans and REO Properties.

2.	Reconstituted Servicing Agreement dated as of November 1, 2010, by and between Gonzalo Residential Asset Trust and ALS, and acknowledged by Cambridge Place Collateral Management, LLC, relating to the Flow Sub-Servicing Agreement dated as of December 1, 2005, by and among LBHI, Lehman Brothers Bank, FSB and ALS, Adjustable and Fixed Rate Loans, Group No. LBH Flow 2005-1.

3.	Assigned Flow Sub-Servicing Agreement dated as of December 1, 2005, by and among LBHI, Lehman Brothers Bank, FSB and ALS, Adjustable and Fixed Rate Loans, Group No. LBH Flow 2005-1 which assignment was effectuated by the following items:

Exhibit A_Lehman Re Settlement Agreement

Exhibit B_Initial MRA (Master Repurchase Agreement)

Exhibit C_MRA (Master Repurchase Agreement)

Motion to Approve_Lehman Re Settleemnt_080509

Order Signed on 8272009_Lehman Re Settlement Approval_080509

4.	Servicing Agreement dated as of July 1, 2007, by and between U.S. Bank and ALS, relating to Bayview Financial Mortgage, Pass-Through Trust 2007-B Mortgage Pass-Through Certificates, Series 2007-B.

5.	a. Subservicing Agreement dated as of July 28, 1997, by and between LBHI and ALS, relating to certain mortgage loans on behalf of the Veterans Land Board of the State of Texas under the Veteran’s Housing Assistance Program.

b.	Mortgage, Origination, Sale and Servicing Guide dated 1983, from the Texas Veterans Land Board, relating to the Veteran’s Housing Assistance Program.

6.	Letter Regarding Freddie Mac Mortgage Servicing Rights dated as of September 30, 2011, by and between LBHI and ALS.

7.	Servicing Agreement dated as of September 1996, by and between Leader Federal Bank for Savings and Harbourton Mortgage Co., L.P.

8.	Mortgage Loan Subservicing Agreement dated May 14, 1993, by and between AFL-CIO Employee’s Federal Credit Union and Platte Valley Funding, L.P.

9.	Mortgage Loan Subservicing Sale Agreement dated January 1, 1994, by and Platte Valley Funding, L.P. and Price George’s Employees Federal Credit Union.

10.	Flow Sub-Servicing Agreement dated as of December 1, 2005, by and among LBHI, Lehman Brothers Bank, FSB and ALS, relating to Adjustable Fixed Rate Loans, Group No. LBH Flow 2005-1.

Schedule 1.01(u)

Required Third Party Consents

Required Landlord Consents

Leased Real Property	Lease Agreement
ParkRidge Corporate Center 10350 Park Meadows Drive Littleton, Colorado

Master Office Lease Agreement dated July 15, 1999 between Denver United LLC, as successor-in-interest to ParkRidge Six, LLC, as landlord, and Aurora Loan Services, Inc., as successor-in-interest to American Century Services Corporation, as tenant, as amended

5920 Castleway West Drive Indianapolis, Indiana	Lease dated October 1, 2009 between BREOF Castleton Park REO LLC, as landlord, and Aurora Bank FSB, as tenant, as amended

Required Vendor Consents

Vendor Name	Product Name	OSP / Supplier	Criticality	Product Type	Primary Business Unit	Description
Alan King and Company Inc	Alan King and Company	Supplier	Tier 1	Master Service Platform	Mortgage Finance	SBO
Carlisle Group	Carlisle Group	Supplier	Tier 2	ABFSB	Technology
Desabran LLC	DeSabran	Supplier	Tier 2	Software	Technology	Secure File Upload portal used for receiving and sending files to third parties (i.e. Servicers and Trustees)
DTA Solutions	DTA Solutions	Supplier	Tier 3	Charegeoff Recovery	Default Servicing	Chargeoff Recovery

Vendor Name	Product Name	OSP / Supplier	Criticality	Product Type	Primary Business Unit	Description
Emphasys Technologies, Inc	Emphasys Technologies Inc	OSP	Tier 2	Bond Administration	Mortgage Finance	Bond Administration verification agent
Mountain Peaks	Mountain Peaks	Supplier	Tier 3	Charegeoff Recovery	Mortgage Finance	Chargeoff Recovery Vendor - shared with Residential Servicing
Real Time Resolutions	Real Time Resolutions	Supplier	Tier 3	Charegeoff Recovery	Mortgage Finance	Chargeoff Recovery Vendor - shared with Residential Servicing
Residential Funding Corporation	Residential Funding Corporation (RFC)	OSP	Tier 2	Mortgage Services	Mortgage Finance	Outsourcing of the bond administration function
Solace Financial Services	Solace Financial Services	Supplier	Tier 3	Charegeoff Recovery	Mortgage Finance	Chargeoff Recovery

Consents Needed to Assign Licensed Intellectual Property Contracts

Vendor	Applications	Application Description	Business Function
Carlisle Group	CAS (Collateral and Securitization System)	N/A	Collateral and Securitization System for Capital Markets & Master Servicing.
Synaptec	Lawbase Loss Management	N/A	Track due-diligence progress.

Vendor	Applications	Application Description	Business Function
Alan King & Co.	MS SBO	Core Master Servicing Processing app	N/A
Desabran	MS Secure File Upload	MS Secure File Upload	This application is used by primary servicers of mortgage loans to report their monthly remittance, default and Regulation AB files to the Aurora Master Servicing group. The application also performs file management functions.

Schedule 2.01(a)(ix)

Credits and Prepaid Items

(as of January 31, 2012)

($ in thousands)

Software licenses	$315
Prepaid postage	172
Rental deposits	78
Prepaid fees and licenses	67
Other	44

Total	$676

Schedule 2.01(a)(xx)

Excluded Rights and Claims

Case	Court Filed	Filing Date	Narrative Summary	Procedural Posture
Law Office of David J. Stern, 0:11-CV-60989	U.S. District Court, S.D. Fla.	4/5/2011	Suit by former ALS foreclosure counsel for unpaid fees. Relief Sought: damages, including interest on unpaid fees, in the amount of approximately $5.3 million.

Suit originally filed against ALS in Florida state court; removed to federal court on May 4, 2011. ALS filed an answer and counterclaim alleging that Stern violated his professional duties and that he should be required to indemnify ALS for any losses resulting from his non-performance. Answers have been filed; Fannie Mae and Freddie Mac moved to intervene on May 26, 2011.

Fannie Mae and Freddie Mac both intervened with respect to their loans handled by Stern; those files were carved out and are being addressed in an arbitration proceeding.

Schedule 2.02(a)(viii)

Assumed Liabilities

($ in thousands)

#	Item	Balance Jan 31, 2012
1	Mortgage Insurance (“Ml”) Rescission receipts pending resolution	37,791
2	GSE foreclosure & liquidation clearing accounts
3	FNMA foreclosure & modification advances	2,369
4	FHLMC foreclosure & modification advances	1,143
5	Liquidation variance on GSE securities	1,802
6	Liquidation variance on private securities	894
7	GSE foreclosure & liquidation clearing accounts	6,208
8	Accrued vacation liability	2,746
9	Operational clearing accounts
10	Treasury Clearing	976
11	Cashiering Clearing	172
12	Investor Reporting Clearing	506
13	Deferred Income	322
14	Servicing Operations accounts	57
15	Operational clearing accounts	2,033
16	Reserve for GSE repurchases due to loss of Ml coverage	5,702
17	Reserve for contingent Ml liability	5,057
IS	Occupancy liabilities
19	Straight-line rent	1,197
20	Accrued real estate taxes	1,205
21	Accrued personal property taxes	649
22	Occupancy liabilities	3,052
23	Accrued interest on escrow due to borrowers	82
24	Subservicing liabilities	32,206

25	Total	94,876

Schedule 2.03(a)

Aggregate Purchase Price

The Aggregate Purchase Price for the Purchased Assets shall be an amount equal to the sum of:

(a) with respect to the Servicing Rights, an amount equal to the sum of each product obtained by multiplying (x) the unpaid principal balance as of the close of business on the day prior to the Closing Date of the Serviced Mortgage Loans within each category set forth below by (y) the applicable percentage for such category shown below:

Category of Servicing Rights	Applicable Percentage

FNMA Servicing Rights	0.50%

FHLMC Servicing Rights (owned by the Bank)	0.34%

Other Servicing Rights	0.37%

FHLMC Servicing Rights (owned by LBHI)	0.34%

plus

(b) with respect to the Servicing Compensation, Late Fees, Ancillary Income and fees or other income or compensation payable to the servicing rights owner, solely in its capacity as such, under the Servicing Rights Agreements, the aggregate amount earned or assessed but not paid to the Sellers as of the close of business on the day prior to the Closing Date; plus

(c) with respect to the Servicer Advance Receivables, an amount equal to the product obtained by multiplying (x) the aggregate amount of the Servicer Advance Receivables outstanding as of the close of business on the day prior to the Closing Date as reflected on the Accounting Records by (y) 0.95; plus

(d) with respect to the Master Servicing Rights, including the Call Rights, an amount equal to the product obtained by multiplying (x) the unpaid principal balance of the Master Serviced Mortgage Loans as of the close of business on the day prior to the Closing Date by (y) 0.0%; plus

(e) with respect to all credits, prepaid expenses, deferred charges, security deposits, prepaid items and duties related to a Purchased Asset, an amount equal to the aggregate Book Value thereof as of the close of business on the day prior to the Closing Date; plus

(f) with respect to the Acquired Accounts Receivables, an amount equal to the aggregate Book Value thereof less the amount of any reserves related thereto as of the close of business on the day prior to the Closing Date; plus

(g) with respect to the Owned Real Property, an amount equal to $10.3 million; plus

(h) with respect to all Deferred Servicing Fees, an amount equal to 0.95 multiplied by the aggregate amount thereof as reflected on the Accounting Records as of the close of business on the day prior to the Closing Date; plus

(i) with respect to the Personal Property, the improvements to the Leased Real Property, the IT Platform and the Seller Owned Intellectual Property, an amount equal to $0.00; plus

(j) $25 million; less

(k) an amount equal to the aggregate Book Value of the Liabilities listed in Section 2.02(a) as of the close of business on the day prior to the Closing Date as reflected on the Accounting Records.

2

Section 7.16

Sublease of Space

1.	The west side of the first floor of the Indianapolis Leased Real Property.

2.	The second floor of the Littleton Leased Real Property.

EXECUTION VERSION

SELLER DISCLOSURE SCHEDULES TO

RESIDENTIAL SERVICING ASSET PURCHASE AGREEMENT

These Seller Disclosure Schedules have been prepared and delivered by Aurora Bank FSB (the “Bank”) and Aurora Loan Services LLC (“ALS” and together with the Bank, the “Sellers”) in connection with the Residential Servicing Asset Purchase Agreement, dated as of March 6, 2012 (the “Agreement”), by and among the Sellers and Nationstar Mortgage LLC. Capitalized terms used herein but not otherwise defined herein have the respective meanings assigned to them in the Agreement. Section numbers used herein correspond to the Section numbers in the Agreement. The headings contained in these Seller Disclosure Schedules are for convenience of reference only.

Disclosure with respect to any specific Section of the Agreement should be read in conjunction with all other disclosures contained in these Seller Disclosure Schedules and should be construed as disclosure for all other relevant Sections of the Agreement and these Seller Disclosure Schedules relating thereto to the extent the Agreement requires such disclosure, so long as such disclosure is made with such specificity that it is readily apparent on its face that the information disclosed relates to the subject matter of such other Sections.

Nothing in these Seller Disclosure Schedules is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant on the part of any Seller.

Any matter disclosed in these Seller Disclosure Schedules shall not be deemed an admission of any liability or obligation of any Seller to any third party, nor an admission by any Seller with regard to any claim by any third party, whether made prior to, on or after the date hereof.

Section 4.04(a)

Title to Purchased Assets

1)	Federal Home Loan Bank of Pittsburgh has a security interest on certain Aurora Bank FSB assets including investment property, instruments, general intangibles and deposit accounts. Currently there are no amounts owed under any borrowing facility.

Section 4.08(a)

Material Contracts

Vendor Name	Description
Desabran LLC	Secure File Upload portal used for receiving and sending files to third parties (i.e. Servicers and Trustees)
Residential Funding Corporation	Outsourcing of the bond administration function

Section 4.09(c)

Material Assumed Contracts - Seller Intellectual Property

Vendor Name	Description
Alan King and Company Inc	SBO
Carlisle Group
Desabran LLC	Secure File Upload portal used for receiving and sending files to third parties (i.e. Servicers and Trustees)
DTA Solutions	Chargeoff Recovery
Emphasys Technologies, Inc	Bond Administration verification agent
Mountain Peaks	Chargeoff Recovery Vendor - shared with Residential Servicing
Real Time Resolutions	Chargeoff Recovery Vendor - shared with Residential Servicing
Residential Funding Corporation	Outsourcing of the bond administration function
Solace Financial Services	Chargeoff Recovery

Section 4.09(d)

Fees, Licenses or Other Payments

Applications	Vendor	Application Description	Business Function
CAS (Collateral and Securitization System)	Carlisle Group		Collateral and Securitization System for Capital Markets & Master Servicing.
Lawbase Loss Management	Synaptec		Track due-diligence progress.
MS SBO	Alan King & Co.	Core Master Servicing Processing app
MS Secure File Upload	Desabran	MS Secure File Upload	This application is used by primary servicers of mortgage loans to report their monthly remitance, default and Regulation AB files to the Aurora Master Servicing group. The application also performs file management functions.

Section 4.10(b)

Bonuses and Other Compensation

The bonus, if any, for services in the year 2011 by one Master Services Employee of the Seller has not yet been paid, pending such employee’s return from leave of absence.

Schedule 4.10(c)

Employment Termination

Subject to Section 4.13(h) of the Agreement, certain Master Servicing Employees may have notice provisions in their offer letters.

Section 4.12(c)

Orders

1.	Consent Order No. NE-11-16, dated April 13, 2011, issued by the Office of Thrift Supervision in In the Matter of Aurora Bank FSB.

2.	Amended Order to Cease and Desist No. NE-10-33, dated November 30, 2010, issued by the Office of Thrift Supervision in In the Matter of Aurora Bank FSB.

Section 4.13(c)

Certain Employee Benefit Plans

Lehman Brothers Holdings, Inc. Retirement Plan

Section 4.13(f)

401(a) Employee Benefit Plans

Prior to 2011, employees of Aurora Bank FSB and its subsidiaries were eligible to participate in the Lehman Brothers Savings Plan (401(k)). Effective January 1, 2011, Aurora Bank FSB adopted the Aurora Bank FSB 401(k) Plan under which employees of Aurora Bank FSB and its subsidiaries only are eligible to participate. This plan is the subject of an Adoption Agreement No. 001 for use with Fidelity Basic Plan Document No. 14 (Volume Submitter Defined Contribution Plan (Profit Sharing/401(k) Plan). The Fidelity Plan is the subject of a favorable IRS letter, a copy of which has been provided to the Purchasers. The Aurora Bank FSB 401(k) Plan is not at this time the subject of an IRS determination letter nor an application for such a letter.

Section 4.13(g)

Employee Pension Benefit Plans

Lehman Brothers Holdings Inc. entered into a Settlement Agreement, dated May 4, 2009, with the Pension Benefit Guarantee Corporation (“PBGC”) which provided for an aggregate payment by Lehman Brothers Holdings Inc of $127,600,000 plus interest thereon from December 12, 2008, in full satisfaction of all obligations of the Lehman Brothers Holdings Inc. controlled group in respect of the PBGC’s claims regarding the Lehman Brothers Holdings Inc. Retirement Plan. This liability was paid in full as of June 17, 2009.

Section 4.16

Related Party Transactions

The Bank is party to the following agreements with an Affiliate:

1.	Investor Services Agreement dated as of April 9, 2010, by and between Aurora Loan Services LLC (“ALS”), as Master Servicer, and Lehman Brothers Holdings Inc. (“LBHI”), as Owner, as amended by Addendum No. 2 thereto effective of January 13, 2012

2.	Master Servicing Agreement dated as of February 1, 1999, by and between Lehman Capital, a division of LBHI, as Owner, and ALS, as Master Servicer, relating to Residential Adjustable and Fixed Rate Mortgage Loans Group No. MS-1999-ALS1 (the “Master Servicing Agreement”)

3.	Letter Agreement, dated as of April 6, 2006, between LBHI and ALS entered into pursuant to the Master Servicing Agreement

4.	Flow Sub-Servicing Agreement, dated as of December 1, 2005, between LBHI, as Owner, Lehman Brothers Bank, FSB and ALS, as Servicer, relating to Adjustable and Fixed Rate Loans Group No. LBH Flow 2005-1

5.	Letter Agreement, dated as of September 30, 2011, between ALS and LBHI regarding Freddie Mac mortgage servicing rights

See Exhibit 4.16 attached hereto for additional information with respect to the Bank’s related party transactions.

Section 4.17(b)

Owned Real Property

1.	Scottsbluff - 2617

College Park Dr.

2.	Lot 2A,

OmniPark Filing No. 1, 3rd Amendment,

County of Douglas,

State of Colorado

(Also known by street and number as

“Parcel in Omnipark, Douglas County,

Colorado; Assessor’s Schedule or

Parcel Number: 0426430 and 0426412)

Section 4.18(a)(iii)

Servicing Rights and Subservicing Rights

1.	Residential Loan Trust 2008-2 (MSRs sold in December 2011. Loans were in 11/30/11 and previous Servicing Rights Data Tapes. Loans are expected to transfer out on or before 03/01/2012.)

2.	SASCO Mortgage Loan Trust 2007-RNP1 (negotiating final P&S terms for sale of MSRs. Loans were in 12/31/11 and previous Servicing Rights Data Tapes. Loans are expected to transfer out effective 03/01/2012.)

Section 4.18(a)(iv)

Servicing Rights and Subservicing Rights

In the normal course of its business, Aurora engaged Countrywide (N/K/A Bank of America) to subservice a portion of its servicing portfolio. This three (3) year contract ended in 2010. These loans (Private MBS, private whole sales, and GNMAs) returned to Aurora in July of 2010 and 2011. Aurora is working to finalize and settle final payment of amounts between the firms.

Section 4.18(d)(i)

Servicing Agreements

The Sellers have made available to Purchaser true and complete copies of each such Servicing Agreement, Subservicing Agreement and Servicing Rights Agreement, other than the agreements set forth below:

1.	Sale and Servicing Agreement dated as of January 1, 2003, by and between Lehman Capital and Fannie Mae, relating to Fannie Mae Guaranteed Grantor Trust 2003-W12.

2.	Amended and Restated Servicing Agreement, by and between Lehman Brothers Holdings Inc. and Aurora Loan Services Inc., relating to the servicing of certain mortgage loans on behalf of the Veterans Land Board of the State of Texas under the Veteran’s Housing Assistance Program, which agreement is referenced in the Subservicing Agreement dated as of July 28, 1997, by and between Lehman Brothers Holdings Inc. and Aurora Loan Services LLC relating to such loans.

Section 4.18(f)(ii)

Advances

In the normal course of business, advances are made directly to, or on behalf of, a specific investor. While the specific processes of reporting and collecting advances differs by counterparty, in all cases there is a risk of loss due to operational errors by the servicer that can result in a denial of recovery by the investor following their review. This review and recovery process occurs in verbal and written form and is a routine, recurring business event. In recognition of this risk of loss, the Seller has established a valuation allowance for its servicing advances which amounted to approximately $15.4 million as of January 31, 2012. This allowance is revalued monthly based on recent loss experience. Apart from recurring and routine correspondence regarding the advance recovery process, the Seller has not received any notice from any Investor, Insurer or other appropriate party in which the Investor, Insurer or other party disputes or denies a material claim by the Sellers for reimbursement in connection with a Servicer Advance.

Section 4.19(c)

Notice of Termination, Modification or Amendment of Master Servicing Agreements

1.	Aurora Loan Services LLC has been advised by the majority bondholder of SASCO 2007-RNP1 that it may be negotiating a sale of the trust assets. Upon completion of any such sale, Aurora Loan Services LLC’s role as Master Servicer would cease.

Section 4.19(d)

Master Servicing Subservicing Agreements

2.	Residential Funding Company LLC as outsource vendor for Bond Administration function.

•	Services Agreement between Residential Funding Company LLC (as “Provider”) and Aurora Loan Services LLC effective March 28, 2011

3.	EmphaSys Technologies as outsource vendor for Bond Administrative tax preparation and support services.

•	Tax Preparation and Bond Administration Support Services Agreement between EmphaSys Technologies (as “Vendor”) and Aurora Loan Services LLC (as “Customer”) effective April 1, 2008

•	Amendment 1 to Tax Preparation and Bond Administration Support Services Agreement between EmphaSys Technologies (as “Vendor”) and Aurora Loan Services LLC (as “Customer”) effective January 1, 2012

4.	The RALI securitizations follow:

Deal Name	Date of PSA	Series Supplement	Subservicer(s) (1)
RALI Series 2005-QO1 Trust	08/01/2004	08/01/2005	Aurora Bank
RALI Series 2005-QO2 Trust	08/01/2004	09/01/2005	Aurora Bank
RALI Series 2005-QO3 Trust	08/01/2004	10/01/2005	Aurora Bank
RALI Series 2005-QO4 Trust	08/01/2004	11/01/2005	Aurora Bank
RALI Series 2005-QO5 Trust	08/01/2004	12/01/2005	Aurora Bank/GMAC
RALI Series 2006-QH1 Trust	11/01/2006	11/1/06 amend 1/2/07 and 3/19/07	Aurora Bank
RALI Series 2006-QO1 Trust	01/01/2006	01/01/2006	Aurora Bank/GMAC
RALI Series 2006-QO10 Trust	12/01/2006	12/01/2006	Aurora Bank/GMAC
RALI Series 2006-QO2 Trust	02/01/2006	02/01/2006	Aurora Bank
RALI Series 2006-QO3 Trust	03/01/2006	03/01/2006	Aurora Bank
RALI Series 2006-QO4 Trust	03/01/2006	04/01/2006	Aurora Bank
RALI Series 2006-QO5 Trust	03/01/2006	05/01/2006	Aurora Bank/GMAC
RALI Series 2006-QO6 Trust	03/01/2006	06/01/2006	Aurora Bank/GMAC
RALI Series 2006-QO7 Trust	03/01/2006	09/01/2006	Aurora Bank
RALI Series 2006-QO8 Trust	10/30/2006	10/30/2006	Aurora Bank/GMAC
RALI Series 2006-QO9 Trust	11/01/2006	11/01/2006	Aurora Bank/GMAC
RALI Series 2007-QH1 Trust	12/01/2006	01/01/2007	Aurora Bank
RALI Series 2007-QH2 Trust	12/01/2006	02/01/2007	Aurora Bank
RALI Series 2007-QH3 Trust	12/01/2006	03/01/2007	Aurora Bank/GMAC
RALI Series 2007-QH4 Trust	12/01/2006	04/01/2007	Aurora Bank
RALI Series 2007-QH5 Trust	05/01/2007	05/01/2007	Aurora Bank
RALI Series 2007-QH6 Trust	06/01/2007	06/01/2007	Aurora Bank
RALI Series 2007-QH7 Trust	07/01/2007	07/01/2007	Aurora Bank
RALI Series 2007-QH8 Trust	08/01/2007	08/01/2007	Aurora Bank
RALI Series 2007-QH9 Trust	09/01/2007	09/01/2007	Aurora Bank/GMAC
RALI Series 2007-QO1 Trust	12/01/2006	01/01/2007	Aurora Bank/GMAC
RALI Series 2007-QO2 Trust	12/01/2006	02/01/2007	Aurora Bank/GMAC
RALI Series 2007-QO3 Trust	12/01/2006	03/01/2007	Aurora Bank
RALI Series 2007-QO4 Trust	05/01/2007	05/01/2007	Aurora Bank/GMAC
RALI Series 2007-QO5 Trust	08/01/2007	08/01/2007	Aurora Bank

(1)	(1) RALI deals are written so that the Master Servicer (Aurora Loan Services LLC) is responsible for both primary servicing, and master servicing and bond administration functions for which a Master Servicing fee is provided. The primary servicing function may be outsourced to another entity if desired. For all but fifteen (15) loans, Aurora Bank provides the primary servicing functions. GMAC services the 15 loans as of December January 31, 2012. The Servicing Rights Data Tape reflects this Master Servicing fee in the Net Economic Servicing Fee at the loan level. Internally Aurora allocates this monthly fee from a P&L perspective between master servicing and primary servicing.

Section 6.01

Conduct of Business Prior to Closing

Consistent with terms and provisions of that certain Settlement Agreement (the “Settlement Agreement”) dated as of November 30, 2010, by and among Lehman Brothers Holdings Inc., the Named LBHI Subsidiaries (as defined in the Settlement Agreement), Aurora Bank FSB and Aurora Loan Services LLC in connection with the sale of all or substantially all its assets, the Bank expects to submit a plan of liquidation to the OCC for the orderly resolution of Bank assets.

Section 6.02(k)

Mortgage Servicing Rights Sales and Purchases

1.	SASCO Mortgage Loan Trust 2007-RNP1- currently negotiating terms for sale of MSRs. The Serviced Mortgage Loans are expected to be transferred on or before May 1, 2012.

Section 7.08(c)

Separation and Retention Pay Plans

Aurora Bank FSB Severance Pay Plan

Aurora Bank FSB Employee Retention Plan

EXHIBIT 4.16

Exhibit 4.16 to Seller Disclosure Schedule - Related Party Transactions - Residential

As of and for the Month Ended January 31, 2012

					B/S Change Due to
Debit (Credit)		January 2012	December 2011	Increase/ (Decrease)	Income Statement Dr/ (Cr)	Cash Dr/(Cr)	Other B/S Dr/(Cr)	Comments (in millions)
Due from/[Due to] LBHI
Unremitted Servicing Revenue
Unremitted Servicing Revenue - Due from/(to) LBHI	2401500072	53,841	62,983	(9,142)	(1,173,857)	1,182,999		Cost + 10% (net of collections) resulted in a receivable for AB in Dec; this reduced slightly in Jan, and we are expecting this to revert to a payable balance in the near future, at which point it will be remitted to LBHI

Master Servicing
Cash basis - no balance sheet account		—	—	—	(144,587)	144,587	—	Master Servicing ISA LBH invoices

Debt (Advance Facility Related) (1)
Due to LBHI-commitment fee	2262000099	—	—	—	186,821	(186,821)		No activity other than commit fee
Due to LBHI-LBHI non use fee	2262000099	(107,639)	(107,639)	—	107,639	(107,639)		No activity other than non use fee
Match Funded Liability - LBHI	24015001461000	—	—	—	—	—	—

		(107,639)	(107,639)	—	294, 460	(294,460)	—

(1)	It is the Bank’s expectation that the Advance Facility with LBHI will terminate upon the effectiveness of the sale transaction.